     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 1996


                                                       REGISTRATION NO. 333-4340
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                       GRAY COMMUNICATIONS SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        GEORGIA                     4833                   58-0285030
    (State or other          (Primary Standard          (I.R.S. Employer
    jurisdiction of              Industrial          Identification Number)
    incorporation or        Classification Code
     organization)                Number)

                          126 NORTH WASHINGTON STREET
                             ALBANY, GEORGIA 31701
                                 (912) 888-9390
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            WILLIAM A. FIELDER, III
                          126 NORTH WASHINGTON STREET
                             ALBANY, GEORGIA 31701
                                 (912) 434-8732
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                          COPIES OF COMMUNICATIONS TO:

        Henry O. Smith III, Esq.                  John J. Kelley III, Esq.
 Proskauer Rose Goetz & Mendelsohn LLP                King & Spalding
             1585 Broadway                          191 Peachtree Street
        New York, New York 10036                   Atlanta, Georgia 30303
             (212) 969-3000                            (404) 572-4600

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
- --------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
- --------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                             CROSS-REFERENCE SHEET
                  (PURSUANT TO ITEM 501(B) OF REGULATION S-K)

                          ITEM NUMBER AND CAPTION                           CAPTION OR LOCATION IN PROSPECTUS
           -----------------------------------------------------  -----------------------------------------------------
 1.        Forepart of the Registration Statement and Outside
           Front Cover Page of Prospectus.......................  Outside Front Cover Page of Prospectus and Outside
                                                                  Front Cover Page
 2.        Inside Front and Outside Back Cover Pages of
           Prospectus...........................................  Inside Front Cover Page; Available Information
 3.        Summary Information, Risk Factors and Ratio of
           Earnings to Fixed Charges............................  Prospectus Summary; Risk Factors; Not Applicable
 4.        Use of Proceeds......................................  Prospectus Summary; The Phipps Acquisition, the KTVE
                                                                  Sale and the Financing
 5.        Determination of Offering Price......................  Outside Front Cover Page; Risk Factors; Underwriting
 6.        Dilution.............................................  Not Applicable
 7.        Selling Security Holders.............................  Not Applicable
 8.        Plan of Distribution.................................  Outside Front Cover Page; Underwriting
 9.        Description of Securities to be Registered...........  Outside Front Cover Page; Description of Capital
                                                                  Stock
10.        Interests of Named Experts and Counsel...............  Not Applicable
11.        Information with Respect to the Registrant...........  Prospectus Summary; The Phipps Acquisition, the KTVE
                                                                  Sale and the Financing; Capitalization; Pro Forma
                                                                  Financial Data; Selected Historical Financial Data;
                                                                  Management's Discussion and Analysis of Financial
                                                                  Condition and Results of Operations; Business;
                                                                  Management; Security Ownership of Certain Beneficial
                                                                  Owners and Management; Certain Relationships and
                                                                  Related Transactions; Description of Certain
                                                                  Indebtedness; Description of Capital Stock
12.        Disclosure of Commission Position on Indemnification
           for Securities Act Liabilities.......................  Not Applicable

                   SUBJECT TO COMPLETION DATED AUGUST 9, 1996


                                3,500,000 SHARES
                                      GRAY
                          COMMUNICATIONS SYSTEMS, INC.

                              CLASS B COMMON STOCK
                            ------------------------


    All the 3,500,000 shares of Class B Common Stock, no par value (the "Class B Common Stock"), offered hereby (this "Offering") are being sold by Gray Communications Systems, Inc. (the "Company"). Prior to this Offering, there has been no public market for the Class B Common Stock. The Company's Class A Common Stock, no par value (the "Class A Common Stock" and, together with the Class B Common Stock, the "Common Stock"), is listed on The New York Stock Exchange (the "NYSE") under the symbol "GCS." The initial public offering price of the Class B Common Stock will be based on the closing price of the Class A Common Stock on the date of the offering and will be determined through negotiations between the Company and the underwriters (the "Underwriters"). See "Underwriting." On August 7, 1996, the last reported sale price of the Class A Common Stock on the NYSE was $22 per share. The Class B Common Stock has been approved for listing on the NYSE under the symbol "GCS.B," subject to official notice of issuance. Concurrently herewith, the Company is offering (the "Concurrent Offering")
$150,000,000 principal amount of its % Senior Subordinated Notes due 2006 (the "Notes"). The Concurrent Offering is being made by separate prospectus. The closing of this Offering is not conditioned upon the closing of the Concurrent Offering.


    The Company has two classes of common stock: Class A Common Stock and Class B Common Stock. The Class A Common Stock is identical to the Company's Class B Common Stock except with respect to voting power, with the Class A Common Stock having 10 votes per share, and the Class B Common Stock having one vote per share. Immediately after the consummation of this Offering and the Concurrent Offering, the Class B Common Stock will have approximately 7.3% of the outstanding voting power of the Company. See "Risk Factors -- Limited Voting Rights of Class B Common Shareholders; Control by Principal Shareholder" and "Description of Capital Stock."

    SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CLASS B COMMON STOCK OFFERED HEREBY.
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF  THIS PROSPECTUS. ANY REPRESENTATION  TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                          PRICE TO          UNDERWRITING        PROCEEDS TO
                           PUBLIC           DISCOUNT (1)       COMPANY (2)(3)
Per Share                    $                   $                   $
Total                        $                   $                   $

(1) See "Underwriting" for a description of the indemnification arrangements with the Underwriters.
(2)  Before deducting expenses of the Offering payable by the Company, estimated
     to be approximately $       .
(3) The Company has granted the Underwriters a 30-day option to purchase up to 525,000 additional shares of Class B Common Stock solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be
     $     , $     , and $     , respectively. See "Underwriting."
                         ------------------------------

    The Class B Common Stock is offered severally by the Underwriters named herein, subject to prior sale, when, as, and if received and accepted by them, subject to their right to reject orders, in whole or in part, and to certain other conditions. It is expected that delivery of the certificates representing
the Class B Common Stock will be made on or about            , 1996.
                            ------------------------

THE ROBINSON-HUMPHREY COMPANY, INC.
                   ALLEN & COMPANY
                   INCORPORATED
                                    J.C. BRADFORD & CO.
                                                               J.P. MORGAN & CO.
             , 1996

    [The graphic material to be included is a map of the southeastern part of the United States with logos of the television stations owned by the Company or that are part of the Phipps Business marking where the stations are located.]

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS B COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NYSE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED HEREIN, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE "COMPANY" MEANS GRAY COMMUNICATIONS SYSTEMS, INC. AND ITS SUBSIDIARIES. THE COMPANY HAS NOT YET CONSUMMATED THE PHIPPS ACQUISITION OR THE KTVE SALE (AS DEFINED) AND THERE CAN BE NO ASSURANCE THAT THE PHIPPS ACQUISITION OR THE KTVE SALE WILL BE CONSUMMATED. HOWEVER, EXCEPT WITH RESPECT TO HISTORICAL FINANCIAL STATEMENTS AND UNLESS THE CONTEXT INDICATES OTHERWISE, THE PHIPPS BUSINESS (AS DEFINED) IS INCLUDED IN, AND KTVE (AS DEFINED) IS EXCLUDED FROM, THE DESCRIPTION OF THE COMPANY. SEE "THE PHIPPS ACQUISITION, THE KTVE SALE AND THE FINANCING." UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION GRANTED BY THE COMPANY TO THE UNDERWRITERS IN THIS OFFERING IS NOT EXERCISED. ALL INFORMATION IN THIS PROSPECTUS HAS BEEN ADJUSTED TO GIVE EFFECT TO A 3-FOR-2 SPLIT OF THE CLASS A COMMON STOCK, EFFECTED IN THE FORM OF A STOCK DIVIDEND DECLARED ON OCTOBER 2, 1995. UNLESS OTHERWISE INDICATED, ALL STATION RANK, IN-MARKET SHARE AND TELEVISION HOUSEHOLD DATA IN THIS PROSPECTUS ARE DERIVED FROM THE NIELSEN STATION INDEX, VIEWERS IN PROFILE, DATED NOVEMBER 1995, AS PREPARED BY A.C. NIELSEN COMPANY ("NIELSEN").

                                  THE COMPANY


    The Company owns and operates seven network-affiliated television stations in medium-size markets in the southeastern United States, six of which are ranked number one in their respective markets (which includes two television stations that are part of the Phipps Business and excludes one television station that is the subject of the KTVE Sale). Five of the stations are affiliated with the CBS Television Network, a division of CBS, Inc. ("CBS") and two are affiliated with the NBC Television Network, a division of the National Broadcasting Company, Incorporated ("NBC"). In connection with the Phipps
Acquisition (described below), the Company will be required under current regulations of the Federal Communications Commission (the "FCC") to divest its NBC affiliates in Albany, Georgia and Panama City, Florida. For a discussion of the Company's plans regarding such divestiture, see "Risk Factors -- FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing." The Company also owns and operates three daily newspapers, two weekly, advertising only publications ("shoppers"), and a paging business (which is part of the Phipps Business), all located in the Southeast. The Company derives significant operating advantages and cost saving synergies through the size of its television station group and the regional focus of its television and publishing operations. These advantages and synergies include (i) sharing television production facilities, equipment and regionally oriented programming,
(ii) the ability to  purchase television programming for  the group as a  whole,
(iii) negotiating network affiliation agreements on a group basis and (iv) purchasing newsprint and other supplies in bulk. In addition, the Company believes that its regional focus can provide advertisers with an efficient network through which to advertise in the fast-growing Southeast.


    In 1993, after the acquisition of a large block of Class A Common Stock by a new investor, the Company implemented a strategy to foster growth through strategic acquisitions. Since 1994, the Company's significant acquisitions have included three television stations and two newspapers, all located in the Southeast. As a result of the Company's acquisitions and in support of its growth strategy, the Company has added certain key members of management and has greatly expanded its operations in the television broadcasting and newspaper publishing businesses.

    In January 1996, the Company acquired (the "Augusta Acquisition") WRDW-TV ("WRDW"), a CBS affiliate serving Augusta, Georgia (the "Augusta Business"). In December 1995, the Company entered into an asset purchase agreement to acquire (the "Phipps Acquisition") two CBS-affiliated stations, WCTV-TV ("WCTV") serving Tallahassee, Florida/Thomasville, Georgia and WKXT-TV ("WKXT") in Knoxville, Tennessee, a satellite broadcasting business and a paging business (collectively, the "Phipps Business"). The Company believes that the Phipps Acquisition will further enhance the Company's position as a major regional television broadcaster and is highly attractive for a number of reasons, including (i) the stations' strategic fit in the Southeast, (ii) WCTV's leading station market position and WKXT's significant growth potential, (iii) strong station broadcast cash flows, (iv) opportunities for revenue growth utilizing the Company's extensive management expertise with medium-size stations and (v) opportunities for synergies between WCTV and WKXT and the Company's existing stations with regard to revenue enhancement and cost controls. The consummation of the Phipps Acquisition is currently expected to occur by September 1996, although there can be no assurance with respect thereto.


    In May 1996, the Company entered into an agreement to sell (the "KTVE Sale") KTVE Inc. ("KTVE") serving Monroe, Louisiana/El Dorado, Arkansas for approximately $9.5 million in cash plus the amount of the accounts receivable on the date of the closing, which is expected to occur by September 1996, although there can be no assurance with respect thereto.



    For the year ended December 31, 1995, on a pro forma basis, the Company had net revenues, Media Cash Flow (the sum of broadcast cash flow, publishing cash flow and paging cash flow), operating cash flow and net (loss) of $90.6 million, $30.3 million, $28.1 million and $(3.4) million, respectively. For the six months ended June 30, 1996, on a pro forma basis, the Company had net revenues, Media Cash Flow, operating cash flow and net income of $47.3 million, $17.8 million, $16.2 million and $254,000, respectively. Net revenues, Media Cash Flow and operating cash flow on a pro forma basis for the year ended December 31, 1995 increased 148.2%, 188.4% and 227.9%, respectively, while net income decreased 224.7% from the historical amounts for the year ended December 31, 1994. Net revenues, Media Cash Flow and operating cash flow on a pro forma basis for the six months ended June 30, 1996 increased 67.1%, 113.3% and 121.2%, respectively, while net income decreased 78.5% from the historical amounts for the six months ended June 30, 1995. The Company's pro forma net income for its television stations for the year ended December 31, 1995 and for the six months ended June 30, 1996 was $1.7 million and $1.4 million, respectively.


    The following table sets forth certain information for each of the Company's television stations.


                                                                                                    PRO FORMA
                                                                                     ---------------------------------------
                                                                          IN-MARKET
                                                                            SHARE    YEAR ENDED DECEMBER   SIX MONTHS ENDED
                                                                STATION      OF           31, 1995          JUNE 30, 1996
                                                                  RANK    HOUSEHOLDS -------------------  ------------------
          NETWORK                  YEAR      DMA     CHANNEL/      IN      VIEWING      NET     OPERATING   NET     OPERATING
STATION   AFFILIATION    MARKET   ACQUIRED RANK(1)   FREQUENCY   DMA(2)      TV      REVENUES   INCOME(6) REVENUES  INCOME(6)
- --------  -------   ------------- -------  --------  ---------  --------  ---------  ---------  --------  --------  --------
                                                                                       (IN THOUSANDS)       (IN THOUSANDS)
WKYT        CBS     Lexington, KY    1994       68   27/UHF(3)         1        33%    $15,553    $5,247    $7,845    $2,701
WYMT        CBS        Hazard, KY    1994       68   57/UHF(3)       1(4)        24      3,721       831     2,107       530
WRDW        CBS       Augusta, GA    1996      111   12/VHF            1         36      8,888     1,853     4,489     1,149
WALB (5)    NBC        Albany, GA    1954      152   10/VHF            1         80      9,445     4,795     5,099     2,658
                     Panama City,
WJHG (5)    NBC                FL    1960      159    7/VHF            1         53      3,843       270     2,409       476
PHIPPS
 ACQUISITION
WKXT        CBS     Knoxville, TN               62    8/VHF            3         22      9,269     2,204     4,387       903
                     Tallahassee,
WCTV        CBS               FL/              116    6/VHF            1         60     11,862     4,229     6,212     2,169
                     Thomasville,
                               GA


- ------------------------------
(1) Ranking of designated market area as defined by Nielsen ("DMA") served by a station among all DMAs is measured by the number of television households within the DMA based on the November 1995 Nielsen estimates.
(2) Represents station rank in DMA as determined by November 1995 Nielsen estimates of the number of television sets tuned to the Company's station as a percentage of the number of television sets in use in the market for the Sunday through Saturday 6 a.m. to 2 a.m. time period.
(3)  All stations in the market are UHF stations.
(4) The market area served by WYMT is an 18-county trading area, as defined by Nielsen, and is included in the Lexington, Kentucky DMA. WYMT's station rank is based upon its position in the 18-county trading area.
(5) The Company will be required under current FCC regulations to divest WALB and WJHG in connection with the Phipps Acquisition. For a discussion of the Company's plans, see "Risk Factors-FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing."
(6) Represents pro forma income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income taxes.


    The Company's three newspapers, THE ALBANY HERALD, THE ROCKDALE CITIZEN and the GWINNETT DAILY POST and two shoppers, had net revenues and operating income (income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income taxes) on a pro forma basis of $21.9 million and $660,000, respectively, for the year ended December 31, 1995, and $11.3 million and $1.3 million for the six months ended June 30, 1996, respectively. The satellite broadcasting business and paging business, which are a part of the Phipps Business, had net revenues and operating income (income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income taxes) on a pro forma basis of $6.2 million and $542,000 for the year ended December 31, 1995 and $3.5 million and $439,000 for the six months ended June 30, 1996, respectively.


BUSINESS STRATEGY

    The Company's business strategy includes the following key elements:

    - STRONG LOCAL PRESENCE. Each of the Company's television stations seeks to achieve a distinct identity through its emphasis on local programming. A key objective is to build audience loyalty through the development of a strong local news franchise. Strong local news generates high viewership and results in higher ratings both for programs preceding and following the news, which increases revenues and Media Cash Flow.

    - REGIONAL FOCUS. The Company believes its regional focus has competitive advantages, including the ability to purchase and produce programming that can be used by multiple Company-owned stations as well as the opportunity to sell advertising on multiple stations as a single buy. In addition, the proximity of the Company's operations allows the sharing of equipment, management and marketing expertise.

    - TARGETED MARKETING. The Company seeks to increase its advertising revenues and Media Cash Flow by expanding existing relationships with local and national advertisers and by attracting new advertisers through targeted marketing techniques and carefully tailored programming. The Company works closely with advertisers to develop advertising campaigns that match specifically targeted audience segments including sponsoring and staging various special events such as fishing tournaments, boat shows and bridal expositions.

    - COST CONTROLS. Through its strategic planning and annual budgeting processes, the Company continually seeks to identify and implement cost savings opportunities at each of its stations and publications in order to increase Media Cash Flow. The Company's ownership of multiple stations and publications also benefits each operation in negotiating favorable terms with programming syndicators, newsprint suppliers, national sales representatives and other vendors.

    - SELECTIVE ACQUISITIONS. The Company has focused on acquiring television stations where the Company believes there is the potential for improvements in revenue share, audience share and cost control. The Company focuses on southeastern markets of medium size because the Company believes these markets offer superior opportunities in terms of projected population and economic growth, leading to higher advertising and circulation revenues. In assessing acquisitions, the Company targets stations and publications where it sees specific opportunities for revenue enhancement while controlling expenditures, utilizing management's significant experience with local and national advertising sales and in operating similar businesses. In appropriate circumstances, the Company will dispose of assets that it deems non-essential to its operating or growth strategy.

            THE PHIPPS ACQUISITION, THE KTVE SALE AND THE FINANCING


    The Company has entered into an agreement to acquire WCTV and WKXT, a satellite broadcasting business and a paging business in the Southeast. The purchase price for the Phipps Acquisition is approximately $185 million, including fees, expenses and working capital and other adjustments. The consummation of the Phipps Acquisition is expected to occur by September 1996, although there can be no assurance with respect thereto. See "Risk Factors--Possible Non-Consummation of the Phipps Acquisition."



    The Company has entered into an agreement, dated as of May 15, 1996 (the "KTVE Agreement"), with GOCOM Television of Ouachita, L.P. to sell KTVE for approximately $9.5 million in cash plus the amount of the accounts receivable on the date of the closing (estimated to be approximately $750,000), to the extent collected by the buyer, to be paid to the Company 150 days following the date of closing. The closing of the KTVE Sale is expected to occur by September 1996, although there can be no assurance with respect thereto. For the year ended December 31, 1995, KTVE had net revenues, Media Cash Flow and operating income (income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income taxes) of $4.2 million, $916,000 and $437,000, respectively, and $2.3 million, $598,000 and

$360,000, respectively, for the six months ended June 30, 1996. The Company anticipates that the gain, net of estimated taxes, on the KTVE Sale will be approximately $2.8 million. See "Risk Factors-Possible Non-Consummation of the KTVE Sale."



    In addition to the consummation of the Concurrent Offering, the Phipps Acquisition and the KTVE Sale, the Company intends to implement a financing plan (the "Financing") to increase liquidity and improve operating and financial flexibility. Pursuant to the Financing, the Company will (i) retire approximately $49.5 million aggregate principal amount of outstanding indebtedness under its senior secured bank credit facility (the "Old Credit Facility"), together with accrued interest thereon, (ii) retire approximately $25.0 million aggregate principal amount of outstanding indebtedness under its senior note due 2003 (the "Senior Note"), together with accrued interest thereon and a prepayment fee, (iii) issue $10.0 million liquidation preference of its Series A preferred stock (the "Series A Preferred Stock") in exchange for its outstanding $10.0 million aggregate principal amount 8% subordinated note (the "8% Note") issued to Bull Run Corporation ("Bull Run"), a principal shareholder of the Company, (iv) issue to Bull Run $10.0 million liquidation preference of its Series B preferred stock (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Preferred Stock") with warrants to purchase up to 500,000 shares of Class A Common Stock (representing 10.1% of the currently issued and outstanding Class A Common Stock after giving effect to the exercise of such warrants) for cash proceeds of $10.0 million and (v) enter into a new senior secured bank credit facility (the "Senior Credit Facility") to provide for a term loan and revolving credit facility aggregating $125.0 million. The cash required for the consummation of the Phipps Acquisition, the repayment of indebtedness and related transaction costs will be provided by the net proceeds of this Offering, the Concurrent Offering, the sale of the Series B Preferred Stock and the warrants and the KTVE Sale and borrowings under the Senior Credit Facility. For a description of the Senior Credit Facility and the Preferred Stock, see "Description of Certain Indebtedness" and "Certain Relationships and Related Transactions-Issuances of Preferred Stock." The consummation of this Offering is not conditioned upon the concurrent consummation of the Financing, the KTVE Sale, the Phipps Acquisition or the Concurrent Offering. If the Phipps Acquisition is not consummated prior to December 23, 1996, the Company is required to redeem the Notes on or prior to December 31, 1996 (the "Special Redemption Date") at a redemption price (the "Special Redemption Price") equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to the date fixed for such redemption (the "Trust Funds"). See "Description of the Notes."



    The Concurrent Offering and the Financing are intended to provide financing for the Phipps Acquisition and operating and financial flexibility thereafter. Although the Concurrent Offering may be consummated prior to the Phipps Acquisition, the Notes are subject to the special redemption described above. The Financing described above will be implemented in connection with the closing of the Concurrent Offering, but the Senior Credit Facility will provide that no borrowings may be made thereunder until the closing of the Phipps Acquisition. Accordingly, if the Phipps Acquisition is not consummated, the Notes will be redeemed by the Company, the Old Credit Facility will remain in place and the Company will not borrow under the Senior Credit Facility.



    The following table sets forth the estimated sources and uses of funds relating to this Offering, the Concurrent Offering, the KTVE Sale, the Phipps Acquisition and the Financing:



(IN MILLIONS)                                                     AMOUNT
                                                              ----------
SOURCES OF FUNDS:
The Class B Common Stock offered hereby                            $73.5
The Concurrent Offering                                            150.0
Sale of Series B Preferred Stock and Warrants                       10.0
Borrowings under the Senior Credit Facility                         32.6
The KTVE Sale                                                        9.5
                                                              ----------
  TOTAL                                                           $275.6
                                                              ----------
                                                              ----------
USES OF FUNDS:
Consummation of Phipps Acquisition                                $185.0
Retire indebtedness under the Old Credit Facility (1)               49.5
Retire indebtedness under the Senior Note(2)                        25.0
Fees and expenses (3)                                               16.1
                                                              ----------
  TOTAL                                                           $275.6
                                                              ----------
                                                              ----------

- ------------------------------

(1) Borrowings under the Old Credit Facility bear interest at formula rates based upon the applicable London inter-bank offered rate ("LIBOR") or prime rate at the time of borrowing plus a fixed spread and have a final maturity of 2003. As of June 30, 1996, the weighted average interest rate was 8.94%.


(2)  The indebtedness under the Senior Note bears interest at 10.7%.


(3) Fees and expenses include underwriting costs for this Offering and the Concurrent Offering, fees payable in connection with the negotiation and execution of the Senior Credit Facility, fees payable in connection with the retirement of the Senior Note and legal, accounting and other transaction fees. Does not include estimated income taxes of $2.8 million with respect to the KTVE Sale.


    If the Phipps Acquisition is not consummated, the Company will redeem the Notes. The following table sets forth the estimated sources and uses of funds to consummate the KTVE Sale and the Financing and to redeem the Notes if the Phipps Acquisition is not consummated:


(IN MILLIONS)                                                                               AMOUNT
                                                                                         ------------
SOURCES OF FUNDS:
The Class B Common Stock offered hereby                                                    $     73.5
The Concurrent Offering                                                                         150.0
Sale of Series B Preferred Stock and Warrants                                                    10.0
The KTVE Sale                                                                                     9.5
                                                                                         ------------
  TOTAL                                                                                    $    243.0
                                                                                         ------------
                                                                                         ------------



USES OF FUNDS:
Redemption of the Notes                                                    $ 151.5(1)
Retire indebtedness under the Old Credit Facility (2)                         49.5
Retire indebtedness under the Senior Note(3)                                  25.0
Fees and expenses (4)                                                         16.1
Working Capital                                                                0.9
                                                                        ----------
  TOTAL                                                                    $ 243.0
                                                                        ----------
                                                                        ----------


- ------------------------------
(1) Amount shown excludes interest accrued on the Notes from the date of issuance to the date of redemption.


(2) Borrowings under the Old Credit Facility bear interest at formula rates based upon the applicable LIBOR or prime rate at the time of borrowing plus a fixed spread and have a final maturity of 2003. As of June 30, 1996, the weighted average interest rate was 8.94%.


(3)  The indebtedness under the Senior Note bears interest at 10.7%.


(4) Fees and expenses include underwriting costs for this Offering and the Concurrent Offering, fees payable in connection with the negotiation and execution of the Senior Credit Facility, fees payable in connection with the retirement of the Senior Note and legal, accounting and other transaction fees. Does not include estimated income taxes of $2.8 million with respect to the KTVE Sale. If the Phipps Acquisition is not consummated due to a default by the Company, the Company will be required to pay $10.0 million as liquidated damages, however such amount is not included above.



Prior to the consummation of the Phipps Acquisition, the net proceeds of the Concurrent Offering, together with an amount sufficient to permit the Company to redeem the Notes on the Special Redemption Date at the Special Redemption Price, will be held by and pledged to the Trustee (as defined in the Indenture) under the Indenture for the Notes for the benefit of the holders of the Notes. The Trust Funds will be invested in cash equivalents. Prior to the consummation of the Phipps Acquisition, the proceeds of this Offering will be used to fund part of the Trust Funds, to repay indebtedness under the Old Credit Facility and to retire the Senior Note.

                                  THE OFFERING


Class B Common Stock offered hereby.........  3,500,000 Shares
Common Stock to be outstanding after this
 Offering (1)
    Class A Common Stock....................  4,467,205 Shares
    Class B Common Stock....................  3,500,000 Shares

      Total.................................  7,967,205 Shares
Use of Proceeds by the Company..............  The  Company  intends to  use the  proceeds of this Offering, together  with the proceeds  of
                                              the Concurrent Offering, the Financing and the
                                              KTVE  Sale  for  (i) the  consummation  of the
                                              Phipps Acquisition,  (ii)  the  retirement  of
                                              indebtedness  under  the Old  Credit Facility,
                                              (iii) the retirement of indebtedness under the
                                              Senior Note and  (iv) the  payment of  related
                                              fees    and   expenses.    See   "The   Phipps
                                              Acquisition, the KTVE Sale and the Financing."
New York Stock Exchange Symbols:
    Class A Common Stock....................  GCS
    Class B Common Stock....................  GCS.B

Concurrent Offering.........................  Concurrently with this  Offering, the  Company is  offering $150,000,000  aggregate principal
                                              amount of  its Notes  by separate  prospectus.
                                              The  consummation  of  this  Offering  is  not
                                              conditioned upon  the concurrent  consummation
                                              of  the Financing,  the KTVE  Sale, the Phipps
                                              Acquisition or the Concurrent Offering.


- ------------------------

(1) Excludes (i) approximately 53,950 shares of Class A Common Stock issuable upon exercise of stock options outstanding under the Company's stock option plans as of June 30, 1996, (ii) 487,500 shares of Class A Common Stock issuable upon exercise of an outstanding warrant of the Company and (iii) 500,000 shares of Class A Common Stock issuable upon exercise of the warrant to be issued as part of the Financing. See "Management" and "Certain Relationships and Related Transactions."


                                  RISK FACTORS


    See "Risk Factors" beginning on page 14 for certain information that should be considered by prospective purchasers of the Class B Common Stock offered hereby.

                            ------------------------

    The Company was incorporated in Georgia in 1897. The principal executive offices of the Company are located at 126 North Washington Street, Albany, Georgia 31701, telephone number (912) 888-9390.

                        SUMMARY PRO FORMA FINANCIAL DATA
                (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)



    The following table sets forth (i) unaudited condensed consolidated historical financial information of the Company and certain data derived therefrom, (ii) unaudited condensed consolidated pro forma financial information of the Company and certain data derived therefrom after giving effect to the Augusta Acquisition, this Offering, the Financing and the KTVE Sale and (iii) unaudited condensed consolidated pro forma combined financial information of the Company and certain data derived therefrom after giving effect to the foregoing, the Phipps Acquisition and the Concurrent Offering. The pro forma financial statements of the Company give effect to the Augusta Acquisition, the KTVE Sale, this Offering, the Financing, the Phipps Acquisition and the Concurrent Offering as if such transactions had occurred as of January 1, 1995 with respect to the statement of operations and data derived therefrom for the year ended December 31, 1995 and as of January 1, 1996 with respect to the statement of operations and data derived therefrom for the six months ended June 30, 1996 and as of December 31, 1995 and June 30, 1996 with respect to the balance sheet data derived therefrom as of such dates.


    The Augusta Acquisition and the Phipps Acquisition are reflected using the purchase method of accounting for business combinations. The pro forma financial information is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if the events set forth above had been effected on the dates indicated or of those results that may be obtained in the future. The pro forma financial statements are based on preliminary estimates of values and transaction costs. The actual recording of the transactions will be based on final appraisals, values and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from these pro forma financial statements.


                                                                                    SIX MONTHS ENDED
                                           YEAR ENDED DECEMBER 31, 1995               JUNE 30, 1996
                                         ---------------------------------  ---------------------------------
                                         HISTORICAL PRO FORMA   PRO FORMA   HISTORICAL PRO FORMA   PRO FORMA
                                          COMPANY    COMPANY     COMBINED    COMPANY    COMPANY     COMBINED
                                         ---------  ----------  ----------  ---------  ----------  ----------
Operating revenues:
  Broadcasting (less agency
   commissions)........................  $  36,750  $   41,450  $   63,874  $  24,252  $   21,949  $   33,295
  Publishing...........................     21,866      21,866      21,866     11,262      11,262      11,262
  Paging...............................         --          --       4,897         --          --       2,744
                                         ---------  ----------  ----------  ---------  ----------  ----------
Total revenues.........................     58,616      63,316      90,637     35,514      33,211      47,301
Total expenses.........................     51,756      55,051      75,224     28,203      26,211      36,716
                                         ---------  ----------  ----------  ---------  ----------  ----------
Operating income.......................      6,860       8,265      15,413      7,311       7,000      10,585
Miscellaneous income (expense), net....        143          24          36         81          80          75
                                         ---------  ----------  ----------  ---------  ----------  ----------
Income before interest expense and
 income taxes..........................      7,003       8,289      15,449      7,392       7,080      10,660
Interest expense.......................      5,438         910      20,664      4,445         359      10,236
                                         ---------  ----------  ----------  ---------  ----------  ----------
Income (loss) before income taxes......      1,565       7,379      (5,215)     2,947       6,721         424
Income tax expense (benefit)...........        634       2,958      (1,766)     1,146       2,694         170
                                         ---------  ----------  ----------  ---------  ----------  ----------
Net income (loss)......................        931       4,421      (3,449)     1,801       4,027         254
Preferred stock dividends..............         --       1,400       1,400         --         700         700
                                         ---------  ----------  ----------  ---------  ----------  ----------
Net income (loss) available to common
 stockholders..........................  $     931  $    3,021  $   (4,849) $   1,801  $    3,327  $     (446)
                                         ---------  ----------  ----------  ---------  ----------  ----------
                                         ---------  ----------  ----------  ---------  ----------  ----------
Average shares outstanding.............      4,481       7,999       7,854      4,657       8,157       7,954
                                         ---------  ----------  ----------  ---------  ----------  ----------
                                         ---------  ----------  ----------  ---------  ----------  ----------
Earnings (loss) per common share.......  $    0.21  $     0.38  $    (0.62) $    0.39  $     0.41  $    (0.06)
                                         ---------  ----------  ----------  ---------  ----------  ----------
                                         ---------  ----------  ----------  ---------  ----------  ----------
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficiency)...........  $    (221) $   11,942  $    7,161  $   3,538  $   11,571  $    7,116
Total assets...........................     78,240     116,250     299,786    112,516     116,448     299,267
Total debt.............................     54,325       3,853     186,103     82,846       1,101     183,351
Total stockholders' equity.............      8,986      96,390      95,609     13,813      98,929      98,217
OTHER DATA:
Media Cash Flow (1)....................  $  15,559  $   17,448  $   30,345  $  12,004  $   11,406  $   17,775
Operating cash flow (2)................     13,309      15,197      28,094     10,442       9,844      16,213
EBITDA (3).............................     13,140      15,151      28,134     10,332       9,752      16,250
Cash flow provided by (used in):
  Operating activities.................      7,600      11,593       9,136      6,801       8,178       7,494
  Investing activities.................     (8,929)     (5,964)     (8,011)   (37,490)     (3,190)     (4,029)
  Financing activities.................      1,331      (2,945)     (2,945)    31,416      (3,012)     (3,012)
Capital expenditures...................  $   3,280  $    3,202  $    6,390  $   1,317  $    1,313  $    2,960
Ratio of Media Cash Flow to interest
 expense...............................        2.9        19.2         1.5        2.7        31.8         1.7
Ratio of operating cash flow to
 interest expense......................        2.4        16.7         1.4        2.3        27.4         1.6
Ratio of total debt to Media Cash
 Flow..................................        3.5         0.2         6.1        4.4(5)        0.1        5.7(5)
Ratio of total debt to operating cash
 flow..................................        4.1         0.3         6.6        5.0(5)        0.1        6.2(5)
Ratio of earnings to fixed charges
 (4)...................................        1.3         7.3          --        1.6        14.9         1.0


- ----------------------------------
(1) Media Cash Flow represents operating income plus depreciation and amortization (including amortization of program license rights), non-cash compensation and corporate overhead, less payments of program license liabilities.
(2) Operating cash flow represents operating income plus depreciation, amortization (including amortization of program license rights) and non-cash compensation less payments for program license liabilities.
(3) EBITDA represents operating income plus (i) depreciation and amortization (excluding amortization of program license rights) and (ii) non-cash compensation paid in common stock (excluding such payments made to the 401(k) plan). EBITDA is presented not as a measure of operating results, but rather to provide additional information related to the Company's ability to service debt. EBITDA should not be considered as an alternative to either
    (x) operating income determined in accordance with generally accepted accounting principles ("GAAP") as an indicator of operating performance or
    (y) cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.

(4) For purposes of this item "fixed charges" represent interest, the interest element of rental expense, capitalized interest and amortization of debt issuance costs and "earnings" represent income (loss) before income taxes, discontinued operations, extraordinary items, cumulative effect of change in accounting principles and fixed charges. Pro forma combined earnings would be insufficient to cover fixed charges for the year ended December 31, 1995 by $5.2 million.


(5) Represents applicable ratios for the 12 month period ended June 30, 1996.

                       SUMMARY HISTORICAL FINANCIAL DATA
               GRAY COMMUNICATIONS SYSTEMS, INC. AND SUBSIDIARIES
                (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)



    Set forth below are certain selected historical consolidated financial data of the Company. This information should be read in conjunction with the consolidated financial statements of the Company and related notes thereto appearing elsewhere herein and "Management's Discussion and Analysis of
Financial Condition and Results of Operations-Results of Operations of the Company." The selected consolidated financial data for, and as of the end of, each of the years in the four-year period ended December 31, 1995 are derived from the audited consolidated financial statements of the Company. The selected consolidated financial data for, and as of the year ended December 31, 1991 are derived from unaudited financial statements since the Company had a June 30 fiscal year end. The selected consolidated financial data for, and as of the six months ended June 30, 1995 and 1996 are derived from the unaudited consolidated financial statements of the Company and have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of the management of the Company, include all normal and recurring adjustments and accruals necessary for a fair presentation of such information.



                                                                                                         SIX MONTHS ENDED JUNE
                                                            YEAR ENDED DECEMBER 31,                               30,
                                         --------------------------------------------------------------  ----------------------
                                              1991          1992        1993        1994        1995        1995        1996
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
                                          (UNAUDITED)                                                         (UNAUDITED)
STATEMENT OF INCOME DATA:
Operating revenues:
  Broadcasting (less agency
   commissions)........................   $      13,553   $  15,131   $  15,004   $  22,826   $  36,750   $  18,261   $  24,252
  Publishing...........................           8,968       9,512      10,109      13,692      21,866      10,046      11,262
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
Total revenues.........................          22,521      24,643      25,113      36,518      58,616      28,307      35,514
Expenses:
  Broadcasting.........................           9,672       9,753      10,029      14,864      23,202      11,410      14,418
  Publishing...........................           6,444       6,752       7,662      11,198      20,016       8,590       9,193
  Corporate and administrative.........           1,889       2,627       2,326       1,959       2,258       1,012       1,571
  Depreciation.........................           1,487       1,197       1,388       1,745       2,633       1,234       1,648
  Amortization of intangible assets....              14          44         177         396       1,326         588       1,253
  Non-cash compensation paid in common
   stock...............................              --          --          --          80       2,321         816         120
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
Total expenses.........................          19,506      20,373      21,582      30,242      51,756      23,650      28,203
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
Operating income.......................           3,015       4,270       3,531       6,276       6,860       4,657       7,311
Miscellaneous income (expense), net....             778      (1,519)        202         189         143          69          81
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations
 before interest expense and income
 taxes.................................           3,793       2,751       3,733       6,465       7,003       4,726       7,392
Interest expense.......................             787       1,486         985       1,923       5,438       2,768       4,445
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations
 before income taxes...................           3,006       1,265       2,748       4,542       1,565       1,958       2,947
Income tax expense.....................           1,156         869       1,068       1,776         634         776       1,146
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations......           1,850         396       1,680       2,766         931       1,182       1,801

                                                                                                         SIX MONTHS ENDED JUNE
                                                            YEAR ENDED DECEMBER 31,                               30,
                                         --------------------------------------------------------------  ----------------------
                                              1991          1992        1993        1994        1995        1995        1996
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
                                          (UNAUDITED)                                                         (UNAUDITED)
Discontinued business:
  Income (loss) from operations of
   discontinued business, net of
   applicable income tax expense
   (benefit) of ($55), ($79) and $30,
   respectively........................             (90)       (129)         48          --          --          --          --
  Gain on disposal of discontinued
   business, net of applicable income
   tax expense of $501.................              --          --         818          --          --          --          --
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
Net income.............................   $       1,760   $     267   $   2,546   $   2,766   $     931   $   1,182   $   1,801
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
Average outstanding common shares......           6,469       4,668       4,611       4,689       4,481       4,383       4,657
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations per
 common share..........................   $        0.29   $    0.09   $    0.36   $    0.59   $    0.21   $    0.27   $    0.39
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
Cash dividends per common share........   $        0.05   $    0.07   $    0.07   $    0.07   $    0.08   $    0.04   $    0.04
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------
                                         --------------  ----------  ----------  ----------  ----------  ----------  ----------

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficiency)...........   $       6,740   $   2,976   $   2,579   $   1,075   $    (221)  $     237   $   3,538
Total assets...........................          31,548      24,173      21,372      68,789      78,240      73,932     112,516
Total debt.............................          20,378      12,412       7,759      52,940      54,325      54,319      82,846
Total stockholders' equity.............   $       5,853   $   4,850   $   7,118   $   5,001   $   8,986   $   7,375   $  13,813

OTHER DATA:
Media Cash Flow (1)....................   $       6,405   $   8,079   $   7,371   $  10,522   $  15,559   $   8,333   $  12,004
Operating cash flow (2)................           4,516       5,452       5,044       8,567      13,309       7,329      10,442
EBITDA (3).............................           4,516       5,512       5,095       8,498      13,140       7,296      10,332
Cash flows provided by (used in):
    Operating activities...............           3,499       4,832       1,324       5,798       7,600       3,828       6,801
    Investing activities...............          (2,073)     (1,041)      3,062     (42,770)     (8,929)     (5,377)    (37,490)
    Financing activities...............         (10,424)     (9,300)     (4,932)     37,200       1,331       1,208      31,416
Capital expenditures...................   $       2,235   $   2,216   $   2,582   $   1,768   $   3,280   $   1,852   $   1,317
Ratio of Media Cash Flow to interest
 expense...............................             8.1         5.4         7.5         5.5         2.9         3.0         2.7
Ratio of operating cash flow to
 interest expense......................             5.7         3.7         5.1         4.5         2.4         2.6         2.3
Ratio of total debt to Media Cash
 Flow..................................             3.2         1.5         1.1         5.0         3.5         3.5(5)        4.4(5)
Ratio of total debt to operating cash
 flow..................................             4.5         2.3         1.5         6.2         4.1         4.1(5)        5.0(5)
Ratio of earnings to fixed charges
 (4)...................................             4.7         1.8         3.4         3.1         1.3         1.7         1.6


- ------------------------------
(1) Media Cash Flow represents operating income plus depreciation and amortization (including amortization of program license rights), non-cash compensation and corporate overhead, less payments of program license liabilities.

(2)  Operating  cash  flow  represents   operating  income  plus   depreciation,
     amortization   (including  amortization  of  program  license  rights)  and non-cash compensation less payments for program license liabilities.

(3) EBITDA represents operating income plus (i) depreciation and amortization (excluding amortization of program license rights) and (ii) non-cash compensation paid in common stock (excluding such payments made to the 401(k) plan). EBITDA is presented not as a measure of operating results, but rather to provide additional information related to the Company's ability to service debt. EBITDA should not be considered as an alternative to either (x) operating income determined in accordance with GAAP as an indicator of operating performance or (y) cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.

(4) For purposes of this item, "fixed charges" represent interest, the interest element of rental expense, capitalized interest and amortization of debt issuance costs and "earnings" represent income (loss) before income taxes, discontinued operations, extraordinary items, cumulative effect of change in accounting principles and fixed charges.


(5) Represents applicable ratios for the 12 month periods ended June 30, 1995 and 1996.

                              THE PHIPPS BUSINESS
                             (DOLLARS IN THOUSANDS)



    Set forth below are certain selected historical financial data of the Phipps Business. This information should be read in conjunction with the Financial Statements of the Phipps Business and related notes thereto appearing elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations of the Phipps Business." The selected financial data for, and as of the end of, each of the years in the three-year period ended December 31, 1995 are derived from the audited financial statements of the Phipps Business. The selected financial data for, and as of the end of, each of the years ended December 31, 1991 and 1992 are derived from the unaudited accounting records of the Phipps Business. The selected financial data for, and as of the six months ended June 30, 1995 and 1996 are derived from the unaudited financial statements of the Phipps Business and have been prepared on the same basis as the audited financial statements and, in the opinion of management of the Company, include all normal and recurring adjustments and accruals necessary for a fair presentation of such information.



                                                                                                            SIX MONTHS ENDED JUNE
                                                                 YEAR ENDED DECEMBER 31,                             30,
                                                ----------------------------------------------------------  ----------------------
                                                   1991      1992(1)       1993        1994        1995        1995        1996
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                     (UNAUDITED)                                                 (UNAUDITED)
STATEMENT OF INCOME DATA:
Operating revenues:
  Broadcasting (less agency commission).......   $  10,492   $  14,523   $  19,460   $  21,524   $  22,424   $  10,774   $  11,346
  Paging......................................       3,369       3,646       3,788       4,277       4,897       2,423       2,744
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total revenues................................      13,861      18,169      23,248      25,801      27,321      13,197      14,090
Expenses:
  Broadcasting................................       5,298       7,518      10,734      10,211      10,487       5,065       5,412
  Paging......................................       2,356       2,298       2,529       2,764       3,052       1,411       1,780
  Management fee..............................         579         973       2,462       2,486       3,280       1,539         735
  Depreciation and amortization...............       1,513       1,734       2,836       2,672       3,120       1,436       1,530
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total expenses................................       9,746      12,523      18,561      18,133      19,939       9,451       9,457
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Operating income..............................       4,115       5,646       4,687       7,668       7,382       3,746       4,633
Miscellaneous income (expense), net...........           5           8          16         666          12          (4)         (5)
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before interest expense and minority
 interests....................................       4,120       5,654       4,703       8,334       7,394       3,742       4,628
Interest expense..............................         162         442         632         480         499         223         159
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before minority interests..............       3,958       5,212       4,071       7,854       6,895       3,519       4,469
Minority interests............................          --         331         140         635         547         256         296
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income....................................   $   3,958   $   4,881   $   3,931   $   7,219   $   6,348   $   3,263   $   4,173
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Supplemental unaudited pro forma
 information: (2)
  Net income, as above........................   $   3,958   $   4,881   $   3,931   $   7,219   $   6,348   $   3,263   $   4,173
  Pro forma provision for income tax
   expense....................................       1,504       1,855       1,500       2,743       2,413       1,240       1,586
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Pro forma net income..........................   $   2,454   $   3,026   $   2,431   $   4,476   $   3,935   $   2,023   $   2,587
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------  ----------  ----------  ----------

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital...............................   $     595   $     615   $   1,257   $   1,421   $   2,622   $   2,228   $   2,902
Total assets..................................       8,931      25,068      24,819      25,298      27,562      27,633      26,306
Total debt....................................       1,388       7,697       6,542       6,065       4,810       5,198       4,034
Minority interests............................          --       1,154         824         728         586         648         655
Owner's equity................................   $   6,351   $  13,276   $  14,306   $  15,465   $  18,794   $  18,764   $  18,666

                                                                                SIX MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,        JUNE 30,
                                             -------------------------------  --------------------
                                                  1993       1994       1995       1995       1996
                                             ---------  ---------  ---------  ---------  ---------
                                                                                  (UNAUDITED)
OTHER DATA:
Media Cash Flow (3)........................  $  10,466  $  12,983  $  13,696  $   6,678  $   6,769
Operating cash flow (4)....................      8,003     10,498     10,416      5,140      6,035
EBITDA (5).................................      7,523     10,340     10,502      5,183      6,163
Cash flows provided by (used in):
    Operating activities...................      7,397      9,808      9,259      4,136      6,191
    Investing activities...................     (2,953)    (2,506)    (3,828)    (3,152)      (840)
    Financing activities...................     (4,418)    (7,233)    (4,906)      (917)    (5,309)
Capital expenditures.......................  $   3,538  $   3,353  $   3,188  $   1,902  $   1,647


- ------------------------------
(1) Includes the acquisition of a majority interest in WKXT in July 1992, which was accounted for using the purchase method of accounting.

(2) John H. Phipps, Inc. and its subsidiaries file a consolidated federal income tax return and separate state tax returns. Income tax expense for the Phipps Business is not presented in the financial statements as such amounts are computed and paid by John H. Phipps, Inc. Pro forma federal and state income taxes for the Phipps Business are calculated on a pro forma, separate return basis.

(3) Media Cash Flow represents operating income plus depreciation, amortization (including amortization of program license rights) and corporate overhead, less payments of program license liabilities.

(4) Operating cash  flow  represents  operating  income  plus  depreciation  and
    amortization   (including  amortization  of  program  license  rights)  less payments for program license liabilities.


(5) EBITDA represents operating income plus depreciation and amortization (excluding amortization of program license rights). EBITDA is presented not as a measure of operating results, but rather to provide additional information related to the Phipps Business' ability to service debt. EBITDA should not be considered as an alternative to either (x) operating income determined in accordance with GAAP as an indicator of operating performance or (y) cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.

                                  RISK FACTORS


    IN ADDITION TO CONSIDERING THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE CLASS B COMMON STOCK OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS BEFORE DECIDING TO INVEST IN THE CLASS B COMMON STOCK.



    SUBSTANTIAL LEVERAGE. The Company will have substantial indebtedness upon the consummation of this Offering and the Concurrent Offering. As of June 30, 1996, on a pro forma basis after giving effect to the KTVE Sale, this Offering, the Financing, the Phipps Acquisition and the Concurrent Offering, the Company and its subsidiaries, on a consolidated basis, would have had outstanding $183.3 million of indebtedness and stockholders' equity of $98.2 million, with the ability, subject to certain limitations described herein, to incur approximately $92.5 million of additional indebtedness pursuant to the Senior Credit Facility, $9.3 million of which could have been borrowed thereunder. As part of the Financing and as a condition of the Concurrent Offering, the Company will enter into the Senior Credit Facility, and the Company has entered into a commitment letter with respect thereto. See "Description of Certain Indebtedness." On a pro forma basis after giving effect to the Augusta Acquisition, the KTVE Sale, this Offering, the Financing, the Phipps Acquisition and the Concurrent Offering for the year ended December 31, 1995 and the six months ended June 30, 1996, the Company's pro forma combined earnings would have been insufficient to cover fixed charges by $5.2 million and sufficient to cover fixed charges by $424,000, respectively. In addition, upon the consummation of this Offering, the Company will issue Series A and Series B Preferred Stock having annual dividend requirements of $800,000 and $600,000, respectively, which in the case of the Series B Preferred Stock, may, at the option of the Company, be paid in shares of Series B Preferred Stock. See "Certain Relationships and Related Transactions--Issuances of Preferred Stock."


    The Company intends to pursue additional acquisitions of television stations, publications or related businesses and, in connection therewith, may incur substantial additional indebtedness or issue substantial additional preferred stock.

    The degree to which the Company will be leveraged could have important consequences to holders of the Class B Common Stock, including the following:
(i) the Company's ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness and the payment of cash dividends on the Series A Preferred Stock; and (iii) a high degree of leverage may limit the Company's ability to react to changes in the industry, make the Company more vulnerable to economic downturns and limit its ability to withstand competitive pressures.


    The Company's ability to service its debt and dividend obligations will depend upon its future operating performance which will be affected by prevailing economic conditions and financial and business factors, many of which are beyond the Company's control. If the Company cannot generate sufficient cash flow from operations to meet its obligations, then the Company may be required to restructure or refinance its debt, raise additional capital or take other actions such as selling assets or reducing or delaying capital expenditures. There can be no assurance, however, that any of such actions could be effected on satisfactory terms, if at all, or would be permitted by the terms of the Senior Credit Facility, the Indenture (as defined) or the Company's other credit arrangements.



    The Company's Old Credit Facility contains, and the Senior Credit Facility and the Notes will contain, restrictive covenants that, among other things, limit the Company's ability to incur additional indebtedness, create liens and make investments and capital expenditures. The Old Credit Facility also requires, and the Senior Credit Facility will require, the Company to comply with certain financial ratios and tests, under which the Company is required to achieve certain financial and operating results. The Company's ability to meet these financial ratios and tests may be affected by events beyond its control, and there can be no assurance that they will be met. A failure to comply with the covenants and other provisions of its debt instruments could result in events of default under such instruments, which could permit acceleration of the debt under such instruments and in some cases acceleration of debt under other instruments that contain cross default or cross-acceleration provisions.

    LIMITATIONS ON ADDITIONAL INDEBTEDNESS -- EFFECT ON ACQUISITION STRATEGY. The Company's strategy includes acquiring television stations and publications in the Southeast. However, the Company's ability to incur additional indebtedness will be limited by the terms of the Old Credit Facility, the Senior Credit Facility and the Notes. If the Company requires significant additional financing to fund acquisitions or operations or for other purposes, the consent of its lenders, or a refinancing of existing indebtedness, would be required. The Old Credit Facility contains and the Senior Credit Facility will contain financial covenants and other operating restrictions which must be met, or consent to their modifications obtained, to permit acquisitions. There can be no assurance that the Company would be successful in obtaining such consents or refinancing. If the Company is unable to satisfy such financial covenants or obtain such consents or refinancing, it would not be able to pursue its acquisition strategy.


    CONSUMMATION OF THE PHIPPS ACQUISITION PRIOR TO FINAL FCC APPROVAL. If the requisite FCC approval is obtained, the Company intends to consummate the Phipps Acquisition prior to the time such approval becomes "final" (that is, during the time a third party may file a petition for reconsideration of, or the FCC itself may reconsider, such approval) and the Company may cause the Trustee to release the proceeds of the Trust Funds for such purpose. If any such appeals are filed, the FCC may, under certain circumstances, reconsider its approval of the Phipps Acquisition. If any such appeal is successful, the FCC may impose a variety of remedies, including, among other things, requiring the Company to divest one or both of the acquired stations.


    FCC DIVESTITURE REQUIREMENT. In connection with the Phipps Acquisition, the Company is seeking FCC approval granting the assignment of the television broadcast licenses for WCTV, which serves Tallahassee, Florida/Thomasville, Georgia, and WKXT, which serves Knoxville, Tennessee. The television broadcast signal of WCTV overlaps with the Company's existing stations, WALB-TV ("WALB") and WJHG-TV ("WJHG"). Due to such overlap, common ownership of such stations is prohibited by current FCC regulations. Such regulations will require the Company to divest its ownership interest in WALB and WJHG in connection with the Phipps Acquisition. However, these rules may be revised by the FCC upon conclusion of pending rulemaking proceedings. The Company has applied for six month waivers of such regulations. There can be no assurance that these waivers will be granted. Opposition to such waiver requests has been filed by a competing television station in Panama City, Florida. If granted, the waivers will afford the Company six months to divest WALB and WJHG following the consummation of the Phipps Acquisition (if such divestiture is necessary in order to comply with FCC rules in effect at the expiration of the waiver period). If these waivers are not granted, it is unlikely that the Company will be able to consummate the Phipps Acquisition.



    In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC under the waivers, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. It is anticipated that the Company would be required to relinquish operating control of such assets to a trustee while retaining the economic risks and benefits of ownership. If the Company or such trust is required to effect a sale of WALB, the Company would incur a significant gain and related tax liability, the payment of which could have a material adverse effect on the Company's ability to acquire comparable assets without incurring additional indebtedness. WALB and WJHG accounted for 10.4% and 4.3%, respectively, of the Company's pro forma total revenues and 16.8% and 1.8%, respectively, of the Company's pro forma Media Cash Flow for the year ended December 31, 1995. On a pro forma basis for the year ended December 31, 1995, the stations had net income of $3.2 million and $218,000, respectively, while the Company had a net (loss) of $(3.4) million. WALB and WJHG accounted for 10.8% and 5.1%, respectively of the Company's pro forma total revenues and 15.8% and 4.3%, respectively of the Company's pro forma Media Cash Flow for the six months ended June 30, 1996. On a pro forma basis for the six months ended June 30, 1996, the stations had net income of $1.6 million and $295,000, respectively, while the Company had net income of

$254,000. No assurance can be given that the Company will be able to identify or enter into arrangements regarding suitable assets for a swap or sale satisfying the FCC divestiture requirements. In addition, there can be no assurance that the Company could effect a sale or swap on a timely basis or establish a trust on satisfactory terms. See "Pro Forma Financial Data" and "Business-Federal Regulation of the Company's Business."



    POSSIBLE NON-CONSUMMATION OF THE PHIPPS ACQUISITION. The consummation of the Phipps Acquisition, which is anticipated to occur by September 1996, is subject to certain closing conditions, including receipt of FCC approval. The Asset Purchase Agreement (as defined) for the Phipps Acquisition provides that either party may terminate the Phipps Acquisition if it has not been consummated by September 30, 1996. If the Phipps Acquisition has not been consummated by such date, the Company does not currently intend to terminate the Phipps Acquisition, but the Company has not discussed with the seller an extension of such date. The Company filed an application seeking FCC approval of the Phipps Acquisition on January 16, 1996. Opposition to such application has been filed by certain competitors of the Company and the Company has filed amendments to its application in response thereto. The Company has not yet received FCC approval of its application. There can be no assurance that FCC approval will be obtained prior to September 30, 1996 or at all, that the other closing conditions will be satisfied or waived or that the closing will occur. Upon the consummation of the Concurrent Offering and pending the consummation of the Phipps Acquisition, the Company will deposit the estimated net proceeds of $144.7 million (before deducting expenses) from the Concurrent Offering plus an amount estimated to be sufficient to fund in full the redemption of the Notes in an interest-bearing trust account. If the Phipps Acquisition is not consummated on or prior to December 23, 1996, the Company will be required to redeem the Notes for $151.5 million plus accrued and unpaid interest to the date fixed for redemption. The Company expects that the interest rate earned on the funds deposited in the trust account will be less than the interest rate on the Notes. See "Description of the Notes."


    In addition, if the Phipps Acquisition is not consummated as a result of a default by the Company, the Company will be required to pay $10 million as liquidated damages.


    For the year ended December 31, 1995, on a pro forma basis after giving effect to, the KTVE Sale, the Financing, this Offering and the Concurrent Offering, the Phipps Business comprised approximately 30.1%, 42.5% and 45.2% of the Company's total revenues, Media Cash Flow and operating income (income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income tax expense), respectively. For the six months ended June 30, 1996, on a pro forma basis after giving effect to the KTVE Sale, the Financing, this Offering and the Concurrent Offering, the Phipps Business comprised approximately 29.8%, 35.8% and 33.2% of the Company's total revenues, Media Cash Flow and operating income (income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income tax expense), respectively. If the Company does not consummate the Phipps Acquisition, the Company would have lower revenues, lower Media Cash Flow, higher cash balances and lower long-term debt. See "Pro Forma Financial Data."



    POSSIBLE NON-CONSUMMATION OF THE KTVE SALE. The Company has entered into the KTVE Agreement with respect to the KTVE Sale, filed an application with the FCC to approve the assignment of KTVE's television broadcast license to the purchaser and has received preliminary approval thereof. The KTVE Agreement includes a number of closing conditions, including final FCC approval, and there can be no assurance that such closing conditions can be satisfied or waived or that the closing will occur. Neither the consummation of this Offering nor the Concurrent Offering is conditioned upon the KTVE Sale. The Company, however, intends to use the proceeds of the KTVE Sale to fund a portion of the purchase price for the Phipps Acquisition. Consequently, if the Company fails to consummate the KTVE Sale, it will be required to increase borrowings under the Senior Credit Facility in an amount equal to the expected proceeds (estimated to be $9.5 million) from the KTVE Sale, to consummate the Phipps Acquisition.


    DEPENDENCE ON ADVERTISING REVENUES; EFFECT OF ECONOMIC CONDITIONS. The television and newspaper industries are cyclical in nature and are affected by prevailing economic conditions. Since the Company relies on sales of advertising time at its television stations and in its publications for substantially all of its revenues, the Company's operating results are sensitive to general economic conditions and regional conditions in each of the local markets served by its television stations and publications. In addition, all of the Company's stations and publications are located in the Southeast. As a result, the Company's results of operations may be adversely affected by recessionary economic conditions either in the Southeast, nationally or, due to the substantial portion of revenues derived from local advertisers, the local economies in areas served by its television stations and publications. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."


    DEPENDENCE ON NETWORK AFFILIATIONS. Five of the Company's television stations are affiliated with CBS and two are affiliated with NBC. The television viewership levels for each of the stations are materially dependent upon programming provided by the network with which each station is affiliated. There can be no assurance that such programming will achieve or maintain satisfactory viewership levels in the future. Although the Company expects to continue to be able to renew these affiliation agreements, no assurance can be given that such renewals will be obtained. The non-renewal or termination of one or more of the Company's stations' network affiliation agreements may have a material adverse effect on the Company's results of operations. See "Business-Network Affiliation of the Stations."


    COMPETITIVE NATURE OF AND RISK OF CHANGES IN THE TELEVISION INDUSTRY. The television industry is highly competitive and the Company's stations compete with other television stations as well as other media for viewers and advertising revenues, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable systems. During the past decade, the entry of strong independent broadcast stations and programming alternatives such as cable television, home satellite delivery, home video and, more recently, direct broadcast satellite ("DBS") television and video signals delivered over telephone lines have subjected traditional network-affiliated television stations to new types of competition. Competition for programming involves negotiating with national program distributors or syndicators for exclusive rights to broadcast first-run or rerun packages of programming in a particular DMA.

    The ability of each of the Company's stations to generate advertising revenues is dependent, to a significant degree, upon its audience ratings which, in turn, are dependent upon successful programming. There can be no assurance that any of the Company's stations will be able to maintain or increase its current quality of programming, audience share or advertising revenues. To the extent that certain of the Company's competitors have, or may in the future obtain, greater resources than the Company, the Company's ability to compete successfully in its broadcasting markets may be impeded. See "Business-Competition."

    Further advances in technology and changes in the regulatory climate may increase competition for household audiences, programs and advertisers. In addition, the Warner Brothers Network ("WB") and the United Paramount Network ("UPN") recently have begun operations. Video compression technology currently under development, as well as other technological developments, have the potential to provide vastly expanded programming to highly targeted audiences. In addition, competition in the television industry in the future may come from interactive video and data services that may provide two-way interaction. The Company is unable to predict the effect that these or other technological changes will have on the television industry or the future results of the Company's operations.

    The FCC has proposed the adoption of rules for implementing advanced (including high-definition television or HDTV) television service ("ATV") in the United States. Implementation of ATV will improve the technical quality of television. Under certain circumstances, however, conversion to ATV operations may reduce a station's geographical coverage area. While implementation of ATV will impose additional costs on the Company's television stations providing the new service primarily due to increased equipment costs, there is a potential for increased revenues. On July 26, 1995, the FCC announced the issuance of a Notice of Proposed Rule Making ("NPRM") to invite comment on a broad range of issues related to the implementation of ATV, particularly the transition to digital broadcasting. The FCC also stated that the NPRM would be followed by two additional proceedings and that a Final Report and Order which will launch the ATV system is anticipated sometime in 1997.

    The Company cannot predict how the combination of business, regulatory and technological change will affect the broadcast industry or the Company's results of operations. See "Business-Federal Regulation of the Company's Business."

    COMPETITIVE NATURE OF THE NEWSPAPER INDUSTRY. Revenue in the newspaper industry is derived primarily from advertising revenue and paid circulation. Competition for advertising and circulation revenue comes from local and regional newspapers, radio, broadcast and cable television, direct mail and other communications and advertising media. The extent and nature of such competition is in large part determined by the demographics and location of the markets and the media alternatives in those markets. To the extent that certain of the Company's competitors have, or may in the future obtain, greater resources than the Company, the Company's ability to compete successfully in its publishing markets may be impeded. See "Business-Competition."

    The newspaper industry requires the availability of significant quantities of newsprint. The variability of newsprint costs in recent years has been a material factor in the profitability of the newspaper industry generally and has affected the results of the Company's newspaper operations.


    REGULATORY MATTERS. The broadcasting and paging industries are subject to regulation by the FCC under the Communications Act of 1934, as amended (the "Communications Act") and the Telecommunications Act of 1996 (the "Telecommunications Act"). Approval by the FCC is required for the issuance, renewal, transfer or assignment of television station operating licenses. In particular, the Company's television business is dependent upon its continuing ability to hold television broadcast licenses from the FCC, which generally are issued for five-year terms. However, the Telecommunications Act now directs the FCC to extend the term of television broadcast licenses to eight years for license applications filed after May 1, 1995. The Company's existing television station licenses expire between 1997 and 1999. Although in substantially all cases such licenses are renewed by the FCC, there can be no assurance that any of the Company's television broadcast licenses will be renewed at their expiration dates for the full terms or at all. The non-renewal or limitation of one or more of the Company's television broadcast licenses could have a material adverse effect on the Company. The Telecommunications Act also addresses a wide variety of matters (including technological changes) that affect the operation and ownership of the Company's television stations. The Telecommunications Act eliminates the restrictions on the number of television stations an entity may own, operate or control and increases the national audience reach limitations to 35%. The FCC has been directed to adopt rules relating to the retention, modification or elimination of local ownership limitations and spectrum flexibility, including how to establish and collect fees from broadcasters for the implementation of ancillary and supplementary services.


    The FCC has been directed to revise its rules to permit cross-ownership interests between a broadcast network and a cable system, and if necessary, to revise its rules to ensure carriage, channel positioning and non-discriminatory treatment of non-affiliated broadcast stations by cable systems affiliated with a broadcast network. The FCC has been directed to review all of its ownership rules every two years and currently has several broadcast related rulemaking proceedings underway. There can be no assurance that any such rulemakings or resulting changes would not materially adversely affect the Company.


    The Company's paging operations (which are part of the Phipps Business) are also subject to regulation by the FCC. The FCC licenses granted to the Company are for varying terms of up to 10 years, at the end of which renewal applications must be approved by the FCC. Although the Company is unaware of any circumstances which could prevent the grant of renewal applications, no assurance can be given that any of the Company's licenses will be free of competing applications or will be renewed by the FCC. Futhermore, the FCC has the authority to restrict the operation of licensed facilities or to revoke or modify licenses. See "Business-Federal Regulation of the Company's Business."


    RECENT ACQUISITION OF TELEVISION STATIONS AND PUBLICATIONS. The Company acquired one newspaper and three shoppers in 1995 and consummated the Augusta Acquisition in 1996. The Phipps Acquisition and the KTVE Sale are pending and the Company will be required under current FCC regulations to divest WALB and WJHG in connection with the Phipps Acquisition. As a result, the majority of the Company's assets have, or will have been, recently acquired. Accordingly, there is no meaningful opportunity for prospective purchasers of the Class B Common Stock to evaluate the performance of these assets under the Company's management and there can be no assurance that the Company's operating strategy can be successfully implemented with respect to its newly acquired assets. See "Business."


    RISK OF INABILITY TO FINANCE CHANGE OF CONTROL OFFER. A Change of Control under the Indenture would require the Company to refinance substantial amounts of indebtedness. In the event of a Change of Control, the Company has the obligation to offer to purchase all the outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. As of June 30, 1996, on a pro forma basis after giving effect to the KTVE Sale, this Offering, the Financing, the Phipps Acquisition and the Concurrent Offering, the Company would not have sufficient funds available to purchase all of the outstanding Notes if they were tendered as a result of a Change of Control. In addition, covenants in the Senior Credit Facility would restrict the Company's ability to make any such purchase. In the event of a Change of Control, there can be no assurance that the Company would have available, or be able to obtain, sufficient funds through a refinancing of the Notes to be purchased or otherwise, or that the lenders under the Senior Credit Facility would permit any such purchase. A Change of Control of the Company also may cause an acceleration under other Senior Debt (including the Senior Credit Facility), in which case the subordination provisions of the Notes would require payment in full of all such accelerated Senior Debt before repurchase of the Notes. The inability to repay Senior Debt, if accelerated, and to effect an offer to repurchase the Notes upon a Change of Control would constitute events of default under the Indenture. Also, the requirement that the Company offer to repurchase the Notes and the obligation to prepay the amounts owing under the Company's existing indebtedness and the reduction of the commitments thereunder to zero in the event of a Change of Control may have the effect of deterring a third party from acquiring the Company in a transaction that would constitute a Change of Control.



    LIMITED VOTING RIGHTS OF CLASS B COMMON SHAREHOLDERS; CONTROL BY PRINCIPAL SHAREHOLDER. Holders of Class B Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and holders of Class A Common Stock are entitled to 10 votes per share. Immediately after the consummation of this Offering and the Concurrent Offering, the Class B Common Stock will have approximately 7.3% of the outstanding voting power of the Company. Bull Run and its affiliates collectively beneficially own 47.1% of the outstanding shares of Class A Common Stock representing approximately 43.7% of the total voting power of the Company's capital stock after giving effect to this Offering. See "Security Ownership of Certain Beneficial Owners and Management." In connection with certain FCC applications, Bull Run and its affiliates have (i) agreed not to cause more than three of its designees to be elected to the Board of Directors of the Company, (ii) stated that Bull Run and its affiliates have acquired the common stock of the Company for investment purposes only and not with the intent to control the Company and (iii) agreed not to solicit proxies for votes on matters before the Company's shareholders. However, if such agreement is terminated for any reason, subject to applicable FCC regulations that require the FCC's prior consent, Bull Run and its affiliates could effectively control the election of a majority of the Company's directors and, thus, the operations and business of the Company as a whole. In addition, such shareholders may have the ability to prevent certain types of material transactions, including a change of control of the Company.


    The disproportionate voting rights of the Class A Common Stock relative to the Class B Common Stock may make the Company a less attractive target for a takeover than it otherwise might be, or render more difficult or discourage a merger proposal or a tender offer.

    POTENTIAL CONFLICTS OF INTEREST. Bull Run is in the business of making significant investments in existing companies and may from time to time acquire and hold controlling or noncontrolling interests in broadcasting or broadcasting-related businesses other than through the Company, some of which may compete with the Company. Bull Run and its affiliates may from time to time identify, pursue and consummate acquisitions of television stations or other broadcasting related businesses that would be complementary to the business of the Company and therefore such acquisition opportunities will not be available to the Company. In addition, Bull Run may from time to time identify and structure acquisitions for the Company and may receive customary finders fees in connection with such transactions. Certain affiliates of Bull Run have entered, and in the future may enter, into business relationships with the Company or its subsidiaries. See "Certain Relationship and Related Transactions."

    ANTI-TAKEOVER MEASURES. The Company's Articles of Incorporation authorize the issuance of up to 20,000,000 shares of preferred stock. Other than the 1,000 shares of Series A Preferred Stock and the 1,000 shares of Series B Preferred Stock to be issued in the Financing, the Company has no current plans to issue any additional shares of preferred stock. However, because the rights and preferences for any series of preferred stock may be set by the Board in its sole discretion, the Company may issue preferred stock which has rights and preferences superior to the rights of holders of the Common Stock and thus may adversely effect the rights of holders of Common Stock. See "Description of Capital Stock -- Preferred Stock."


    NO PRIOR PUBLIC MARKET. Prior to this Offering, there has been no public market for the Class B Common Stock. The Class B Common Stock has been approved for listing on the NYSE, subject to official notice of issuance. Nevertheless, there can no assurance that an active public trading market for the Class B Common Stock will develop or be sustained. The initial public offering price of the Class B Common Stock will be based on the closing price of the Class A Common Stock on the date of offering and will be determined through negotiations between the Company and the Underwriters. There can be no assurance that the market price of the Class B Common Stock subsequent to this Offering will correlate to the market price of the Class A Common Stock. Factors such as market conditions in the television broadcast industry may have a significant impact on the market price of the Class B Common Stock.



    SHARES ELIGIBLE FOR FUTURE SALE. At June 30, 1996, after giving effect to this Offering, there would be 4,467,205 shares of Class A Common Stock and 3,500,000 shares of Class B Common Stock outstanding. Bull Run and its affiliates and certain of the Company's executive officers and directors who in the aggregate own approximately 2,121,000 shares of Class A Common Stock and hold options or warrants (currently outstanding or to be issued upon consummation of the Financing) to acquire an additional estimated 1,047,500 shares of Class A Common Stock have agreed that they will not sell or otherwise dispose of any of their shares of Class A Common Stock or securities convertible into, or exercisable or exchangeable for, Class A Common Stock or Class B Common Stock without the consent of The Robinson-Humphrey Company, Inc. for a period of 180 days from the date of this Prospectus (the "180-Day Lockup Period"). After the 180-Day Lockup Period, Bull Run and its affiliates and the Company's executive officers and directors may sell shares of Class A Common Stock, subject to the provisions of Rule 144 under the Securities Act. Sales of a substantial number of shares of the Class A Common Stock or Class B Common Stock in the public market following this Offering could adversely affect the market price for the Class B Common Stock. See "Shares Eligible for Future Sale."

            THE PHIPPS ACQUISITION, THE KTVE SALE AND THE FINANCING

THE PHIPPS ACQUISITION

GENERAL


    The Company has entered into an agreement (the "Asset Purchase Agreement") to acquire two CBS-affiliated television stations, WCTV and WKXT, a satellite broadcasting business and a paging business in the Southeast. The consummation of the Phipps Acquisition is subject to certain closing conditions, including FCC approval. Either party may terminate the Asset Purchase Agreement if the Phipps Acquisition has not been consummated by September 30, 1996. The Phipps Acquisition is currently expected to occur by September 1996; however, there can be no assurance that FCC approval will be obtained, that the other closing conditions will be satisfied or waived or that the Phipps Acquisition will be consummated. See "Risk Factors--Possible Non-Consummation of the Phipps Acquisition."


THE ASSET PURCHASE AGREEMENT

    On December 15, 1995 the Company entered into the Asset Purchase Agreement, which was amended on March 15, 1996 and provides for the purchase of the Phipps Business from Media Acquisition Partners, L.P. ("MAP"). The purchase price for the Phipps Acquisition is approximately $185 million, including fees, expenses and working capital and certain other adjustments. Upon execution of the Asset Purchase Agreement, the Company deposited $200,000 with MAP, which will be credited toward the purchase price or, if the Phipps Acquisition is not consummated, refunded to the Company net of MAP's out-of-pocket expenses incurred in connection with the transaction. The parties have agreed that $15 million of the purchase price will be deposited into an escrow account to fund indemnification payments under the Asset Purchase Agreement. To the extent not utilized to fund such payments, the escrow funds shall be released to MAP over a seven-year period.

    Pursuant to the Asset Purchase Agreement, the Company will acquire the assets constituting the Phipps Business and assume certain liabilities relating to the Phipps Business. MAP has agreed to indemnify the Company for certain liabilities incurred by the Company relating to the Phipps Business, including taxes, liabilities relating to certain employee benefit plans, certain environmental matters and undisclosed liabilities. However, the Asset Purchase Agreement provides that no party thereto shall be liable for indemnification (which is the exclusive legal remedy thereunder) in an amount in excess of the balance of escrowed funds. There can be no assurance that the escrowed funds will be sufficient to satisfy liabilities of the Phipps Business assumed by the Company.

    Simultaneously with the execution of the Asset Purchase Agreement, MAP entered into agreements (the "Stock Purchase Agreements") to acquire all of the capital stock of John H. Phipps, Inc. ("Phipps"), which currently owns and operates the Phipps Business, together with certain limited partnership interests in the partnership that owns and operates WKXT (the general partner of which is Phipps), for an aggregate purchase price of approximately $166 million, subject to working capital and certain other adjustments (of approximately $10 million). The Company established a $10 million standby letter of credit which may be drawn upon in full as liquidated damages if the Phipps Acquisition is not consummated as a result of a default by the Company.

    The Asset Purchase Agreement and the Stock Purchase Agreements include representations and warranties with respect to the condition and operation of the Phipps Business, covenants as to the conduct of the Phipps Business prior to the closing and various closing conditions (including approval by the FCC).

DIVESTITURE REQUIREMENTS


    In connection with the Phipps Acquisition, the Company will be required to divest WALB and WJHG under current FCC regulations due to common ownership restrictions on stations with overlapping signals. However, these rules may be revised by the FCC upon conclusion of pending rulemaking proceedings. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1031 of the Code. If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC under the waivers, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. It is anticipated that the Company would be required to relinquish operating control of such assets to a trustee while retaining the economic risks and benefits of ownership. If the Company or such trust is required to effect a sale of WALB, the Company would incur a significant gain and related tax liability, the payment of which could have a material adverse effect on the Company's ability to acquire comparable assets without incurring additional indebtedness. No assurance can be given that the Company will be able to identify or enter into arrangements regarding suitable assets for a swap or sale satisfying the FCC divestiture requirements. In addition, there can be no assurance that the Company could effect a sale or swap on a timely basis or establish a trust on satisfactory terms.

THE KTVE SALE


    The Company has entered into the KTVE Agreement to sell KTVE, the Company's NBC-affiliated station serving Monroe, Louisiana/El Dorado, Arkansas for approximately $9.5 million in cash plus the amount of the accounts receivable on the date of closing (estimated to be approximately $750,000), to the extent collected by the buyer, to be paid to the Company 150 days following the date of closing. The KTVE Agreement includes a number of closing conditions, including final FCC approval, and there can be no assurance that such closing conditions can be satisfied or waived or that the KTVE Sale will be consummated. The closing of the KTVE Sale is expected to occur by September 1996. The Company anticipates that the gain, net of estimated taxes, on the KTVE Sale will be approximately $2.8 million. See "Risk Factors-Possible Non-Consummation of the KTVE Sale."


THE FINANCING


    In addition to the consummation of the Phipps Acquisition and the KTVE Sale, the Company intends to implement the Financing to increase liquidity and improve operating and financial flexibility. Pursuant to the Financing, the Company will
(i) retire approximately $49.5 million aggregate principal amount of outstanding indebtedness under the Old Credit Facility, together with accrued interest thereon, (ii) retire approximately $25.0 million aggregate principal amount of outstanding indebtedness under the Senior Note, together with accrued interest thereon and a prepayment fee, (iii) issue $10.0 million liquidation preference of its Series A Preferred Stock in exchange for the 8% Note issued to Bull Run,
(iv) issue to Bull Run $10.0 million liquidation preference of its Series B Preferred Stock with warrants to purchase up to 500,000 shares of Class A Common Stock (representing 10.1% of the currently issued and outstanding Class A Common Stock after giving effect to the exercise of such warrants) for cash proceeds of $10.0 million and (v) enter into the Senior Credit Facility to provide for a term loan and revolving credit facility aggregating $125.0 million. The cash required for the consummation of the Phipps Acquisition, the repayment of indebtedness and related transaction costs will be provided by the net proceeds of this Offering, the Concurrent Offering, the sale of Series B Preferred Stock and the KTVE Sale and borrowings under the Senior Credit Facility. For a description of the Senior Credit Facility and the Preferred Stock, see "Description of Certain Indebtedness" and "Certain Relationships and Related Transactions-Issuances of Preferred Stock." The consummation of this Offering is not conditioned upon the concurrent consummation of the Financing, the KTVE Sale, the Phipps Acquisition or the Concurrent Offering. If the Phipps Acquisition is not consummated prior to December 23, 1996, the Company is required to redeem the Notes at the Special Redemption Price. See "Description of the Notes."



    The Concurrent Offering and the Financing are intended to provide financing for the Phipps Acquisition and operating and financial flexibility thereafter. Although the Concurrent Offering may be consummated prior to the Phipps Acquisition, the Notes are subject to the special redemption described above. The Financing described above will be implemented in connection with the closing of the Concurrent Offering, but the Senior Credit Facility will provide that no borrowings may be made thereunder until the closing of the Phipps Acquisition. Accordingly, if the Phipps Acquisition is not consummated, the Notes will be redeemed by the Company, the Old Credit Facility will remain in place and the Company will not borrow under the Senior Credit Facility.

SOURCES AND USES OF FUNDS FOR THE PHIPPS ACQUISITION, THE KTVE SALE AND THE FINANCING


    The following table sets forth the estimated sources and uses of funds relating to this Offering, the Concurrent Offering, the KTVE Sale, the Phipps Acquisition and the Financing. The actual amounts of sources and uses of funds may differ at the closing due to, among other things, the actual amount payable under the Asset Purchase Agreement and the amount of indebtedness outstanding under the Old Credit Facility.



(in millions)
SOURCES OF FUNDS                                                                  AMOUNT
                                                                                  ---------
The Class B Common Stock offered hereby                                           $    73.5
The Concurrent Offering                                                               150.0
Sale of Series B Preferred Stock and Warrants                                          10.0
Borrowings under the Senior Credit Facility                                            32.6
The KTVE Sale                                                                           9.5
                                                                                  ---------
      TOTAL                                                                       $   275.6
                                                                                  ---------
                                                                                  ---------


USES OF FUNDS


Consummation of Phipps Acquisition                                                                   $   185.0
Retire indebtedness under the Old Credit Facility (1)                                                     49.5
Retire indebtedness under the Senior Note (2)                                                             25.0
Fees and expenses (3)                                                                                     16.1
                                                                                                     ---------
      TOTAL                                                                                          $   275.6
                                                                                                     ---------
                                                                                                     ---------


- ------------------------------

(1) Borrowings under the Old Credit Facility bear interest at formula rates based upon the applicable LIBOR or prime rate at the time of borrowing plus a fixed spread and have a final maturity of 2003. As of June 30, 1996, the weighted average interest rate was 8.94%.

(2) The indebtedness under the Senior Note bears interest at 10.7%

(3) Fees and expenses include underwriting costs for this Offering and the Concurrent Offering, fees payable in connection with the negotiation and execution of the Senior Credit Facility, fees payable in connection with the retirement of the Senior Note and legal, accounting and other transaction fees. Does not include estimated income taxes of $2.8 million with respect to the KTVE Sale.


    If the Phipps Acquisition is not consummated, the Company will redeem the Notes. The following table sets forth the estimated sources and uses of funds to consummate the KTVE Sale and the Financing and to redeem the Notes if the Phipps Acquisition is not consummated:


(in millions)
SOURCES OF FUNDS                                                                   AMOUNT
                                                                                  ---------
The Class B Common Stock offered hereby                                           $    73.5
The Concurrent Offering                                                               150.0
Sale of Series B Preferred Stock and Warrants                                          10.0
The KTVE Sale                                                                           9.5
                                                                                  ---------
      TOTAL                                                                       $   243.0
                                                                                  ---------
                                                                                  ---------


USES OF FUNDS


Redemption of the Notes                                                                              $   151.5(1)
Retire indebtedness under the Old Credit Facility (2)                                                     49.5
Retire indebtedness under the Senior Note (3)                                                             25.0
Fees and expenses (4)                                                                                     16.1
Working Capital                                                                                            0.9
                                                                                                     ---------
  TOTAL                                                                                              $   243.0
                                                                                                     ---------
                                                                                                     ---------


- ------------------------------
(1) Amount shown excludes interest accrued on the Notes from the date of issuance to the date of redemption.

(2) Borrowings under the Old Credit Facility bear interest at formula rates based upon the applicable LIBOR or prime rate at the time of borrowing plus a fixed spread and have a final maturity of 2003. As of June 30, 1996, the weighted average interest rate was 8.94%.

(3) The indebtedness under the Senior Note bears interest at 10.7%.

(4) Fees and expenses include underwriting costs for this Offering and the Concurrent Offering, fees payable in connection with the negotiation and execution of the Senior Credit Facility, fees payable in connection with the retirement of the Senior Note and legal, accounting and other transaction fees. Does not include estimated income taxes of $2.8 million with respect to the KTVE Sale. If the Phipps Acquisition is not consummated due to a default by the Company, the Company will be required to pay $10.0 million as liquidated damages, however such amount is not included.

            PRICE RANGE OF CLASS A COMMON STOCK AND DIVIDEND POLICY


    Prior to this Offering, there has been no established public trading market for the Class B Common Stock. The Class B Common Stock has been approved for listing on the NYSE, subject to official notice of issuance. Since June 30, 1995, the Company's Class A Common Stock has been listed and traded on the NYSE under the symbol "GCS." The following table sets forth the high and low sale prices (restated to give effect to the three-for-two stock split) of the Class A Common Stock as reported by the NYSE for the period after June 30, 1995 and, prior to such time, the high and low bid quotations as reported on the NASDAQ Small Cap Market.



                                                                                   CLASS A
                                                                                 COMMON STOCK             CASH
                                                                             --------------------       DIVIDENDS
                                                                               HIGH        LOW     DECLARED PER SHARE
                                                                             ---------  ---------  -------------------
FISCAL 1994
    First Quarter..........................................................  $    9.67  $    8.67       $   .0133
    Second Quarter.........................................................       9.33       8.50           .0133
    Third Quarter..........................................................       9.83       9.33           .0133
    Fourth Quarter.........................................................      11.00       9.83           .0267
FISCAL 1995
    First Quarter..........................................................  $   14.50  $   10.67       $     .02
    Second Quarter.........................................................      19.33      14.50             .02
    Third Quarter..........................................................      24.33      16.75             .02
    Fourth Quarter.........................................................      22.38      16.38             .02
FISCAL 1996
    First Quarter..........................................................  $   20.38  $   15.75       $     .02
    Second Quarter.........................................................      23.25      18.73             .02
    Third Quarter (through August 7, 1996).................................      23.00      21.50          --



    On August 7, 1996, the last reported sale price for the Class A Common Stock on the NYSE was $22 per share. See "Risk Factors -- No Prior Public Market" and "Underwriting" for a description of the method of determing the offering price of the Class B Common Stock. As of June 30, 1996, the Company had 4,467,205
outstanding shares of Class A Common Stock held by approximately 228 shareholders of record.


    The Company has paid a dividend on its Class A Common Stock since 1967. There can be no assurance of the Company's ability to continue to pay any dividends on either class of Common Stock. The Company's Articles of Incorporation require that the Class A Common Stock and the Class B Common Stock receive dividends on a PARI PASSU basis.

    The Senior Credit Facility and the Notes each contain covenants that restrict the ability of the Company to pay dividends on its capital stock. However, the Company does not believe that such covenants currently materially limit its ability to pay dividends at the recent quarterly rate of $.02. In addition to the foregoing, the declaration and payment of dividends on the Class A Common Stock and the Class B Common Stock are subject to the discretion of the Board of Directors. Any future payments of dividends will depend on the earnings and financial position of the Company and such other factors as the Board of Directors deems relevant.

                                 CAPITALIZATION


    The following table sets forth: (i) the historical consolidated capitalization of the Company as of June 30, 1996; (ii) the historical consolidated capitalization of the Company as adjusted to give effect, as of June 30, 1996 to the KTVE Sale, the Financing and this Offering and (iii) the historical consolidated capitalization of the Company as adjusted to give effect, as of June 30, 1996 to the KTVE Sale, this Offering, the Financing, the Phipps Acquisition and the Concurrent Offering. This table should be read in conjunction with the consolidated financial statements of the Company, including the notes thereto, and the Pro Forma Financial Statements and other information contained in this Prospectus.



                                                          AS OF JUNE 30, 1996
                                           -------------------------------------------------
                                                               PRO FORMA
                                                                COMPANY
                                                              (INCLUDING
                                                            THIS OFFERING,
                                                                  THE          PRO FORMA,
                                             HISTORICAL      KTVE SALE AND      COMBINED
                                               COMPANY      THE FINANCING)     AS ADJUSTED
                                           ---------------  ---------------  ---------------
(IN THOUSANDS)
Long-term debt:
    Old Credit Facility..................          $49,500             $300          $    --
    Senior Credit Facility...............               --               --           32,550
    Senior Note..........................           25,000               --               --
    The Notes............................               --               --          150,000
    The 8% Note..........................            7,545               --               --
    Other................................              801              801              801
                                           ---------------  ---------------  ---------------
      Total long-term debt (including
       current portion)..................           82,846            1,101          183,351
                                           ---------------  ---------------  ---------------

STOCKHOLDERS' EQUITY:
    Series A Preferred Stock.............               --            9,896            9,896
    Series B Preferred Stock.............               --           10,000           10,000
    Class A Common Stock, no par value;
     historical Company, pro forma
     Company and pro forma as adjusted
     5,130,385 shares (1)................           10,000            7,545            7,545
    Class B Common Stock, no par value;
     historical Company no shares; pro
     forma Company and pro forma as
     adjusted 3,500,000 shares...........               --           67,600           67,600
    Retained earnings....................           10,451           10,526            9,814
    Treasury stock, 663,180 shares of
     Class A Common Stock................           (6,638)          (6,638)          (6,638)
                                           ---------------  ---------------  ---------------
      Total stockholders' equity.........           13,813           98,929           98,217
                                           ---------------  ---------------  ---------------
      Total capitalization...............          $96,659         $100,030         $281,568
                                           ---------------  ---------------  ---------------
                                           ---------------  ---------------  ---------------


- ------------------------

(1) Excludes (i) 53,950 shares of Class A Common Stock issuable upon exercise of options outstanding under the Company's stock option plans as of June 30, 1996, (ii) 487,500 shares of Class A Common Stock issuable upon exercise of an outstanding warrant of the Company and (iii) 500,000 shares of Class A Common Stock issuable upon exercise of the warrant to be issued as part of the Financing. See "Management" and "Certain Relationships and Related Transactions."

                            PRO FORMA FINANCIAL DATA


    The following unaudited condensed combined pro forma financial statements of the Company give effect to the Augusta Acquisition, the KTVE Sale, this Offering, the Phipps Acquisition, the Financing and the Concurrent Offering as if such transactions had occurred (i) with respect to the statement of operations, as of January 1, 1995 for the year ended December 31, 1995, as of July 1, 1995 for the 12 months ended June 30, 1996, and as of January 1, 1996 for the six months ended June 30, 1996 and (ii) with respect to the balance sheet, as of June 30, 1996. The Augusta Acquisition and the Phipps Acquisition are reflected using the purchase method of accounting for business combinations. The pro forma financial information is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if the events set forth above had been effected on the dates indicated or of those results that may be obtained in the future. The pro forma financial statements are based on preliminary estimates of values and transaction costs. The actual recording of the transactions will be based on final appraisals, values and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from these pro forma financial statements.

                                                       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                                        YEAR ENDED DECEMBER 31, 1995
                                                                    (IN THOUSANDS EXCEPT PER SHARE DATA)
                                                  HISTORICAL              PRO FORMA
                                            -----------------------     ADJUSTMENTS          PRO
                                                            AUGUSTA     FOR AUGUSTA        FORMA                        PRO FORMA
                                             COMPANY       BUSINESS     ACQUISITION      COMPANY        OFFERING          COMPANY
                                            --------    -----------     -----------     --------     -----------     ------------
STATEMENT OF OPERATIONS DATA:
Operating revenues:
  Broadcasting (less agency commissions)    $36,750         $8,660      $   228(1)      $45,638      $    --             $45,638
  Publishing                                 21,866             --           --          21,866           --              21,866
  Paging                                         --             --           --              --           --                  --
                                            --------    -----------     -----------     --------     -----------     ------------
Total revenues                               58,616          8,660          228          67,504           --              67,504
Expenses:
  Broadcasting                               23,202          5,774          228(1)       29,204           --              29,204
  Publishing                                 20,016             --           --          20,016           --              20,016
  Paging                                         --             --           --              --           --                  --
  Corporate and administrative                2,258             --           --           2,258           --               2,258
  Depreciation                                2,633            272          (52)(2)       2,853           --               2,853
  Amortization of intangible assets           1,326            152          769(3)        2,247          (97)(7)           2,150
  Non-cash compensation paid in common
    stock                                     2,321             --           --           2,321           --               2,321
  Management fee                                 --             --           --              --           --                  --
                                            --------    -----------     -----------     --------     -----------     ------------
Total expenses                               51,756          6,198          945          58,899          (97)             58,802
                                            --------    -----------     -----------     --------     -----------     ------------
Operating income                              6,860          2,462         (717)          8,605           97               8,702
Miscellaneous income (expense), net             143           (220)         128(4)           51           --                  51
                                            --------    -----------     -----------     --------     -----------     ------------
Income before interest expense, minority
 interests and income taxes                   7,003          2,242         (589)          8,656           97               8,753
Interest expense                              5,438             --        3,644(5)        9,082       (8,172) (7)            910
                                            --------    -----------     -----------     --------     -----------     ------------
Income (loss) before minority interests
 and income taxes                             1,565          2,242       (4,233)           (426)       8,269               7,843
Minority interests                               --             --           --              --           --                  --
                                            --------    -----------     -----------     --------     -----------     ------------
Income (loss) before income taxes             1,565          2,242       (4,233)           (426)       8,269               7,843
Income tax expense (benefit)                    634             --         (773) (6)       (139)       3,283(6)            3,144
                                            --------    -----------     -----------     --------     -----------     ------------
  Net income (loss)                             931          2,242       (3,460)           (287)       4,986               4,699
Preferred stock dividends                        --             --           --              --        1,400(8)            1,400
                                            --------    -----------     -----------     --------     -----------     ------------
  Net income (loss) available to common
    stockholders                            $   931         $2,242      $(3,460)        $  (287)     $ 3,586             $ 3,299
                                            --------    -----------     -----------     --------     -----------     ------------
                                            --------    -----------     -----------     --------     -----------     ------------
Average shares outstanding (19)               4,481                                       4,354                            7,999
                                            --------                                    --------                     ------------
                                            --------                                    --------                     ------------
Earnings (loss) per share                   $  0.21                                     $ (0.07)                         $  0.41
                                            --------                                    --------                     ------------
                                            --------                                    --------                     ------------


                                                            PRO FORMA        PHIPPS         PRO FORMA        PRO FORMA
                                          KTVE SALE(9)       COMPANY        BUSINESS       ADJUSTMENTS      COMBINED(20)
                                          ------------     ------------    -----------    -------------     ------------
STATEMENT OF OPERATIONS DATA:
Operating revenues:
  Broadcasting (less agency commissions)      $(4,188)         $41,450         $22,424    $     --              $63,874
  Publishing                                       --           21,866             --           --               21,866
  Paging                                           --               --          4,897           --                4,897
                                          ------------     ------------    -----------    -------------     ------------
Total revenues                                 (4,188)          63,316         27,321           --               90,637
Expenses:
  Broadcasting                                 (3,313)          25,891         10,487          220(10)           37,034
                                                                                               436(11)
  Publishing                                       --           20,016             --           --               20,016
  Paging                                           --               --          3,052          143(11)            3,195
  Corporate and administrative                     --            2,258             --                             2,258
  Depreciation                                   (438)           2,415          2,385         (625)(12)           4,175
  Amortization of intangible assets                --            2,150            735        3,514(13)            6,225
                                                                                              (174)(14)
  Non-cash compensation paid in common
    stock                                          --            2,321             --           --                2,321
  Management fee                                   --               --          3,280       (3,280)(15)              --
                                          ------------     ------------    -----------    -------------     ------------
Total expenses                                 (3,751)          55,051         19,939          234               75,224
                                          ------------     ------------    -----------    -------------     ------------
Operating income                                 (437)           8,265          7,382         (234)              15,413
Miscellaneous income (expense), net               (27)              24             12           --                   36
                                          ------------     ------------    -----------    -------------     ------------
Income before interest expense, minority
 interests and income taxes                      (464)           8,289          7,394         (234)              15,449
Interest expense                                   --              910            499         (499)(16)          20,664
                                                                                            19,754(17)
                                          ------------     ------------    -----------    -------------     ------------
Income (loss) before minority interests
 and income taxes                                (464)           7,379          6,895      (19,489)              (5,215)
Minority interests                                 --               --            547         (547)(18)              --
                                          ------------     ------------    -----------    -------------     ------------
Income (loss) before income taxes                (464)           7,379          6,348      (18,942)              (5,215)
Income tax expense (benefit)                     (186)           2,958             --       (4,724)(6)           (1,766)
                                          ------------     ------------    -----------    -------------     ------------
  Net income (loss)                              (278)           4,421          6,348      (14,218)              (3,449)
Preferred stock dividends                          --            1,400             --           --                1,400
                                          ------------     ------------    -----------    -------------     ------------
  Net income (loss) available to common
    stockholders                              $  (278)         $ 3,021         $6,348     $(14,218)             $(4,849)
                                          ------------     ------------    -----------    -------------     ------------
                                          ------------     ------------    -----------    -------------     ------------
Average shares outstanding (19)                                  7,999                                            7,854
                                                           ------------                                     ------------
                                                           ------------                                     ------------
Earnings (loss) per share                                      $  0.38                                          $ (0.62)
                                                           ------------                                     ------------
                                                           ------------                                     ------------

    The pro forma adjustments to reflect the Augusta Acquisition, this Offering, the KTVE Sale, the Phipps Acquisition, the Financing and the Concurrent Offering are as follows:

STATEMENT OF OPERATIONS -- YEAR ENDED DECEMBER 31, 1995

1. Reflects the classification of national sales representative commissions as an expense consistent with the presentation by the Company.

2. Reflects decreased annual depreciation resulting from the change in asset lives in connection with the preliminary allocation of the Augusta Acquisition purchase price to the newly acquired property and equipment, at fair market value.

3. Reflects annual amortization of $107,000 on the Augusta Business' financing costs over a seven-year period. Also reflects the annual amortization of $813,000 on the intangible assets associated with the Augusta Acquisition over a 40-year period.

4. Reflects the elimination of the corporate allocation to the Augusta Business by its previous owner which will not be incurred by the Company.


5. Reflects increased annual interest expense of $155,000 for an interest rate adjustment on the Senior Note; increased annual interest expense of $2.4 million on the Old Credit Facility at LIBOR plus 3.5%, based on an increase in the debt level subsequent to the Augusta Acquisition; and annual interest expense of $1.1 million on the 8% Note. Three month LIBOR on January 4, 1996 was approximately 5.625%.


6. Reflects the adjustment of the income tax provision to the estimated effective tax rate.


7. Reflects decreased annual amortization of deferred financing costs in connection with retirement of the Senior Note. Also reflects decreased annual interest expense of $4.4 million on the Old Credit Facility resulting from the repayment of $49.2 million in principal on the Old Credit Facility, bearing interest at an estimated weighted average rate of 8.96% per annum with the proceeds of this Offering. Also reflects a reduction of annual interest expense of $2.7 million resulting from the retirement of the Senior Note and a reduction of annual interest expense of $1.1 million on the 8% Note which will be converted into Series A Preferred Stock. The pro forma statement of operations for the year ended December 31, 1995 does not include an extraordinary loss relating to a prepayment fee associated with the retirement of the Senior Note. See Pro Forma Statement of Operations for the Six Months Ended June 30, 1996. Also see "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Senior Note.


8.  Reflects annual dividends on the Series A and Series B Preferred Stock.

9. Reflects the elimination of the results of operations of KTVE. The pro forma adjustments exclude an estimated gain of $5.4 million and estimated income taxes of $2.8 million from the KTVE Sale.

10. Reflects additional accounting and administrative expenses associated with the Phipps Business.

11. Reflects increased pension expense for the Phipps Business subsequent to the Phipps Acquisition. Historical pension expense for the Phipps Business was a credit of $449,000 while pension expense for these operations subsequent to the Phipps Acquisition is expected to be an expense of approximately $130,000.

12. Reflects decreased annual depreciation resulting from the change in asset lives in connection with the newly acquired property and equipment (at fair market value) of the Phipps Acquisition.

13. Reflects annual amortization of intangible assets associated with the Phipps Acquisition over a 40-year period.


14. Reflects decreased annual amortization of debt acquisition costs resulting from the retirement of the Old Credit Facility. The pro forma statement of operations for the year ended December 31, 1995 does not include an extraordinary loss relating to deferred financing costs associated with the assumed retirement of the Old Credit Facility. See Pro Forma Statement of Operations for the Six Months Ended June 30, 1996. Also see "The Phipps Acquisition, the KTVE Sale and the Financing--The Financing" with respect to the retirement of the Old Credit Facility.


15. Reflects elimination of the corporate allocation to the Phipps Business. Such amounts will not be incurred by the Company in connection with its operations of the Phipps Business.

16. Reflects the elimination of interest expense associated with borrowings of the Phipps Business which will not be assumed by the Company.


17. Reflects increased annual interest expense of $16.7 million on the Notes, which includes annual amortization expense of $525,000 resulting from the transaction costs relating to the issuance of the Notes, annual interest expense of $2.9 million relating to additional borrowings under the Senior Credit Facility of $32.3 million at an estimated weighted average interest rate of 8.96% plus amortization of additional deferred financing costs of $214,000. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Old Credit Facility.


18. Reflects the elimination of minority interests associated with the Phipps Business, because such minority interests will be acquired as a part of the Phipps Acquisition.


19. Average outstanding shares used to calculate pro forma earnings (loss) per share are based on weighted average common shares outstanding during the period, adjusted for this Offering.

20. In connection with the Phipps Acquisition, the Company is seeking FCC approval of the assignment of the television broadcast licenses for WCTV and WKXT. Current FCC regulations will require the Company to divest its ownership interest in WALB and WJHG. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1031 of the Code. If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. See "Risk Factors--FCC Divestiture Requirement" and "Business--Federal Regulation of the Company's Business."


Condensed income statement data of WALB and WJHG are as follows:


                                                                YEAR ENDED
                                                            DECEMBER 31, 1995
                                                           --------------------
                                                             WALB       WJHG
                                                           ---------  ---------

Broadcasting revenues....................................  $   9,445  $   3,843
Expenses.................................................      4,650      3,573
                                                           ---------  ---------
Operating income.........................................      4,795        270
Other income.............................................         17         60
                                                           ---------  ---------
Income before income taxes...............................      4,812        330
                                                           ---------  ---------
                                                           ---------  ---------
Net income...............................................  $   2,984  $     205
                                                           ---------  ---------
                                                           ---------  ---------
Media Cash Flow..........................................  $   5,103  $     549
                                                           ---------  ---------
                                                           ---------  ---------

                                                         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                                               SIX MONTHS ENDED JUNE 30, 1996
                                                                            (IN THOUSANDS EXCEPT PER SHARE DATA)
                                            HISTORICAL                     PRO FORMA                      PRO FORMA        PHIPPS
                                             COMPANY       OFFERING          COMPANY    KTVE SALE(4)       COMPANY        BUSINESS
                                            --------    -----------     ------------    ------------     ------------    -----------
STATEMENT OF OPERATIONS DATA:
Operating revenues:
  Broadcasting (less agency
    commissions)........................    $24,252     $    --             $24,252         $(2,303)         $21,949         $11,346
  Publishing............................     11,262          --              11,262              --           11,262             --
  Paging................................         --          --                  --              --               --          2,744
                                            --------    -----------     ------------    ------------     ------------    -----------
Total revenues..........................     35,514          --              35,514          (2,303)          33,211         14,090
Expenses:
  Broadcasting..........................     14,418          --              14,418          (1,723)          12,695          5,412
  Publishing............................      9,193          --               9,193              --            9,193             --
  Paging................................         --          --                  --              --               --          1,780
  Corporate and administrative..........      1,571          --               1,571              --            1,571             --
  Depreciation..........................      1,648          --               1,648            (220)           1,428          1,168
  Amortization of intangible assets.....      1,253         (49)(1)           1,204              --            1,204            362
  Non-cash compensation paid in common
    stock...............................        120          --                 120              --              120             --
  Management fee........................         --          --                  --              --               --            735
                                            --------    -----------     ------------    ------------     ------------    -----------
Total expenses..........................     28,203         (49)             28,154          (1,943)          26,211          9,457
                                            --------    -----------     ------------    ------------     ------------    -----------
Operating income........................      7,311          49               7,360            (360)           7,000          4,633
Miscellaneous income (expense), net.....         81          --                  81              (1)              80             (5)
                                            --------    -----------     ------------    ------------     ------------    -----------
Income before interest expense, minority
 interests and income taxes.............      7,392          49               7,441            (361)           7,080          4,628
Interest expense........................      4,445      (4,086) (1)            359              --              359            159
                                            --------    -----------     ------------    ------------     ------------    -----------
Income (loss) before minority interests
 and income taxes.......................      2,947       4,135               7,082            (361)           6,721          4,469
Minority interests......................         --          --                  --              --               --            296
                                            --------    -----------     ------------    ------------     ------------    -----------
Income (loss) before income taxes.......      2,947       4,135               7,082            (361)           6,721          4,173
Income tax expense (benefit)............      1,146       1,693(2)            2,839            (145)           2,694             --
                                            --------    -----------     ------------    ------------     ------------    -----------
  Net income (loss).....................      1,801       2,442               4,243            (216)           4,027          4,173
Preferred stock dividends...............         --         700(3)              700              --              700             --
                                            --------    -----------     ------------    ------------     ------------    -----------
  Net income (loss) available to common
    stockholders........................    $ 1,801     $ 1,742             $ 3,543         $  (216)         $ 3,327         $4,173
                                            --------    -----------     ------------    ------------     ------------    -----------
                                            --------    -----------     ------------    ------------     ------------    -----------
Average shares outstanding (14).........      4,657                           8,157                            8,157
                                            --------                    ------------                     ------------
                                            --------                    ------------                     ------------
Earnings (loss) per share...............    $  0.39                         $  0.43                          $  0.41
                                            --------                    ------------                     ------------
                                            --------                    ------------                     ------------


                                            PRO FORMA        PRO FORMA
                                           ADJUSTMENTS      COMBINED(15)
                                          -------------     ------------
STATEMENT OF OPERATIONS DATA:
Operating revenues:
  Broadcasting (less agency
    commissions)........................  $     --              $33,295
  Publishing............................        --               11,262
  Paging................................        --                2,744
                                          -------------     ------------
Total revenues..........................        --               47,301
Expenses:
  Broadcasting..........................       110(5)            18,435
                                               218(6)
  Publishing............................        --                9,193
  Paging................................        72(6)             1,852
  Corporate and administrative..........        --                1,571
  Depreciation..........................      (312)(7)            2,284
  Amortization of intangible assets.....     1,768(8)             3,261
                                               (73)(9)
  Non-cash compensation paid in common
    stock...............................                            120
  Management fee........................      (735)(10)              --
                                          -------------     ------------
Total expenses..........................     1,048               36,716
                                          -------------     ------------
Operating income........................    (1,048)              10,585
Miscellaneous income (expense), net.....        --                   75
                                          -------------     ------------
Income before interest expense, minority
 interests and income taxes.............    (1,048)              10,660
Interest expense........................      (159)(11)          10,236
                                             9,877(12)
                                          -------------     ------------
Income (loss) before minority interests
 and income taxes.......................   (10,766)                 424
Minority interests......................      (296)(13)              --
                                          -------------     ------------
Income (loss) before income taxes.......   (10,470)                 424
Income tax expense (benefit)............    (2,524)(2)              170
                                          -------------     ------------
  Net income (loss).....................    (7,946)                 254
Preferred stock dividends...............        --                  700
                                          -------------     ------------
  Net income (loss) available to common
    stockholders........................  $ (7,946)             $  (446)
                                          -------------     ------------
                                          -------------     ------------
Average shares outstanding (14).........                          7,954
                                                            ------------
                                                            ------------
Earnings (loss) per share...............                        $ (0.06)
                                                            ------------
                                                            ------------

    The pro forma adjustments to reflect this Offering, the KTVE Sale, the Phipps Acquisition, the Financing and the Concurrent Offering are as follows:


STATEMENT OF OPERATIONS -- SIX MONTHS ENDED JUNE 30, 1996



1. Reflects decreased semiannual amortization of deferred financing costs in connection with retirement of the Senior Note. Also reflects decreased semiannual interest expense of $2.2 million on the Old Credit Facility resulting from repayment from the proceeds of this Offering of $49.2 million in principal at an estimated weighted average interest rate of 8.96% per annum; decreased semiannual interest expense of $1.3 million resulting from the retirement of the Senior Note; and a reduction of semiannual interest expense of $544,000 on the 8% Note which will be converted into Series A Preferred Stock. The Pro Forma Statement of Operations for the Six Months Ended June 30, 1996 does not include an extraordinary loss of approximately $2.7 million (net of estimated income tax benefit of $1.4 million) relating to deferred financing costs and a prepayment fee associated with the assumed retirement of the Senior Note. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Senior Note.


2. Reflects the adjustment of the income tax provision to the estimated effective tax rate.


3.  Reflects semiannual dividends on the Series A and Series B Preferred Stock.



4. Reflects the elimination of the results of operations of KTVE. The pro forma adjustments exclude an estimated gain of $5.6 million and estimated income taxes of $2.8 million from the KTVE Sale.


5. Reflects accounting and administrative expenses associated with the Phipps Business.


6. Reflects increased pension expense for the Phipps Business subsequent to the Phipps Acquisition. Historical semiannual pension expense for the Phipps Business was a credit of $226,000 while pension expense for the Phipps Business subsequent to the Phipps Acquisition is expected to be a semiannual expense of approximately $64,000.



7. Reflects decreased semiannual depreciation resulting from the change in asset lives in connection with the newly acquired property and equipment (at fair market value) of the Phipps Acquisition.



8. Reflects semiannual amortization of intangible assets associated with the Phipps Acquisition over a 40-year period.



9. Reflects decreased semiannual amortization of debt acquisition costs resulting from the retirement of the Old Credit Facility. The Pro Forma Statement of Operations for the Six Months Ended June 30, 1996 does not include an extraordinary loss of approximately $780,000 (net of estimated tax benefit of $402,000) relating to deferred financing costs associated with the assumed retirement of the Old Credit Facility. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Old Credit Facility.


10. Reflects elimination of the corporate allocation to the Phipps Business. Such amounts will not be incurred by the Company in connection with its operations of the Phipps Business.

11. Reflects the elimination of interest expense associated with the Phipps Business which will not be incurred by the Company.


12. Reflects increased semiannual interest expense of $8.3 million on the Notes, which includes semiannual amortization expense of $263,000 resulting from the transaction costs relating to the issuance of the Notes, and increased semiannual interest expense of $1.3 million relating to additional borrowings under the Senior Credit Facility at an estimated weighted average interest rate of 8.96% plus amortization of additional deferred financing costs of $107,000. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Old Credit Facility.


13. Reflects the elimination of minority interests associated with the Phipps Business, because such minority interests will be acquired as part of the Phipps Acquisition.

14. Average outstanding shares used to calculate pro forma earnings (loss) per share are based on weighted average common shares outstanding during the period, adjusted for this Offering.


15. In connection with the Phipps Acquisition, the Company is seeking FCC approval of the assignment of the television broadcast licenses for WCTV and WKXT. Current FCC regulations will require the Company to divest its ownership interest in WALB and WJHG. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1031 of the Code. If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. See "Risk Factors -- FCC Divestiture Requirement" and "Business -- Federal Regulation of the Company's Business."


    Condensed income statement data of WALB and WJHG are as follows:


                                                                           SIX MONTHS ENDED
                                                                            JUNE 30, 1996
                                                                       ------------------------
                                                                          WALB         WJHG
                                                                       -----------  -----------
Broadcasting revenues                                                   $   5,098    $   2,409
Expenses                                                                    2,440        1,933
                                                                       -----------  -----------
Operating income                                                            2,658          476
Other income                                                                    9           16
                                                                       -----------  -----------
Income before income taxes                                              $   2,667    $     492
                                                                       -----------  -----------
                                                                       -----------  -----------
Net income                                                              $   1,654    $     305
                                                                       -----------  -----------
                                                                       -----------  -----------
Media Cash Flow                                                         $   2,809    $     624
                                                                       -----------  -----------
                                                                       -----------  -----------

                                                       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                                      TWELVE MONTHS ENDED JUNE 30, 1996
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                  HISTORICAL              PRO FORMA
                                            -----------------------     ADJUSTMENTS          PRO
                                                            AUGUSTA     FOR AUGUSTA        FORMA                        PRO FORMA
                                             COMPANY       BUSINESS     ACQUISITION      COMPANY        OFFERING          COMPANY
                                            --------    -----------     -----------     --------     -----------     ------------
STATEMENT OF OPERATIONS DATA:
Operating revenues:
  Broadcasting (less agency
    commissions)........................    $42,741         $4,419      $   110(1)      $47,270      $    --             $47,270
  Publishing............................     23,082             --           --          23,082           --              23,082
  Paging................................         --             --           --              --           --                  --
                                            --------    -----------     -----------     --------     -----------     ------------
Total revenues..........................     65,823          4,419          110          70,352           --              70,353
Expenses:
  Broadcasting..........................     26,211          2,997          110(1)       29,318           --              29,318
  Publishing............................     20,619             --           --          20,619           --              20,619
  Paging................................         --             --           --              --           --                  --
  Corporate and administrative..........      2,817             --           --           2,817           --               2,817
  Depreciation..........................      3,048            135          (26)(2)       3,157           --               3,157
  Amortization of intangible assets.....      1,990             76          384(3)        2,450          (97)(7)           2,353
  Non-cash compensation paid in common
    stock...............................      1,625             --           --           1,625           --               1,625
  Management fee........................         --             --           --              --           --                  --
                                            --------    -----------     -----------     --------     -----------     ------------
Total expenses..........................     56,310          3,208          461          59,986          (97)             59,889
                                            --------    -----------     -----------     --------     -----------     ------------
Operating income........................      9,513          1,211         (358)         10,366           97              10,463
Miscellaneous income (expense), net.....        157           (126)          69(4)          100           --                 100
                                            --------    -----------     -----------     --------     -----------     ------------
Income before interest expense, minority
 interests and income taxes.............      9,670          1,085         (289)         10,466           97              10,563
Interest expense........................      7,115             --        1,859(5)        8,974       (8,172) (7)            802
                                            --------    -----------     -----------     --------     -----------     ------------
Income (loss) before minority interests
 and income taxes.......................      2,555          1,085       (2,148)          1,492        8,269               9,761
Minority interests......................         --             --           --              --           --                  --
                                            --------    -----------     -----------     --------     -----------     ------------
Income (loss) before income taxes.......      2,555          1,085       (2,148)          1,492        8,269               9,761
Income tax expense (benefit)............      1,004             --         (412)(6)         592        3,316(6)            3,908
                                            --------    -----------     -----------     --------     -----------     ------------
  Net income (loss).....................      1,551          1,085       (1,736)            900        4,953               5,853
Preferred stock dividends...............         --             --           --              --        1,400(8)            1,400
                                            --------    -----------     -----------     --------     -----------     ------------
  Net income (loss) available to common
    stockholders........................    $ 1,551         $1,085      $(1,736)        $   900      $ 3,553             $ 4,453
                                            --------    -----------     -----------     --------     -----------     ------------
                                            --------    -----------     -----------     --------     -----------     ------------
Average shares outstanding (19).........      4,624                                       8,124                            8,124
                                            --------                                    --------                     ------------
                                            --------                                    --------                     ------------
Earnings (loss) per share...............    $  0.34                                     $  0.11                          $  0.55
                                            --------                                    --------                     ------------
                                            --------                                    --------                     ------------


                                                            PRO FORMA        PHIPPS         PRO FORMA        PRO FORMA
                                          KTVE SALE(9)       COMPANY        BUSINESS       ADJUSTMENTS      COMBINED(20)
                                          ------------     ------------    -----------    -------------     ------------
STATEMENT OF OPERATIONS DATA:
Operating revenues:
  Broadcasting (less agency
    commissions)........................      $(4,533)         $42,737         $22,995    $     --              $65,733
  Publishing............................           --           23,082             --           --               23,082
  Paging................................           --               --          5,219           --                5,219
                                          ------------     ------------    -----------    -------------     ------------
Total revenues..........................       (4,533)          65,819         28,214           --               94,033
Expenses:
  Broadcasting..........................       (3,399)          25,919         10,835          220(10)           37,410
                                                                                               436(11)
  Publishing............................           --           20,619             --           --               20,619
  Paging................................           --               --          3,420          143(11)            3,563
  Corporate and administrative..........           --            2,817             --           --                2,817
  Depreciation..........................         (442)           2,715          2,462         (625)(12)           4,552
  Amortization of intangible assets.....           --            2,353            753        3,525(13)            6,521
                                                                                              (110)(14)
  Non-cash compensation paid in common
    stock...............................           --            1,625             --           --                1,625
  Management fee........................           --               --          2,476       (2,476)(15)              --
                                          ------------     ------------    -----------    -------------     ------------
Total expenses..........................       (3,841)          56,048         19,946        1,113               77,107
                                          ------------     ------------    -----------    -------------     ------------
Operating income........................         (692)           9,771          8,268       (1,113)              16,926
Miscellaneous income (expense), net.....          (20)              80             13           --                   93
                                          ------------     ------------    -----------    -------------     ------------
Income before interest expense, minority
 interests and income taxes.............         (712)           9,851          8,281       (1,113)              17,019
Interest expense........................           --              802            435         (435)(16)          20,556
                                                                                            19,754(17)
                                          ------------     ------------    -----------    -------------     ------------
Income (loss) before minority interests
 and income taxes.......................         (712)           9,049          7,846      (20,432)              (3,537)
Minority interests......................           --               --            587         (587)(18)              --
                                          ------------     ------------    -----------    -------------     ------------
Income (loss) before income taxes.......         (712)           9,049          7,259      (19,845)              (3,537)
Income tax expense (benefit)............         (285)           3,623             --       (4,823)(6)           (1,200)
                                          ------------     ------------    -----------    -------------     ------------
  Net income (loss).....................         (427)           5,426          7,259      (15,022)              (2,337)
Preferred stock dividends...............           --            1,400             --           --                1,400
                                          ------------     ------------    -----------    -------------     ------------
  Net income (loss) available to common
    stockholders........................      $  (427)         $ 4,026         $7,259     $(15,022)             $(3,737)
                                          ------------     ------------    -----------    -------------     ------------
                                          ------------     ------------    -----------    -------------     ------------
Average shares outstanding (19).........                         8,124                                            7,926
                                                           ------------                                     ------------
                                                           ------------                                     ------------
Earnings (loss) per share...............                       $  0.50                                          $ (0.47)
                                                           ------------                                     ------------
                                                           ------------                                     ------------

    The pro forma adjustments to reflect this Offering, the KTVE Sale, the Phipps Acquisition, the Financing and the Concurrent Offering are as follows:


STATEMENT OF OPERATIONS -- TWELVE MONTHS ENDED JUNE 30, 1996


1. Reflects the classification of national sales representative commissions as an expense consistent with the presentation by the Company.


2. Reflects decreased depreciation prior to acquisition resulting from the change in asset lives in connection with the preliminary allocation of the Augusta Acquisition purchase price to the newly acquired property and equipment, at fair market value, for the six months ended December 31, 1995.



3. Reflects amortization prior to acquisition of $54,000 on the Augusta Business financing costs over a seven-year period. Also reflects the amortization prior to acquisition of $406,000 on the intangible assets associated with the Augusta Acquisition over a 40-year period.


4. Reflects the elimination of overhead allocated to the Augusta Business prior to acquisition by its previous owner which will not be incurred by the Company.


5. Reflects increased interest expense prior to the acquisition of the Augusta Business of $77,000 for an interest rate adjustment on the Senior Note; increased interest expense prior to the acquisition of the Augusta Business of $1.2 million on the Old Credit Facility at LIBOR plus 3.5%, based on an increase in the debt level subsequent to the Augusta Acquisition; and interest expense prior to the acquisition of the Augusta Business of $544,000 on the 8% Note.


6. Reflects the adjustment of the income tax provision to the estimated effective tax rate.


7. Reflects decreased annual amortization of deferred financing costs in connection with retirement of the Senior Note. Also reflects decreased annual interest expense of $4.4 million on the Old Credit Facility resulting from repayment of $49.2 million in principal at an estimated weighted average interest rate of 8.96% per annum from the proceeds of this Offering; decreased annual interest expense of $2.7 million resulting from the retirement of the Senior Note; and a reduction of annual interest expense of $1.1 million on the 8% Note which will be converted to Series A Preferred Stock. The Pro Forma Statement of Operations for the Twelve Months Ended June 30, 1996 does not include an extraordinary loss of approximately $2.7 million (net of estimated income tax benefit of $1.4 milion) relating to deferred financing costs and a prepayment fee associated with the assumed retirement of the Senior Note. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Senior Note.


8.  Reflects annual dividends on the Series A and Series B Preferred Stock.


9. Reflects the elimination of the results of operations of KTVE. The pro forma adjustments exclude an estimated gain of $5.6 million and estimated income taxes of $2.8 million from the KTVE Sale.


10. Reflects accounting and administrative expenses associated with the Phipps Business.

11. Reflects increased pension expense for the Phipps Business subsequent to the Phipps Acquisition. Historical pension expense for the Phipps Business was a credit of $449,000 while pension expense for these operations subsequent to the Phipps Acquisition is expected to be an expense of approximately $130,000.

12. Reflects decreased annual depreciation resulting from the change in asset lives in connection with the newly acquired property and equipment (at fair market value) of the Phipps Acquisition.

13. Reflects annual amortization of intangible assets associated with the Phipps Acquisition over a 40-year period.


14. Reflects decreased annual amortization of debt acquisition costs resulting from the retirement of the Old Credit Facility at June 30, 1996. The Pro Forma Statement of Operations for the Twelve Months Ended June 30, 1996 does not include an extraordinary loss of approximately $780,000 (net of estimated tax benefit of $402,000) relating to deferred financing costs associated with the assumed retirement of the Old Credit Facility. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Old Credit Facility.


15. Reflects elimination of the corporate allocation to the Phipps Business. Such amounts will not be incurred by the Company in connection with its operations of the Phipps Business.

16. Reflects the elimination of interest expense associated with the Phipps Business which will not be assumed by the Company.


17. Reflects increased annual interest expense of $16.7 million on the Notes, which includes annual amortization expense of $525,000 resulting from the transaction costs relating to the issuance of the Notes, annual interest expense of $2.9 million relating to the additional borrowings under the Senior Credit Facility at an estimated weighted average interest rate of 8.96% plus amortization of additional deferred financing costs of $214,000. See "The Phipps Acquisition, the KTVE Sale and the Financing -- The Financing" with respect to the retirement of the Old Credit Facility.


18. Reflects the elimination of minority interests associated with the Phipps Business, because such minority interests will be acquired as a part of the Phipps Acquisition.

19. Average outstanding shares used to calculate pro forma earnings (loss) per share are based on weighted average common shares outstanding during the period, adjusted for this Offering.

20. In connection with the Phipps Acquisition, the Company is seeking FCC approval of the assignment of the television broadcast licenses for WCTV and WKXT. Current FCC regulations will require the Company to divest its ownership interest in WALB and WJHG. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1031 of the Code. If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. See "Risk Factors -- FCC Divestiture Requirement" and "Business -- Federal Regulation of the Company's Business."


Condensed income statement data of WALB and WJHG are as follows:


                                                                         TWELVE MONTHS ENDED
                                                                            JUNE 30, 1996
                                                                       ------------------------
                                                                          WALB         WJHG
                                                                       -----------  -----------

Broadcasting revenues                                                   $   9,829    $   4,426
Expenses                                                                    4,735        3,816
                                                                       -----------  -----------
Operating income                                                            5,094          610
Other income                                                                   17           45
                                                                       -----------  -----------
Income before income taxes                                              $   5,111    $     655
                                                                       -----------  -----------
                                                                       -----------  -----------
Net income                                                              $   3,170    $     407
                                                                       -----------  -----------
                                                                       -----------  -----------
Media Cash Flow                                                         $   5,409    $     912
                                                                       -----------  -----------
                                                                       -----------  -----------

                                                          UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                                                    JUNE 30, 1996
                                                                                (DOLLARS IN THOUSANDS)
                                            HISTORICAL                   PRO FORMA           KTVE     PRO FORMA       PHIPPS
                                              COMPANY       OFFERING       COMPANY        SALE(4)       COMPANY     BUSINESS
                                            ---------     ----------     ---------    -----------     ---------     --------
ASSETS:
Cash....................................      $1,287       $     --        $1,287         $9,500       $10,787         $663
Trade accounts receivable...............      10,818             --        10,818             --        10,818        5,188
Recoverable income taxes................         797          1,394(1)      2,191         (2,191)           --           --
Inventories.............................         109             --           109             --           109           --
Current portion of program broadcast
 rights.................................         711             --           711            (56)          655          924
Prepaid expenses and other current
 assets.................................         759             --           759            (50)          709          338
                                            ---------     ----------     ---------    -----------     ---------     --------
Total current assets....................      14,481          1,394        15,875          7,203        23,078        7,113
Property and equipment-net..............      18,798             --        18,798         (1,531)       17,267        9,985
Other assets
Deferred acquisition costs..............       2,819             --         2,819             --         2,819           --
Deferred loan costs.....................       1,882           (804)(1)     1,078             --         1,078           --
Goodwill and other intangibles..........      73,299             --        73,299         (2,322)       70,977        9,097
Other...................................       1,237             --         1,237             (8)        1,229          111
                                            ---------     ----------     ---------    -----------     ---------     --------
Total other assets......................      79,237           (804)       78,433         (2,330)       76,103        9,208
                                            ---------     ----------     ---------    -----------     ---------     --------
  Total assets..........................    $112,516           $590      $113,106         $3,342      $116,448      $26,306
                                            ---------     ----------     ---------    -----------     ---------     --------
                                            ---------     ----------     ---------    -----------     ---------     --------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Trade accounts payable..................      $3,169            $--        $3,169            $--        $3,169         $308
Employee compensation and benefits......       4,114             --         4,114             --         4,114           --
Accrued expenses........................         924             --           924             --           924          996
Accrued interest........................       2,026             --         2,026             --         2,026           --
Income taxes payable....................          --             --            --            617           617           --
Current portion of broadcast program
 obligations............................         710             --           710            (53)          657          458
Deferred paging service income..........          --             --            --             --            --          975
Current portion of long-term debt.......          --             --            --             --            --        1,474
                                            ---------     ----------     ---------    -----------     ---------     --------
Total current liabilities...............      10,943             --        10,943            564        11,507        4,211
Long-term debt..........................      82,846         (7,545)(2)     1,101             --         1,101        2,560
                                                            (74,200)(3)
Deferred credits........................       4,914             --         4,914             (3)        4,911          214
Minority interests......................          --             --            --             --            --          655
Stockholders' equity
Series A Preferred Stock................          --          9,896(2)      9,896             --         9,896           --
Series B Preferred Stock................          --         10,000(2)     10,000             --        10,000           --
Class A Common Stock, no par value......      10,000         (2,455)(2)     7,545             --         7,545           --
Class B Common Stock, no par value......          --         67,600(2)     67,600             --        67,600           --
Retained earnings.......................      10,451         (2,706)(1)     7,745          2,781        10,526           --
Net equity of acquired operations.......          --             --            --             --            --       18,666
                                            ---------     ----------     ---------    -----------     ---------     --------
                                              20,451         82,335       102,786          2,781       105,567       18,666
Treasury stock..........................      (6,638)            --        (6,638 )           --        (6,638)          --
                                            ---------     ----------     ---------    -----------     ---------     --------
                                              13,813         82,335        96,148          2,781        98,929       18,666
                                            ---------     ----------     ---------    -----------     ---------     --------
  Total liabilities and stockholders'
   equity...............................    $112,516           $590      $113,106         $3,342      $116,448      $26,306
                                            ---------     ----------     ---------    -----------     ---------     --------
                                            ---------     ----------     ---------    -----------     ---------     --------


                                            PRO FORMA          PRO FORMA
                                           ADJUSTMENTS        COMBINED(10)
                                          --------------     --------------
ASSETS:
Cash....................................  $(185,000)(5)             $1,287
                                            144,750(7)
                                             30,750(8)
                                               (663)(6)
Trade accounts receivable...............         --                 16,006
Recoverable income taxes................         --                     --
Inventories.............................         --                    109
Current portion of program broadcast
 rights.................................         --                  1,579
Prepaid expenses and other current
 assets.................................       (338)(6)                709
                                          --------------     --------------
Total current assets....................    (10,501)                19,690
Property and equipment-net..............         --                 27,252
Other assets
Deferred acquisition costs..............         --                  2,819
Deferred loan costs.....................      5,250(7)               6,750
                                              1,500(8)
                                             (1,078)(9)
Goodwill and other intangibles..........     (9,097)(6)            241,416
                                            170,439(5)
Other...................................         --                  1,340
                                          --------------     --------------
Total other assets......................    167,014                252,325
                                          --------------     --------------
  Total assets..........................   $156,513               $299,267
                                          --------------     --------------
                                          --------------     --------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Trade accounts payable..................      $(308)(6)             $3,169
Employee compensation and benefits......         --                  4,114
Accrued expenses........................       (996)(6)                924
Accrued interest........................         --                  2,026
Income taxes payable....................       (366)(9)                251
Current portion of broadcast program
 obligations............................         --                  1,115
Deferred paging service income..........         --                    975
Current portion of long-term debt.......     (1,474)(6)                 --
                                          --------------     --------------
Total current liabilities...............     (3,144)                12,574
Long-term debt..........................     (2,560)(6)            183,351
                                             32,250(8)
                                            150,000(7)
Deferred credits........................         --                  5,125
Minority interests......................       (655)(6)                 --
Stockholders' equity
Series A Preferred Stock................         --                  9,896
Series B Preferred Stock................         --                 10,000
Class A Common Stock, no par value......         --                  7,545
Class B Common Stock, no par value......         --                 67,600
Retained earnings.......................       (712)(9)              9,814
Net equity of acquired operations.......    (18,666)(5)                 --
                                          --------------     --------------
                                            (19,378)               104,855
Treasury stock..........................         --                 (6,638)
                                          --------------     --------------
                                            (19,378)                98,217
                                          --------------     --------------
  Total liabilities and stockholders'
   equity...............................   $156,513               $299,267
                                          --------------     --------------
                                          --------------     --------------

    The pro forma adjustments to reflect this Offering, the KTVE Sale, the Phipps Acquisition, the Financing and the Concurrent Offering are as follows:


BALANCE SHEET - JUNE 30, 1996



1. Reflects the prepayment fee associated with the retirement of the Senior Note, the write-off of deferred loan costs in connection with the retirement of the Senior Note and the exchange of the Series A Preferred Stock for the 8% Note, and the income tax benefit associated with the prepayment fee and write-off of deferred loan costs.



2. Reflects the issuances, net of fees and expenses, of (i) approximately 3,500,000 shares of Class B Common Stock at an estimated $21 per share pursuant to this Offering, (ii) Series A Preferred Stock in exchange for the 8% Note and (iii) $10.0 million of Series B Preferred Stock to certain affiliates of the Company.



3. Reflects retirement of $25.0 million in aggregate principal amount and a prepayment fee of $3.4 million on the Senior Note and a retirement of $49.2 million on the Old Credit Facility with the net proceeds from this Offering and the sale of Series B Preferred Stock of $77.6 million.


4. Reflects the proposed KTVE Sale for $9.5 million plus the amount of the accounts receivable on the date of the closing. The transaction is subject to regulatory approval and is expected to close by September 1996, although there can be no assurance with respect thereto. See "Risk Factors--Possible Non-Consummation of the KTVE Sale."


5. Reflects the purchase of the Phipps Business and a preliminary allocation of the purchase price of $185.0 million to the tangible assets and liabilities based upon estimates of fair market value at June 30, 1996 as follows:



  Trade accounts receivable...........................................................  $    5,188
  Current portion of program broadcast rights.........................................         924
  Property and equipment..............................................................       9,985
  Goodwill and other intangibles......................................................     170,439
  Other...............................................................................         111
  Current portion of program broadcast obligations....................................        (458)
  Deferred paging service income......................................................        (975)
  Deferred credits....................................................................        (214)
                                                                                        ----------
  Purchase price of Phipps Business including expenses................................  $  185,000
                                                                                        ----------
                                                                                        ----------
  Historical book value of Phipps Business............................................  $  (18,666)
  Assets not acquired and liabilities not assumed--net................................       4,105
                                                                                        ----------
  Net assets acquired.................................................................     (14,561)
  Purchase price of Phipps Business...................................................     185,000
                                                                                        ----------
  Goodwill and other intangibles......................................................  $  170,439
                                                                                        ----------
                                                                                        ----------


    The excess of purchase price over amounts allocated to net tangible assets will be amortized on a straight-line basis over a 40-year period. The allocation of the purchase price is subject to adjustment based upon the results of pending appraisals.

6. Reflects the elimination of certain of the assets and liabilities of the Phipps Business, which were not included in the Phipps Acquisition.

7. Reflects the issuance of the Notes pursuant to the Concurrent Offering and fees and expenses associated with the Concurrent Offering.


8. Reflects borrowings of $32.3 million under the Senior Credit Facility in order to complete the Phipps Acquisition and estimated expenses of $1.5 million in connection with the negotiation and execution of the Senior Credit Facility. See "Description of Certain Indebtedness -- Senior Credit Facility."



9. Reflects the write-off of debt acquisition costs and related tax benefit resulting from the retirement of the Old Credit Facility at June 30, 1996.



10. In connection with the Phipps Acquisition, the Company is seeking FCC approval of the assignment of the television broadcast licenses for WCTV and WKXT. Current FCC regulations will require the Company to divest its ownership interest in WALB and WJHG. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1031 of the Code. If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. See "Risk Factors--FCC Divestiture Requirement" and "Business--Federal Regulation of the Company's Business."

        Condensed balance sheets of WALB and WJHG are as follows:


                                                                                            JUNE 30, 1996
                                                                                       ------------------------
                                                                                          WALB         WJHG
                                                                                       -----------  -----------

Current assets                                                                          $   1,801    $     913
Property and equipment                                                                      1,714        1,014
Other assets                                                                                   66            3
                                                                                       -----------  -----------
Total assets                                                                            $   3,581    $   1,930
                                                                                       -----------  -----------
                                                                                       -----------  -----------
Current liabilities                                                                     $   1,756    $     474
Other liabilities                                                                             214       --
Stockholder's equity                                                                        1,611        1,456
                                                                                       -----------  -----------
Total liabilities and stockholder's equity                                              $   3,581    $   1,930
                                                                                       -----------  -----------
                                                                                       -----------  -----------

                       SELECTED HISTORICAL FINANCIAL DATA
                (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)

SELECTED FINANCIAL DATA OF THE COMPANY


    Set forth below are certain selected historical consolidated financial data of the Company. This information should be read in conjunction with the consolidated financial statements of the Company and related notes thereto appearing elsewhere herein and "Management's Discussion and Analysis of
Financial Condition and Results of Operations-Results of Operations of the Company." The selected consolidated financial data for, and as of the end of, each of the years in the four-year period ended December 31, 1995 are derived from the audited consolidated financial statements of the Company. The selected consolidated financial data for, and as of the year ended December 31, 1991 are derived from unaudited financial statements, since the Company had a June 30 fiscal year end. The selected consolidated financial data for, and as of the six months ended June 30, 1995 and 1996 are derived from the unaudited consolidated financial statements of the Company and have been prepared on the same basis as the audited consolidated financial statements and in the opinion of the management of the Company include all normal and recurring adjustments and accruals necessary for a fair presentation of such information.


                                                                                                                     SIX MONTHS
                                                                                                                     ENDED JUNE
                                                                          YEAR ENDED DECEMBER 31,                       30,
                                                         ----------------------------------------------------------  ----------
                                                            1991        1992        1993        1994        1995        1995
                                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                         (UNAUDITED)                                                 (UNAUDITED)
STATEMENT OF INCOME DATA:
Operating revenues:
  Broadcasting (less agency commissions)...............  $   13,553  $   15,131  $   15,004  $   22,826  $   36,750  $   18,261
  Publishing...........................................       8,968       9,512      10,109      13,692      21,866      10,046
                                                         ----------  ----------  ----------  ----------  ----------  ----------
Total revenues.........................................      22,521      24,643      25,113      36,518      58,616      28,307
Expenses:
  Broadcasting.........................................       9,672       9,753      10,029      14,864      23,202      11,410
  Publishing...........................................       6,444       6,752       7,662      11,198      20,016       8,590
  Corporate and administrative.........................       1,889       2,627       2,326       1,959       2,258       1,012
  Depreciation.........................................       1,487       1,197       1,388       1,745       2,633       1,234
  Amortization of intangible assets....................          14          44         177         396       1,326         588
  Non-cash compensation paid in common stock...........          --          --          --          80       2,321         816
                                                         ----------  ----------  ----------  ----------  ----------  ----------
Total expenses.........................................      19,506      20,373      21,582      30,242      51,756      23,650
                                                         ----------  ----------  ----------  ----------  ----------  ----------
Operating income.......................................       3,015       4,270       3,531       6,276       6,860       4,657
Miscellaneous income (expense), net....................         778      (1,519)        202         189         143          69
                                                         ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations before interest
 expense and income taxes..............................       3,793       2,751       3,733       6,465       7,003       4,726
Interest expense.......................................         787       1,486         985       1,923       5,438       2,768
                                                         ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations before income
 taxes.................................................       3,006       1,265       2,748       4,542       1,565       1,958
Federal and state income taxes.........................       1,156         869       1,068       1,776         634         776
                                                         ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations......................       1,850         396       1,680       2,766         931       1,182
Discontinued business:
  Income (loss) from operations of discontinued
   business, net of applicable income tax expense
   (benefit) of ($55), ($79) and $30, respectively.....         (90)       (129)         48          --          --          --
  Gain on disposal of discontinued business, net of
   applicable income tax expense of $501...............          --          --         818          --          --          --
                                                         ----------  ----------  ----------  ----------  ----------  ----------
Net income.............................................  $    1,760  $      267  $    2,546  $    2,766  $      931  $    1,182
                                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------  ----------  ----------
Average outstanding common shares......................       6,469       4,668       4,611       4,689       4,481       4,383
                                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------  ----------  ----------
Income from continuing operations per common share.....  $     0.29  $     0.09  $     0.36  $     0.59  $     0.21  $     0.27
                                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------  ----------  ----------
Cash dividends per common share........................  $     0.05  $     0.07  $     0.07  $     0.07  $     0.08  $     0.04
                                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------  ----------  ----------


                                                            1996
                                                         ----------

STATEMENT OF INCOME DATA:
Operating revenues:
  Broadcasting (less agency commissions)...............  $   24,252
  Publishing...........................................      11,262
                                                         ----------
Total revenues.........................................      35,514
Expenses:
  Broadcasting.........................................      14,418
  Publishing...........................................       9,193
  Corporate and administrative.........................       1,571
  Depreciation.........................................       1,648
  Amortization of intangible assets....................       1,253
  Non-cash compensation paid in common stock...........         120
                                                         ----------
Total expenses.........................................      28,203
                                                         ----------
Operating income.......................................       7,311
Miscellaneous income (expense), net....................          81
                                                         ----------
Income from continuing operations before interest
 expense and income taxes..............................       7,392
Interest expense.......................................       4,445
                                                         ----------
Income from continuing operations before income
 taxes.................................................       2,947
Federal and state income taxes.........................       1,146
                                                         ----------
Income from continuing operations......................       1,801
Discontinued business:
  Income (loss) from operations of discontinued
   business, net of applicable income tax expense
   (benefit) of ($55), ($79) and $30, respectively.....          --
  Gain on disposal of discontinued business, net of
   applicable income tax expense of $501...............          --
                                                         ----------
Net income.............................................  $    1,801
                                                         ----------
                                                         ----------
Average outstanding common shares......................       4,657
                                                         ----------
                                                         ----------
Income from continuing operations per common share.....  $     0.39
                                                         ----------
                                                         ----------
Cash dividends per common share........................  $     0.04
                                                         ----------
                                                         ----------

                                                                                                                     SIX MONTHS
                                                                                                                     ENDED JUNE
                                                                          YEAR ENDED DECEMBER 31,                       30,
                                                         ----------------------------------------------------------  ----------
                                                            1991        1992        1993        1994        1995        1995
                                                         ----------  ----------  ----------  ----------  ----------  ----------
                                                         (UNAUDITED)                                                 (UNAUDITED)
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficiency)...........................  $    6,740  $    2,976  $    2,579  $    1,075  $     (221) $      237
Total assets...........................................      31,548      24,173      21,372      68,789      78,240      73,932
Total debt.............................................      20,378      12,412       7,759      52,940      54,325      54,319
Total stockholders' equity.............................  $    5,853  $    4,850  $    7,118  $    5,001  $    8,986  $    7,375

OTHER DATA:
Media Cash Flow (1)....................................  $    6,405  $    8,079  $    7,371  $   10,522  $   15,559  $    8,333
Operating cash flow (2)................................       4,516       5,452       5,044       8,567      13,309       7,329
EBITDA (3).............................................       4,516       5,512       5,095       8,498      13,140       7,296
Cash flows provided by (used in):
  Operating activities.................................       3,499       4,832       1,324       5,798       7,600       3,828
  Investing activities.................................      (2,073)     (1,041)      3,062     (42,770)     (8,929)     (5,377)
  Financing activities.................................     (10,424)     (9,300)     (4,932)     37,200       1,331       1,208
Capital expenditures...................................  $    2,235  $    2,216  $    2,582  $    1,768  $    3,280  $    1,852
Ratio of Media Cash Flow to interest expense...........         8.1         5.4         7.5         5.5         2.9         3.0
Ratio of operating cash flow to interest expense.......         5.7         3.7         5.1         4.5         2.4         2.6
Ratio of total debt to Media Cash Flow.................         3.2         1.5         1.1         5.0         3.5         3.5(5)
Ratio of total debt to operating cash flow.............         4.5         2.3         1.5         6.2         4.1         4.1(5)
Ratio of earnings to fixed charges (4).................         4.7         1.8         3.4         3.1         1.3         1.7


                                                            1996
                                                         ----------

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficiency)...........................  $    3,538
Total assets...........................................     112,516
Total debt.............................................      82,846
Total stockholders' equity.............................  $   13,813
OTHER DATA:
Media Cash Flow (1)....................................  $   12,004
Operating cash flow (2)................................      10,442
EBITDA (3).............................................      10,332
Cash flows provided by (used in):
  Operating activities.................................       6,801
  Investing activities.................................     (37,490)
  Financing activities.................................      31,416
Capital expenditures...................................  $    1,317
Ratio of Media Cash Flow to interest expense...........         2.7
Ratio of operating cash flow to interest expense.......         2.3
Ratio of total debt to Media Cash Flow.................         4.4(5)
Ratio of total debt to operating cash flow.............         5.0(5)
Ratio of earnings to fixed charges (4).................         1.6


- ------------------------------
(1) Media Cash Flow represents operating income plus depreciation and amortization (including amortization of program license rights), non-cash compensation and corporate overhead, less payments of program license liabilities.
(2) Operating cash flow represents operating income plus depreciation, amortization (including amortization of program license rights) and non-cash compensation, less payments for program license liabilities.
(3) EBITDA represents operating income plus (i) depreciation and amortization (excluding amortization of program license rights) and (ii) non-cash compensation paid in common stock (excluding stock payments made to the 401(k) plan). EBITDA is presented not as a measure of operating results, but rather to provide additional information related to the Company's ability to service debt. EBITDA should not be considered as an alternative to either (x) operating income determined in accordance with GAAP as an indicator of operating performance or (y) cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.
(4) For purposes of this item, "fixed charges" represent interest, the interest element of rental expense, capitalized interest and amortization of debt issuance costs and "earnings" represent net income (loss) before income taxes, discontinued operations, extraordinary items, cumulative effect of change in accounting principles and fixed charges.

(5) Represents applicable ratios for the 12 month periods ended June 30, 1995 and 1996.

SELECTED FINANCIAL DATA OF THE PHIPPS BUSINESS


    Set forth below are certain selected historical financial data of the Phipps Business. This information should be read in conjunction with the financial statements of the Phipps Business and related notes thereto appearing elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations of the Phipps Business." The selected historical financial data for, and as of the end of, each of the years in the three-year period ended December 31, 1995 are derived from the audited financial statements of the Phipps Business. The selected financial data for, and as of the end of, each of the years ended December 31, 1991 and 1992 are derived from the unaudited accounting records of the Phipps Business. The selected financial data for, and as of the six months ended June 30, 1995 and 1996 are derived from the unaudited financial statements of the Phipps Business and have been prepared on the same basis as the audited financial statements and in the opinion of management of the Company include all normal and recurring adjustments and accruals necessary for a fair presentation of such information.



                                                                                                   SIX MONTHS ENDED JUNE
                                                        YEAR ENDED DECEMBER 31,                             30,
                                       ----------------------------------------------------------  ----------------------
                                          1991      1992(1)       1993        1994        1995        1995        1996
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                            (UNAUDITED)                                                 (UNAUDITED)
STATEMENT OF INCOME DATA:
Operating revenues:
  Broadcasting (less agency
   commissions)......................   $  10,492   $  14,523   $  19,460   $  21,524   $  22,424   $  10,774   $  11,346
  Paging.............................       3,369       3,646       3,788       4,277       4,897       2,423       2,744
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total revenues.......................      13,861      18,169      23,248      25,801      27,321      13,197      14,090
Expenses:
  Broadcasting.......................       5,298       7,518      10,734      10,211      10,487       5,065       5,412
  Paging.............................       2,356       2,298       2,529       2,764       3,052       1,411       1,780
  Management fees....................         579         973       2,462       2,486       3,280       1,539         735
  Depreciation and amortization......       1,513       1,734       2,836       2,672       3,120       1,436       1,530
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total expenses.......................       9,746      12,523      18,561      18,133      19,939       9,451       9,457
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Operating income.....................       4,115       5,646       4,687       7,668       7,382       3,746       4,633
Miscellaneous income (expense),
 net.................................           5           8          16         666          12          (4)         (5)
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before interest expense and
 minority interests..................       4,120       5,654       4,703       8,334       7,394       3,742       4,628
Interest expense.....................         162         442         632         480         499         223         159
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income before minority interests.....       3,958       5,212       4,071       7,854       6,895       3,519       4,469
Minority interests...................          --         331         140         635         547         256         296
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income...........................   $   3,958   $   4,881   $   3,931   $   7,219   $   6,348   $   3,236   $   4,173
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Supplemental unaudited pro forma
 information: (2)
  Net income, as above...............   $   3,958   $   4,881   $   3,931   $   7,219   $   6,348   $   3,263   $   4,173
  Pro forma provision for income tax
   expense...........................       1,504       1,855       1,500       2,743       2,413       1,240       1,586
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Pro forma net income.................   $   2,454   $   3,026   $   2,431   $   4,476   $   3,935   $   2,023   $   2,587
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------

BALANCE SHEET DATA (AT END OF
 PERIOD):
Working capital......................   $     595   $     615   $   1,127   $   1,421   $   2,622   $   2,228   $   2,902
Total assets.........................       8,931      25,068      24,819      25,298      27,562      27,633      26,306
Total debt...........................       1,388       7,697       6,542       6,065       4,810       5,198       4,034
Minority interests...................          --       1,154         824         728         586         648         655
Owner's equity.......................       6,351      13,276      14,306      15,465      18,794      18,764      18,666

                                                                                               SIX MONTHS ENDED JUNE
                                                                YEAR ENDED DECEMBER 31,                 30,
                                                           ----------------------------------  ----------------------
                                                              1993        1994        1995        1995        1995
                                                           ----------  ----------  ----------  ----------  ----------
                                                                                                    (UNAUDITED)
OTHER DATA:
Media Cash Flow (3)......................................   $  10,466   $  12,983   $  13,696   $   6,678   $   6,769
Operating cash flow (4)..................................       8,003      10,498      10,416       5,140       6,035
EBITDA (5)...............................................       7,523      10,340      10,502       5,183       6,163
Net cash flows provided by (used in):
  Operating activities...................................       7,397       9,808       9,259       4,136       6,191
  Investing activities...................................      (2,953)     (2,506)     (3,828)     (3,152)       (840)
  Financing activities...................................      (4,418)     (7,233)     (4,906)       (917)     (5,309)
Capital expenditures.....................................   $   3,538   $   3,353   $   3,188   $   1,902   $   1,647


- ------------------------------
(1) Includes the acquisition of a majority interest in WKXT in July 1992, which was accounted for using the purchase method of accounting.

(2) John H. Phipps, Inc. and its subsidiaries file a consolidated federal income tax return and separate state tax returns. Income tax expense for the Phipps Business is not presented in the financial statements as such amounts are computed and paid by John H. Phipps, Inc. Pro forma federal and state income taxes for the Phipps Business are calculated on a pro forma, separate return basis.

(3) Media Cash Flow represents operating income plus depreciation, amortization (including amortization of program license rights) and corporate overhead less payments of program license liabilities.

(4) Operating cash  flow  represents  operating  income  plus  depreciation  and
    amortization   (including  amortization  of  program  license  rights)  less payments for program license liabilities.


(5) EBITDA represents operating income plus depreciation and amortization (excluding amortization of program license rights). EBITDA is presented not as a measure of operating results, but rather to provide additional information related to the Phipps Business' ability to service debt. EBITDA should not be considered as an alternative to either (x) operating income determined in accordance with GAAP as an indicator of operating performance or (y) cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS OF THE COMPANY

INTRODUCTION

    The following analysis of the financial condition and results of operations of the Company should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus.


    The Company derives its revenues from its television broadcasting and publishing operations. As a result of the Kentucky Acquisition (as defined) in 1994 and the Augusta Acquisition, which was completed in January 1996, the proportion of the Company's revenues derived from television broadcasting has increased and this proportion will continue to increase as a result of the Phipps Acquisition, which is expected to occur by September 1996. As a result of the higher operating margins associated with the Company's television broadcasting operations, the profit contribution of these operations as a percentage of revenues has exceeded, and is expected to continue to exceed, the profit contribution of the Company's publishing operations. Set forth below, for the periods indicated, is certain information concerning the relative contributions of the Company's television broadcasting and publishing operations.



                                    YEAR ENDED DECEMBER 31,                               SIX MONTHS ENDED JUNE 30,
                ----------------------------------------------------------------  ------------------------------------------
                        1993                  1994                  1995                  1995                  1996
                --------------------  --------------------  --------------------  --------------------  --------------------
(DOLLARS IN                 PERCENT               PERCENT               PERCENT               PERCENT               PERCENT
 THOUSANDS)      AMOUNT    OF TOTAL    AMOUNT    OF TOTAL    AMOUNT    OF TOTAL    AMOUNT    OF TOTAL    AMOUNT    OF TOTAL
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
TELEVISION
 BROADCASTING
Revenues....... $15,003.7      59.8%  $22,826.4      62.5%  $36,750.0      62.7%  $18,260.9      64.5%  $24,251.9      68.3%
Operating
 income (1)....   4,070.6      66.9     6,556.0      78.4    10,585.2      94.1     5,416.1      84.8     7,757.3      85.9

PUBLISHING
Revenues....... $10,109.4      40.2%  $13,692.0      37.5%  $21,866.2      37.3%  $10,046.1      35.5%  $11,261.8      31.7%
Operating
 income (1)....   2,009.1      33.1     1,804.0      21.6       660.2       5.9       972.2      15.2     1,272.7      14.1


- ------------------------
(1)  Excludes any allocation of corporate and administrative expenses.

TELEVISION BROADCASTING

    Set forth below are the principal types of broadcasting revenues earned by the Company's television stations for the periods indicated and the percentage contribution of each to total Company revenues:


                                    YEAR ENDED DECEMBER 31,                               SIX MONTHS ENDED JUNE 30,
                ----------------------------------------------------------------  ------------------------------------------
                        1993                  1994                  1995                  1995                  1996
                --------------------  --------------------  --------------------  --------------------  --------------------
                            PERCENT               PERCENT               PERCENT               PERCENT               PERCENT
                           OF TOTAL              OF TOTAL              OF TOTAL              OF TOTAL              OF TOTAL
(DOLLARS IN                 COMPANY               COMPANY               COMPANY               COMPANY               COMPANY
 THOUSANDS)      AMOUNT    REVENUES    AMOUNT    REVENUES    AMOUNT    REVENUES    AMOUNT    REVENUES    AMOUNT    REVENUES
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net revenues:
  Local........ $ 7,312.3      29.2%  $12,191.4      33.4%  $20,888.1      35.6%  $10,294.6      36.4%  $13,745.3      38.7%
  National.....   6,102.8      24.3     7,804.4      21.4    10,881.1      18.6     5,497.4      19.4     6,967.9      19.6
  Network
compensation...   1,286.1       5.1     1,297.5       3.5     2,486.8       4.2     1,247.2       4.4     1,761.0       5.0
  Political....      17.7       0.1     1,029.0       2.8     1,174.2       2.0       437.9       1.5       786.3       2.2
  Production
   and other...     284.8       1.1       504.1       1.4     1,319.8       2.3       783.8       2.8       991.4       2.8
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                $15,003.7      59.8%  $22,826.4      62.5%  $36,750.0      62.7%  $18,260.9      64.5%  $24,251.9      68.3%
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------



    In  the Company's broadcasting operations, broadcast advertising is sold for
placement  either  preceding  or   following  a  television  station's   network
programming and within local and syndicated programming.

Broadcast advertising is sold in time increments and is priced primarily on the basis of a program's popularity among the specific audience an advertiser desires to reach, as measured by Nielsen. In addition, broadcast advertising rates are affected by the number of advertisers competing for the available time, the size and demographic makeup of the market served by the station and the availability of alternative advertising media in the market area. Broadcast advertising rates are the highest during the most desirable viewing hours, with corresponding reductions during other hours. The ratings of a local station affiliated with a major network can be affected by ratings of network programming.


    Most broadcast advertising contracts are short-term, and generally run only for a few weeks. The Company estimates that approximately 56.5% and 56.2%, respectively, of the gross revenues of the Company's television stations for the year ended December 31, 1995 and the six months ended June 30, 1996, were generated from local advertising, which is sold by a station's sales staff directly to local accounts, and the remainder primarily represents national advertising, which is sold by a station's national advertising sales representative. The stations generally pay commissions to advertising agencies on local, regional and national advertising and the stations also pay commissions to the national sales representative on national advertising.


    Broadcast advertising revenues are generally highest in the second and fourth quarters of each year, due in part to increases in retail advertising in the spring and in the period leading up to and including the holiday season. In addition, broadcast advertising revenues are generally higher during even numbered election years due to spending by political candidates, which spending typically is heaviest during the fourth quarter.

    The broadcasting operations' primary operating expenses are employee compensation, related benefits and programming costs. In addition, the broadcasting operations incur overhead expenses such as maintenance, supplies, insurance, rent and utilities. A large portion of the operating expenses of the broadcasting operations is fixed.

PUBLISHING

    Set forth below are the principal types of publishing revenues earned by the Company's publishing operations for the periods indicated and the percentage contribution of each to total Company revenues.


                                    YEAR ENDED DECEMBER 31,                               SIX MONTHS ENDED JUNE 30,
                ----------------------------------------------------------------  ------------------------------------------
                        1993                  1994                  1995                  1995                  1996
                --------------------  --------------------  --------------------  --------------------  --------------------
                            PERCENT               PERCENT               PERCENT               PERCENT               PERCENT
                           OF TOTAL              OF TOTAL              OF TOTAL              OF TOTAL              OF TOTAL
                            COMPANY               COMPANY               COMPANY               COMPANY               COMPANY
                 AMOUNT    REVENUES    AMOUNT    REVENUES    AMOUNT    REVENUES    AMOUNT    REVENUES    AMOUNT    REVENUES
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
(DOLLARS IN
 THOUSANDS)
Revenues:
  Retail
 advertising... $ 5,734.3      22.8%  $ 7,460.3      20.4%  $11,044.2      18.8%  $ 5,089.5      18.0%  $ 5,299.8      14.9%
  Classified...   2,336.5       9.3     3,174.2       8.7     5,323.8       9.1     2,493.7       8.8     3,036.5       8.5
 Circulation...   2,011.8       8.0     2,628.9       7.2     3,783.8       6.5     1,821.6       6.4     2,188.6       6.2
  Other........      26.8       0.1       428.6       1.2     1,714.4       2.9       641.3       2.3       736.9       2.1
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                $10,109.4      40.2%  $13,692.0      37.5%  $21,866.2      37.3%  $10,046.1      35.5%  $11,261.8      31.7%
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------


    In the Company's publishing operations, advertising contracts are generally annual and primarily provide for a commitment as to the volume of advertising purchased by a customer. The publishing operations' advertising revenues are primarily generated from retail advertising. As with the broadcasting operations, the publishing operations' revenues are generally highest in the second and fourth quarters of each year.

    The publishing operations' primary operating expenses are employee compensation, related benefits and newsprint costs. In addition, publishing operations incur overhead expenses such as maintenance, supplies, insurance, rent and utilities. A large portion of the operating expenses of the publishing operations is fixed, although the Company has experienced significant variability in its newsprint costs in recent years.

MEDIA CASH FLOW


    The following table sets forth certain operating data for both the broadcast and publishing operations for the years ended December 31, 1993, 1994 and 1995, and the six months ended June 30, 1995 and 1996.



                                                       SIX MONTHS ENDED JUNE
                        YEAR ENDED DECEMBER 31,                 30,
(DOLLARS IN        ---------------------------------   ---------------------
 THOUSANDS)          1993        1994        1995        1995        1996
                   ---------   ---------   ---------   ---------   ---------
Operating
 income..........   $3,530.7   $ 6,276.4   $ 6,859.7    $4,657.5    $7,311.2
Add:
  Amortization of
   program
   license
   rights........      924.9     1,218.0     1,647.0       768.0     1,279.4
  Depreciation
   and
  amortization...    1,564.8     2,141.6     3,958.9     1,821.7     2,900.7
  Corporate
   overhead......    2,326.7     1,958.4     2,258.3     1,012.0     1,570.8
  Non-cash
   compensation
   and
   contributions
   to the
   Company's
   401(k) plan,
   paid in common
   stock.........          -       109.5     2,612.2       976.4       250.8
Less:
  Payments for
   program
   license
   liabilities...     (976.2)   (1,181.6)   (1,776.8)     (902.8)   (1,309.3)
                   ---------   ---------   ---------   ---------   ---------
Media Cash Flow
 (1).............   $7,370.9   $10,522.3   $15,559.3    $8,332.8   $12,003.6
                   ---------   ---------   ---------   ---------   ---------
                   ---------   ---------   ---------   ---------   ---------


- ------------------------

(1) Of Media Cash Flow, $4.9 million, $8.0 million and $13.6 million was attributable to the Company's broadcasting operations in 1993, 1994 and 1995, respectively; and $6.8 million and $9.9 million was attributable to the Company's broadcasting operations during the six months ended June 30, 1995 and 1996, respectively.


    "Media Cash Flow" is defined as operating income from broadcast and publishing operations (and includes paging with regard to the Phipps Business) before income taxes and interest expense, plus depreciation and amortization (including amortization of program license rights), non-cash compensation and corporate overhead, less payments for program license liabilities. The Company has included Media Cash Flow data because such data are commonly used as a measure of performance for broadcast companies and are also used by investors to measure a company's ability to service debt. Media Cash Flow is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in the consolidated financial statements of the Company and is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

ACQUISITIONS


    Since 1994, the Company has completed several broadcasting and publishing acquisitions. The operating results of the Company reflect significant increases in substantially all line items between the six months ended June 30, 1995 and 1996, and the years ended December 31, 1994 and 1995. The principal reason for these increases is the acquisition by the Company in January 1996 of the Augusta Business for $35.9 million and the assumption of $1.3 million of liabilities, and in September 1994 of WKYT and WYMT (together, the "Kentucky Business") for $38.1 million and the assumption of $2.3 million of liabilities (the "Kentucky Acquisition"). In addition, during 1994 the Company acquired THE ROCKDALE CITIZEN for approximately $4.8 million (May 1994) and four shoppers for approximately $1.5 million (October 1994) (collectively the "1994 Publishing Acquisitions"), and during 1995 the Company acquired the GWINNETT DAILY POST for approximately $3.7 million (January 1995) and three shoppers for an aggregate purchase price of approximately $1.4 million (September 1995) (collectively the "1995 Publishing Acquisitions"). The 1994 Publishing Acquisitions and the 1995 Publishing Acquisitions are collectively referred to as the "Publishing Acquisitions."

CASH FLOW PROVIDED BY (USED IN) OPERATING, INVESTING AND FINANCING ACTIVITIES.


    The following table sets forth certain operating data for the Company for the years ended December 31, 1993, 1994 and 1995 and for the six months ended June 30, 1995 and 1996.



                                                          SIX MONTHS ENDED JUNE
                           YEAR ENDED DECEMBER 31,                 30,
(DOLLARS IN           ---------------------------------   ---------------------
THOUSANDS)              1993        1994        1995        1995        1996
                      ---------   ---------   ---------   ---------   ---------
Cash flows provided
 by (used in):
    Operating
     activities.....     $1,324      $5,798      $7,600      $3,828      $6,801
    Investing
     activities.....      3,062     (42,770)     (8,929)     (5,377)    (37,490)
    Financing
     activities.....     (4,932)     37,200       1,331       1,208      31,416



SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995



    REVENUES. Total revenues for the six months ended June 30, 1996 increased $7.2 million, or 25.5%, over the six months ended June 30, 1995, from $28.3 million to $35.5 million. This increase was attributable to (i) the Augusta Acquisition, which occurred on January 4, 1996 and (ii) increases in publishing and broadcasting (excluding the Augusta Acquisition) revenues. The Augusta Acquisition accounted for $4.5 million, or 62.3%, of the revenue increase.



    Broadcast net revenues increased $6.0 million, or 32.8%, over the same period of the prior year, from $18.3 million to $24.3 million. Revenues generated by WRDW accounted for $4.5 million, or 74.9%, of the increase. On a pro forma basis, broadcast net revenues for WRDW for the six months ended June 30, 1996 increased $130,000, or 3.0%, over the same period of the prior year. Broadcast net revenues, excluding the Augusta Acquisition, increased $1.5 million, or 8.2%, over the six months ended June 30, 1995. Approximately $1.1 million, $94,000 and $171,000 of the $1.5 million increase in total broadcast net revenues, excluding the Augusta Acquisition, were due to higher local, national and political advertising spending, respectively. The remaining increase was due to greater tower rental and special projects revenue.



    Publishing revenues increased $1.2 million, or 12.1%, over the six months ended June 30, 1995, from $10.1 million to $11.3 million. Advertising and circulation revenues comprised $766,000 and $367,000, respectively, of the revenue increase. The increase in advertising revenue was primarily the result of linage increases in classified advertising and retail rate increases. The increase in circulation revenue can be attributed primarily to price increases over the same period of the prior year at two of the Company's publishing operations and the conversion of the GWINNETT DAILY POST to a five-day-a-week paper. Approximately $81,000 of the publishing revenue increase was the result of higher special events revenue.



    OPERATING EXPENSES. Operating expenses for the six months ended June 30, 1996 increased $4.6 million, or 19.3%, over the six months ended June 30, 1995, from $23.6 million to $28.2 million, due to the Augusta Acquisition and increased expenses at the broadcasting and publishing operations, as well as increased corporate and administrative expenses, depreciation and amortization, offset by a reduction in non-cash compensation paid in Class A Common Stock.



    Broadcasting expenses for the six months ended June 30, 1996 increased $3.0 million, or 26.4%, over the same period of the prior year from $11.4 million to $14.4 million. This increase was primarily attributable to the Augusta
Acquisition. On a pro forma basis, broadcast expenses for WRDW for the six months ended June 30, 1996 decreased $129,000, or 4.5%, over the same period of 1995, from $2.9 million to $2.8 million. Broadcasting expenses, excluding WRDW, increased $243,000, or 2.1%, primarily as the result of higher payroll related costs.



    Publishing expenses for the six months ended June 30, 1996 increased $603,000, or 7.0%, over the same period of the prior year, from $8.6 million to $9.2 million. This increase resulted primarily from the conversion of the GWINNETT DAILY POST to a five-day-a-week paper and the acquisition of advertising only publications in September 1995. Newsprint costs increased approximately 12% while consumption of newsprint increased approximately 7%. Payroll related costs, promotional costs, product delivery costs and outside service costs increased over the same period of the prior year.

    Corporate and administrative expenses for the six months ended June 30, 1996 increased $559,000, or 55.2%, over the same period of the prior year, from $1.0 million to $1.6 million. This increase was attributable primarily to the addition of several new officers.



    Depreciation of property and equipment and amortization of intangible assets was $2.9 million for the six months ended June 30, 1996, compared to $1.8 million for the same period of the prior year, an increase of $1.1 million or 59.2%. This increase was primarily the result of higher depreciation and amortization costs related to the Augusta Acquisition and $3.3 million of capital expenditures made in 1995.



    Non-cash compensation  paid  in Class  A  Common Stock  resulting  from  the
Company's employment agreement with its current President and the Separation Agreement (as defined) with its former chief executive officer decreased $696,000, or 85.3%, for the six months ended June 30, 1996, from $816,000 to $120,000. This decrease resulted from the Company's award in 1995 of 150,000 shares of Class A Common Stock to its former chief executive officer. The expense for such award was recognized in 1995 (including $696,000 recognized in the six months ended June 30, 1995).



    INTEREST EXPENSE. Interest expense increased $1.7 million, or 60.6%, from $2.8 million for the six months ended June 30, 1995 to $4.4 million for the six months ended June 20, 1996. This increase was attributable primarily to increased levels of debt resulting from the financing of the Augusta Acquisition.



    NET INCOME. Net income for the Company was $1.8 million for the six months ended June 30, 1996, compared with $1.2 million for the same period in 1995, an increase of $620,000 or 52.5%.


YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

    REVENUES. Total revenues for the year ended December 31, 1995 increased $22.1 million, or 60.5%, over the year ended December 31, 1994, from $36.5 million to $58.6 million. This increase was attributable to (i) the effect of owning the Kentucky Business for all of 1995 versus the last four months of 1994 ($12.9 million), (ii) the Publishing Acquisitions ($6.4 million) and (iii) increases in total revenues of the Company of $2.8 million (excluding the Kentucky Business and the Publishing Acquisitions). The Kentucky Acquisition and the Publishing Acquisitions accounted for $19.3 million, or 87.3%, of the revenue increase.

    Broadcast net revenues increased $13.9 million, or 61.0%, over the prior year, from $22.8 million to $36.7 million. Revenues generated by the Kentucky
Acquisition accounted for $12.9 million, or 92.8%, of the increase. On a pro forma basis, broadcast net revenues for the Kentucky Business for the year ended December 31, 1995 increased $2.7 million, or 16.1%, over the year ended December 31, 1994, from $16.6 million to $19.3 million. Broadcast net revenues, excluding the Kentucky Acquisition, increased 6.1%, or $1.0 million, over the prior year. Approximately $889,000 and $304,000 of the $1.0 million increase in total broadcast net revenues, excluding the Kentucky Acquisition, were due to higher local and national advertising spending, respectively. Approximately $417,000 of the $1.0 million increase in total broadcast net revenues, excluding the Kentucky Acquisition, is a result of higher network compensation negotiated by the Company with CBS and NBC. These increases were offset by a $617,000 decrease in political advertising revenues associated with cyclical political activity.

    Publishing revenues increased $8.2 million, or 59.7%, over the prior year, from $13.7 million to $21.9 million. Approximately $6.4 million, or 77.8%, of the increase was due to the Publishing Acquisitions. Publishing revenues, excluding the Publishing Acquisitions, increased $1.8 million, or 15.5%, over the prior year. Advertising and circulation revenue, excluding the Publishing Acquisitions, comprised approximately $885,000 and $511,000, respectively, of the revenue increase. This increase in circulation revenue can be attributed primarily to price increases over the prior year. This increase in classified advertising, excluding the Publishing Acquisitions, was primarily the result of rate and linage increases. Approximately $417,000 of the revenue increase, excluding the Publishing Acquisitions, was the result of higher special events and commercial printing revenues.

    OPERATING EXPENSES. Operating expenses for the year ended December 31, 1995 increased $21.5 million, or 71.1%, over the year ended December 31, 1994, from $30.2 million to $51.7 million, primarily due to the Kentucky Acquisition ($9.8 million) and the Publishing Acquisitions ($7.6 million).

    Broadcasting expenses increased $8.3 million, or 56.1%, over the prior year, from $14.9 million to $23.2 million. The increase was attributable primarily to the Kentucky Acquisition. On a pro forma basis, broadcast expenses for the Kentucky Business for the year ended December 31, 1995 increased $1.5 million, or 14.3%, over the year ended December 31, 1994, from $10.7 million to $12.2 million. The increase in broadcast expenses for the Kentucky Business can be attributed primarily to increased payroll related costs and sales commissions. Broadcasting expenses, excluding the Kentucky Acquisition, remained relatively constant primarily as a result of lower syndicated film programming costs offset by higher payroll related costs.

    Publishing expenses increased $8.8 million, or 78.7%, over the prior year, from $11.2 million to $20.0 million. Approximately $7.1 million, or 80.6%, of the increase was due to the Publishing Acquisitions. Publishing expenses, excluding the Publishing Acquisitions, increased $1.7 million, or 18.5%, primarily due to a 40% increase in newsprint cost, increased payroll related costs and product delivery and promotion costs.


    Corporate and administrative expenses increased $300,000, or 15.3%, over the prior year, from $2.0 million to $2.3 million. This increase was attributable primarily to the Separation Agreement with the Company's former chief executive officer, which resulted in a $440,000 charge to expense.


    Depreciation of property and equipment and amortization of intangible assets was $3.9 million for the year ended December 31, 1995, compared to $2.1 million for the prior year, an increase of $1.8 million, or 84.9%. This increase was primarily the result of higher depreciation and amortization costs related to the Kentucky Acquisition and the Publishing Acquisitions.


    Non-cash compensation paid in Class A Common Stock resulted from the Company's employment agreements with its current President and its former chief executive officer. The current President's employment agreement provides him with 122,034 shares of Class A Common Stock if his employment continues until September 1999. The Company will recognize $1.2 million of compensation expense for this award ratably over such five-year period. This agreement resulted in a charge to expense of $240,000 for the year ended December 31, 1995 as compared to $80,000 for the year ended December 31, 1994. In addition, the Company awarded 150,000 shares of Class A Common Stock, pursuant to the employment agreement with its former chief executive officer, which resulted in an expense of $2.1 million, all of which was recognized in 1995.



    INTEREST EXPENSE. Interest expense increased $3.5 million, or 182.8%, from $1.9 million for the year ended December 31, 1994 to $5.4 million for the year ended December 31, 1995. This increase was attributable primarily to increased levels of debt resulting from the financing of the Kentucky Acquisition and the Publishing Acquisitions. The Company entered into a $25 million notional amount five year interest rate swap agreement on June 2, 1995, to effectively convert a portion of its floating rate debt to a fixed rate basis. The interest rate swap fixed the LIBOR base rate of the Old Credit Facility at 6.105% for the notional amount. Under the terms of the interest rate swap, amounts were paid to or received from Society National Bank ("Society"), the other party to the swap, on a quarterly basis. The calculation of these amounts was based upon a comparison of the results of multiplying the notional amount by (i) 6.105% and (ii) Society's current three-month LIBOR rate. If Society's current three-month LIBOR rate was lower than 6.105%, the Company paid Society the difference. If Society's current three-month LIBOR rate was higher than 6.105%, Society paid the Company the difference. Since the inception of the interest rate swap agreement, the three-month LIBOR rates charged by Society have been consistent with the three-month LIBOR rates published in THE WALL STREET JOURNAL. The Company recorded approximately $34,000 of interest expense relative to the interest rate swap in 1995. The effective interest rate of the Old Credit Facility and interest rate swap at December 31, 1995 was approximately 8.64% and 9.10%, respectively.



    NET INCOME.   Net income for  the Company  was $931,000 for  the year  ended
December 31, 1995, compared with $2.8 million for the year ended December 31, 1994, a decrease of $1.8 million.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

    REVENUES. Total revenues for the year ended December 31, 1994 increased $11.4 million or 45.4% over the year ended December 31, 1993, from $25.1 million to $36.5 million. Excluding the Kentucky Acquisition and the 1994 Publishing Acquisitions, the increase was $3.1 million or 12.3%.

    Broadcast net revenues increased $7.8 million or 52.1% over the prior year, from $15.0 million to $22.8 million. Broadcast net revenues, excluding the Kentucky Acquisition, increased 9.8% or $1.5 million over the prior year. The Kentucky Acquisition contributed $6.3 million to this increase. Excluding the Kentucky Acquisition, approximately $921,000 of the $1.5 million increase was a result of higher levels of political advertising spending due to cyclical election activity in the Company's broadcast markets. Excluding the Kentucky Acquisition, local and national advertising contributed an additional $668,000 to the revenue increase. These increases were offset by decreased network compensation related to the preemption of network programming in favor of local advertising.

    Publishing revenues increased $3.6 million or 35.4% over the prior year, from $10.1 million to $13.7 million. The 1994 Publishing Acquisitions contributed $2.0 million to this increase. Publishing revenues, excluding the 1994 Publishing Acquisitions, increased $1.6 million over the prior year. Advertising and circulation revenues comprised $833,000 and $436,000, respectively, of the revenue increase. Special events and commercial printing services accounted for $344,000 of the revenue increase.

    OPERATING EXPENSES. Operating expenses for the year ended December 31, 1994 increased $8.7 million or 40.1% over the year ended December 31, 1993, from $21.6 million to $30.3 million, attributable primarily to the Kentucky Acquisition ($4.4 million) and the 1994 Publishing Acquisitions ($2.1 million).

    Broadcasting expenses increased $4.8 million or 48.2% over the prior year, from $10.0 million to $14.8 million primarily due to the Kentucky Acquisition. Broadcasting expenses, excluding the Kentucky Acquisition, increased approximately $1.0 million, or 10.0%, over the prior year from $10.0 million to $11.0 million. This increase was attributable to increased payroll related costs associated with improvement of news programming, costs associated with coverage of the 1994 flood in Albany, Georgia and other costs related to on-air product upgrades at the stations.

    Publishing expenses increased $3.5 million or 46.1% over the prior year, from $7.7 million to $11.2 million primarily as a result of the 1994 Publishing Acquisitions. Publishing expenses, excluding the 1994 Publishing Acquisitions, increased approximately $1.6 million or 20.9% during the year ended December 31, 1994, as compared to the prior year. This increase was primarily attributable to an 11.9% increase in newsprint usage, payroll related costs and other product improvement costs associated with format changes and expanded market coverage of THE ALBANY HERALD.

    Corporate and administrative expenses decreased $368,000 or 15.8% during the year ended December 31, 1994, from $2.3 million to $1.9 million. This decrease can be attributed to lower professional fees and related expenses.

    Depreciation of property and equipment and amortization of intangible assets was $2.2 million for the year ended December 31, 1994 compared to $1.6 million for the prior year, an increase of $577,000 or 36.9%. This increase was due principally from the depreciation and amortization expense related to the assets acquired in the Kentucky Acquisition and 1994 Publishing Acquisitions.

    INTEREST EXPENSE. Interest expense was $1.9 million for the year ended December 31, 1994 compared to $985,000 for the prior year, an increase of $938,000 or 95.3%. This increase was due primarily to increased levels of debt resulting from the financing of the Kentucky Acquisition and the 1994 Publishing Acquisitions. At December 31, 1993 and 1994 the Company's outstanding debt was $7.3 million and $52.9 million, respectively.

    NET INCOME. Net income for the Company was $2.8 million for the year ended December 31, 1994, compared with $2.6 million for the year ended December 31, 1993, an increase of $200,000.


RESULTS OF OPERATIONS OF THE PHIPPS BUSINESS

INTRODUCTION

    The following analysis of the financial condition and results of operations of the Phipps Business should be read in conjunction with the Phipps Business's consolidated financial statements and notes thereto included elsewhere in this Prospectus.

    The Phipps Business derives its revenues from its television broadcasting operations which consist of two CBS-affiliated television stations serving Tallahassee, Florida/Thomasville, Georgia and Knoxville, Tennessee, a satellite broadcasting business based in Tallahassee, Florida and a paging business also based in Tallahassee, Florida.

    Set  forth  below,  for  the  periods  indicated,  is  certain   information
concerning the relative contributions of the Phipps Business's broadcasting (including satellite broadcasting) and paging operations.


                                           YEAR ENDED DECEMBER 31,                         SIX MONTHS ENDED JUNE 30,
                          ----------------------------------------------------------  ------------------------------------
                                 1993                1994                1995               1995               1996
                          ------------------  ------------------  ------------------  -----------------  -----------------
                                    PERCENT             PERCENT             PERCENT            PERCENT            PERCENT
(DOLLARS IN THOUSANDS)     AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT   OF TOTAL   AMOUNT  OF TOTAL   AMOUNT  OF TOTAL
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
TELEVISION BROADCASTING
Revenues................. $19,460.1    83.7%  $21,524.3    83.4%  $22,424.1    82.1%  $10,774.3    81.6% $11,345.7    80.5%
Operating
 income (1)..............   6,636.4    92.8     9,297.9    91.6     9,635.3    90.4    4,656.5    88.1    4,740.0    88.3

PAGING
Revenues................. $ 3,787.9    16.3%  $ 4,276.6    16.6%  $ 4,897.5    17.9%  $2,422.9    18.4%  $2,743.5    19.5%
Operating
 income (1)..............     512.7     7.2       855.1     8.4     1,026.9     9.6      628.8    11.9      627.1    11.7


- ------------------------
(1)  Excludes any allocation of corporate and administrative expenses.

TELEVISION BROADCASTING AND PAGING REVENUES

    Set forth below are the principal types of broadcast net revenues earned by the Phipps Business's television stations (including the satellite broadcasting operation) for the periods indicated and the percentage contribution of each to the Phipps Business's total revenues.


                                           YEAR ENDED DECEMBER 31,                         SIX MONTHS ENDED JUNE 30,
                          ----------------------------------------------------------  ------------------------------------
                                 1993                1994                1995               1995               1996
                          ------------------  ------------------  ------------------  -----------------  -----------------
                                    PERCENT             PERCENT             PERCENT            PERCENT            PERCENT
                                    OF TOTAL            OF TOTAL            OF TOTAL           OF TOTAL           OF TOTAL
                                    REVENUES            REVENUES            REVENUES           REVENUES           REVENUES
                                       OF                  OF                  OF                 OF                 OF
                                     PHIPPS              PHIPPS              PHIPPS             PHIPPS             PHIPPS
(DOLLARS IN THOUSANDS)     AMOUNT   BUSINESS   AMOUNT   BUSINESS   AMOUNT   BUSINESS   AMOUNT  BUSINESS   AMOUNT  BUSINESS
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
TELEVISION BROADCASTING
Net revenues:
  Local.................. $ 9,732.8    41.9%  $10,412.2    40.4%  $11,149.2    40.8%  $5,359.3    40.6%  $5,788.6    41.1%
  National...............   7,057.2    30.4     7,217.0    27.9     7,844.9    28.7    3,808.7    28.9    3,597.2    25.5
  Network compensation...   1,164.6     5.0     1,433.2     5.6     1,740.1     6.4      802.2     6.1      819.5     5.8
  Political..............       9.1     0.0     1,147.1     4.4        33.9     0.1        7.7      --      239.2     1.7
  Production and other
   (1)...................   1,496.4     6.4     1,314.8     5.1     1,656.0     6.1      796.4     6.0      900.7     6.4
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
                          $19,460.1    83.7%  $21,524.3    83.4%  $22,424.1    82.1%  $10,774.1    81.6% $11,345.7    80.5%
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------


- ------------------------
(1)  Includes satellite broadcasting business.

    Set forth below are the principal types of revenues earned by the Phipps Business's paging operations for the periods indicated and the percentage contribution of each to the Phipps Business's total revenues.


                                           YEAR ENDED DECEMBER 31,                         SIX MONTHS ENDED JUNE 30,
                          ----------------------------------------------------------  ------------------------------------
                                 1993                1994                1995               1995               1996
                          ------------------  ------------------  ------------------  -----------------  -----------------
                                    PERCENT             PERCENT             PERCENT            PERCENT            PERCENT
                                    OF TOTAL            OF TOTAL            OF TOTAL           OF TOTAL           OF TOTAL
                                    REVENUES            REVENUES            REVENUES           REVENUES           REVENUES
                                       OF                  OF                  OF                 OF                 OF
                                     PHIPPS              PHIPPS              PHIPPS             PHIPPS             PHIPPS
(DOLLARS IN THOUSANDS)     AMOUNT   BUSINESS   AMOUNT   BUSINESS   AMOUNT   BUSINESS   AMOUNT  BUSINESS   AMOUNT  BUSINESS
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
PAGING
Net revenues:
  Paging lease and
   service............... $ 3,741.6    16.1%  $ 4,201.4    16.3%  $ 5,004.9    18.3%  $2,485.3    18.9%  $2,922.8    20.8
  Other..................      46.3     0.2        75.2     0.3      (107.4)    (0.4)    (62.4)    (0.5)   (179.3)    (1.3)
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
                          $ 3,787.9    16.3%  $ 4,276.6    16.6%  $ 4,897.5    17.9%  $2,422.9    18.4%  $2,743.5    19.5%
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------
                          --------- --------  --------- --------  --------- --------  -------- --------  -------- --------


MEDIA CASH FLOW


    The following table sets forth certain operating data for the broadcast and paging operations for the years ended December 31, 1993, 1994 and 1995 and for the six months ended June 30, 1995 and 1996.



                                                                            SIX MONTHS ENDED
                                   YEAR ENDED DECEMBER 31,                      JUNE 30,
                           ---------------------------------------   -------------------------------
(DOLLARS IN THOUSANDS)        1993          1994          1995           1995              1996
                           -----------   -----------   -----------   -------------     -------------
Operating income.........     $4,686.9      $7,667.6      $7,381.8        $3,746.4          $4,632.6
Add:
  Amortization of program
   license rights........      1,552.4       1,021.4         844.8           422.4             463.9
  Depreciation and
   amortization..........      2,836.0       2,672.2       3,120.4         1,435.5           1,530.0
  Corporate overhead.....      2,462.2       2,485.4       3,280.4         1,538.7             734.5
Less:
  Payments for program
   license liabilities...     (1,072.0)       (863.3)       (931.0)         (464.5)           (592.0)
                           -----------   -----------   -----------   -------------     -------------
Media Cash Flow (1)......    $10,465.5     $12,983.3     $13,696.4        $6,678.5          $6,769.0
                           -----------   -----------   -----------   -------------     -------------
                           -----------   -----------   -----------   -------------     -------------


- ------------------------

(1) Of Media Cash Flow, $9.2 million, $11.5 million and $11.9 million was attributable to the Phipps Business's broadcasting operations in 1993, 1994 and 1995, respectively. Of Media Cash Flow, $5.7 million and $5.8 million was attributable to the Phipps Business's broadcasting operations for the six months ended June 30, 1995 and 1996, respectively.


CASH FLOW PROVIDED BY (USED IN) OPERATING, INVESTING AND FINANCING ACTIVITIES


    The following table sets forth certain operating data for the Phipps Business for the years ended December 31, 1993, 1994 and 1995 and for the six months ended June 30, 1995 and 1996.



                                                                            SIX MONTHS ENDED
                                   YEAR ENDED DECEMBER 31,                      JUNE 30,
                           ---------------------------------------   -------------------------------
(DOLLARS IN THOUSANDS)        1993          1994          1995           1995              1996
                           -----------   -----------   -----------   -------------     -------------
Cash flows provided by
 (used in):
  Operating activities...       $7,397        $9,808        $9,259          $4,136            $6,190
  Investing activities...       (2,953)       (2,506)       (3,828)         (3,152)             (840)
  Financing activities...       (4,418)       (7,233)       (4,906)           (917)           (5,309)



SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995



    REVENUES. Total revenues for the six months ended June 30, 1996 increased $893,000, or 6.8%, over the six months ended June 30, 1995, from $13.2 million to $14.1 million. This increase was attributable to an improvement in local and political advertising revenue in the broadcasting operations and the implementation of a reseller program in the paging operations.



    Broadcast net revenues increased $572,000, or 5.3%, over the same period of the prior year, from $10.8 million to $11.4 million. Approximately $429,000, $17,000, $232,000 and $104,000 of the increase in total broadcast net revenues was due to higher local advertising revenue, network compensation, political advertising revenue and production revenues, respectively, offset by a $211,000 decrease in national advertising revenue. In addition, revenues generated from satellite broadcasting operations increased due to additional equipment coming on line.



    Net paging revenues increased $321,000, or 13.2%, over the same period of the prior year, from $2.4 million to $2.7 million. The increase was attributable primarily to higher sales volume generated by a reseller program implemented during 1995.



    OPERATING EXPENSES. Operating expenses for the six months ended June 30, 1996 remained relatively unchanged from the six months ended June 30, 1995. An increase of $716,000 in broadcast and paging expenses was offset by a reduction in management fees of $804,000.



    Broadcasting expenses increased $347,000, or 6.9%, over the same period of the prior year, from $5.1 million to $5.4 million. The increase was attributable primarily to higher payroll and related costs, higher levels of other expenditures in the sales and news departments and additional costs associated with new equipment. Paging expenses increased $369,000, or 26.1%, over the same period of the prior year, from $1.4 million to $1.8 million. The increase was attributable primarily to higher payroll, sales and operating costs associated with revenue growth.



    Management fees for the six months ended June 30, 1996 decreased $804,000, or 52.3%, from the same period of the prior year, from $1.5 million to $734,000. The decrease was attributable to lower personnel costs and the termination of certain executive benefit plans.



    Depreciation of property and equipment and amortization of intangible assets for the six months ended June 20, 1996 increased $94,000, or 6.6%, over the same period of the prior year, from $1.4 million to $1.5 million. This increase was primarily the result of higher depreciation costs relating to property and equipment purchases and higher amortization of intangible assets in connection with the purchase of certain minority interests of WKXT in Knoxville, Tennessee.



    INTEREST EXPENSE.   Interest expense  decreased $64,000, or  29.1% from  the
same period of the prior year from $223,000 to $158,000.



    NET INCOME. The net income for the Phipps Business was $4.2 million for the six months ended June 30, 1996 compared with $3.3 million for the six months ended June 30, 1995, an increase of $910,000 or 27.9%.


YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

    REVENUES. Total revenues for the year ended December 31, 1995 increased $1.5 million, or 5.9%, over the year ended December 31, 1994, from $25.8 million to $27.3 million. This increase was attributable to an improvement in local and national advertising revenue in the broadcasting operations and the implementation of a reseller program in the paging operations.

    Broadcast net revenues increased $900,000, or 4.2%, over the prior year, from $21.5 million to $22.4 million. Approximately $737,000, $628,000, $307,000 and $341,000 of the increase in total broadcast net revenues was due to higher local advertising revenue, national advertising revenue, network compensation and production revenues, respectively, offset by a $1.1 million decrease in political advertising spending associated with cyclical political activity. In addition, revenues generated from satellite broadcasting operations increased due to additional equipment coming on line.


    Net paging revenues increased $620,000, or 14.5%, over the prior year, from $4.3 million to $4.9 million. The increase was attributable primarily to higher sales volume generated by a reseller program implemented during 1995.


    OPERATING EXPENSES. Operating expenses for the year ended December 31, 1995 increased $1.8 million, or 10.0%, over the year ended December 31, 1994, from $18.1 million to $19.9 million. The increase was attributable primarily to higher payroll and related costs and sales expenses and commissions associated with higher sales volumes, increased corporate overhead and depreciation and amortization costs.

    Broadcasting expenses increased $276,000, or 2.7%, over the prior year, from $10.2 million to $10.5 million. The increase was attributable primarily to higher payroll and related costs offset by lower syndicated film programming costs.

    Paging expenses increased $288,000, or 10.4%, over the prior year, from $2.8 million to $3.1 million. The increase was attributable primarily to higher payroll, sales and operating costs associated with revenue growth.


    Management fees for the year ended December 31, 1995 increased $794,000, or 32.0%, over the year ended December 31, 1994, from $2.5 million to $3.3 million. The increase was attributable to higher personnel costs and overhead allocation.


    Depreciation of property and equipment and amortization of intangible assets for the year ended December 31, 1995 increased $448,000, or 16.8%, over the year ended December 31, 1994, from $2.7 million to $3.1 million. This increase was primarily the result of higher depreciation costs relating to property and equipment purchases and higher amortization of intangible assets in connection with the purchase of certain minority interests of WKXT in Knoxville, Tennessee.

    INTEREST EXPENSE. Interest expense remained relatively unchanged from year to year.


    NET INCOME. Net income for the Phipps broadcasting and paging operations was $6.3 million for the year ended December 31, 1995 compared with $7.2 million for the year ended December 31, 1994, a decrease of $871,000.


YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

    REVENUES. Total revenues for the year ended December 31, 1994 increased $2.6 million, or 11.0%, over the year ended December 31, 1993, from $23.2 million to $25.8 million. This increase was attributable to higher local, national and political advertising as well as an increase in network compensation. In addition, paging revenues increased as geographic coverage expanded.


    Broadcast net revenues increased $2.1 million, or 10.6%, over the prior year, from $19.4 million to $21.5 million. Approximately $679,000 and $160,000 of the $2.1 million increase in total broadcast net revenues is due to higher local and national advertising spending, respectively. Approximately $269,000 and $1.1 million of the $2.1 million increase is due to higher network compensation and political advertising revenues associated with cyclical political activity, respectively, offset by a $182,000 decrease in satellite broadcasting revenues.


    Net paging revenues increased $489,000, or 12.9%, over the prior year, from $3.8 million to $4.3 million. The increase was attributable primarily to higher sales volume due to increased geographical coverage.

    OPERATING EXPENSES. Operating expenses for the year ended December 31, 1994 decreased $428,000, or 2.3%, from the year ended December 31, 1993, from $18.6 million to $18.2 million. The decrease was attributable primarily to lower syndicated programming costs, offset by slightly higher paging expenses due to higher sales volume and lower depreciation.

    Broadcasting expenses decreased $523,000, or 4.9%, from the prior year, from $10.7 million to $10.2 million. The decrease was attributable primarily to the write-off of certain syndicated programming in 1993 that was not being utilized.


    Paging expenses increased $235,000, or 9.3%, over the prior year, from $2.5 million to $2.7 million. The increase was attributable primarily to costs associated with higher sales volume.


    Corporate and administrative expenses remained relatively unchanged from year to year.


    Depreciation of property and equipment and amortization of intangible assets for the year ended December 31, 1994 decreased $164,000, or 5.8%, from the year ended December 31, 1993, from $2.8 million to $2.6 million. This decrease was primarily the result of the completion of depreciation for certain items of equipment purchased in 1988.


    INTEREST EXPENSE. Interest expense for the year ended December 31, 1994 decreased $152,000, or 24.0%, from the year ended December 31, 1993, from $632,000 to $480,000. This decrease was attributable primarily to lower levels of debt associated with WKXT.

    NET INCOME. Net income for the Phipps Business was $7.2 million for the year ended December 31, 1994, compared with $3.9 million for the year ended December 31, 1993, an increase of $3.3 million.

LIQUIDITY AND CAPITAL RESOURCES


    Following the consummation of the KTVE Sale, the Phipps Acquisition, the Financing, the Offering and the Concurrent Offering, the Company will be highly leveraged. The Company anticipates that its principal uses of cash for the next several years will be working capital and debt service requirements, cash dividends, capital expenditures and expenditures related to additional acquisitions. The Company anticipates that its operating cash flow, together with borrowings available under the Old Credit Facility or the Senior Credit Facility, will be sufficient for such purposes for the remainder of 1996 and for 1997.



    The Company's working capital (deficiency) was $1.1 million, $(221,000) and $3.5 million at December 31, 1994 and 1995, and June 30, 1996, respectively. The working capital of the Phipps Business was $1.4 million, $2.6 million and $2.9 million at December 31, 1994 and 1995, and June 30, 1996, respectively. The Company's cash provided from operations was $5.8 million and $7.6 million for the years ended December 31, 1994 and 1995, respectively, and $3.8 million and $6.8 million for the six months ended June 30, 1995 and 1996, respectively. The Phipps Business's cash provided from operations was $9.8 million and $9.3 million for the years ended December 31, 1994 and 1995, respectively, and $4.1 million and $6.2 million for the six months ended June 30, 1995 and 1996, respectively.



    The Company was provided $3.0 million in cash in 1993 from investing activities and used $42.8 million and $8.9 million of cash in investing activities in 1994 and 1995, respectively. The change of $45.8 million from 1993 to 1994 was due primarily to the Kentucky Acquisition and the 1994 Publishing Acquisitions. The change of $33.9 million from 1994 to 1995 was due primarily to the Kentucky Acquisition and the 1994 Publishing Acquisitions, partially offset by the 1995 Publishing Acquisitions and the deferred costs related to the Augusta Acquisition. The Phipps Business's cash used in investing activities was $2.5 million and $3.8 million in 1994 and 1995, respectively. The Company's cash used in investing activities was $5.4 million and $37.5 million for the six months ended June 30, 1995 and 1996, respectively. The increased usage of $32.1 million was due primarily to the Augusta Acquisition. The Phipps Business's cash used in investing activities was $3.2 million and $840,000 for the six months ended June 30, 1995 and 1996, respectively.



    The Company used $4.9 million in cash in 1993, and was provided $37.2 million and $1.3 million in cash by financing activities in 1994 and 1995, respectively. The use of cash in 1993 resulted primarily from the repayment of debt while cash provided by financing activities in 1994 and 1995 was principally  due  to  increased  borrowings  in  1994  to  finance  the Kentucky
Acquisition and the 1994 Publishing Acquisitions, as well as increased borrowings in 1995 to finance the 1995 Publishing Acquisitions and the funding of the deposit for the Augusta Acquisition. On January 4, 1996, the Company acquired the Augusta Business. The cash consideration of approximately $35.9 million, including acquisition costs of approximately $600,000, was financed primarily through long-term borrowings under the Old Credit Facility and through the sale of the 8% Note to Bull Run. Long-term debt was $54.3 million and $82.8 million at December 31, 1995 and June 30, 1996, respectively. The balance of the Old Credit Facility was $28.4 million and $49.5 million, at December 31, 1995 and June 30, 1996, respectively. The weighted average interest rate of the Old Credit Facility was 8.94% at June 30, 1996. Principal maturities on long-term debt at December 31, 1995 included $2.9 million and $5.0 million for the years ended 1996 and 1997, respectively. The Company anticipates that its operating cash flows, together with borrowings available under the Senior Credit Facility will be sufficient to provide for such payments. For the year ended December 31, 1995, the Augusta Business reported net revenues and broadcast cash flow of $8.7 million and $2.8 million, respectively. The Phipps Business used $7.2 million and $4.9 million in cash for financing activities in 1994 and 1995, respectively. The Company was provided with $1.2 million and $31.4 million in cash by financing activities for the six months ended June 30, 1995 and 1996, respectively, due primarily to the funding of the Gwinnett Acquisition in 1995 and the Augusta Acquisition in 1996. The Phipps Business used $917,000 and $5.3 million in cash for financing activities for the six months ended June 30, 1995 and 1996, respectively.



    Under the terms of the Old Credit Facility, the Company had additional borrowing capacity at June 30, 1996 of approximately $4.8 million. Borrowings under the Senior Credit Facility will be available upon the consummation of the Phipps Acquisition. The availability of funds under the Senior Credit Facility also will be subject to certain conditions, including the maintenance by the Company of certain financial ratios consisting, among others, of a total debt to operating cash flow ratio, a senior debt to operating cash flow ratio, an operating cash flow to total interest expense ratio and an operating cash flow to pro forma debt service ratio. See "Description of Certain Indebtedness -- The Senior Credit Facility." Under the Senior Credit Facility, after giving effect to the consummation of the this Offering, the Concurrent Offering, the KTVE Sale and the Phipps Acquisition (of which there can be no assurance), the Company would have additional borrowing capacity of $9.3 million as of June 30, 1996. Under the terms of the Old Credit Facility, the Company is allowed to make $3.0 million of capital expenditures annually. The terms of the Senior Credit Facility allow for $5.0 million of capital expenditures annually. The Company believes that cash flow from operations will be sufficient to fund such expenditures, which will be adequate for the Company's normal replacement requirements.



    The Company regularly enters into program contracts for the right to broadcast television programs produced by others and program commitments for the right to broadcast programs in the future. Such programming commitments are generally made to replace expiring or canceled program rights. Payments under such contracts are made in cash or the concession of advertising spots for the program provider to resell, or a combination of both. At December 31, 1995, payments on program license liabilities due in 1996 and 1997, which will be paid with cash from operations, were $1.2 million and $110,000, respectively.



    In 1995, the Company made $3.3 million in capital expenditures, relating primarily to the broadcasting operations and paid $1.8 million for program broadcast rights. During the six months ended June 30, 1996, the Company made $1.3 million in capital expenditures, relating primarily to broadcasting operations, and paid $1.3 million for program broadcast rights. During 1995, the Phipps Business made $3.2 million in capital expenditures and paid $931,000 for program broadcast rights. During the six months ended June 30, 1996, the Phipps Business made $1.6 million in capital expenditures and paid $592,000 for program broadcast rights. The Company anticipates making an aggregate of $3.0 million in capital expenditures and $2.7 million in payments for program broadcast rights during 1996. Subsequent to the consummation of the Phipps Acquisition, the Company anticipates that its annual capital expenditures will approximate $5.0 million.



    In addition to the consummation of the Phipps Acquisition, the Company intends to implement the Financing to increase liquidity and improve operating and financial flexibility. Pursuant to the Financing, the Company will (i) retire approximately $49.5 million principal amount of outstanding indebtedness under the Old Credit Facility, together with accrued interest thereon, (ii) retire approximately $25.0 million aggregate principal amount of outstanding indebtedness under the Senior Note, together with accrued interest thereon and a prepayment fee, (iii) issue $10.0 million liquidation preference of its Series A Preferred Stock in exchange for the 8% Note issued to Bull Run, (iv) issue to Bull Run $10.0 million liquidation preference of its Series B Preferred Stock with warrants to purchase up to 500,000 shares of Class A Common Stock (representing 10.1% of the currently issued and outstanding Class A Common Stock, after giving effect to the exercise of such warrants) for cash proceeds of $10.0 million and (v) enter into the Senior Credit Facility which will provide for a term loan and revolving credit facility aggregating $125.0 million. See "The Phipps Acquisition, the KTVE Sale and the Financing-The Financing."



    The Old Credit Facility is a $54.3 million line of credit available for working capital requirements and general corporate purposes. The Old Credit Facility matures in March 2003, provides for increasing quarterly amortization, includes certain customary financial covenants and bears interest at a rate of 3.25% over LIBOR at July 31, 1996, subject to adjustment based on the Company's leverage ratio. The Old Credit Facility also requires the Company to use its annual Excess Cash Flow (as defined) to repay indebtedness thereunder at the end of each year. The Old Credit Facility is and the Senior Credit Facility will be guaranteed by each of the Company's subsidiaries and is and will be secured by liens on substantially all of the assets of the Company and its subsidiaries. As part of the Financing, the Company will enter into the Senior Credit Facility and the Company has entered into a commitment letter with respect thereto. See "Description of Certain Indebtedness -- The Senior Credit Facility."


    The Company has entered into the KTVE Agreement to sell KTVE for approximately $9.5 million in cash plus the amount of the accounts receivable on the date of the closing, which is expected to occur by

September 1996, although there can be no assurance with respect thereto. The Company anticipates the gain, net of estimated taxes and the estimated taxes for the KTVE Sale will aggregate approximately $2.8 million and $2.8 million, respectively.



    In connection with the Phipps Acquisition, the Company will be required to divest WALB and WJHG under current FCC regulations. However, these rules may be revised by the FCC upon conclusion of pending rulemaking proceedings. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1031 of the Code. If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC under the waivers, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC. It is anticipated that the Company would be required to relinquish operating control of such assets to a trustee while retaining the economic risks and benefits of ownership. If the Company or such trust is required to effect a sale of WALB, the Company would incur a significant gain and related tax liability, the payment of which could have a material adverse effect on the Company's ability to acquire comparable assets without incurring additional indebtedness.



    The Company and its subsidiaries file a consolidated federal income tax return and such state or local tax returns as are required. As of June 30, 1996, on a pro forma basis after giving effect to the KTVE Sale, the Concurrent Offering, the Financing, the Phipps Acquisition and this Offering (of which there can be no assurance), the Company anticipates that it will generate taxable operating losses for the foreseeable future.


    The Company does not believe that inflation in past years has had a significant impact on the Company's results of operations nor is inflation expected to have a significant effect upon the Company's business in the near future.

                                    BUSINESS


    The Company owns and operates seven network-affiliated television stations in medium-size markets in the southeastern United States, six of which are ranked number one in their respective markets (which includes two television stations that are part of the Phipps Business and excludes one television station that is the subject of the KTVE Sale). Five of the stations are affiliated with CBS and two are affiliated with NBC. In connection with the Phipps Acquisition, the Company will be required under current regulations of the FCC to divest its NBC affiliates in Albany, Georgia and Panama City, Florida. For a discussion of the Company's plans regarding such divestiture, see "Risk Factors -- FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing." The Company also owns and operates three daily newspapers, two shoppers and a paging business (which is part of the Phipps Business), all located in the Southeast. The Company derives significant operating advantages and cost saving synergies through the size of its television station group and the regional focus of its television and publishing operations. These advantages and synergies include (i) sharing television production facilities, equipment and regionally oriented programming, (ii) the ability to purchase television programming for the group as a whole, (iii) negotiating network affiliation agreements on a group basis and (iv) purchasing newsprint and other supplies in bulk. In addition, the Company believes that its regional focus can provide advertisers with an efficient network through which to advertise in the fast-growing Southeast.


    In 1993, after the acquisition of a large block of Class A Common Stock by a new investor, the Company implemented a strategy to foster growth through strategic acquisitions. Since 1994, the Company's significant acquisitions have included three television stations and two newspapers, all located in the Southeast. As a result of the Company's acquisitions and in support of its growth strategy, the Company has added certain key members of management and has greatly expanded its operations in the television broadcasting and newspaper publishing businesses.


    In January 1996, the Company acquired WRDW serving Augusta, Georgia for approximately $35.9 million in cash, including acquisition costs of approximately $600,000, but excluding assumed liabilities of approximately $1.3 million. In December 1995, the Company entered into an asset purchase agreement to acquire two CBS-affiliated stations, WCTV serving Tallahassee, Florida/Thomasville, Georgia and WKXT in Knoxville, Tennessee, a satellite broadcasting business and a paging business. The Company believes that the Phipps Acquisition will further enhance the Company's position as a major regional television broadcaster and is highly attractive for a number of reasons, including (i) the stations' strategic fit within the Southeast, (ii) WCTV's leading station market position and WKXT's significant growth potential,
(iii) strong station broadcast cash flows, (iv) opportunities for revenue growth utilizing the Company's extensive management expertise with medium-size stations and (v) opportunities for synergies between WCTV and WKXT and the Company's existing stations with regard to revenue enhancement and cost controls. The consummation of the Phipps Acquisition is currently expected to occur by September 1996, although there can be no assurance with respect thereto.


    In May 1996, the Company entered into the KTVE Agreement to sell KTVE serving Monroe, Louisiana/El Dorado, Arkansas for approximately $9.5 million in cash plus the amount of the accounts receivable on the date of the closing, which is expected to occur by September 1996, although there can be no assurance with respect thereto.


    For the year ended December 31, 1995, on a pro forma basis, the Company had net revenues, Media Cash Flow, operating cash flow and net (loss) of $90.6 million, $30.3 million, $28.1 million and $(3.4) million, respectively. For the six months ended June 30, 1996, on a pro forma basis, the Company had net revenues, Media Cash Flow, operating cash flow and net income of $47.3 million, $17.8 million, $16.2 million and $254,000, respectively. Net revenues, Media Cash Flow and operating cash flow on a pro forma basis for the year ended December 31, 1995 increased 148.2%, 188.4%, and 227.9% respectively, while net income decreased 224.7% from the historical amounts for the year ended December 31, 1994. Net revenues, Media Cash Flow and operating cash flow on a pro forma basis for the six months ended June 30, 1996 increased 67.1%, 113.3% and 121.2%, respectively, while net income decreased 78.5% from the historical amounts for the six months ended June 30, 1995. The Company's pro forma net income for its television stations for the year ended December 31, 1995 and for the six months ended June 30, 1996 was $1.7 million and $1.4 million, respectively.


    The following table sets forth certain information for each of the Company's television stations.

                                                                                                          PRO FORMA
                                                                                               -------------------------------
                                                                                   IN-MARKET
                                                                                     SHARE               YEAR ENDED
                                                                                      OF              DECEMBER 31, 1995
                                                                         STATION   HOUSEHOLDS  -------------------------------
            NETWORK                       YEAR      DMA      CHANNEL/    RANK IN    VIEWING                       OPERATING
STATION   AFFILIATION      MARKET       ACQUIRED  RANK(1)   FREQUENCY    DMA(2)       TV        NET REVENUES      INCOME (6)
- --------  ----------- ----------------  --------  --------  ----------   -------   ---------   --------------   --------------
                                                                                                       (IN THOUSANDS)
WKYT          CBS        Lexington, KY    1994         68   27/UHF   (3)     1           33%          $15,553   $      5,247
WYMT          CBS           Hazard, KY    1994         68   57/UHF   (3)     1(4)        24             3,721            831
WRDW          CBS          Augusta, GA    1996        111   12/VHF           1           36             8,888          1,853
WALB(5)       NBC           Albany, GA    1954        152   10/VHF           1           80             9,445          4,795
WJHG(5)       NBC      Panama City, FL    1960        159   7/VHF            1           53             3,843            270
PHIPPS ACQUISITION
WKXT          CBS        Knoxville, TN                 62   8/VHF            3           22             9,269          2,204
              CBS      Tallahassee, FL                116   6/VHF            1           60            11,862          4,229
WCTV                   Thomasville, GA

          SIX MONTHS ENDED JUNE 30, 1996
          -------------------------------
                             OPERATING
STATION    NET REVENUES      INCOME (6)
- --------  --------------   --------------
                  (IN THOUSANDS)
WKYT      $      7,845     $      2,701
WYMT             2,107              530
WRDW             4,489            1,149
WALB(5)          5,099            2,658
WJHG(5)          2,409              476
PHIPPS A
WKXT             4,387              903
                 6,212            2,169
WCTV


- ------------------------
(1) Ranking of DMA served by a station among all DMAs is measured by the number of television households within the DMA based on the November 1995 Nielsen estimates.

(2) Represents station rank in DMA as determined by November 1995 Nielsen estimates of the number of television sets tuned to the Company's station as a percentage of the number of television sets in use in the market for the Sunday through Saturday 6 a.m. to 2 a.m. time period.

(3)  All stations in the market are UHF stations.

(4) The market area served by WYMT is an 18-county trading area, as defined by Nielsen, and is included in the Lexington, Kentucky DMA. WYMT's station rank is based upon its position in the 18-county trading area.

(5) The Company will be required under current FCC regulations to divest WALB and WJHG in connection with the Phipps Acquisition. For a discussion of the Company's plans, see "Risk Factors-FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing."

(6)  Represents  pro  forma  income   before  miscellaneous  income   (expense),
     allocation of corporate overhead, interest expense and income taxes.


    The Company's three newspapers, THE ALBANY HERALD, THE ROCKDALE CITIZEN and the GWINNETT DAILY POST and two shoppers had net revenues and operating income (income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income taxes) on a pro forma basis of $21.9 million and $660,000, respectively, for the year ended December 31, 1995, $11.3 million and $1.3 million for the six months ended June 30, 1996, respectively. The satellite broadcasting business and paging business, which are part of the Phipps Business, had net revenues and operating income (income before miscellaneous income (expense), allocation of corporate overhead, interest expense and income taxes) on a pro forma basis of $6.2 million and $542,000 for the year ended December 31, 1995 and $3.5 million and $439,000 for the six months ended June 30, 1996, respectively.

    The following table sets forth certain information for each of the Company's publications:

                                                                                               PRO FORMA
                                                                               -----------------------------------------
                                                                                                             SIX MONTHS
                                                                                                             ENDED JUNE
                                                                               YEAR ENDED DECEMBER 31, 1995
                                                                                                              30, 1996
                                                                               ----------------------------  -----------
                                                                                                 OPERATING
                                                               PUBLISHED PER                      INCOME
PUBLICATION                COVERAGE AREA      CIRCULATION          WEEK          NET REVENUE    (LOSS) (1)   NET REVENUE
- ------------------------  ----------------  ----------------  ---------------  ---------------  -----------  -----------
                                                                                            (IN THOUSANDS)
THE ALBANY HERALD           25 counties in      34,000 daily             7        $  13,535      $   2,010    $   7,250
                                 Southwest     40,000 Sunday
                                   Georgia
THE ROCKDALE CITIZEN         2 counties in            10,000             6            3,854           (212)       1,739
                            Georgia (metro
                                  Atlanta)
GWINNETT DAILY POST            1 county in            13,000             5            2,432           (913)       1,400
                            Georgia (metro
                                  Atlanta)
SOUTHWEST GEORGIA           10 counties in            52,000             1            2,045           (224)         873
SHOPPERS                         Southwest
                            Georgia and 10
                               counties in
                             North Florida

                           OPERATING
                            INCOME
PUBLICATION               (LOSS) (1)
- ------------------------  -----------
THE ALBANY HERALD          $   1,929
THE ROCKDALE CITIZEN              34
GWINNETT DAILY POST             (298)
SOUTHWEST GEORGIA               (392)
SHOPPERS


- ------------------------------
(1)  Represents  pro  forma  income   before  miscellaneous  income   (expense),
     allocation of corporate overhead, interest expense and income taxes.

REGIONAL FOCUS

    The Company's television stations and publications are all located in the fast-growing southeastern United States. The Company believes that this regional focus provides it with significant competitive advantages and has enabled it to develop an expertise in serving medium-size southeastern markets. As a result of its ownership of seven network-affiliated television stations in the Southeast, the Company believes that there are opportunities to sell advertising to certain sponsors on all or several of its stations as a single buy. Further, the Company's ownership of multiple publications in several adjacent southeastern communities provides an attractive and efficient channel through which to sell local print advertising. The Company capitalizes on its regional presence by transferring management personnel, equipment, programming and news content among its stations and publications.

OPERATING STRATEGY


    The Company has begun to introduce various operating strategies that have been successfully implemented at WKYT in Lexington, Kentucky throughout its station group. The Company's current President served as the general manager of WKYT from 1982 to 1994 and developed and successfully implemented many of the strategies being adopted at the Company's other stations. Set forth below are the Company's operating strategies.


    STRONG LOCAL PRESENCE. Each of the Company's television stations seeks to achieve a distinct local identity principally through the depth and focus of its local news programming and by targeting specific audience groups with special programs and marketing events. Each station's local news franchise is the core component of the Company's strategy to strengthen audience loyalty and increase revenues and Media Cash Flow for each station. Strong local news generates high viewership and results in higher ratings both for programs preceding and following the news. All of the Company's stations that offer comprehensive local news coverage are the dominant local broadcast news source. WKXT in Knoxville, Tennessee currently does not offer significant local news coverage; the Company intends to significantly expand the news broadcast at this station after the consummation of the Phipps Acquisition.

    Strong local news product also differentiates local broadcast stations from cable system competitors, which generally do not provide this service. The cost of producing local news programming generally is lower than other sources of programming and the amount of such local news programming can be increased or decreased on very short notice, providing the Company with greater programming flexibility.

    The Company believes that its strong commitment to local broadcasting is integral to its ability to serve each of the communities in which it operates. In each of its markets, the Company develops information-oriented programming which expands the Company's hours of commercially valuable local programming with relatively small increases in operating expenses. In addition, each station utilizes special programming and marketing events, such as prime-time programming of local interest or sponsored community events, to strengthen community relations and increase advertising revenues. For example, certain of the Company's stations offer state governor call-in shows, local medical shows and cover local sporting events. The Company requires its senior staff to become actively involved in community affairs in an effort to better understand the issues in each community in which it operates.

    A key component of the Company's publishing strategy is an emphasis on strong local content in its publications. Consequently, the Company focuses on local news, sports and lifestyle issues in order to foster reader loyalty with the objective of raising circulation and advertising rates. The Company's publications also sponsor community events such as bridal expositions with the objective of strengthening community relationships and building advertising revenues.

    TARGETED MARKETING. The Company seeks to increase its advertising revenues and Media Cash Flow by expanding existing relationships with local and national advertisers and by attracting new advertisers through targeted marketing techniques and carefully tailored programming. The Company sells advertising locally through its sales employees and nationally through representative firms with which the Company enters into representation agreements. The Company works closely with advertisers to develop advertising campaigns that match specifically targeted audience segments with the advertisers' overall marketing strategies. With this information, the Company regularly refines its programming mix among network, syndicated and locally-produced shows in a focused effort to attract audiences with demographic characteristics desirable to advertisers. As a result of implementing this strategy, WKYT's share of advertising dollars exceeded its in-market share of households viewing television by 15% in 1995.

    The Company's success in increasing advertising revenues at both its stations and publications is also attributable, in part, to the implementation of training programs for its marketing consultants that focus on innovative sales techniques, such as events marketing and demographic-specific projects, that target specific advertisers. The Company trains its marketing consultants to sell not only advertising spots, but also non-traditional advertising such as billboards for sponsored sports events and weather forecasts within newscasts. In addition, performance based compensation arrangements and performance accountability systems have contributed to the Company's success in increasing local advertising revenues. The Company has also benefitted from sharing ideas and information for increasing advertising revenues among its station group and publications. The Company's targeted marketing focus also includes the following key elements:

    - NON-TRADITIONAL REVENUE SOURCES. The Company uses its stations' and publications' local promotional power in order to increase revenues from non-traditional sources by sponsoring and staging various special events, such as boat shows, fitness shows, bridal expositions and fishing tournaments. The Company derives revenues through the promotion, production and advertising sales generated by these events.

    - VENDOR MARKETING. The Company engages in targeted vendor marketing whereby it contacts major vendors that supply a particular store or retail chain, and the management at a particular store or retail chain in order to arrange for the vendors to purchase local television advertising. The store or retail chain in turn agrees to purchase additional products from the vendor and also benefits from the increased local television advertising presence. As a result of this vendor marketing, the Company's stations are able to sell advertising to promote a local retailer, which the local retailer would not normally have purchased for itself.

    COST CONTROLS. Through its strategic planning and annual budgeting processes, the Company continually seeks to identify and implement cost savings opportunities at each of its stations and publications in order to increase Media Cash Flow. The Company closely monitors expenses incurred by each of its stations and publications and continually reviews their performance and productivity. Additionally, the Company seeks to minimize its use of outside firms and consultants by relying on its in-house production and design capability.

    In order to further reduce costs, the Company capitalizes on its regional focus through its ability to produce programming at one station which can be used by many of the Company's other stations. Further, the size of the Company's station group and its ownership of multiple publications gives it the ability to negotiate favorable terms with programming syndicators, newsprint suppliers, national sales representatives and other vendors. For example, the Company recently entered into a new agreement with its national sales representative, which significantly reduced the commissions payable by the Company for national advertising. Due to the proximity of the Company's operations, the Company's stations and publications share equipment, programming and management expertise. In addition, each station and publication reduces its corporate overhead costs by utilizing group benefits such as insurance and employee benefit plans provided by the Company.

ACQUISITION STRATEGY

    The  Company focuses  on medium-size  markets in  the Southeast  because the
Company believes these markets offer superior opportunities in terms of projected population and economic growth, leading to higher advertising and circulation revenues. The Company intends to continue to consider additional acquisitions of television stations and publications that serve these markets. The Company has focused on acquiring television stations where it believes there is potential for improvements in revenue share, audience share and cost control. In assessing acquisitions, the Company targets stations where it sees specific opportunities for revenue enhancement utilizing management's significant experience in local and national advertising sales and in operating similar stations in the Southeast. In addition, projections of growth in the particular market are taken into account. The Company also targets stations and publications for which it can control expenditures as it expands the operation's revenue base. Typical cost savings arise from (i) reducing staffing levels and sharing management with other stations and publications, (ii) utilizing in-house production and design expertise, (iii) substituting more cost effective employee benefit programs, (iv) reducing travel and other non-essential expenses and (v) optimizing the purchase of newsprint and other supplies. Other than the Phipps Acquisition, the Company does not presently have any agreements to acquire any television stations or publications. See "The Phipps Acquisition, the KTVE Sale and the Financing." In appropriate circumstances, the Company will dispose of assets that it deems non-essential to its operating or growth strategy.

[Map of certain states in the southeast United States that sets forth state capitals and locations of the Company's stations]

TELEVISION BROADCASTING

THE COMPANY'S STATIONS AND THEIR MARKETS

    AS USED IN THE TABLES FOR EACH OF THE COMPANY'S STATIONS IN THE FOLLOWING SECTION (I) "GROSS REVENUES" REPRESENT ALL OPERATING REVENUES EXCLUDING BARTER REVENUES; (II) "MARKET REVENUES" REPRESENT GROSS ADVERTISING REVENUES, EXCLUDING

BARTER REVENUES, FOR ALL COMMERCIAL TELEVISION STATIONS IN THE MARKET, AS REPORTED IN INVESTING IN TELEVISION 1995 MARKET REPORT, 4TH EDITION JULY 1995 RATINGS PUBLISHED BY BIA PUBLICATIONS, INC., EXCEPT FOR REVENUES IN WYMT-TV'S ("WYMT") 18-COUNTY TRADING AREA WHICH IS NOT SEPARATELY REPORTED IN SUCH BIA PUBLICATIONS, INC.'S REPORT; (III) "IN-MARKET SHARE OF HOUSEHOLDS VIEWING TELEVISION" REPRESENTS THE PERCENTAGE OF THE STATION'S AUDIENCE AS A PERCENTAGE OF ALL VIEWING BY HOUSEHOLDS IN THE MARKET FROM 6 A.M. TO 2 A.M. SUNDAY THROUGH SATURDAY, INCLUDING VIEWING OF NON-COMMERCIAL STATIONS, NATIONAL CABLE CHANNELS AND OUT-OF-MARKET STATIONS BROADCAST OR CARRIED BY CABLE IN THE MARKET; AND (IV) "STATION RANK IN DMA" IS BASED ON NIELSEN ESTIMATES FOR NOVEMBER OF EACH YEAR FOR THE PERIOD FROM 6 A.M. TO 2 A.M. SUNDAY THROUGH SATURDAY.

                                                                                          IN-MARKET
                                     COMMERCIAL  STATION                                   SHARE OF
                              DMA     STATIONS   RANK IN   TELEVISION    MARKET REVENUES  HOUSEHOLDS
STATION        MARKET       RANK(1)  IN DMA(2)     DMA    HOUSEHOLDS(3)  IN DMA FOR 1995  VIEWING TV
- --------  ----------------  -------  ----------  -------  -------------  ---------------  ----------
                                                                          (IN THOUSANDS)
WKYT         Lexington, KY       68           5        1        387,000          $46,100         33%
WYMT (4)        Hazard, KY       68         N/A        1        169,000            4,100          24
WRDW           Augusta, GA      111           4        1        221,000           26,300          36
WALB (5)        Albany, GA      152           3        1        132,000           12,200          80
WJHG (5)   Panama City, FL      159           4        1        110,000            8,500          53
PHIPPS ACQUISITION(6)
WKXT         Knoxville, TN       62           4        3        429,000           57,900          22
WCTV      Tallahassee, FL/      116           4        1        210,000           19,900          60
           Thomasville, GA

- ------------------------------
(1) Ranking of DMA served by a station among all DMAs is measured by the number of television households based within the DMA on the November 1995 Nielsen estimates.

(2)  Includes independent broadcasting stations.

(3) Based upon the approximate number of television households in the DMA as reported by the November 1995 Nielsen index.

(4) The market area served by WYMT is an 18-county trading area, as defined by Nielsen, and is included in the Lexington, Kentucky DMA. WYMT's station rank is based upon its position in the 18-county trading area.

(5) The Company will be required to divest WALB and WJHG in connection with the Phipps Acquisition. For a discussion of the Company's plans, see "Risk Factors-FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing."

(6) The closing of the Phipps Acquisition is expected to occur by September 1996, although there can be no assurance with respect thereto.

    The following is a description of each of the Company's stations:

WKYT, THE CBS AFFILIATE IN LEXINGTON, KENTUCKY


    WKYT, acquired by the Company in September 1994, began operations in 1957. Lexington, Kentucky is the 68th largest DMA in the United States, with approximately 387,000 television households and a total population of approximately 1.1 million. Total Market Revenues in the Lexington DMA in 1995 were approximately $46.1 million, a 6% increase over 1994. WKYT's gross revenues for the year ended December 31, 1995 and the six months ended June 30, 1996 were approximately $17.6 million and $8.8 million, respectively, an increase of 14.6% and a decrease of 1.2% from the corresponding prior periods. WKYT's net income (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 and the six months ended June 30, 1996 was approximately $1.1 million and $630,000, respectively, a decrease of 36.7% and 19.4%, respectively, from the corresponding prior periods. The Lexington DMA has five licensed commercial television stations, including WYMT, WKYT's sister station, all of which are affiliated with major networks. The Lexington DMA also has one public television station.

    The following table sets forth Market Revenues for the Lexington DMA and in-market share and ranking information for WKYT:

                                                               YEAR ENDED DECEMBER 31,
                                                          ----------------------------------
(DOLLARS IN THOUSANDS)                                       1993        1994        1995
                                                          ----------  ----------  ----------
Market Revenues in DMA                                       $39,500     $43,500     $46,100
Market Revenues growth over prior year                            13%         10%          6%
In-market share of households viewing television                  38%         37%         33%
Rank in market                                                     1           1           1

    MARKET DESCRIPTION. The Lexington DMA consists of 38 counties in central and eastern Kentucky. The Lexington area is a regional hub for shopping, business, healthcare, education, and cultural activities and has a comprehensive transportation network and low commercial utility rates. Major employers in the Lexington area include Toyota Motor Corp., Lexmark International, Inc., GTE Corporation, Square D Company, Ashland, Inc. and International Business Machines Corporation. Toyota Motor Corp. operates a large production facility near Lexington, employing 6,000 people and in May 1995 announced plans to build its next generation mini-van at this facility. Eight hospitals and numerous medical clinics are located in Lexington, reinforcing Lexington's position as a regional medical center. The University of Kentucky which is located in Lexington, is also a major employer with approximately 10,000 employees, and has a full time enrollment of approximately 24,000 students. In addition, Lexington is an international center of the equine industry with the Kentucky Horse Park, a 1,000 acre park that attracts approximately 700,000 visitors annually.

    STATION  PERFORMANCE.    WKYT,  which  operates  on  channel  27,  is  a CBS
affiliate. WKYT can be viewed on 86 cable systems in its DMA and 51 cable systems outside its DMA. In 1995, WKYT celebrated its 20th consecutive year as the Lexington DMA's most watched local news program. Every broadcast of "27 Newsfirst"-at 6 a.m., noon, 5 p.m., 5:30 p.m., 6 p.m. and 11 p.m.-continues to be the number one rated program in its time period. WKYT's news programs also provide support and coverage of local events through public service announcements, on-air bulletin boards and special reports, such as
CRIMESTOPPERS, 27 ON THE TOWN and HOMETOWN HEROES. Based on the November 1995 Nielsen index, WKYT is ranked number one in its market, with a 33% in-market share of households viewing television, which is five percentage points ahead of the competition. WKYT received 38% of the Lexington DMA's Market Revenues in 1995. The station attributes its success to the experience of its senior management and local sales staff, which focus on developing strong relationships with local advertisers and devoting significant attention to the quality and content of WKYT's local news programming.

    Since the 1970's WKYT has been the flagship station for the University of Kentucky Sports Network, producing sports events and coaches' shows, such as the RICK PITINO COACH'S SHOW a half-hour show featuring the University of Kentucky Basketball coach, that air on a 10-station network across Kentucky. Although WKYT focuses on the most popular University of Kentucky Wildcat sports, basketball and football, the station also features other intercollegiate sports, such as baseball, tennis and swimming/diving.

    WKYT has a full mobile production unit that produces a variety of events, including sports events, beauty pageants and horse racing. In addition, WKYT has a Doppler Weather Radar System, the latest technology available in weather forecasting. In 1995, WKYT spent over $1.3 million on capital improvements, including a complete studio and master control room renovation and the addition of Maxigrid, an inventory management system.

    Cross-promotion and partnerships with radio, newspapers and businesses are a source of non-traditional revenue as well as a means of community involvement. WKYT is also party to the first joint venture in the Lexington market through its production of a 10 p.m. newscast for WDKY-TV, an affiliate of the Fox Broadcasting Company ("Fox") in Lexington, which provides additional exposure for the station's news talent as well as a new source of revenue for WKYT.

    Local  programming  produced  by  WKYT  includes  SCOTT'S  PLACE,  a  weekly half-hour children's show which is carried on WALB, WJHG and WRDW, and DIRECTIONS and 27 NEWSMAKERS, two weekly public affairs programs dealing with minority and government and political issues, respectively. In addition, WKYT also carries programming provided by CBS and syndicated programming, including OPRAH!, JEOPARDY!, WHEEL OF FORTUNE and THE ANDY GRIFFITH SHOW.

    The Company's President and the current station manager at WALB are both former members of senior management at WKYT.

WYMT, THE CBS AFFILIATE IN HAZARD, KENTUCKY


    WYMT, acquired by the Company in September 1994, began operations in 1985. WYMT has carved out a niche trading area comprising 18 counties in eastern and southeastern Kentucky. This trading area is a separate market area of the Lexington, Kentucky DMA with approximately 169,000 television households and a total population of approximately 463,000. WYMT is the only commercial television station in this 18-county trading area. Total Market Revenues in the 18-county trading area and WYMT's gross revenues in the 18-county trading area for the year ended December 31, 1995 and the six months ended June 30, 1996 were approximately $4.1 million and $2.3 million, respectively, an increase of 9% and 15.8%, respectively, from the corresponding prior periods. WYMT's net income (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 and the six months ended June 30, 1996 was approximately $32,000 and $75,000, respectively, a decrease of 88.9% and an increase of 32.0%, respectively, from the corresponding prior periods. WYMT is the sister station of WKYT and shares many resources and simulcasts some local programming with WKYT.


    The following table sets forth Market Revenues for the 18-county trading area and ranking information for WYMT (based upon its position in its 18-county trading area):

                                                               YEAR ENDED DECEMBER 31,
                                                          ----------------------------------
(DOLLARS IN THOUSANDS)                                       1993        1994        1995
                                                          ----------  ----------  ----------
Market Revenues in the 18-county trading area (1)             $3,500      $3,800      $4,100
Market Revenues growth over prior year                            12%          8%          9%
In-market share of households viewing television                  25%         20%         24%
Rank in market                                                     1           1           1

(1) Represents the gross revenues of WYMT, which is the only commercial television station in the 18-county trading area. The Company is unable to determine the amount of Market Revenue for the 18-county trading area which may be attributable to other television stations serving the Lexington DMA.

     MARKET DESCRIPTION. The mountain region of eastern and southeastern Kentucky where Hazard is located is on the outer edges of four separate markets:
Bristol-Kingsport-Johnson City, Charleston-Huntington, Knoxville and Lexington. Prior to 1985, mountain residents relied primarily on satellite dishes and cable television carrying distant signals for their television entertainment and news. Established in 1985, WYMT is the only broadcast station which can be received over the air in a large portion of its 18-county trading area and may now be viewed on 100 cable systems.

    The trading area's economy is centered around coal and related industries and some light manufacturing. In recent years, the coal industry has undergone a major restructuring due to consolidation in the industry and advances in technology. Approximately 10,700 manufacturing jobs exist in the Hazard trading area, most of which are concentrated in the Cumberland Valley area, a Kentucky Area Development District located in the southern portion of the 18-county trading area.

    STATION PERFORMANCE. WYMT, which operates on channel 57, is a CBS affiliate. WYMT is ranked number one, based on November 1995 Nielsen estimates, in its trading area with a 24% in-market share of households viewing television, which is nine points ahead of the competition. WYMT's Mountain News at 6:30 a.m., 6 p.m. and 11 p.m. is ranked number one in the 18-county trading area. WYMT's Mountain News at 6 p.m. is ranked number two in the entire Lexington DMA by Nielsen, behind only its sister station WKYT. In addition to the Mountain News, WYMT simulcasts WKYT's 6 a.m., noon, 5 p.m. and 5:30 p.m. newscasts Monday through Friday, all of which rank number one in the 18-county trading area. WYMT includes local inserts into these simulcasted news programs in order to add an enhanced degree of local content. The station attributes its success to its position as the only commercial broadcaster in the 18-county trading area and to customer and community loyalty.

    WYMT considers its news department to be a key component of its operations. The station is strategically positioned with a central newsroom in Hazard and two satellite news bureaus, one in Middlesboro, Kentucky (the Cumberland Valley) and one in Harold, Kentucky (the Big Sandy region). Microwave links to these regional news bureaus and to WYMT's sister station WKYT in Lexington, Kentucky, provide the news operation with the ability to report on, coordinate and share the latest news information and coverage throughout the mountain region and from Lexington.

    In 1994 WYMT installed a state-of-the-art digital playback system in its master control room. This new system has allowed WYMT to adopt a computer-based playback format that has resulted in significant cost savings and an improved on-air appearance.

    Strong local business and general community relations are an important component of WYMT's success. WYMT continues to develop partnerships with current and potential new clients through the production of various special annual events that also serve to strengthen community ties and enhance advertising revenue. Examples of such events include the Mountain Basketball Classic, the Charity Golf Classic and the Boat and RV Show.

WRDW, THE CBS AFFILIATE IN AUGUSTA, GEORGIA


    WRDW, acquired by the Company in January 1996, began operations in 1954. Augusta, Georgia is the 111th largest DMA in the United States, with approximately 221,000 television households and a total population of approximately 627,000. Total Market Revenues in the Augusta DMA in 1995 were approximately $26.3 million, a 6% increase over 1994. WRDW's gross revenues for the year ended December 31, 1995 and the six months ended June 30, 1996 were approximately $9.6 million and $5.0 million, respectively, an increase of 5.7% and 0.7%, respectively, from the corresponding prior periods. WRDW's net income (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 was approximately $1.4 million, an increase of 4.9%, from the corresponding prior period. WRDW's net loss (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the six months ended June 30, 1996 was approximately $372,000 as compared to net income of approximately $717,000, from the corresponding prior period. The Augusta DMA has four licensed commercial television stations, all of which are affiliated with a major network. The Augusta DMA also has two public television stations.


    The following table sets forth Market Revenues for the Augusta DMA and in-market share and ranking information for WRDW:

                                                               YEAR ENDED DECEMBER 31,
                                                          ----------------------------------
(DOLLARS IN THOUSANDS)                                          1993        1994        1995
                                                          ----------  ----------  ----------
Market Revenues in DMA                                       $22,800     $24,800     $26,300
Market Revenues growth over prior year                             8%          9%          6%
In-market share of households viewing television                  36%         36%         36%
Rank in market                                                     1           1           1

    MARKET DESCRIPTION. The Augusta DMA consists of 19 counties in eastern Georgia and western South Carolina, including the cities of Augusta, Georgia and North Augusta and Aiken, South Carolina. The Augusta, Georgia area is one of Georgia's major metropolitan/regional centers, with a particular emphasis on health services, manufacturing and the military. The Federal government employs over 12,500 military and 4,600 civilian personnel at the Department of Energy's Savannah River Site, a nuclear processing plant, and Fort Gordon, a U.S. Army military installation. Augusta has eight large hospitals which collectively employ 20,000 and reinforce Augusta's status as a regional healthcare center. Augusta is also home to the Masters Golf Tournament, which has been broadcast by CBS for 41 years.

    STATION PERFORMANCE. WRDW, which operates on channel 12, is a CBS affiliate. Based on November 1995 Nielsen estimates, WRDW is ranked number one in its market, with a 36% in-market share of households viewing television, which is one share point ahead of the competition. WRDW also received 36% of the Augusta DMA's Market Revenues in 1995. WRDW can be viewed on all 29 cable systems in its DMA and nine cable systems outside of its DMA. Since 1992, WRDW has risen from a weak second-place ranking to the number one position. WRDW's weekday news programs at 6 a.m., noon, 5 p.m., 11 p.m., and four weekend slots are ranked number one in household rating and share. WRDW attributes its number one position in the market to its strong syndicated programming which leads into and out of its weekly news programs as well as its expanded local news coverage. WRDW was also the leader in prime time in the November 1995 Nielsen estimates. WRDW has positioned itself as "Your 24 Hour News Source" in the DMA. In January 1996, WRDW began providing local cut-ins to the CNN news slots on cable, with all revenues from commercial inserts going to the station. In addition, as the local CBS affiliate in the DMA, WRDW produces local Masters programming, such as THE GREEN JACKET PROGRAM, a show hosted by Paul Davis that includes interviews with many golf celebrities.

    The station also produces its own local programming, including INSIDE AGRICULTURE, a weekly program and PAINE COLLEGE PRESENTS, a bi-monthly local public affairs show. In addition to carrying the programming provided by CBS, WRDW carries syndicated programming including: OPRAH!, INSIDE EDITION, WHEEL OF FORTUNE and JEOPARDY!

WALB, THE NBC AFFILIATE IN ALBANY, GEORGIA


    WALB was founded by the Company and began operations in 1954. Albany, Georgia is the 152nd largest DMA in the United States with approximately 132,000 television households and a total population of approximately 380,000. Total Market Revenues in the Albany DMA in 1995 were approximately $12.2 million, a 5% increase over 1994. WALB's gross revenues for the year ended December 31, 1995 and for six months ended June 30, 1996 were approximately $10.5 million and $5.6 million, respectively, an increase of 3.5% and 7.9%, respectively, from the corresponding prior periods. WALB's net income (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 and the six months ended June 30, 1996 was approximately $3.0 million and $1.7 million, respectively, an increase of 3.8% and 11.3%, respectively, from the corresponding prior periods. The Albany DMA has three licensed commercial television stations, two of which are affiliated with major networks. The Albany DMA also has two public television stations.


    The following table sets forth Market Revenues for the Albany DMA and in-market share and ranking information for WALB:

                                                               YEAR ENDED DECEMBER 31,
                                                          ----------------------------------
(DOLLARS IN THOUSANDS)                                          1993        1994        1995
                                                          ----------  ----------  ----------
Market Revenues in DMA                                       $10,900     $11,600     $12,200
Market Revenues growth over prior year                             8%          6%          5%
In-market share of households viewing television                  81%         80%         80%
Rank in market                                                     1           1           1

    MARKET  DESCRIPTION.  The  Albany DMA, consists of  17 counties in southwest
Georgia. Albany, 170 miles south of Atlanta, is a regional center for manufacturing, agriculture, education, health care and military service. Leading employers in the area include: The Marine Corps Logistics Base, Phoebe Putney Memorial Hospital, The Proctor & Gamble Company, Miller Brewing Company, Cooper Tire & Rubber Company, Bob's Candies, Coats and Clark Inc., Merck & Co., Inc., MacGregor (USA) Inc. and M&M/Mars. Albany State College, Darton College and Albany Technical Institute are located within this area.

    STATION PERFORMANCE. WALB, which operates on channel 10, is the only VHF station in the Albany DMA and is an NBC affiliate. Based on the November 1995 Nielsen estimates, WALB is ranked number one in its market, with an 80% in-market share of households viewing television, which is 63 share points ahead of the competition. WALB has the strongest signal in its DMA and can be viewed on all of the 26 cable systems in its DMA and 51 cable systems outside of its DMA. WALB received 86% of the Albany DMA's Market Revenues in 1995.

    WALB is known as "South Georgia's Number One News Source." The station's news is its primary focus. WALB is the number one local news source in all of its time slots. WALB is the only station in its market with both electronic and satellite news gathering trucks, allowing the Company to provide live coverage. WALB broadcasts three hours and 20 minutes of news weekdays and one hour of news each weekend day.

    WALB considers its dedication to the community to be a key component of its operations. For example, WALB devoted substantial resources in 1994 to expand its local news coverage and programming. Such investment allowed WALB to provide the most extensive flood coverage available to viewers during the flood in July 1994, which was one of the largest natural disasters to occur in Georgia in recent history. This coverage made WALB one of the top-rated stations in the United States in terms of in-market share of households viewing television in July 1994, as measured by Nielsen. In addition, the Georgia Broadcasters Association presented WALB with two of its top awards in 1994: the "1994 TV Community Service Award" for its dedication to providing local community service and the "1994 TV Station Promotion of the Year" award for the station's nearly year long broadcast of its "Learn to Read" program.

    The station produces its own local programming including TOWN AND COUNTRY, a live morning show that travels to various locations in Georgia and DIALOG, a weekly public affairs show focusing on minority issues. In addition to carrying programming supplied by NBC, WALB carries syndicated programming, including OPRAH!, ENTERTAINMENT TONIGHT, THE ANDY GRIFFITH SHOW, MONTEL WILLIAMS, RICKI LAKE, AMERICAN JOURNAL, and HARD COPY.

    The Company will be required to divest this station pursuant to existing FCC regulations. See "Risk Factors-FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing."

WJHG, THE NBC AFFILIATE IN PANAMA CITY, FLORIDA


    WJHG, acquired by the Company in 1960, began operations in 1953. Panama City, Florida is the 159th largest DMA in the United States, with approximately 110,000 television households and a total population of approximately 298,000. Total Market Revenues in the Panama City DMA in 1995 were approximately $8.5 million, a 6% increase over 1994. WJHG's gross revenues for the year ended December 31, 1995 and for the six months ended June 30, 1996 were approximately $4.3 million and $2.7 million, respectively, an increase of 7.7% and 32.2%, respectively, from the corresponding prior periods. WJHG's net income (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 and for the six months ended June 30, 1996 was approximately $205,000 and $305,000, respectively, an increase of 84.8% and 184.1%, respectively, from the corresponding prior periods. The Panama City DMA has four licensed commercial television stations, three of which are affiliated with major networks. In addition, a CBS signal is provided by a station in Dothan, Alabama, an adjacent DMA. The Panama City DMA also has one public television station.


    The following table sets forth Market Revenues for the Panama City DMA and in-market share and ranking information for WJHG:

                                                               YEAR ENDED DECEMBER 31,
                                                          ----------------------------------
(DOLLARS IN THOUSANDS)                                       1993        1994        1995
                                                          ----------  ----------  ----------
Market Revenues in DMA                                        $7,400      $8,000      $8,500
Market Revenues growth over prior year                           11%          8%          6%
In-market share of households viewing television                 51%         46%         53%
Rank in market                                                     1           1           1

    MARKET DESCRIPTION. The Panama City DMA consists of nine counties in northwest Florida. The Panama City market stretches north from Florida's Gulf Coast to Alabama's southern border. The Panama City economy centers around tourism, military bases, manufacturing, education and financial services. Panama City is the county seat and principal city of Bay County. Leading employers in the area include: Tyndall Air Force Base, the Navy Coastal Systems Station, Sallie Mae Servicing Corp., Stone Container Corporation, Arizona Chemical Corporation, Russell Corporation and Gulf Coast Community College. Panama City is also a spring break destination for college students and drew approximately 550,000 students during 1995.

    STATION PERFORMANCE. WJHG, which operates on channel 7, is an NBC affiliate. Based on November 1995 Nielsen estimates, WJHG is ranked number one in its market, with a 53% in-market share of households viewing television, which is 17 share points ahead of the competition. WJHG received 50% of the Panama City DMA's Market Revenues in 1995. WJHG can be viewed on all of the 36 cable systems in its DMA and on 29 cable systems outside its DMA.

    WJHG dominates the Panama City market in all popular news time periods and has twice the audience viewership at 5 p.m. and 10 p.m. as does the competition. WJHG also has the number one news ranking in its market at 6:30 a.m., 6 p.m. and on weekends. WJHG's ratings success in its newscasts have allowed it to increase its overall unit rates and to negotiate for larger shares of advertisers' national budgets. WJHG considers its news department to be a key component of its operations and in 1994, devoted substantial resources to redesign the set, purchase new cameras, add new graphics, develop a new logo and reformat newscasts. As part of the continuing growth of its news product, WJHG recently introduced the first noon newscast in Panama City.

    WJHG has also launched a direct mail campaign to attract new advertisers to the station. As a result of these factors, WJHG increased its gross revenues by 7.7% in 1995. WJHG is also focusing on other non-traditional revenue sources, such as developing a health exposition, a children's fair and a wedding show, all of which are scheduled to occur in 1996.

    In addition to carrying programming provided by NBC, WJHG carries syndicated programming, including WHEEL OF FORTUNE, JEOPARDY!, HARD COPY, MAURY POVICH, JENNY JONES and RICKI LAKE.

    The Company will be required to divest this station pursuant to existing FCC regulations. See "Risk Factors-FCC Divestiture Requirement" and "The Phipps Acquisition, the KTVE Sale and the Financing."

WKXT, THE CBS AFFILIATE IN KNOXVILLE, TENNESSEE


    WKXT, which is part of the Phipps Business, began operations in 1988. The Phipps Acquisition is expected to occur in September 1996, although there can be no assurance with respect thereto. Knoxville, Tennessee is the 62nd largest DMA in the United States, with approximately 429,000 television households and a total population of approximately 1.1 million. Total Market Revenues in the Knoxville DMA in 1995 were approximately $57.9 million, a 6% increase over 1994. WKXT's gross revenues for the year ended December 31, 1995 and the six months ended June 30, 1996 were approximately $10.6 million and $5.0 million, respectively, an increase of 2.3% and a decrease of 2.2%, respectively, from the corresponding prior periods. WKXT's net income (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 and the six months ended June 30, 1996 was approximately $1.8 million and $836,000, respectively, an increase of 8.3% and a decrease of 4.4%, respectively, from the corresponding prior periods. The Knoxville DMA has four licensed commercial television stations, all of which are affiliated with major networks. The Knoxville DMA also has two public broadcasting stations.


    The following table sets forth Market Revenues for the Knoxville DMA and in-market share and ranking information for WKXT:

                                                               YEAR ENDED DECEMBER 31,
                                                          ----------------------------------
(DOLLARS IN THOUSANDS)                                       1993        1994        1995
                                                          ----------  ----------  ----------
Market Revenues in DMA                                       $47,900     $54,600     $57,900
Market Revenues growth over prior year                           14%         14%          6%
In-market share of households viewing television                 24%         23%         22%
Rank in market                                                     3           3           3

    MARKET DESCRIPTION. The Knoxville DMA, consisting of 22 counties in eastern Tennessee and southeastern Kentucky, includes the cities of Knoxville, Oak Ridge and Gatlinburg, Tennessee. The Knoxville area is a center for education, manufacturing, healthcare and tourism. The University of Tennessee's main campus is located within the city of Knoxville. It employs approximately 6,400 people and has an enrollment of approximately 26,000 students. Leading manufacturing employers in the area include: Lockheed Martin Energy Systems, Inc., Levi Strauss & Company, DeRoyal Industries, Aluminum Company of North America, Phillips Consumer Electronics North America Corp., Clayton Homes and Sea Ray Boats, Inc. which employ approximately 26,800 people, collectively. The Knoxville area also has eight hospitals which employ approximately 16,900 employees. Area tourist attractions are the Great Smokey Mountains National Park and Dollywood, a country-western theme park sponsored by Dolly Parton. The Great Smokey Mountains National Park and Dollywood had approximately 9.1 million and
2.2 million visitors, respectively during 1995. Dollywood employs approximately 1,800 people.

    STATION PERFORMANCE. WKXT is a CBS affiliate and operates on channel 8. WKXT is one of three commercial VHF stations in the Knoxville DMA. Based on November 1995 Nielsen estimates, WKXT is ranked third in its market, with a 22% in-market share of households viewing television. WKXT can be viewed on 52 cable systems in its DMA and on 15 cable systems outside its DMA. WKXT received 18% of the Knoxville DMA's Market Revenues in 1995.

    WKXT produces only one hour of news each day. The Company plans to implement its operating strategy at WKXT by developing comprehensive news programming upon consummation of the Phipps Acquisition.

    In addition to carrying network programming supplied by CBS, WKXT carries syndicated programming including BAYWATCH, NORTHERN EXPOSURE, REGIS & KATHIE LEE, MAURY POVICH, AMERICAN JOURNAL, ENTERTAINMENT TONIGHT, HARD COPY, and THE ANDY GRIFFITH SHOW.

WCTV, THE CBS AFFILIATE IN TALLAHASSEE, FLORIDA/THOMASVILLE, GEORGIA


    WCTV, which is part of the Phipps Business, began operations in 1955. The Phipps Acquisition is expected to occur in September 1996, although there can be no assurance with respect thereto. Tallahassee, Florida/Thomasville, Georgia is the 116th largest DMA in the United States, with approximately 210,000 television households and total population of approximately 586,000. Total Market Revenues in the Tallahassee/Thomasville DMA in 1995 were approximately $19.9 million, a 5% increase over 1994. WCTV's gross revenues for the year ended December 31, 1995 and the six months ended June 30, 1996 were approximately $13.3 million and $7.0 million, respectively, an increase of 3.2% and 9.8%, respectively, from the corresponding prior periods. WCTV's net income (before the allocation of corporate and administrative expenses and after estimated income taxes computed at statutory rates) for the year ended December 31, 1995 and the six months ended June 30, 1996 was approximately $3.8 million and $1.9 million, respectively, an increase of 1.4% and 6.3%, respectively, from the corresponding prior periods. The Tallahassee/Thomasville DMA has four licensed commercial television stations, all of which are affiliated with major networks. The Tallahassee/ Thomasville DMA also has one public station that is owned by the Florida State University Board of Regents.


    The    following    table    sets    forth    Market    Revenues    in   the
Tallahassee/Thomasville DMA  and in-market  share  and ranking  information  for
WCTV:

                                                               YEAR ENDED DECEMBER 31,
                                                          ----------------------------------
(DOLLARS IN THOUSANDS)                                       1993        1994        1995
                                                          ----------  ----------  ----------
Market Revenues in DMA                                       $17,200     $18,900     $19,900
Market Revenues growth over prior year                            4%         10%          5%
In-market share of households viewing television                 64%         65%         60%
Rank in market                                                     1           1           1

    MARKET DESCRIPTION. The Tallahassee/Thomasville DMA, consisting of 18 counties in the panhandle of Florida and southwest Georgia, includes Tallahassee, the capital of Florida, and Thomasville, Valdosta and Bainbridge, Georgia. The Tallahassee/Thomasville economy centers around state and local government as well as state and local universities which include Florida State University, Florida A&M, Tallahassee Community College and Valdosta State College. Florida State University is the largest university located in the DMA with total enrollment of approximately 29,000 students. Florida State University's main campus is located within the city of Tallahassee. State and local government agencies employ approximately 36,700 and 8,500 people, respectively, in the Tallahassee area.

    STATION PERFORMANCE. WCTV is a CBS affiliate and operates on channel 6. WCTV is the only VHF station in the Tallahassee/Thomasville DMA. Based on November 1995 Nielsen estimates, WCTV is ranked number one in its market, with a 60% in-market share of households viewing television. WCTV can be viewed on 47 cable systems in its DMA and 32 cable systems outside of its DMA. WCTV received 67% of the Tallahassee/Thomasville DMA's Market Revenues in 1995.

    WCTV considers its news department to be a key component of its operations; approximately 43% of its employees are devoted to its news department and approximately 40% of the WCTV's revenues are generated by news programming. The station attributes its successful news programming in part to its bureaus in Tallahassee, Valdosta and Thomasville and its news gathering vehicle. WCTV produces five news programs and six news cut-ins each day which total three and one-half hours of news per weekday. All news programs are closed-captioned. The station has the number one in-market share in news at 6 a.m., noon, 5:30 p.m., 6 p.m. and 11 p.m. on weekdays and 6 p.m. and 11 p.m. on weekends.

    The station produces the BOBBY BOWDEN SHOW, a coach's show for Florida State University. In addition to carrying network programming supplied by CBS, WCTV carries syndicated programming including WHEEL OF FORTUNE, JEOPARDY!, OPRAH! and SEINFELD.

INDUSTRY BACKGROUND

    There are currently a limited number of channels available for broadcasting in any one geographic area, and the license to operate a television station is granted by the FCC. Television stations which broadcast over the very high frequency ("VHF") band (channels 2-13) of the spectrum generally have some competitive advantage over television stations which broadcast over the ultra-high frequency ("UHF") band (channels above 13) of the spectrum, because the former usually have better signal coverage and operate at a lower transmission cost. However, the improvement of UHF transmitters and receivers, the complete elimination from the marketplace of VHF-only receivers and the expansion of cable television systems have reduced the VHF signal advantage.

    Television station revenues are primarily derived from local, regional and national advertising and, to a much lesser extent, from network compensation and revenues from studio and tower space rental and commercial production activities. Advertising rates are based upon a variety of factors, including a program's popularity among the viewers an advertiser wishes to attract, the number of advertisers competing for the available time, the size and demographic makeup of the market served by the station and the availability of alternative advertising media in the market area. Rates are also determined by a station's overall ratings and in-market share, as well as the station's ratings and share among particular demographic groups which an advertiser may be targeting. Because broadcast stations rely on advertising revenues, they are sensitive to cyclical changes in the economy. The size of advertisers' budgets, which are affected by broad economic trends, affect the broadcast industry in general and the revenues of individual broadcast television stations.

    All television stations in the country are grouped by Nielsen, a national audience measuring service, into approximately 210 generally recognized television markets that are ranked in size according to various formulae based upon actual or potential audience. Each DMA is an exclusive geographic area consisting of all counties in which the home-market commercial stations receive the greatest percentage of total viewing hours. Nielsen periodically publishes data on estimated audiences for the television stations in the various television markets throughout the country. The estimates are expressed in terms of the percentage of the total potential audience in the market viewing a station (the station's "rating") and of the percentage of households using television actually viewing the station (the station's "share"). Nielsen provides such data on the basis of total television households and selected demographic groupings in the market. Nielsen uses two methods of determining a station's ability to attract viewers. In larger geographic markets, ratings are determined by a combination of meters connected directly to selected television sets and weekly diaries of television viewing, while in smaller markets only weekly diaries are utilized. All of the Company's stations operate in markets where only weekly diaries are used.

    Historically, three major broadcast networks, Capital Cities/ABC, Inc. ("ABC"), NBC and CBS, dominated broadcast television. In recent years, Fox has evolved into the fourth major network by establishing a network of independent stations whose operating characteristics are similar to the major network affiliate stations, although the number of hours of network programming produced by Fox for its affiliates is less than that of the three major networks. In addition, UPN and WB recently have been launched as new television networks. An affiliate of UPN or WB receives a smaller portion of each day's programming from its network compared to an affiliate of a major network. Currently, UPN and WB provide 10 and 11.5 hours of programming per week to their affiliates, respectively.

    The affiliation of a station with one of the four major networks has a significant impact on the composition of the station's programming, revenues, expenses and operations. A typical affiliate of a major network receives the majority of each day's programming from the network. This programming, along with cash payments ("network compensation"), is provided to the affiliate by the network in exchange for a substantial majority of the advertising time sold during the airing of network programs. The network then sells this advertising time and retains the revenues. The affiliate retains the revenues from time sold during breaks in and between network programs and programs the affiliate produces or purchases from non-network sources. In acquiring programming to supplement programming supplied by the affiliated network, network affiliates compete primarily with other affiliates and independent stations in their markets. Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. In addition, a television station may acquire programming through barter arrangements. Under barter arrangements, which are becoming increasingly popular with both network affiliates and independents, a national program distributor may receive advertising time in exchange for the programming it supplies, with the station paying a reduced fee for such programming.

    In contrast to a station affiliated with a network, a fully independent station purchases or produces all of the programming that it broadcasts, resulting in generally higher programming costs. An independent station, however, retains its entire inventory of advertising time and all of the revenues obtained therefrom. As a result of the smaller amount of programming provided by its network, an affiliate of UPN or WB must purchase or produce a greater amount of its programming, resulting in generally higher programming costs. These affiliate stations, however, retain a larger portion of the inventory of advertising time and the revenues obtained therefrom compared to stations affiliated with the major networks.

    Through the 1970s, network television broadcasting enjoyed virtual dominance in viewership and television advertising revenues, because network-affiliated stations competed only with each other in most local markets. Beginning in the 1980s, this level of dominance began to change as the FCC authorized more local stations and marketplace choices expanded with the growth of independent stations and cable television services. See "-Federal Regulation of the Company's Business."

    Cable television systems were first installed in significant numbers in the 1970s and were initially used to retransmit broadcast television programming to paying subscribers in areas with poor broadcast signal reception. In the aggregate, cable-originated programming has emerged as a significant competitor for viewers of broadcast television programming, although no single cable programming network regularly attains audience levels amounting to more than a small fraction of any single major broadcast network. The advertising share of cable networks increased during the 1970s and 1980s as a result of the growth in cable penetration (the percentage of television households which are connected to a cable system). Notwithstanding such increases in cable viewership and advertising, over-the-air broadcasting remains the dominant distribution system for mass market television advertising.

NEWSPAPER PUBLISHING

    The Company owns and operates five publications comprising three newspapers and two shoppers, all located in the Southeast.

THE ALBANY HERALD

    THE ALBANY HERALD, located in Albany, Georgia, is the only seven-day-a-week newspaper that serves southwestern Georgia. The Company changed THE ALBANY HERALD from an afternoon newspaper to a morning newspaper in 1993 and improved its graphics and layout. These changes enabled the Company to increase THE ALBANY HERALD's newsstand and subscription prices as well as its advertising rates, resulting in an increase of revenues from $10.1 million in 1993 to $13.5 million in 1995, a 33.8% increase. The Company intends to increase selectively the price and advertising rates of THE ALBANY HERALD in the future. The Albany market has four other daily newspapers with a limited circulation and market area.

    THE ALBANY HERALD also publishes three other weekly editions in Georgia, THE LEE COUNTY HERALD, THE WORTH COUNTY HERALD and THE CALHOUN-CLAY HERALD, all of which provide regional news coverage. Other niche publications include (i) FARM AND PLANTATION, an agricultural paper, (ii) a monthly COUPON CLIPPER, (iii) a quarterly, direct mail coupon book called CASH CUTTERS, (iv) an annual dining guide and (v) an annual bridal book. The Company introduced these weeklies and other niche product publications in order to better utilize THE ALBANY HERALD's printing presses and infrastructure (such as sales and advertising). The printing press is approximately 19 years old and is in good working order. THE ALBANY HERALD cross-merchandises its publications, thereby increasing total revenues with only a small increase in related expenditures. The Company also seeks to increase THE ALBANY HERALD's circulation and revenues through its sponsorship of special events of local interest, such as bass fishing tournaments.

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THE ROCKDALE CITIZEN AND THE GWINNETT DAILY POST

    THE ROCKDALE CITIZEN and the GWINNETT DAILY POST are five-day-a-week newspapers that serve communities in the metro Atlanta area with complete local news, sports and lifestyles coverage together with national stories that directly impact their local communities.


    THE ROCKDALE CITIZEN is located in Conyers, Georgia, the county seat of Rockdale County, which is 19 miles east of downtown Atlanta. Rockdale County's population is estimated to be 64,000 in 1996. Conyers was the site of the 1996 Olympic equestrian competition.


    The GWINNETT DAILY POST, which was purchased by the Company in January 1995, is located north of Atlanta in Gwinnett County, one of the fastest growing areas in the nation. Gwinnett's population, which has more than doubled during each of the past two census periods, was estimated at 457,000 in 1995. In September 1995, the Company increased the frequency of publication of the GWINNETT DAILY POST from three to five days per week in an effort to increase circulation.

    The Company's operating strategy with respect to THE ROCKDALE CITIZEN and the GWINNETT DAILY POST is to increase circulation by improving the print quality, increasing the local news content and increasing its telemarketing and promotional efforts. The Rockdale Citizen's printing press is approximately 24 years old and is in good working order. The Company has hired a new president of publishing for THE ROCKDALE CITIZEN and the GWINNETT DAILY POST in order to implement its operating strategy at these newspapers.

SOUTHWEST GEORGIA SHOPPER

    The Southwest Georgia Shopper, Inc., prints and distributes two shoppers, which are direct mailed and rack distributed throughout north Florida and southwest Georgia. These two shoppers represent a consolidation of the seven shoppers that the Company purchased in 1994 and 1995. The Company believes that print quality is an important criterion to advertisers and consumers and, since their acquisition, the Company has accordingly improved the graphics of the shoppers.

INDUSTRY BACKGROUND

    Newspaper publishing is the oldest segment of the media industry and, as a result of the focus on local news, newspapers in general, remain one of the leading media for local advertising. Newspaper advertising revenues are cyclical and have generally been affected by changes in national and regional economic conditions. Financial instability in the retail industry, including bankruptcies of large retailers and consolidations among large retail chains has recently resulted in reduced retail advertising expenditures. Classified advertising, which makes up approximately one-third of newspaper advertising expenditures, can be affected by an economic slowdown and its effect on employment, real estate transactions and automotive sales. However, growth in housing starts and automotive sales, although cyclical in nature, generally provide continued growth in newspaper advertising expenditures.

PAGERS AND PAGING SERVICES

THE PAGING BUSINESS

    The paging business, which is a part of the Phipps Business, is based in Tallahassee, Florida and operates in Columbus, Macon, Albany and Valdosta, Georgia, in Dothan, Alabama, in Tallahassee and Panama City, Florida and in certain contiguous areas. In 1995 the population of this geographic coverage area was approximately 2.3 million. In June 1996, the Company's paging business had approximately 44,000 units in service, representing a penetration rate of approximately 1.9%.

    The Company's paging system operates by connecting a telephone call placed to a local telephone number with a local paging switch. The paging switch processes a caller's information and sends the information to a link transmitter which relays the processed information to paging transmitters, which in turn alert an individual pager by means of a coded radio signal. This process provides service to a "local coverage area." To enhance coverage further to its customer base, all of the Company's local coverage areas are interconnected or networked, providing for "wide area coverage" or "network coverage." A pager's coverage area is programmable and can be customized to include or exclude any particular paging switch and its respective geographic coverage area, thereby allowing the Company's paging customers a choice of

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coverage  areas. In addition, the  Company is able to  network with other paging companies which share the Company's paging frequencies in other markets, by means of an industry standard network paging protocol, in order to increase the geographic coverage area in which the Company's customers can receive paging service.

    A subscriber to the Company's paging services either owns a pager, thereby paying solely for the use of the Company's paging services, or leases a pager, thereby paying a periodic charge for both the pager and the paging services. Of the Company's pagers currently in service, approximately 72% are owned and maintained by subscribers ("COAM") with the remainder being leased. In recent years, prices for pagers have fallen considerably, and thus there has been a trend toward subscriber ownership of pagers, allowing the Company to maintain lower inventory and fixed asset levels. COAM customers historically stay on service longer, thus enhancing the stability of the subscriber base and earnings. The Company is focusing its marketing efforts on increasing its base of COAM users. The Company purchases all of its pagers from two suppliers, Panasonic and Motorola, with Motorola supplying a majority of such pagers. Due to the high demand from the Company's customers for Motorola pagers, the Company believes that its ability to offer Motorola pagers is important to its business.

    The Company's goal is to increase the number of pagers in service, revenues and cash flow from operations by implementing a plan that focuses on improved operating methods and controls and innovative marketing programs. The Company's paging business has grown in recent years by: (i) increasing the number of business customers; (ii) expanding its resale program; (iii) increasing its retail operations; and (iv) increasing geographical coverage.

INDUSTRY BACKGROUND.

    Paging is a method of wireless communication which uses an assigned radio frequency to contact a paging subscriber within a designated service area. A subscriber carries a pager which receives messages by the broadcast of a radio signal. To contact a subscriber, a message is usually sent by placing a telephone call to the subscriber's designated telephone number. The telephone call is received by an electronic paging switch which generates a signal that is sent to radio transmitters in the subscriber's service area. The transmitters broadcast a coded signal that is unique to the pager carried by the subscriber and alerts the subscriber through a tone or vibration that there is a voice, numeric, alphanumeric or other message. Depending upon the topography of the service area, the operating radius of a radio transmitter typically ranges from three to 20 miles.

    Three tiers of carriers have emerged in the paging industry: (i) large nationwide providers serving multiple markets throughout the United States; (ii) regional carriers, like the Company's paging business, which operate in regional markets such as several contiguous states in one geographic region of the United States; and (iii) small, single market operators. The Company believes that the paging industry is undergoing consolidation.

    The paging industry has traditionally marketed its services through direct distribution by sales representatives. In recent years, additional channels of distribution have evolved, including: (i) carrier-operated retail stores; (ii) resellers, who purchase paging services on a wholesale basis from carriers and resell those services on a retail basis to their own customers; (iii) independent sales agents who solicit customers for carriers and are compensated on a commission basis; and (iv) retail outlets that often sell a variety of merchandise, including pagers and other telecommunications equipment.

SATELLITE BROADCASTING

    The Company's satellite broadcasting business provides broadcast and production services through mobile and fixed production units as well as C-band and Ku-band satellite transmission facilities. Clients include The Walt Disney Company, The Golf Channel, USA Network, Turner Broadcasting System, CBS, ABC, PGA Tour Productions and The Children's Miracle Network.

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
ADDITIONAL INFORMATION ON BUSINESS SEGMENTS

    Reference is made to Note J of Notes to Consolidated Financial Statements of the Company for additional information regarding business segments. Reference is made to Note 11 of Notes to Financial Statements of the Phipps Business for additional information regarding business segments.

COMPETITION

TELEVISION INDUSTRY

    Competition in the television industry exists on several levels: competition for audience, competition for programming (including news) and competition for advertisers. Additional factors that are material to a television station's competitive position include signal coverage and assigned frequency. The broadcasting industry is faced continually with technological change and innovation, the possible rise in popularity of competing entertainment and communications media and governmental restrictions or actions of federal regulatory bodies, including the FCC and the Federal Trade Commission, any of which could have a material effect on the Company's operations. In addition, since early 1994, there have been a number of network affiliation changes in many of the top 100 television markets. As a result, the major networks have sought longer terms in their affiliation agreements with local stations and generally have increased the compensation payable to the local stations in return for such longer term agreements. During the same time period, the rate of change of ownership of local television stations has increased over past periods.

    AUDIENCE. Stations compete for audience on the basis of program popularity, which has a direct effect on advertising rates. A substantial portion of the daily programming on each of the Company's stations is supplied by the network with which each station is affiliated. During those periods, the stations are totally dependent upon the performance of the network programs to attract viewers. There can be no assurance that such programming will achieve or maintain satisfactory viewership levels in the future. Non-network time periods are programmed by the station with a combination of self-produced news, public affairs and other entertainment programming, including news and syndicated programs purchased for cash, cash and barter, or barter only.

    Independent stations, whose number has increased significantly over the past decade, have also emerged as viable competitors for television viewership shares. In addition, UPN and WB have been launched recently as new television networks. The Company is unable to predict the effect, if any, that such networks will have on the future results of the Company's operations.

    In addition, the development of methods of television transmission of video programming other than over-the-air broadcasting, and in particular cable television, has significantly altered competition for audience in the television industry. These other transmission methods can increase competition for a broadcasting station by bringing into its market distant broadcasting signals not otherwise available to the station's audience and also by serving as a distribution system for non-broadcast programming. Through the 1970s, television broadcasting enjoyed virtual dominance in viewership and television advertising revenues because network-affiliated stations competed only with each other in most local markets. Although cable television systems initially retransmitted broadcast television programming to paying subscribers in areas with poor broadcast signal reception, significant increases in cable television penetration in areas that did not have signal reception problems occurred throughout the 1970s and 1980s. As the technology of satellite program delivery to cable systems advanced in the late 1970s, development of programming for cable television accelerated dramatically, resulting in the emergence of multiple, national-scale program alternatives and the rapid expansion of cable television and higher subscriber growth rates. Historically, cable operators have not sought to compete with broadcast stations for a share of the local news audience. Recently, however, certain cable operators have elected to compete for such audiences and the increased competition could have an adverse effect on the Company's advertising revenues.

    Other sources of competition include home entertainment systems (including video cassette recorder and playback systems, video discs and television game devices), "wireless cable" services, satellite master antenna television systems, low power television stations, television translator stations and, more recently, DBS video distribution services, which transmit programming directly to homes equipped with special receiving antennas, and video signals delivered over telephone lines. Public broadcasting outlets in most

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communities compete with commercial television stations for audience but not for advertising dollars, although this may change as the United States Congress considers alternative means for the support of public television.

    Further advances in technology may increase competition for household audiences and advertisers. Video compression techniques are expected to reduce the bandwidth required for television signal transmission. These compression techniques, as well as other technological developments, are applicable to all video delivery systems, including over-the-air broadcasting, and have the potential to provide vastly expanded programming to highly targeted audiences. Reduction in the cost of creating additional channel capacity could lower entry barriers for new channels and encourage the development of increasingly specialized "niche" programming. This ability to reach very narrowly defined audiences is expected to alter the competitive dynamics for advertising expenditures. In addition, competition in the television industry in the future may come from interactive video and information and data services that may be delivered by commercial television stations, cable television, DBS, multipoint distribution systems, multichannel multipoint distribution systems or other video delivery systems. The Company is unable to predict the effect that these or other technological changes will have on the broadcast television industry or the future results of the Company's operations.

    PROGRAMMING. Competition for programming involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. Each station competes against the broadcast station competitors in its market for exclusive access to off-network reruns (such as ROSEANNE) and first-run product (such as ENTERTAINMENT TONIGHT). Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. Competition exists for exclusive news stories and features as well.

    ADVERTISING. Advertising rates are based upon the size of the market in which the station operates, a program's popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, the demographic makeup of the market served by the station, the availability of alternative advertising media in the market area, aggressive and knowledgeable sales forces and the development of projects, features and programs that tie advertiser messages to programming. Advertising revenues comprise the primary source of revenues for the Company's stations. The Company's stations compete for such advertising revenues with other television stations and other media in their respective markets. Typically, independent stations achieve a greater proportion of the television market advertising revenues than network affiliated stations relative to their share of the market's audience, because independent stations have greater amounts of available advertising time. The stations also compete for advertising revenues with other media, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable systems. Competition for advertising dollars in the broadcasting industry occurs primarily within individual markets.

NEWSPAPER INDUSTRY

    The Company's newspapers compete for advertisers with a number of other media outlets, including magazines, radio and television, as well as other newspapers, which also compete for readers with the Company's publications. Many of the Company's newspaper competitors are significantly larger than the Company. The Company attempts to differentiate its publications from other newspapers by focusing on local news and local sports coverage in order to compete with its larger competitors. The Company also seeks to establish its publications as the local newspaper by sponsoring special events of particular community interest.

PAGING INDUSTRY

    The paging industry is highly competitive. Companies in the industry compete on the basis of price, coverage area offered to subscribers, available services offered in addition to basic numeric or tone paging, transmission quality, system reliability and customer service. The Company competes by maintaining competitive pricing of its product and service offerings, by providing high-quality, reliable transmission networks and by furnishing subscribers a superior level of customer service.

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
    The Company's primary competitors include those paging companies that provide wireless service in the same geographic areas in which the Company operates. The Company experiences competition from one or more competitors in all locations in which it operates. Some of the Company's competitors have greater financial and other resources than the Company.

    The Company's paging services also compete with other wireless communications services such as cellular service. The typical customer uses paging as a low cost wireless communications alternative either on a stand-alone basis or in conjunction with cellular services. Future technological developments in the wireless communications industry and enhancements of current technology, however, could create new products and services, such as personal communications services and mobile satellite services, which are competitive with the paging services currently offered by the Company. Recent and proposed regulatory changes by the FCC are aimed at encouraging such technological developments and new services and promoting competition. There can be no assurance that the Company's paging business would not be adversely affected by such technological developments or regulatory changes.

NETWORK AFFILIATION OF THE STATIONS

    Each of the Company's stations is affiliated with a major network pursuant to an affiliation agreement. Each affiliation agreement provides the affiliated station with the right to broadcast all programs transmitted by the network with which the station is affiliated. In return, the network has the right to sell a substantial majority of the advertising time during such broadcasts. In exchange for every hour that a station elects to broadcast network programming, the network pays the station a specific network compensation payment which varies with the time of day. Typically, prime-time programming generates the highest hourly network compensation payments. Such payments are subject to increase or decrease by the network during the term of an affiliation agreement with provisions for advance notices and right of termination by the station in the event of a reduction in such payments. The NBC affiliation agreements for WALB and WJHG are renewed automatically every five years on September 1 unless the station notifies NBC otherwise. The CBS affiliation agreements for WKYT, WYMT, WRDW, WCTV and WKXT expire on December 31, 2004, December 31, 2004, March 31, 2005, December 31, 1999, and December 31, 1999, respectively.

FEDERAL REGULATION OF THE COMPANY'S BUSINESS

TELEVISION BROADCASTING

    EXISTING REGULATION. Television broadcasting is subject to the jurisdiction of the FCC under the Communications Act and the Telecommunications Act. The Communications Act prohibits the operation of television broadcasting stations except under a license issued by the FCC and empowers the FCC, among other things, to issue, revoke and modify broadcasting licenses, determine the locations of stations, regulate the equipment used by stations, adopt regulations to carry out the provisions of the Communications Act and the Telecommunications Act and impose penalties for violation of such regulations. The Communications Act prohibits the assignment of a license or the transfer of control of a licensee without prior approval of the FCC.


    LICENSE GRANT AND RENEWAL. Television broadcasting licenses generally are granted or renewed for a period of five years (recently extended to eight years by the Telecommunications Act) but may be renewed for a shorter period upon a finding by the FCC that the "public interest, convenience, and necessity" would be served thereby. The broadcast licenses for WALB, WJHG, WKYT, WYMT, WRDW, WCTV and WKXT are effective until April 1, 1997, February 1, 1997, August 1, 1997, August 1, 1997, April 1, 1997, February 1, 1997 and August 1, 1997, respectively. The Telecommunications Act requires a broadcast license to be renewed if the FCC finds that: (i) the station has served the public interest, convenience and necessity; (ii) there have been no serious violations of either the Telecommunications Act or the FCC's rules and regulations by the licensee; and (iii) there have been no other violations, which taken together would constitute a pattern of abuse. At the time an application is made for renewal of a television license, parties in interest may file petitions to deny, and such parties, including members of the public, may comment upon the service the station has provided during the preceding license term and urge denial of the application. If the FCC finds that the licensee has failed to meet the above-mentioned requirements, it could deny the renewal application or grant a conditional approval, including renewal for a lesser term. The FCC will not consider


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competing applications contemporaneously with a renewal application. Only  after denying a renewal application can the FCC accept and consider competing applications for the license. Although in substantially all cases broadcast licenses are renewed by the FCC even when petitions to deny or competing applications are filed against broadcast license renewal applications, there can be no assurance that the Company's stations' licenses will be renewed. The Company is not aware of any facts or circumstances that could prevent the renewal of the licenses for its stations at the end of their respective license terms.


    MULTIPLE OWNERSHIP RESTRICTIONS. Currently, the FCC has rules that limit the ability of individuals and entities to own or have an ownership interest above a certain level (an "attributable" interest, as defined more fully below) in broadcast stations, as well as other mass media entities. The current rules limit the number of radio and television stations that may be owned both on a national and a local basis. On a national basis, the rules preclude any individual or entity from having an attributable interest in more than 12 television stations. Moreover, the aggregate audience reach of co-owned television stations may not exceed 25% of all United States households. An individual or entity may hold an attributable interest in up to 14 television stations (or stations with an aggregate audience reach of 30% of all United States households) if at least two of the stations are controlled by a member of an ethnic minority. The Telecommunications Act directs the FCC to eliminate the restriction on the number of television stations which may be owned or controlled nationally and to increase the national audience reach limitation for television stations to 35%.

    On a local basis, FCC rules currently allow an individual or entity to have an attributable interest in only one television station in a market. In addition, FCC rules and the Telecommunications Act generally prohibit an individual or entity from having an attributable interest in a television station and a radio station, daily newspaper or cable television system that is located in the same local market area served by the television station. Proposals currently before the FCC could substantially alter these standards. For example, in a recently initiated rulemaking proceeding, the FCC suggested narrowing the geographic scope of the local television cross-ownership rule (the so-called "duopoly rule") from Grade B to Grade A contours and possibly permitting some two-station combinations in certain markets. The FCC has also proposed eliminating the TV/radio cross-ownership restriction (the so-called "one-to-a-market" rule) entirely or at least exempting larger markets. In addition, the FCC is seeking comment on issues of control and attribution with respect to local marketing agreements entered into by television stations. It is unlikely that this rulemaking will be concluded until late 1996 or later, and there can be no assurance that any of these rules will be changed or what will be the effect of any such change. The Telecommunications Act expressly does not prohibit any local marketing agreements in compliance with FCC regulations. Furthermore, the Telecommunications Act directs the FCC to conduct a rulemaking proceeding to determine whether restricting ownership of more than one television station in the same area should be retained, modified or eliminated. It is the intent of Congress that if the FCC revises the multiple ownership rules, it should permit co-located VHF-VHF combinations only in compelling circumstances, where competition and diversity will not be harmed.


    The Telecommunications Act also directs the FCC to extend its one-to-a-market waiver policy from the top 25 to any of the top 50 markets. In addition, the Telecommunications Act directs the FCC to permit a television station to affiliate with two or more networks unless such dual or multiple networks are composed of (i) two or more of the four existing networks (ABC, CBS, NBC or Fox), or (ii) any of the four existing networks and one of the two emerging networks (UPN or WBN). The Company believes that Congress does not intend for these limitations to apply if such networks are not operated simultaneously, or if there is no substantial overlap in the territory served by the group of stations comprising each of such networks. The Telecommunications Act also directs the FCC to revise its rules to permit cross-ownership interests between a broadcast network and a cable system. The Telecommunications Act further authorizes the FCC to consider revising its rules to permit common ownership of co-located broadcast stations and cable systems.


    Expansion of the Company's broadcast operations in particular areas and nationwide will continue to be subject to the FCC's ownership rules and any changes the FCC or Congress may adopt. Any relaxation of the FCC's ownership rules may increase the level of competition in one or more of the markets in which the Company's stations are located, particularly to the extent that the Company's competitors may have greater resources and thereby be in a better position to capitalize on such changes.

    Under the FCC's ownership rules, a direct or indirect purchaser of certain types of securities of the Company (including the Class B Common Stock offered hereby) could violate FCC regulations if that purchaser owned or acquired an "attributable" or "meaningful" interest in other media properties in the same areas as stations owned by the Company or in a manner otherwise prohibited by the FCC. All officers and directors of a licensee, as well as general partners, uninsulated limited partners and stockholders who own five percent or more of the voting power of the outstanding common stock of a licensee (either directly or indirectly), generally will be deemed to have an "attributable" interest in the licensee. Certain institutional investors which exert no control or influence over a licensee may own up to 10% of the voting power of the outstanding common stock before attribution occurs. Under current FCC regulations, debt instruments, non-voting stock, certain limited partnership interests (provided the licensee certifies that the limited partners are not "materially involved" in the management and operation of the subject media property) and voting stock held by minority stockholders in cases in which there is a single majority stockholder generally are not subject to attribution. The FCC's cross-interest policy, which precludes an individual or entity from having a "meaningful" (even though not "attributable") interest in one media property and an "attributable" interest in a broadcast, cable or newspaper property in the same area, may be invoked in certain circumstances to reach interests not expressly covered by the multiple ownership rules.


    In January 1995, the FCC released a NPRM designed to permit a "thorough review of [its] broadcast media attribution rules." Among the issues on which comment was sought are (i) whether to change the voting stock attribution benchmarks from five percent to 10% and, for passive investors, from 10% to 20%;
(ii) whether there are any circumstances in which non-voting stock interests, which are currently considered non-attributable, should be considered attributable; (iii) whether the FCC should eliminate its single majority shareholder exception (pursuant to which voting interests in excess of five percent are not considered cognizable if a single majority shareholder owns more than 50% of the voting power); (iv) whether to relax insulation standards for business development companies and other widely-held limited partnerships; (v) how to treat limited liability companies and other new business forms for attribution purposes; (vi) whether to eliminate or codify the cross-interest policy; and (vii) whether to adopt a new policy which would consider whether multiple "cross interests" or other significant business relationships (such as time brokerage agreements, debt relationships or holdings of nonattributable interests), which individually do not raise concerns, raise issues with respect to diversity and competition. It is unlikely that this inquiry will be concluded until late 1996 at the earliest and there can be no assurance that any of these standards will be changed. Should the attribution rules be changed, the Company is unable to predict what, if any, effect it would have on the Company or its activities. To the best of the Company's knowledge, no officer, director or five percent stockholder of the Company currently holds an interest in another television station, radio station, cable television system or daily newspaper that is inconsistent with the FCC's ownership rules and policies or with ownership by the Company of its stations.



    ALIEN OWNERSHIP RESTRICTIONS. The Communications Act restricts the ability of foreign entities or individuals to own or hold interests in broadcast licenses. Foreign governments, representatives of foreign governments, non-citizens, representatives of non-citizens, and corporations or partnerships organized under the laws of a foreign nation are barred from holding broadcast licenses. Non-citizens, collectively, may directly or indirectly own or vote up to 20% of the capital stock of a licensee but are prohibited from serving as officers or directors of such licensee. In addition, a broadcast license may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation (i) that has a non-citizen as an officer,
(ii) more than one-fourth of whose directors are non-citizens or (iii) more than one-fourth of whose capital stock is owned or voted by non-citizens or their representatives or by foreign governments or their representatives, or by non-U.S. corporations, if the FCC finds that the public interest will be served by the refusal or revocation of such license. The Company has been advised that the FCC staff has interpreted this provision of the Communications Act to require an affirmative public interest finding before a broadcast license may be granted to or held by any such corporation and the FCC has made such an affirmative finding only in limited circumstances. The Company, which serves as a holding company for wholly-owned subsidiaries that are licensees for its stations, therefore may be restricted from having (i) more than one-fourth of its stock owned or voted directly or indirectly by non-citizens, foreign governments, representatives of non-citizens or foreign governments, or foreign corporations; (ii) an officer who is a non-citizen; or (iii) more than one-fourth of its board of directors consisting of non-citizens.

    RECENT DEVELOPMENTS. The FCC recently decided to eliminate the prime time access rule ("PTAR"), effective August 30, 1996. PTAR currently limits a station's ability to broadcast network programming (including syndicated programming previously broadcast over a network) during prime time hours. The elimination of PTAR could increase the amount of network programming broadcast over a station affiliated with ABC, NBC, CBS or Fox. Such elimination also could result in (i) an increase in the compensation paid by the network (due to the additional prime time during which network programming could be aired by a network-affiliated station) and (ii) increased competition for syndicated network programming that previously was unavailable for broadcast by network affiliates during prime time. The FCC also recently announced that it was rescinding its remaining financial interest and syndication ("fin\syn") rules. The original rules, first adopted in 1970, severely restricted the ability of a network to obtain financial interests in, or participate in syndication of, prime-time entertainment programming created by independent producers for airing during the networks' evening schedules. The FCC previously lifted the financial interest rules and restraints on foreign syndication.

    Congress has recently enacted legislation and the FCC currently has under consideration or is implementing new regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation and ownership of the Company's broadcast properties. In addition to the proposed changes noted above, such matters include, for example, the license renewal process (particularly the weight to be given to the expectancy of renewal for an incumbent broadcast licensee and the criteria to be applied in deciding contested renewal applications), spectrum use fees, political advertising rates, potential advertising restrictions on the advertising of certain products (beer and wine, for example), the rules and policies to be applied in enforcing the FCC's equal employment opportunity regulations, reinstitution of the Fairness Doctrine (which requires broadcasters airing programming concerning controversial issues of public importance to afford a reasonable opportunity for the expression of contrasting viewpoints), and the standards to govern evaluation of television programming directed toward children and violent and indecent programming (including the possible requirement of what is commonly referred to as the "v-chip," which would permit parents to program television sets so that certain programming would not be accessible by children). Other matters that could affect the Company's broadcast properties include technological innovations and developments generally affecting competition in the mass communications industry, such as the recent initiation of direct broadcast satellite service, and the continued establishment of wireless cable systems and low power television stations.

    The FCC presently is seeking comment on its policies designed to increase minority ownership of mass media facilities. Congress also recently enacted legislation that eliminated the minority tax certificate program of the FCC, which gave favorable tax treatment to entities selling broadcast stations to entities controlled by an ethnic minority. In addition, a recent Supreme Court decision has cast doubt upon the continued validity of many of the congressional programs designed to increase minority ownership of mass media facilities.

    DISTRIBUTION OF VIDEO SERVICES BY TELEPHONE COMPANIES. Recent actions by the FCC, Congress and the courts all presage significant future involvement in the provision of video services by telephone companies. The Company cannot predict either the timing or the extent of such involvement.

    THE 1992 CABLE ACT. On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"). The FCC began implementing the requirements of the 1992 Cable Act in 1993 and final implementation proceedings remain pending regarding certain of the rules and regulations previously adopted. Certain statutory provisions, such as signal carriage, retransmission consent and equal employment opportunity requirements, have a direct effect on television broadcasting. Other provisions are focused exclusively on the regulation of cable television but can still be expected to have an indirect effect on the Company because of the competition between over-the-air television stations and cable systems.

    The  signal  carriage, or  "must carry,"  provisions of  the 1992  Cable Act require cable operators to carry the signals of local commercial and non-commercial television stations and certain low power television stations. Systems with 12 or fewer usable activated channels and more than 300 subscribers must carry the signals of at least three local commercial television stations. A cable system with more than 12 usable activated channels, regardless of the number of subscribers, must carry the signals of all local commercial television stations, up to one-third of the aggregate number of usable activated channels of such system. The 1992 Cable Act also includes a retransmission consent provision that prohibits cable operators and other multi-channel video programming distributors from carrying broadcast stations without obtaining their consent in certain circumstances. The "must carry" and retransmission consent provisions are related in that a local television broadcaster, on a cable system-by-cable system basis, must make a choice once every three years whether to proceed under the "must carry" rules or to waive that right to mandatory but uncompensated carriage and negotiate a grant of retransmission consent to permit the cable system to carry the station's signal, in most cases in exchange for some form of consideration from the cable operator. Cable systems must obtain retransmission consent to carry all distant commercial stations other than "super stations" delivered via satellite.

    Under rules adopted to implement these "must carry" and retransmission consent provisions, local television stations were required to make an initial election of "must carry" or retransmission consent by June 17, 1993. Stations that failed to elect were deemed to have elected carriage under the "must carry" provisions. Other issues addressed in the FCC rules were market designations, the scope of retransmission consent and procedural requirements for implementing the signal carriage provisions. Each of the Company's stations elected "must carry" status on certain cable systems in its DMA. This election entitles the Company's stations to carriage on those systems until at least December 31, 1996. In certain other situations, the Company's stations entered into "retransmission consent" agreements with cable systems. The Company is unable to predict whether or not these retransmission consent agreements will be extended and, if so, on what terms.

    On April 8, 1993, a special three-judge panel of the U.S. District Court for the District of Columbia upheld the constitutionality of the "must carry" provisions of the 1992 Cable Act. However, on June 27, 1994, the United States Supreme Court in a 5-4 decision vacated the lower court's judgment and remanded the case to the District Court for further proceedings. Although the Supreme Court found the "must carry" rules to be content-neutral and supported by legitimate governmental interests under appropriate constitutional tests, it also found that genuine issues of material fact still remained that must be resolved in a more detailed evidentiary record. On December 12, 1995, the United States District Court for the District of Columbia upheld the "must carry" requirements compelling cable systems to carry broadcast signals. The cable industry plans to appeal this decision. In the meantime, however, the FCC's new "must carry" regulations implementing the 1992 Cable Act remain in effect.

    The 1992 Cable Act also codified the FCC's basic equal employment opportunity ("EEO") rules and the use of certain EEO reporting forms currently filed by television broadcast stations. In addition, pursuant to the 1992 Cable Act's requirements, the FCC has adopted new rules providing for a review of the EEO performance of each television station at the mid-point of its license term (in addition to renewal time). Such a review will give the FCC an opportunity to evaluate whether the licensee is in compliance with the FCC's processing criteria and notify the licensee of any deficiency in its employment profile. Among the other rulemaking proceedings conducted by the FCC to implement provisions of the 1992 Cable Act have been those concerning cable rate regulation, cable technical standards, cable multiple ownership limits and competitive access to programming.

    Among other provisions, the Telecommunications Act redefines the term "cable system" as "a facility that serves subscribers without using any public right of way." It eliminates a single subscriber's ability to initiate a rate complaint proceeding at the FCC and allows a cable operator to move any service off the basic tier in its discretion, other than local broadcast signals and access channels required to be carried on the basic tier.

    ADVANCED TELEVISION SERVICE. The FCC has proposed the adoption of rules for implementing advanced television ("ATV") service in the United States. Implementation of digital ATV will improve the technical quality of television signals receivable by viewers and will provide broadcasters the flexibility to offer new services, including high-definition television ("HDTV"), simultaneous broadcasting of multiple programs of standard definition television ("SDTV") and data broadcasting.

    The FCC must adopt ATV service rules and a table of ATV allotments before broadcasters can provide these services enabled by the new technology. On July 28, 1995, the FCC announced the issuance of a NPRM to invite comment on a broad range of issues related to the implementation of ATV, particularly the transition to digital broadcasting. The FCC announced that the anticipated role of digital broadcasting will cause it to revisit certain decisions made in an earlier order. The FCC also announced that broadcasters will be allowed greater flexibility in responding to market demand by transmitting a mix of HDTV, SDTV and perhaps other services. The FCC also stated that the NPRM would be followed by two additional proceedings and that a Final Report and Order which will launch the ATV system is anticipated in 1996.

    The Telecommunications Act directs the FCC, if it issues licenses for ATV, to limit the initial eligibility for such licenses to incumbent broadcast licensees. It also authorizes the FCC to adopt regulations that would permit broadcasters to use such spectrum for ancillary or supplementary services. It is expected that the FCC will assign all existing television licensees a second channel on which to provide ATV simultaneously with their current NTSC service. It is possible after a period of years that broadcasters would be required to cease NTSC operations, return the NTSC channel to the FCC, and broadcast only with the newer digital technology. Some members of Congress have advocated authorizing the FCC to auction either NTSC or ATV channels; however, the Telecommunications Act allows the FCC to determine when such licenses will be returned and how to allocate returned spectrum.

    Under certain circumstances, conversion to ATV operations would reduce a station's geographical coverage area but the majority of stations will obtain service areas that match or exceed the limits of existing operations. Due to additional equipment costs, implementation of ATV will impose some near-term financial burdens on television stations providing the service. At the same time, there is a potential for increased revenues to be derived from ATV. Although the Company believes the FCC will authorize ATV in the United States, the Company cannot predict precisely when or under what conditions such authorization might be given, when NTSC operations must cease, or the overall effect the transition to ATV might have on the Company's business.

    DIRECT BROADCASTING SATELLITE SYSTEMS. The FCC has authorized DBS, a service which provides video programming via satellite directly to home subscribers. Local broadcast stations and broadcast network programming are not carried on DBS systems. Proposals recently advanced in the Telecommunications Act include a prohibition on restrictions that inhibit a viewer's ability to receive video programming through DBS services. The FCC has exclusive jurisdiction over the regulation of DBS service. The Company cannot predict the impact of this new service upon the Company's business.

PAGING


    FEDERAL REGULATION. The Company's paging operations (which are part of the Phipps Business) are subject to regulation by the FCC under the Communications Act. The FCC has granted the Company licenses to use the radio frequencies necessary to conduct its paging operations. Licenses issued by the FCC to the Company set forth the technical parameters, such as signal strength and tower height, under which the Company is authorized to use those frequencies.


    LICENSE GRANT AND RENEWAL. The FCC licenses granted to the Company are for varying terms of up to 10 years, at the end of which renewal applications must be approved by the FCC. The Company currently has 23 FCC licenses for its paging business. Five of such licenses will expire in 1997, 12 will expire in 1999, four will expire in 2000, one will expire in 2001 and one is currently awaiting renewal. In the past, paging license renewal applications generally have been granted by the FCC in most cases upon a demonstration of compliance with FCC regulations and adequate service to the public. Although the Company is unaware of any circumstances which could prevent the grant of renewal applications, no assurance can be given that any of the Company's licenses will be free of competing applications or will be renewed by the FCC. Furthermore, the FCC has the authority to restrict the operation of licensed facilities or to revoke or modify licenses. None of the Company's licenses has ever been revoked or modified involuntarily.

    The FCC has enacted regulations regarding auctions for the award of radio spectrum licenses. Pursuant to such rules, the FCC at any time may require auctions for new or existing services prior to the award of any license. Accordingly, there can be no assurance that the Company will be able to procure additional frequencies, or to expand existing paging networks operating on frequencies for which the Company is currently licensed into new geographical areas. In March 1994, the FCC adopted rules pursuant to which the FCC will utilize competitive bidding to select Commercial Mobile Radio Service ("CMRS") licensees when more than one entity has filed a timely application for the same license. These competitive bidding rules could require that FCC licensees make significant investments in order to obtain spectrum. While the FCC has not yet applied these rules to paging licenses, it could do so at any time. The Company also believes that this rule change may increase the number of competitors which have significant financial resources and may provide an added incentive to build out their systems quickly.

    RECENT DEVELOPMENTS. On February 8, 1996, the FCC announced a temporary cessation in the acceptance of applications for new paging stations, and placed certain restrictions on the extent to which current licensees can expand into new territories on an existing channel. The FCC has initiated an expedited comment period in which it will consider whether these interim processing procedures should be relaxed. The FCC is also considering whether CMRS operators should be obligated to interconnect their systems with others and be prohibited from placing restrictions on the resale of their services.

    The FCC recently adopted rules generally revising the classification of the services offered by paging companies. Traditionally, paging companies have been classified either as Private Common Carriers or Private Carrier Paging Operators or as resellers. Pursuant to the FCC's recently adopted rules, which aim to reduce the disparities in the regulatory treatment of similar mobile services, the Company's paging services are or will be classified as CMRS. The Company believes that such parity will remove certain regulatory advantages which private carrier paging competitors have enjoyed under the previous classification scheme, although private carrier paging companies will be subject to a transition period through August 1996 before these new rules are applicable.

    The recently enacted Telecommunications Act may affect the Company's paging business. Some aspects of the new statute could have beneficial effect on the Company's paging business. For example, proposed federal guidelines regarding antenna siting issues may remove local and state barriers to the construction of communications facilities, and efforts to increase competition in the local exchange and interexchange industries may reduce the cost to the Company of acquiring necessary communications services and facilities. On the other hand, some provisions relating to common carrier interconnection, telephone number portability, equal access, the assignment of new area codes, resale requirements and auction authority may place additional burdens upon the Company or subject the Company to increased competition.

    In  addition to regulation by the FCC, paging systems are subject to certain
Federal  Aviation  Administration  regulations  with  respect  to  the   height,
location, construction, marking and lighting of towers and antennas.

    STATE REGULATION. As a result of the enactment by Congress of the Omnibus Budget Reconciliation Act of 1993, the authority of the states to regulate the Company's paging operations was severely curtailed as of August 1994. At this time the Company is not aware of any proposed state legislation or regulations which would have a material adverse impact on the Company's paging business. There can be no assurance, however, that such legislation or regulations will not be passed in the future.

EMPLOYEES


    As of June 30, 1996, the Company had 713 full-time employees, of which 441 were employees of the Company's stations, 260 were employees of the Company's publications and 12 were corporate and administrative personnel. As of June 30, 1996, the Phipps Business had 201 employees. None of the Company's employees are represented by unions. The Company believes that its relations with its employees are satisfactory.

PROPERTIES

    The Company's principal executive offices are located at 126 North Washington Street, Albany, Georgia 31701, which is owned by The Albany Herald Publishing Company, Inc. (the "Albany Herald"). The Albany Herald also owns the adjacent building on the corner of Pine Avenue in Albany. The building located at 126 North Washington Street contains administration, news and advertising offices and the adjacent buildings located on Pine Avenue contain the printing press and production facilities, as well as paper storage and maintenance. These buildings contain approximately 83,000 square feet. In addition, the parking lot for the employees and customers of THE ALBANY HERALD is located immediately across Pine Avenue from the administration offices.

    The types of properties required to support television stations include offices, studios, transmitter sites and antenna sites. The types of properties required to support newspaper publishing include offices, facilities for the printing press and production and storage. A station's studios are generally housed with its offices in business districts. The transmitter sites and antenna are generally located in elevated areas to provide optimal signal strength and coverage.

    The following table sets forth certain information regarding the Company's properties.

TELEVISION BROADCASTING

   STATION/APPROXIMATE
        PROPERTY                                           OWNED         APPROXIMATE      EXPIRATION
        LOCATION                      USE                OR LEASED          SIZE           OF LEASE
- -------------------------  -------------------------  ---------------  ---------------  ---------------
WKYT
  Lexington, KY            Office, studio and                  Owned   34,500 sq. ft.                 -
                            transmission tower site                     building on 20
                                                                        acres
WYMT
  Hazard, KY               Office and studio                   Owned   21,200 sq. ft.                 -
                                                                        building
  Hazard, KY               Transmission tower site            Leased          -            June 2015
  Hazard, KY               Transmitter building and            Owned   1,248 sq. ft.                  -
                            improvements
WRDW
  North Augusta, SC        Office and studio                   Owned   17,000 sq. ft.                 -
                           Transmission tower site             Owned   143 acres                      -
WALB
  Albany, GA               Office and studio                   Owned   13,700 sq. ft.                 -
  Albany, GA               Transmission tower site             Owned   21 acres                       -
WJHG
  Panama City, FL          Office and studio                   Owned   14,000 sq. ft.                 -
  Youngstown, FL           Transmission tower site             Owned   17 acres                       -
WKXT
  Knoxville, TN            Office and studio                   Owned   18,300 sq. ft.                --
  Knoxville, TN            Transmission tower site            Leased   Tower space         Dec. 1998
WCTV
  Tallahassee, FL          Office and studio                  Leased   22,000 sq. ft.      Dec. 2014
  Metcalf, GA              Transmission tower site             Owned   182 acres                     --

PUBLISHING

                                                                     OWNED         APPROXIMATE      EXPIRATION
COMPANY/PROPERTY LOCATION                       USE                OR LEASED          SIZE           OF LEASE
- -----------------------------------  -------------------------  ---------------  ---------------  ---------------
The Albany Herald Publishing         See above                       See above   See above           See above
 Company, Inc.
The Rockdale Citizen Publishing
 Company
  Conyers, GA                        Offices, printing press             Owned   20,000 sq. ft.                --
                                      and production facility
                                      for THE ROCKDALE CITIZEN
  Lawrenceville, GA                  Offices and production             Leased   11,000 sq. ft.      Nov. 1997
                                      facilities of the
                                      GWINNETT DAILY POST
The Southwest Georgia Shoppers Inc.
  Tallahassee, FL                    Offices                             Owned   5,500 sq. ft.                 --

PAGING


                                                                       OWNED         APPROXIMATE      EXPIRATION
  PROPERTY LOCATION                               USE                OR LEASED          SIZE           OF LEASE
  -----------------------------------  -------------------------  ---------------  ---------------  ---------------
   Albany GA                           Office                              Leased      800 sq. ft.       March 1997
  Columbus, GA                         Office                              Leased    1,000 sq. ft.        July 1997
  Dothan, AL                           Office                              Leased      800 sq. ft.        Feb. 1997
  Macon, GA                            Office                              Leased    1,260 sq. ft.        July 1998
  Tallahassee, GA                      Office                              Leased    2,400 sq. ft.   Month to month
  Thomasville, GA                      Office                              Leased      300 sq. ft.   Month to month
  Valdosta, GA                         Office                              Leased      400 sq. ft.         May 1997
  Panama City, FL                      Office                              Leased    1,050 sq. ft.        Jan. 1998


LEGAL PROCEEDINGS

    The Company is not party to any legal proceedings in which an adverse outcome would have a material adverse effect, either individually or in the aggregate, upon the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below is certain information concerning each of the directors and executive officers of the Company and its subsidiaries.


NAME                                  AGE                  TITLE
- -----------------------------------  -----  -----------------------------------
Ralph W. Gabbard*                      50   Director and President of the
                                             Company
William A. Fielder III                 37   Vice President and Chief Financial
                                             Officer
Sabra H. Cowart                        29   Controller, Chief Accounting
                                             Officer and Assistant Secretary
Robert A. Beizer                       56   Vice President for Law and
                                             Development and Secretary
Thomas J. Stultz                       45   Vice President
Joseph A. Carriere                     62   Vice President-Corporate Sales
William E. Mayher III*                 57   Chairman of the Board of Directors
Richard L. Boger*+                     49   Director
Hilton H. Howell, Jr.**                34   Director
Howell W. Newton**                     49   Director
Hugh Norton                            64   Director
Robert S. Prather, Jr.*+               51   Director
J. Mack Robinson*+                     73   Director


- ------------------------
 * Member of the Executive Committee
** Member of the Audit Committee
 + Member of the Management Personnel Committee

    MR. GABBARD has been President and director of the Company since December 1, 1995. He served as a Vice President of the Company and as President and Chief Operating Officer of the Company's broadcast operations from September 2, 1994 until his election as President of the Company. He was president and general manager of Kentucky Central Television, Inc., the former owner of WKYT and WYMT, from 1982 to 1994. Mr. Gabbard is Chairman of the National Association of Broadcasters Television Board of Directors and Chairman of the CBS Affiliates Advisory Board.

    MR. FIELDER has been a Vice President and the Chief Financial Officer of the Company since August 1993. From April 1991 until his appointment as Chief Financial Officer, he was Controller of the Company. Prior to being appointed controller of the Company in April 1991, he was employed by Ernst & Young LLP, an accounting firm, which are the independent auditors of the Company.

    MS. COWART has been Controller and Chief Accounting Officer of the Company since April 1995. In February 1996 Ms. Cowart was appointed Assistant Secretary of the Company. From March 1994 until her appointment as Controller and Chief Accounting Officer, Ms. Cowart was the corporate accounting manager for the Company. Prior to joining the Company, she was employed by Deloitte & Touche LLP, an accounting firm, from 1989 to 1994.

    MR. BEIZER has been Vice President for Law and Development and Secretary of the Company since February 1996. From June 1994 to February 1996, he was of counsel to Venable, Baetjer, Howard & Civiletti, a law firm, in its regulatory and legislative practice group. From 1990 to 1994, Mr. Beizer was a partner at the law firm of Sidley & Austin and was head of its communications practice group in Washington, D.C. He has represented newspaper and broadcasting companies, including the Company, before the Federal Communications Commission for over 25 years. He is a past president of the Federal Communications Bar Association and a member of the ABA House of Delegates.

    MR. STULTZ has been a Vice President of the Company and the President of the Company's publishing division since February 1996. From 1990 to 1995, he was employed by Multimedia, Inc. as a vice president and from 1988 to 1990, as vice president of marketing.

    MR. CARRIERE has been Vice President of Corporate Sales since February 1996. From November 1994 until his appointment as Vice President, he served as President and General Manager of KTVE Inc., a subsidiary of the Company. Prior to joining the Company in 1994, Mr. Carriere was employed by Withers Broadcasting Company of Colorado as General Manager from 1991 to 1994. He has served as a past chairman of the CBS Advisory Board and the National Association of Broadcasters.

    DR. MAYHER has been a surgeon since prior to 1991 and has been a director of the Company since 1990. He has served as Chairman of the Board of Directors since August 1993.

    MR. BOGER has been the President and chief executive officer of Export Insurance Services, Inc., an insurance company, and a director of CornerCap Group of Funds, a "Series" investment company since prior to 1991. He has been a director of the Company since 1991.

    MR. HOWELL has been President and Chief Executive Officer of Atlantic American Corporation, an insurance holding company, since May 1995. He has been Executive Vice President of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1994, and Executive Vice President of Atlantic American Life Insurance Company, Bankers Fidelity Life Insurance Company and Georgia Casualty & Surety Company since 1992. In addition, since 1994, he has served as a Vice President and Secretary of Bull Run, a designer and manufacturer of dot matrix printers. He is also a director of the following corporations: Bull Run, Atlantic American Corporation, Atlantic American Life Insurance Company, Bankers Fidelity Life Insurance Company, Delta Life Insurance Company, Delta Fire and Casualty Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company and American Safety Insurance Company. From 1989 to 1991, Mr. Howell practiced law in Houston, Texas with the law firm of Liddell, Sapp, Zivley, Hill & LaBoon. He has been a director of the Company since 1993. He is the son-in-law of J. Mack Robinson.

    MR. NEWTON has been the President and Treasurer of Trio Manufacturing Co., a textile manufacturing company, since prior to 1991 and a director of the Company since 1991.

    MR. NORTON has been the President of Norco, Inc., an insurance agency, since prior to 1991 and a director of the Company since 1987.

    MR. PRATHER has been the President and chief executive officer of Bull Run since July 1992 and a director of Bull Run since 1992. Prior to that time, he was President and chief executive officer of Phoenix Corporation, a steel service center. Mr. Prather has been a director of the Company since 1993.


    MR. ROBINSON has been chairman of the board of Bull Run since March 1994, chairman of the board and President of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1958, President of Atlantic American Corporation, an insurance holding company, from 1974 until 1995 and chairman of the board of Atlantic American Corporation since 1974. He is also a director of the following corporations: Bull Run, Atlantic American Life Insurance Company, Bankers Fidelity Life Insurance Company, Delta Life Insurance Company, Delta Fire and Casualty Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company and American Safety Insurance Company and director EMERITUS of Wachovia Corporation. He has been a director of the Company since 1993.


    Each director holds office until the Company's next annual meeting of the shareholders and until his successor is elected and qualified. Officers are elected annually by the Board of Directors and hold office at the discretion of the Board.

EXECUTIVE COMPENSATION

    GENERAL. The following table sets forth a summary of the compensation of the Company's President, its former chief executive officer and the other executive officers whose total annual compensation exceeded $100,000 during the year ended December 31, 1995 ("named executives"). Mr. John T. Williams resigned as President, Chief Executive Officer and director and was replaced by Mr. Ralph
W. Gabbard effective December 1, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                            ------------------------------
                                                                                        AWARDS
                                                                            ------------------------------
                                                     ANNUAL COMPENSATION                        SECURITIES
                                                                                                UNDERLYING
NAME AND                                            ---------------------     RESTRICTED          OPTIONS/      ALL OTHER
PRINCIPAL POSITION                           YEAR      SALARY       BONUS   STOCK AWARDS           SARS(#)   COMPENSATION
- ----------------------------------------  -------   ---------   ---------   ------------   ---------------  -------------
John T. Williams,                            1995   $ 285,000   $       -   $2,081,250(2)               -   $  606,266(3)
  Former President, Chief Executive          1994     286,867      71,910           -                   -        2,112(4)
  Officer and Director (1)                   1993     258,400     112,500           -                   -        1,950(4)
Ralph W. Gabbard,                            1995(5)   261,000    150,000           -              15,000       12,628(6)
  President, Director                        1994      77,000     118,941           -              30,509    1,200,000(7)
                                             1993(8)         -          -           -                   -            -
William A. Fielder, III,                     1995     105,000      22,050           -               3,000        9,188(9)
  Vice President and Chief Financial         1994      95,000           -           -                   -        6,055(10)
  Officer                                    1993      88,161           -           -               7,500        6,040(11)
Joseph A. Carriere,                          1995     115,000      65,922           -               3,750          878(4)
  Vice President Corporate Sales             1994(12)     6,635         -           -                   -            -
                                             1993(8)         -          -           -                   -            -

- ------------------------------

(1) Mr. Williams resigned his position as President, Chief Executive Officer and director of the Company effective December 1, 1995.
(2) Pursuant to Mr. Williams' employment agreement, Mr. Williams received three restricted stock awards (the "Common Stock Award") from the Company aggregating 150,000 shares of Class A Common Stock in 1995. In connection with Mr. Williams' resignation from the Company, the Company removed the restrictions on the Common Stock Award in December 1995 and the shares subject to such Common Stock Award became fully vested.
(3) Upon Mr. Williams' resignation, the Company entered into a separation agreement dated December 1, 1995 (the "Separation Agreement"), which provided, among other things, for the payment of $596,000 over a two-year period ending November 1997 as consideration for consulting services, his resignation and certain non-compete and confidentiality agreements. $3,415, $2,117 and $4,734 represent payments by the Company for matching contributions to the 401(k) plan, term life insurance premiums and long term disability premiums, respectively. The Company expensed the entire $596,000 in 1995.
(4)  Represents payments by the Company for term life insurance premiums.
(5) Mr. Gabbard was elected President and director of the Company in December 1995. Prior to this election he served as Vice President of the Company and President and Chief Operating Officer of the Company's broadcast operations from September 2, 1994 to December 1995.
(6) $3,750, $2,736 and $6,142 represent payments by the Company for matching contributions to the 401(k) plan, term life insurance premiums and long term disability premiums, respectively.
(7) Mr. Gabbard has an employment agreement with the Company which provides him with 122,034 shares of Class A Common Stock if his employment with the Company continues until September 1999. The Company will recognize approximately $1.2 million of compensation expense for this award over the five-year period. Approximately $80,000 and $240,000 of expense was recorded in 1994 and 1995, respectively.
(8)  Not employed by the Company during this year.

(9) $5,765, $2,406, $378 and $639 represent payments or accruals by the Company for supplemental retirement benefits, matching contributions to the 401(k) plan, term life insurance premiums and long term disability premiums, respectively.
(10) $5,717 and $338 represent payments or accruals by the Company for supplemental retirement benefits and term life insurance premiums, respectively.
(11) $5,700 and $340 represent payments or accruals by the Company for supplemental retirement benefits and term life insurance premiums, respectively.
(12) Mr. Carriere joined the Company in November 1994 as President and General Manager of KTVE

     STOCK OPTIONS GRANTED. The following table contains information on stock options granted to the Company's President and the named executives during the year ended December 31, 1995. Under the Company's 1992 Long Term Incentive Plan (the "Incentive Plan") all officers and key employees are eligible for grants of stock options and other stock-based awards. Options granted are exercisable over a three year period beginning on the second anniversary of the grant date and expire one month after termination of employment. The total number of shares of Class A Common Stock issuable under the Incentive Plan is not to exceed 600,000 shares, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar changes generally affecting stockholders of the Company.

    The Incentive Plan is administered by the members of the Management Personnel Committee of the Board of Directors (the "Committee") who are not eligible for selection as participants under the Incentive Plan. The Incentive Plan is intended to provide additional incentives and motivation for the Company's employees. The Committee, by majority action thereof, is authorized in its sole discretion to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms thereof; and to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, among other things.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE VALUE
                                                                                                       AT
                                                                                            ASSUMED ANNUAL RATES OF
                                    NUMBER OF     % OF TOTAL                                STOCK PRICE APPRECIATION
                                    SECURITIES     OPTIONS                                            FOR
                                    UNDERLYING    GRANTED TO   EXERCISE OR                       OPTION TERM(1)
                                     OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   --------------------------
NAME                                 GRANTED     FISCAL YEAR    ($/SHARE)        DATE         5%($)         10%($)
- ---------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
Ralph W. Gabbard                         15,000         25.8%        $13.33       3/30/00       $55,242      $122,071
William A. Fielder, III                   3,000          5.2%        $13.33       3/30/00       $11,048       $24,414
Joseph A. Carriere                        3,750          6.5%        $13.33       3/30/00       $13,811       $30,518

- ------------------------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Class A Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Class A Common Stock holdings are dependent on the timing of such exercise and the future performance of the Class A Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

    STOCK OPTIONS EXERCISED. The following table sets forth information about unexercised stock options held by the named executives. No stock options were exercised by such officers during 1995.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                           VALUE OF UNEXERCISED IN-
                                  NUMBER OF UNEXERCISED     THE-MONEY OPTIONS AT FY
                                  OPTIONS AT FY END(#)        END($) EXERCISABLE/
NAME                            EXERCISABLE/UNEXERCISABLE      UNEXERCISABLE(1)
- ------------------------------  -------------------------  -------------------------
Ralph W. Gabbard                                 0/45,509                $0/$318,553
William A. Fielder, III                       7,500/3,000            $61,562/$13,625
Joseph A. Carriere                                0/3,750                 $0/$17,031

- ------------------------

(1) Closing price of Class A Common Stock at December 31, 1995 was $17 7/8 per share.

    SUPPLEMENTAL PENSION PLAN. The Company has entered into agreements with certain key employees to provide these employees with supplemental retirement benefits. The benefits are disbursed after retirement in contractually predetermined payments of equal monthly amounts over the employee's life, or the life of a surviving eligible spouse for a maximum of 15 years. The Company maintains life insurance coverage on these individuals in adequate amounts to fund the agreements.

    RETIREMENT PLAN. The Company sponsors a defined benefit pension plan, intended to be tax qualified, for certain of its employees and the employees of any of its subsidiaries which have been designated as participating companies under the plan. A participating employee who retires on or after attaining age 65 and who has completed five years of service upon retirement may be eligible to receive during his lifetime, in the form of monthly payments, an annual pension equal to (i) 22% of the employee's average earnings for the highest five consecutive years during the employee's final 10 years of employment multiplied by a factor, the numerator of which is the employee's years of service credited under the plan before 1994, the denominator of which is the greater of 25 or the years of service credited under the plan, plus (ii) .9% of the employee's monthly average earnings for the highest five consecutive years in the employee's final ten years of employment added to .6% of monthly average earnings in excess of Social Security covered compensation, and multiplied by the employee's years of service credited under the plan after 1993, with a maximum of 25 years minus years of service credited under (i) above. For participants as of December 31, 1993, there is a minimum benefit equal to the projected benefit under (i) at that time. For purposes of illustration, pensions estimated to be payable upon retirement of participating employees in specified salary classifications are shown in the following table:

                               PENSION PLAN TABLE

                                                           YEARS OF SERVICE
                          ----------------------------------------------------------------------------------
REMUNERATION(1)                10            15            20            25            30            35
- ------------------------  ------------  ------------  ------------  ------------  ------------  ------------
$ 15,000                        $1,326        $1,986        $2,646        $3,306        $3,300        $3,300
  25,000                         2,210         3,310         4,410         5,510         5,500         5,500
  50,000                         4,709         6,909         9,109        11,309        11,000        11,000
  75,000                         7,219        10,519        13,819        17,119        16,500        16,500
 100,000                         9,729        14,129        18,529        22,929        22,000        22,000
 150,000                        14,749        21,349        27,949        34,549        33,000        33,000
 200,000                        18,269        27,069        35,869        44,669        41,067        41,486
 250,000 and above              19,622        29,268        38,914        48,560        45,014        45,473

- ------------------------
(1) Five-year average annual compensation

    Employees may become participants in the plan, provided that they have attained age 21 and have completed one year of service. Average earnings are based upon the salary paid to a participating employee by a participating company. Pension compensation for a particular year as used for the calculation of retirement benefits includes salaries, overtime pay, commissions and incentive payments received during the year and the employee's contribution to the Capital Accumulation Plan (as defined). Pension compensation for 1995 differs from compensation reported in the Summary Compensation Table in that pension compensation includes any annual incentive awards received in 1995 for services in 1994 rather than the incentive awards paid in 1996 for services in 1995. The maximum annual compensation considered for pension benefits under the plan in 1995 was $150,000.

    As of December 31, 1995, full years of actual credited service in this plan are Mr. Williams-3 years; Mr. Fielder-4 years; and Mr. Carriere-1 year. Mr. Gabbard had no full years of credited service under the plan at December 31, 1995.

    CAPITAL ACCUMULATION PLAN. Effective October 1, 1994, the Company adopted the Gray Communications Systems, Inc. Capital Accumulation Plan (the "Capital Accumulation Plan") for the purpose of providing additional retirement benefits for substantially all employees. The Capital Accumulation Plan is intended to meet the requirements of section 401(k) of the Code.

    Contributions to the Capital Accumulation Plan are made by the employees of the Company. The Company matches a percentage of each employee's contribution which does not exceed 6% of the employee's gross pay. The percentage match is made with a contribution of Class A Common Stock and is declared by the Board of Directors before the beginning of each Capital Accumulation Plan year. The percentage match declared for the year ended December 31, 1995 was 50%. The Company's matching contributions vest based upon the employees' number of years of service, over a period not to exceed five years. The Company has registered 150,000 shares of Class A Common Stock for issuance to the Capital Accumulation Plan.

DIRECTORS' COMPENSATION


    Directors who are not employed by the Company receive an annual fee of $6,000. Non-employee directors are paid $500 for attendance at meetings of the Board of Directors and $500 for attendance at meetings of Committees of the Board. Committee chairmen, not employed by the Company, receive an additional fee of $800 for each meeting they attend. Any outside director who serves as Chairman of the Board receives an annual retainer of $12,000. Outside directors are paid 40% of the usual fee arrangement for attending any special meeting of the Board of Directors or any Committee thereof conducted by telephone. In addition, the Company has a Non-Qualified Stock Option Plan for non-employee directors that currently provides for the annual grant of options to purchase up to 7,500 shares of Class A Common Stock at a price per share approximating the recent market price at the time of grant. Such options are exercisable until the end of the first month following the close of the Company's fiscal year. The Company, subject to approval by the Company's shareholders, intends to amend such Non-Qualified Stock Option Plan to provide for the issuance of Class B Common Stock in lieu of Class A Common Stock.


EMPLOYMENT AGREEMENTS

    In 1995, pursuant to Mr. Williams' employment agreement, Mr. Williams received the Common Stock Award. In December 1995, Mr. Williams resigned his position as President, Chief Executive Officer and director of the Company. Upon his resignation, the Company entered into the Separation Agreement with Mr. Williams which provides for the payment of $596,000 over a two-year period ending November 1, 1997 as consideration for Mr. Williams' agreement to (i) resign from the Company and terminate his employment agreement, (ii) be available as a consultant to the Company from December 1, 1995 until November 30, 1997 and (iii) not compete with the Company's business and to keep all information regarding the Company confidential while he is a consultant. In addition, under the Separation Agreement, Mr. Williams is to receive health and life insurance coverage with premiums paid by the Company while he is available as a consultant. Finally, the Separation Agreement provides that the restrictions on the Common Stock Award were removed and such Common Stock Award became fully vested.


    Ralph W. Gabbard and the Company entered into an employment agreement, dated September 3, 1994, for a five year term. The agreement provides for annual compensation of $250,000 during the term of the agreement (subject to yearly inflation adjustment) and entitled Mr. Gabbard to certain fringe benefits. In addition to his annual compensation, Mr. Gabbard was entitled to participate in an annual incentive compensation plan and the Incentive Plan. Under the annual incentive compensation plan, Mr. Gabbard was eligible to receive additional compensation if the operating profits of the broadcasting group of the Company reached or exceeded certain goals. Under the Incentive Plan, Mr. Gabbard has received non-qualified stock options to purchase 45,509 shares of Class A Common Stock. These options are exercisable over a three year period beginning September 1996. The exercise price for such options is $9.66. Upon the fifth anniversary of Mr. Gabbard's employment with the Company, Mr. Gabbard shall receive 122,034 shares of Class A Common Stock.



    In February 1996, the Board of Directors approved an amendment to Mr. Gabbard's employment agreement to increase Mr. Gabbard's base salary from $250,000 to $300,000, effective January 1, 1996 and to establish a new annual compensation plan (the "Annual Compensation Plan") to be based upon the achievement by the Company of a certain operating profit, the amount of which is to be established by the Board of Directors. Under the Annual Compensation Plan, if the Company achieves the targeted amount of operating profit in any given year, Mr. Gabbard shall receive $200,000 as additional compensation. The Annual Compensation Plan further provides that if the Company exceeds the targeted amount of operating profit in any given year, Mr. Gabbard shall be entitled to receive additional compensation in excess of $200,000, as determined by the Board of Directors. Mr. Gabbard has agreed that during the term of his agreement and for two years thereafter, he will be subject to certain non-competition provisions.


    William A. Fielder, III, Vice President and Chief Financial Officer of the Company, has an employment agreement with the Company dated April 1991, which was amended March 1993, to provide for the continuation of his annual salary (currently $135,000) for a period of one year in the event of termination without cause.

    Robert A. Beizer and the Company entered into an employment agreement dated as of February 12, 1996, for a two-year term which automatically renews for three successive one-year periods, subject to certain termination provisions. The agreement provides that Mr. Beizer shall be employed as Vice President for Law and Development of the Company, with an initial annual base salary of $200,000 and a grant of options to purchase 15,000 shares of Class A Common Stock with an exercise price of $19.375 per share under the Incentive Plan at the inception of his employment. Mr. Beizer's base salary shall be increased yearly, based upon a cost of living index and he will receive non-qualified options to purchase 7,000 shares of Class A Common Stock annually during the term of the agreement at an exercise price per share equal to the fair market value of the Class A Common Stock on the date of the grant. All options granted are exercisable over a three year period beginning upon the second anniversary of the grant date. If there is a "change of control" of the Company, Mr. Beizer will be paid a lump sum amount equal to his then current base salary for the remaining term of the agreement and will be granted any remaining stock options to which he would have been entitled. For purposes of the agreement, "change of control" is defined as any change in the control of the Company that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act. Mr. Beizer has agreed that during the term of his agreement and for two years thereafter, he will be subject to certain non-competition provisions.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information with respect to stockholders who are known by the Company to be the beneficial owners of more than 5% of the outstanding Class A Common Stock and the number of shares of Class A Common Stock beneficially owned by directors and named executive officers of the Company, individually, and all directors and executive officers of the Company as a group as of June 15, 1996. Except as indicated below, none of such shareholders own, or have the right to acquire any shares of Class B Common Stock.



NAME AND ADDRESS OF                      SHARES BENEFICIALLY
BENEFICIAL OWNER                                       OWNED           PERCENT OF CLASS
- ----------------------------------  ------------------------   ------------------------
Bull Run Corporation (1)                           1,211,590                       27.1%
George H. Nader (2)                                  240,899                        5.4%
Ralph W. Gabbard                                         918                          *
William A. Fielder III (3)                             8,563                          *
Sabra H. Cowart                                          195                          *
Robert A. Beizer                                          --                          *
Thomas J. Stultz                                       1,500                          *
Joseph A. Carriere                                       594                          *
William E. Mayher III (3)                             16,500                          *
Richard L. Boger (3)                                  24,150                          *
Hilton H. Howell, Jr. (3)(4)(5)(6)                 1,280,740                       28.6%
Howell W. Newton (3)                                   9,250                          *
Hugh Norton (3)                                       16,500                          *
Robert S. Prather, Jr. (3)(4)(7)                   1,242,340                       27.8%
J. Mack Robinson (3)(4)(6)(8)                      2,003,530                       44.8%
John T. Williams (9)                                  78,752                        1.8%
All directors and executive                   (4)-(2,260,3528),
 officers as a group (14 persons)             (10)                                 49.9%


- ------------------------------
 *   Less than 1%.

(1) Owned by Bull Run through its wholly-owned subsidiary, Datasouth Computer Corporation. The address of Bull Run is 4370 Peachtree Road, Atlanta, Georgia 30319. Does not include warrants subject to shareholder approval. See "Certain Relationships and Related Transactions."

(2) Mr. Nader's address is P.O. Box 271, 1011 Fifth Avenue, West Point, Georgia 31833.

(3)  Includes 7,500 shares subject to currently exercisable options.


(4) Includes 1,211,590 shares owned by Bull Run as described in footnote (1) above, because Messrs. Howell, Prather and Robinson are directors and officers of Bull Run and Messrs. and Prather and Robinson are principal shareholders of Bull Run and, as such, may be deemed to have the right to vote or dispose of such shares. However, each of Messrs. Howell, Prather and Robinson disclaims beneficial ownership of the shares owned by Bull Run.


(5) Includes 39,050 shares owned by Mr. Howell's wife, as to which shares Mr. Howell disclaims beneficial ownership. Excludes 63,000 shares held in trust for Mr. Howell's wife.

(6) Excludes as to Mr. Howell, and includes as to Mr. Robinson, an aggregate of 297,540 shares owned by certain companies of which Mr. Howell is an officer and director and Mr. Robinson is an officer, director and a principal or sole stockholder.

(7) Includes 150 shares owned by Mr. Prather's wife, as to which shares Mr. Prather disclaims beneficial ownership.

(8) Includes an aggregate of 256,650 shares owned by Mr. Robinson's wife directly and as trustee for their daughters, as to which shares Mr. Robinson disclaims beneficial ownership. Mr. Robinson's address is 4370 Peachtree Road, Atlanta, Georgia 30319.

(9) Mr. Williams resigned his position as President and Chief Executive Officer of the Company effective December 1, 1995.

(10) Includes 60,000 shares subject to currently exercisable options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    Gray Kentucky Television, Inc., a subsidiary of the Company ("Gray Kentucky") is a party to a rights sharing agreement with Host Communications, Inc. ("Host") and certain other parties not affiliated with the Company, pursuant to which the parties agreed to exploit Host's rights to broadcast and market certain University of Kentucky football and basketball games and related activities. Pursuant to such agreement, Gray Kentucky is licensed to broadcast certain University of Kentucky football and basketball games and related activities. Under this agreement, Gray Kentucky also provides Host with production and certain marketing services and Host provides accounting and various marketing services. During the year ended December 31, 1995, the Company received approximately $332,000 from this joint venture.


    Bull Run currently owns 51.5% of the outstanding common stock of Capital Sports Properties, Inc. ("CSP"). CSP's assets consist of all of the outstanding preferred stock of Host and warrants to purchase Host common stock. Bull Run also owns approximately 9.4% of Host's currently outstanding common shares directly, thereby giving Bull Run total direct and indirect ownership of Host of approximately 29.7%, assuming conversion of all currently outstanding exercisable stock options and warrants for Host common stock. Messrs. Ralph W. Gabbard and Robert S. Prather, Jr., members of the Company's Board of Directors are also members of the board of directors of both CSP and Host.


    The Company's Board of Directors approved payments to Bull Run of finders fees for the acquisition of the GWINNETT DAILY POST, the Augusta Acquisition and the Phipps Acquisition. The Company agreed to pay finders fees of $75,000 and $360,000 for the acquisition of GWINNETT DAILY POST and Augusta Acquisitions, respectively. The Board of Directors has agreed to pay a finders fee of 1% of the proposed purchase price of the Phipps Acquisition for services performed, of which $550,000 and $950,000 was due and included in accounts payable at December 31, 1995 and June 30, 1996, respectively.



    On January 3, 1996, Bull Run purchased for $10 million from the Company (i) the 8% Note in the principal amount of $10 million due in January 2005, with interest payable quarterly beginning March 31, 1996 and (ii) warrants to purchase 487,500 shares of Class A Common Stock at $17.88 per share, (subject to customary antidilution provisions) 300,000 of which are currently fully vested, with the remaining warrants vesting in five equal annual installments commencing January 3, 1997, provided that the 8% Note is outstanding. On January 3, 1996, the closing price of the Class A Common Stock on the NYSE was $17.75. The warrants (which represent 9.8% of the currently issued and outstanding shares of Class A Common Stock, after giving effect to the exercise of such warrants) expire in January 2006 and may not be exercised unless shareholder approval of the issuance of the warrants is obtained, which is expected to occur at the Company's 1996 annual meeting of shareholders. The Company obtained an opinion from The Robinson-Humphrey Company, Inc., one of the underwriters of this Offering and the Concurrent Offering, stating that the terms and conditions of the 8% Note were fair from a financial point of view, to the shareholders of the Company. The proceeds from the sale of the 8% Note and the warrants were used to fund, in part, the Augusta Acquisition.


    In connection with the issuance by the Company of the $10 million letter of credit in the Phipps Acquisition, J. Mack Robinson, a director of the Company, executed a put agreement in favor of the letter of credit issuer, for which he received no consideration from the Company. Pursuant to such agreement, in the event that such letter of credit is drawn upon by the sellers of the Phipps Business and the Company defaults on the repayment of such amounts so drawn under the letter of credit, Mr. Robinson has agreed to pay such amounts to the issuer of the letter of credit.

ISSUANCES OF PREFERRED STOCK


    As part of the Financing, the 8% Note will be retired and the Company will issue to Bull Run, in exchange therefor, 1,000 shares of Series A Preferred Stock. Subject to certain limitations, holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available for payment, cumulative cash dividends at an annual rate of $800 per share. The Series A Preferred Stock has priority as to dividends over the Common Stock and any other series or class of the Company's stock which ranks junior as to dividends to the Series A Preferred Stock. In case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock will be entitled to receive a liquidation price of $10,000 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock which ranks junior as to liquidation rights to the Series A Preferred Stock. The Series A Preferred Stock may be redeemed at the option of the Company, in whole or in part at any time, at $10,000 per share, plus an amount equal to any accrued and unpaid dividends to the redemption date and such redemption price may be paid, at the Company's option, in cash or in shares of Class A Common Stock. The holders of shares of Series A Preferred Stock will not be entitled to vote on any matter except (i) with respect to the authorization or issuance of capital stock ranking senior to the Series A Preferred Stock and with respect to certain amendments to the Company's Articles of Incorporation,
(ii) if the Company shall have failed to declare and pay dividends on the Series A Preferred Stock for any six quarterly payment periods, in which event the holders of the Series A Preferred Stock shall be entitled to elect two directors to the Company's Board of Directors until the full dividends accumulated have been declared and paid and (iii) as required by law. The warrants issued with the 8% Note will vest in accordance with the schedule described above, provided that the Series A Preferred Stock remains outstanding.



    In addition, as part of the Financing, the Company will issue to Bull Run for $10 million, 1,000 shares of Series B Preferred Stock. Subject to certain limitations, holders of the Series B Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available for payment, cumulative dividends at an annual rate of $600 per share, except that the Company at its option may pay such dividends in cash or in additional shares of Series B Preferred Stock valued, for the purpose of determining the number of shares (or fraction thereof) of such Series B Preferred Stock to be issued, at $10,000 per share. The Series B Preferred Stock has priority as to dividends over the Common Stock and any other series or class of the Company's stock which ranks junior as to dividends to the Series B Preferred Stock. In case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series B Preferred Stock will be entitled to receive a liquidation price of $10,000 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock which ranks junior as to liquidation rights to the Series B Preferred Stock. The Series B Preferred Stock may be redeemed at the option of the Company, in whole or in part at any time, at $10,000 per share, plus an amount equal to any accrued and unpaid dividends to the redemption date and such redemption price may be paid, at the Company's option, in cash or in shares of Class A Common Stock. The holders of shares of Series B Preferred Stock will not be entitled to vote on any matter except (i) with respect to the authorization or issuance of capital stock ranking senior to the Series B Preferred Stock and with respect to certain amendments to the Company's Articles of Incorporation, (ii) if the Company shall have failed to declare and pay dividends on the Series B Preferred Stock for any six quarterly payment periods, in which event the holders of the Series B Preferred Stock shall be entitled to elect two directors to the Company's Board of Directors until the full dividends accumulated have been declared and paid and (iii) as required by law. The shares of the Series A Preferred Stock and Series B Preferred Stock will rank PARI PASSU as to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Company.



    In connection with the issuance of the Series B Preferred Stock as part of the Financing, (i) the Company will issue to Bull Run warrants entitling the holder thereof to purchase 500,000 shares of Class A Common Stock at an exercise price of $24.00 per share (subject to customary antidilution provisions), representing 10.1% of the currently issued and outstanding shares of Class A Common Stock, after giving effect to the exercise of such warrants. Of these warrants, 300,000 will vest upon issuance, with the remaining warrants vesting in five equal installments commencing on the first anniversary of the date of issuance. The issuance of the warrants must be approved by the Company's shareholders, which is expected to occur at the Company's 1996 annual meeting of shareholders. The warrants may not be exercised prior to the second anniversary of the date of issuance and will expire on the tenth anniversary of the date of issuance. The Company expects to obtain a written opinion from The Robinson-Humphrey Company, Inc., one of the underwriters of this Offering and the Concurrent Offering, stating that the terms and conditions of the Series B Preferred Stock and the warrants are fair to the shareholders of the Company from a financial point of view.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

THE SENIOR CREDIT FACILITY

    The Company has executed a commitment letter with respect to the Senior Credit Facility. However, there can be no assurance that the Company will enter into the Senior Credit Facility on the terms described herein or at all.


    As of June 30, 1996, approximately $49.5 million of indebtedness (excluding accrued interest) was outstanding under the Old Credit Facility. As part of the Financing, the Company will retire all of the outstanding indebtedness under the Old Credit Facility and will enter into the Senior Credit Facility.


    The Senior Credit Facility will provide for borrowings of up to an aggregate of $125.0 million in the form of a seven-year reducing revolving credit facility in the amount of $53.5 million ("Facility A") and a seven-year reducing revolving credit/term facility in the amount of $71.5 million ("Facility B"). The Senior Credit Facility will also provide for the issuance of standby letters of credit in an aggregate amount of up to $15.0 million to the extent that there is borrowing availability under the Senior Credit Facility.


    Funds available under the Senior Credit Facility will be available to retire indebtedness under the Old Credit Facility and under the Senior Note, to finance certain acquisitions, to fund the optional redemption of the Notes and for capital expenditures and working capital needs. In addition, the Senior Credit Facility may be used to fund, in part, the Phipps Acquisition.


    Commitments under Facility A will be reduced in equal quarterly amounts commencing on March 31, 1997 with a final maturity of June 30, 2003. Facility B will convert to a term loan at December 31, 1998, the outstanding balance of which must thereafter be repaid on a quarterly basis with a final maturity of June 30, 2003.

    Interest under the Senior Credit Facility will be payable, at the Company's option, at LIBOR or the prime rate, in each case, plus a floating percentage tied to the Company's ratio of total debt to operating cash flow, ranging from LIBOR plus 3.00% or the prime rate plus 0.75%, based upon a 6.25 to 1 ratio, to LIBOR plus 1.50% or the prime rate, based upon a 4 to 1 ratio. Pursuant to the Senior Credit Facility, the Company will be required to enter into interest rate swap agreements for the purpose of interest rate protection covering an amount of borrowings thereunder of no less than 50% of the outstanding principal amount of indebtedness under the Senior Credit Facility.

    The Senior Credit Facility will be secured by the pledge of all of the stock of the subsidiaries of the Company and a first lien on all of the assets of the Company and its subsidiaries. Each of the subsidiaries of the Company will guarantee the Company's obligations under the Senior Credit Facility.

    The Senior Credit Facility will contain restrictions on the Company's ability to pay dividends and make certain acquisitions. The Senior Credit Facility will also contain provisions requiring the Company to maintain certain financial ratios, including a total debt to operating cash flow ratio, a senior debt to operating cash flow ratio, an operating cash flow to total interest expense ratio and an operating cash flow to pro forma debt service ratio.

    The Senior Credit Facility will require the Company to apply at the end of each fiscal year, commencing on December 31, 1997, 50% (if the Company's total debt to operating cash flow ratio at the end of such year is 4.5 to 1 or greater) of its "Excess Cash Flow" to reduce outstanding debt, on a pro rata basis, under Facilities A and B. In addition, the Company will be required to apply from the proceeds of any permitted equity issuance an amount sufficient to reduce the Company's leverage to specified levels. The Senior Credit Facility will require the Company to use the proceeds from certain asset sales to repay indebtedness under the Senior Credit Facility. The Senior Credit Facility will also contain a number of customary covenants including, among others, limitations on investments and advances, mergers and sales of assets, liens on assets, affiliate transactions and changes in business.

                            DESCRIPTION OF THE NOTES


    Pursuant to the Concurrent Offering, the Company is offering $150,000,000 aggregate principal amount of its % Senior Subordinated Notes due 2006.
Interest  on  the  Notes  is  payable  semi-annually  on                     and
                    , commencing             , 1997,  at the rate of      %  per
annum.  The Notes  are redeemable,  in whole or  in part,  at the  option of the
Company on or after           , 2001, at the redemption prices set forth in  the
Indenture pursuant to which the Notes are to be issued (the "Indenture") plus accrued interest to the date of redemption. In addition, at any time before
          , 1999, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more Public Equity Offerings (as defined in the Indenture), other than this Offering, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the date of redemption; provided, however, that at least $97.5 million in aggregate principal amount of the Notes remain outstanding immediately after any such redemption.



    The Notes will be general unsecured obligations of the Company and subordinated in right of payment to all Senior Debt (as defined in the Indenture), including all indebtedness of the Company under the Senior Credit Facility. Pursuant to the terms of the Indenture, the Notes will be guaranteed, fully and unconditionally, jointly and severally, on a senior subordinated unsecured basis by all of the Company's subsidiaries (the "Subsidiary Guarantors").



    Upon a Change of Control (as defined in the Indenture), each holder will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of their principal amount plus accrued interest to the date of repurchase. If the Phipps Acquisition is not consummated prior to December 23, 1996, the Company will be required to redeem the Notes on or prior to December 31, 1996 at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to the date of purchase. At any time prior to December 23, 1996, if the Phipps Acquisition has not been consummated, the Company may, at its option, redeem the Notes, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption. In addition, the Company will be obligated to offer to repurchase Notes at 100% of their principal amount plus accrued interest to the date of repurchase in the event of certain asset sales.



    The Indenture will impose certain limitations on the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any Senior Debt or Guarantor Senior Debt (as defined in the Indenture) and senior in right of payment to the Notes or any Subsidiary Guarantor, incur liens, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The following descriptions of certain terms of the Class A Common Stock, Class B Common Stock, preferred stock (the "Preferred Stock") and the Company's warrants are intended as summaries only and are qualified in their entirety by reference to the complete text of the Articles of Incorporation of the Company and such warrants.

CLASS A AND CLASS B COMMON STOCK

    VOTING. Holders of Class A Common Stock are entitled to 10 votes per share. Holders of Class B Common Stock are entitled to one vote per share. All actions submitted to a vote of shareholders are voted on by holders of Class A and Class B Common Stock voting together as a single class, except as otherwise provided by law. Immediately after the consummation of this Offering and the Concurrent Offering, the Class B Common Stock will have approximately 7.3% of the outstanding voting power of the Company.

    DIVIDENDS. Holders of Class B Common Stock are entitled to receive cash dividends on an equal per share basis as Class A Common Stock if and when such dividends are declared by the Board of Directors of the Company from funds legally available therefor.

    LIQUIDATION. Holders of Class A and Class B Common Stock share with each other on a ratable basis as a single class in the net assets of the Company available for distribution in respect to Class A and Class B Common Stock in the event of liquidation.


    CLASS B RIGHTS. Voting rights disproportionate to equity ownership may be acquired through acquisitions of Class A Common Stock without corresponding purchases of Class B Common Stock. The Class B rights (the "Class B Rights") are intended to make it more difficult for a buyer who has not acquired 100% of the Class B Common Stock to acquire 100% of the Class A Common Stock. Although the Class B Rights might make the Company a less attractive target for a takeover bid, the Class B Rights are intended to help reduce or eliminate any disparity in the prices at which the two classes of Common Stock might trade and to give holders of the Class B Common Stock the opportunity to participate in any premium that might be paid for 100% of the Class A Common Stock.



    If, after the consummation of this Offering, any person or group acquires beneficial ownership of 100% of the Class A Common Stock (a "Significant Shareholder"), and such person or group does not immediately after such acquisition beneficially own 100% of the Class B Common Stock, the Class B Rights require that such Significant Shareholder, within a 90-day period beginning the day after becoming a Significant Shareholder, commence a public tender offer to acquire 100% of the Class B Common Stock (a "Class B Protection Transaction"). The requirement to engage in a Class B Protection Transaction is satisfied by making the requisite offer and purchasing validly tendered shares, even if the number of shares tendered is less than 100%. The Class B Rights cannot be amended without the approval of the holders of a majority of the Class B Common Stock, voting separately as a class.



    The offer price for 100% of the shares of Class B Common Stock required to be purchased by the Significant Shareholder pursuant to a Class B Protection Transaction must be the greater of (i) the highest price per share paid by the Significant Shareholder for either class of Common Stock in the six-month period ending on the date such person or group became a Significant Shareholder and
(ii) the highest price per share of either class of Common Stock on the NYSE (or such other quotation system or securities exchange constituting the principal trading market for either class of Common Stock) during the 30 calendar days preceding the acquisition of the shares of Class A Common Stock giving rise to the Class B Rights.


    If a Significant Shareholder fails to undertake a Class B Protection Transaction, the voting rights of the shares of Class A Common Stock beneficially owned by such Significant Shareholder that exceeded such holder's comparable percentage of Class B Common Stock would be suspended until completion of a Class B Protection Transaction or until divestiture of the shares of Class A Common Stock that were in excess of the percentage ownership of Class B Common Stock. To the extent that the voting power of any shares of Class A Common Stock is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose. Neither the Class B Protection Transaction requirement nor the related penalty applies to any increase in percentage ownership of Class A Common Stock resulting solely from a change in the total amount of Class A Common Stock outstanding.



    For purposes of the Class B Rights, the terms "beneficial ownership" and "group" generally have the same meanings as used in Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subject to certain exceptions set forth in the Company's Articles of Incorporation. In addition, only shares of Class B Common Stock acquired by a Significant Shareholder for an "equitable price" shall be treated as being beneficially owned by such Significant Shareholder. An "equitable price" will be deemed to have been paid only when shares of Class B Common Stock have been acquired at a price at least equal to the greater of (i) the highest price per share paid by the Significant Shareholder for either class of the Common Stock in the six-month period ending on the date such person or group became a Significant Shareholder and (ii) the highest price per share of either class of Common Stock on the NYSE (or such other quotation system or securities exchange constituting the principal trading market for either class of Common Stock) during the 30 calendar days preceding the date such person or group became a Significant Shareholder.



    The Class B Rights do not prevent any person or group from acquiring 100% of the Class A Common Stock, provided such person or group acquires 100% of the Class B Common Stock at the same or greater price, undertakes a Class B Protection Transaction or suffers suspension of the voting rights of certain shares of Class A Common Stock as provided by the Class B Rights. If a Class B Protection Transaction is required, the purchase price to be paid in such offer may be higher than the price at which a Significant Shareholder might otherwise be able to acquire 100% of the Class B Common Stock. Such requirement, therefore, could make an acquisition of the Company more expensive and, if a Class B Protection Transaction is required, time consuming, than if such requirement did not exist. Consequently, a person or group might be deterred from acquiring the Company as a result of such requirement.


    PREEMPTIVE RIGHTS. The holders of the Class A Common Stock and Class B Common Stock do not have preemptive rights enabling them to subscribe for or receive shares of any class of stock of the Company or any other securities convertible into shares of any class of stock of the Company.


PREFERRED STOCK AND WARRANTS


    The Company is authorized to issue 20,000,000 shares of Preferred Stock. The Board of Directors of the Company, without further shareholder approval, has the authority to issue, at any time and from time to time, the Preferred Stock of any series and, in connection with the creation of each such series, to fix the number of shares of such series and the relative rights, powers, preferences, qualifications, limitations and restrictions of such series to the full extent now or hereafter permitted by the laws of Georgia. For a description of the Series A Preferred Stock, Series B Preferred Stock and the Company's warrants, see "Certain Relationships and Related Transactions."

CERTAIN PROVISIONS OF ARTICLES OF INCORPORATION AND BYLAWS


    The Articles of Incorporation provide that the directors of the Company will not be personally liable for monetary damages to the Company for certain breaches of their fiduciary duty as directors, except for liability (i) for any appropriation, in violation of such director's duties, of any business opportunity of the Company, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for unlawful corporate distributions or (iv) for any transaction from which the director derived an improper personal benefit. This provision would have no effect on the availability of equitable remedies or non-monetary relief, such as an injunction or rescission for breach of duty of care. In addition, the provision applies only to claims against a director arising out of his role as a director and not in any other capacity (such as an officer or employee of the Company). Directors will, however, no longer be liable as such for monetary damages arising from decisions involving violations of the duty of care which could be deemed grossly negligent.


TRANSFER AGENT AND REGISTRAR

    Mellon Securities Trust Company will be the Transfer Agent and Registrar for the Class B Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE



    Upon completion of this Offering, the Company will have outstanding 4,467,205 shares of Class A Common Stock based upon shares outstanding as of June 30, 1996 and 3,500,000 shares of Class B Common Stock outstanding. All of such shares of Class B Common Stock will be freely tradeable without restriction or limitation under the Securities Act, except for any shares held or purchased by "affiliates" or persons acting as "underwriters," as these terms are defined under the Securities Act.



    Approximately 2,260,000 shares of Class A Common Stock held by Bull Run and its affiliates and the executive officers and directors of the Company may not be sold unless they are registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144 promulgated under the Securities Act.



    In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for at least a two-year period (as computed under Rule 144) is entitled to sell within any three-month period up to the number of restricted shares (as defined in Rule 144) that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock of such class or (ii) the average weekly trading volume in the related class of Common Stock of such class during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Securities and Exchange Commission, subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. In addition, restricted shares (within the meaning of Rule 144 under the Securities Act) that have been held by a person who is not an "affiliate" of the Company for at least three years may be sold under Rule 144(k) without regard to the volume limitations or current public information or manner of sale requirements of Rule 144.



    The holders of approximately 2,121,000 shares of Class A Common Stock and options or warrants (currently outstanding or to be issued upon consummation of the Financing) to acquire an additional estimated 1,047,500 shares of Class A Common Stock, including certain of the Company's directors and executive officers and Bull Run and its affiliates, have agreed that they will not sell or otherwise dispose of any shares of Class A Common Stock or securities convertible into, or exercisable or exchangeable for, Class A Common Stock or Class B Common Stock without the prior consent of The Robinson-Humphrey Company, Inc. for a period of 180 days from the date of this Prospectus. See "Underwriting."



    Prior to this Offering, there has not been any public market for the Class B Common Stock. No prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of Class A Common Stock or Class B Common Stock in the public market could adversely affect the prevailing market price and the ability of the Company to raise equity capital in the future. See "Risk Factors--No Prior Public Market."

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below, for whom The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey"), Allen & Company Incorporated ("Allen & Company"), J.C. Bradford & Co. and J.P. Morgan Securities Inc. ("J.P. Morgan") are acting as representatives (collectively, the "Representatives"), have severally agreed to purchase from the Company and the Company has agreed to sell to the Underwriters, the number of shares of Class B Common Stock set forth opposite their respective names below:

                                                                                                 NUMBER OF SHARES
                                                                                                 -----------------
The Robinson-Humphrey Company, Inc.............................................................
Allen & Company Incorporated...................................................................
J.C. Bradford & Co.............................................................................
J.P. Morgan Securities Inc.....................................................................

                                                                                                        -------
  Total........................................................................................
                                                                                                        -------
                                                                                                        -------

    The Underwriting Agreement provides that the obligations of the several Underwriers thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the Underwriters' obligations is such that they are committed to purchase all shares of Class B Common Stock offered hereby if any are purchased.

    The Underwriters propose to offer the shares of Class B Common Stock directly to the public at the Price to Public set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in
excess  of $       per share. The  Underwriters may allow,  and such dealers may reallow, a concession not in excess of $ per share in sales to certain other dealers. After the Offering, the Price to Public and other selling terms may be changed.

    The Company, Bull Run and its affiliates and each of the Company's directors and executive officers have agreed that they will not offer, sell or otherwise dispose of any shares of Class A Common Stock or securities convertible into, or exercisable or exchangeable for, Class A Common Stock or Class B Common Stock, subject to certain exceptions, for a period of 180 days from the date of this Prospectus without the prior written consent of Robinson-Humphrey.

    The Company has granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to 525,000 additional shares of Class B Common Stock to cover-allotments, if any, at the public offering price less the underwriting discount, as set forth on the cover page of this Prospectus. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 3,500,000 shares of Class B Common Stock offered hereby. The Underwriters may exercise such option only to cover over-allotments in connection with the sale of the shares of Class B Common Stock offered hereby.


    Prior to this Offering there has been no public market for the Class B Common Stock. The initial offering price of the Class B Common Stock will be based on the closing price of the Class A Common Stock on the date of offering and will be determined through negotiations between the Company and the Underwriters. There can be no assurance that the market price of the Class B Common Stock subsequent to this Offering will correlate to the market price of the Class A Common Stock. The Class B Common Stock has been approved for listing on the NYSE, subject to official notice of issuance. The Underwriters have advised the NYSE that they will undertake to ensure that the NYSE share distribution standards required to be satisfied for initial listing of the Class B Common Stock will be met.


    Robinson-Humphrey, Allen & Company and J.P. Morgan are acting as underwriters in connection with the Concurrent Offering and will receive customary fees in connection therewith. Robinson-Humphrey will be rendering investment banking advice in connection with the exchange of the 8% Note for Series A

Preferred Stock and the sale of the Series B Preferred Stock and warrants and will receive customary fees in connection therewith. Robinson-Humphrey from time to time has performed investment banking services for the Company and certain of its affiliates, for which it has received customary fees.

    The Underwriters do not intend to confirm sales of shares of Class B Common Stock to any accounts over which they exercise discretionary authority.

    The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the shares of Class B Common Stock offered hereby will be passed upon for the Company by Heyman & Sizemore, Atlanta, Georgia. Certain other legal matters in connection with this Offering will be passed upon for the Company by Proskauer Rose Goetz & Mendelsohn LLP, New York, New York. Certain legal matters in connection with this Offering will be passed upon for the Underwriters by King & Spalding, Atlanta, Georgia.

                                    EXPERTS

    The consolidated financial statements and schedule of Gray Communications Systems, Inc. at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of WRDW-TV at December 31, 1995 and for the year then ended appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of WRDW-TV (an operating station of Television Station Partners, L.P.) at December 31, 1994 and for the years ended December 31, 1993 and 1994 included in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The financial statements and schedule of the Broadcasting and Paging Operations of John H. Phipps, Inc. at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement and the schedules and exhibits thereto. For further information with respect to the Company and the Class B Common Stock, reference is hereby made to the Registration Statement and to the schedules and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof.


    The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such Registration

Statement, reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities of the Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Room 3190, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60061. Copies of each such document may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.



    The Company currently has outstanding Class A Common Stock, which is listed on the NYSE. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


GRAY COMMUNICATIONS SYSTEMS, INC. (THE "COMPANY")
Interim Condensed Consolidated Financial Statements (unaudited):
  Condensed Consolidated Balance Sheets at December 31, 1995 and June 30, 1996.......        F-2
  Condensed Consolidated Statements of Income for the six months ended June 30, 1995
   and 1996..........................................................................        F-3
  Condensed Consolidated Statement of Stockholders' Equity for the six months ended
   June 30, 1996.....................................................................        F-4
  Condensed Consolidated Statements of Cash Flows for the six months ended June 30,
   1995 and 1996.....................................................................        F-5
  Notes to Condensed Consolidated Financial Statements...............................        F-6
Audited Consolidated Financial Statements:
  Report of Independent Auditors.....................................................       F-12
  Consolidated Balance Sheets at December 31, 1994 and 1995..........................       F-13
  Consolidated Statements of Income for the years ended December 31, 1993, 1994 and
   1995..............................................................................       F-14
  Consolidated Statements of Stockholders' Equity for the years ended December 31,
   1993, 1994 and 1995...............................................................       F-15
  Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994
   and 1995..........................................................................       F-16
  Notes to Consolidated Financial Statements.........................................       F-17

WRDW-TV (THE "AUGUSTA BUSINESS")
AUDITED FINANCIAL STATEMENTS:
  Report of Independent Auditors.....................................................       F-35
  Balance Sheet at December 31, 1995.................................................       F-36
  Statement of Income for the year ended December 31, 1995...........................       F-37
  Statement of Partnership's Equity for the year ended December 31, 1995.............       F-38
  Statement of Cash Flows for the year ended December 31, 1995.......................       F-39
  Notes to Financial Statements......................................................       F-40
  Independent Auditors' Report.......................................................       F-43
  Balance Sheet at December 31, 1994.................................................       F-44
  Statements of Income for the years ended December 31, 1993 and 1994................       F-45
  Statements of Partnership's Equity for the years ended December 31, 1993 and
   1994..............................................................................       F-46
  Statements of Cash Flows for the years ended December 31, 1993 and 1994............       F-47
  Notes to Financial Statements......................................................       F-48

BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC. (THE "PHIPPS BUSINESS")
Interim Condensed Financial Statements (unaudited):
  Condensed Balance Sheets at December 31, 1995 and June 30, 1996....................       F-52
  Condensed Statements of Income for the six months ended June 30, 1995 and 1996.....       F-53
  Condensed Statements of Cash Flows for the six months ended June 30, 1995 and
   1996..............................................................................       F-54
  Notes to Condensed Financial Statements............................................       F-55
Audited Financial Statements:
  Report of Independent Auditors.....................................................       F-56
  Balance Sheets at December 31, 1994 and 1995.......................................       F-57
  Statements of Income for the years ended December 31, 1993, 1994 and 1995..........       F-58
  Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995......       F-59
  Notes to Financial Statements......................................................       F-60

                       GRAY COMMUNICATIONS SYSTEMS, INC.
               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)


                                                    --------------------------------
                                                       DECEMBER 31,         JUNE 30,
                                                               1995             1996
                                                    ---------------  ---------------
Current Assets
  Cash and cash equivalents                                $559,991       $1,287,096
  Trade accounts receivable, less allowance for
   doubtful accounts of $450,000 and $537,000,
   respectively                                           9,560,274       10,817,791
  Recoverable income taxes                                1,347,007          797,455
  Inventories                                               553,032          109,028
  Current portion of program broadcast rights             1,153,058          710,424
  Other current assets                                      263,600          758,808
                                                    ---------------  ---------------
                                                         13,436,962       14,480,602
Property and equipment                                   37,618,893       40,178,694
  Less allowance for depreciation                       (20,601,819)     (21,380,407)
                                                    ---------------  ---------------
                                                         17,017,074       18,798,287
Other assets
  Deferred acquisition costs (includes $910,000
   and $1,050,000 to Bull Run Corporation at
   December 31, 1995 and June 30, 1996,
   respectively) (NOTE C)                                 3,330,481        2,818,851
  Deferred loan costs (NOTE C)                            1,232,261        1,881,648
  Goodwill and other intangibles (NOTE C)                42,004,050       73,299,223
  Other                                                   1,219,650        1,237,021
                                                    ---------------  ---------------
                                                         47,786,442       79,236,743
                                                    ---------------  ---------------
                                                        $78,240,478     $112,515,632
                                                    ---------------  ---------------
                                                    ---------------  ---------------

Current liabilities:
  Trade accounts payable (includes $670,000 and
   $950,000 payable to Bull Run Corporation at
   December 31, 1995 and June 30, 1996,
   respectively)                                         $3,752,742       $3,169,283
  Accrued expenses                                        5,839,007        7,063,971
  Current portion of program broadcast obligations        1,205,784          709,782
  Current portion of long-term debt                       2,861,672                0
                                                    ---------------  ---------------
                                                         13,659,205       10,943,036
Long-term debt (including a $7,544,000 8% Note to
 Bull Run Corporation at June 30, 1996) (Notes C
 and D)                                                  51,462,645       82,845,688
Non-current liabilities                                   4,133,030        4,913,624
Commitments and Contingencies (NOTE E)
Stockholders' Equity (NOTE B AND D)
  Class A Common Stock, no par value; authorized
   10,000,000 shares; issued 5,082,756 and
   5,130,385 shares, respectively                         6,795,976       10,000,365
  Retained earnings                                       8,827,906       10,451,203
                                                    ---------------  ---------------
                                                         15,623,882       20,451,568
  Treasury stock, 663,180 shares at cost                 (6,638,284)      (6,638,284)
                                                    ---------------  ---------------
                                                          8,985,598       13,813,284
                                                    ---------------  ---------------
                                                        $78,240,478     $112,515,632
                                                    ---------------  ---------------
                                                    ---------------  ---------------


           See notes to condensed consolidated financial statements.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                                       SIX MONTHS ENDED
                                                           JUNE 30
                                                    ----------------------
                                                          1995        1996
                                                    ----------  ----------
Operating revenues:
  Broadcasting (net of agency commissions)          $18,260,940 $24,251,901
  Publishing                                        10,046,114  11,261,792
                                                    ----------  ----------
                                                    28,307,054  35,513,693
Expenses:
  Broadcasting                                      11,409,511  14,418,200
  Publishing                                         8,589,861   9,192,751
  Corporate and administrative                       1,012,024   1,570,806
  Depreciation and amortization                      1,821,700   2,900,724
  Non-cash compensation paid in common stock (NOTE
   B)                                                  816,474     120,000
                                                    ----------  ----------
                                                    23,649,570  28,202,481
                                                    ----------  ----------
                                                     4,657,484   7,311,212
Miscellaneous income                                    68,514      81,361
                                                    ----------  ----------
                                                     4,725,998   7,392,573
Interest expense                                     2,768,187   4,444,878
                                                    ----------  ----------
    Income before income taxes                       1,957,811   2,947,695
Income tax expense                                     776,000   1,146,000
                                                    ----------  ----------
    Net earnings                                    $1,181,811  $1,801,695
                                                    ----------  ----------
                                                    ----------  ----------
Average outstanding common shares                    4,383,263   4,656,691
                                                    ----------  ----------
                                                    ----------  ----------
Net earnings per common share                            $0.27       $0.39
                                                    ----------  ----------
                                                    ----------  ----------


           See notes to condensed consolidated financial statements.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)


                                ----------------------------------------------------------------------------------
                                   CLASS A COMMON STOCK           TREASURY STOCK
                                --------------------------  --------------------------      RETAINED
                                      SHARES        AMOUNT        SHARES        AMOUNT      EARNINGS         TOTAL
                                ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1995       5,082,756    $6,795,976      (663,180)  $(6,638,284)   $8,827,906    $8,985,598
Net income for the six months
 ended
 June 30, 1996                           -0-           -0-           -0-           -0-     1,801,695     1,801,695
Cash dividends ($.04 per
 share)                                  -0-           -0-           -0-           -0-      (178,398)     (178,398)
Issuance of common stock
 warrants (Note C)                       -0-     2,600,000           -0-           -0-           -0-     2,600,000
Income tax benefits relating
 to stock plans                          -0-        62,000           -0-           -0-           -0-        62,000
Issuance of Class A Common
 Stock:
  401(k) Plan                          7,129       139,640           -0-           -0-           -0-       139,640
  Directors stock plan                22,500       228,749           -0-           -0-           -0-       228,749
  Non-qualified stock plan            18,000       174,000           -0-           -0-           -0-       174,000
                                ------------  ------------  ------------  ------------  ------------  ------------
Balance at June 30, 1996           5,130,385   $10,000,365      (663,180)  $(6,638,284)  $10,451,203   $13,813,284
                                ------------  ------------  ------------  ------------  ------------  ------------
                                ------------  ------------  ------------  ------------  ------------  ------------


           See notes to condensed consolidated financial statements.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                              SIX MONTHS ENDED JUNE 30
                                                     1995             1996
                                          ---------------  ---------------
Operating activities
  Net income                                   $1,181,811       $1,801,695
  Items which did not use (provide)
   cash:
    Depreciation                                1,233,847        1,648,014
    Amortization of intangible assets             587,853        1,252,710
    Amortization of program broadcast
     rights                                       767,964        1,279,357
    Amortization of original issue
     discount on subordinated note                      0          144,444
    Payments for program broadcast
     rights                                      (902,858)      (1,309,364)
    Income tax benefit relating to stock
     plan                                               0           62,000
    Compensation paid in Class A common
     stock                                        816,474          120,000
    Supplemental employee benefits               (154,216)        (203,708)
    Class A common stock contributed to
     401(k) Plan                                  168,023          139,640
    Deferred income taxes                         109,000          676,059
    (Gain) loss on disposal of assets               1,952          (17,968)
    Changes in operating assets and
     liabilities:
      Receivables, inventories, and
      other current assets                       (599,165)       1,081,052
      Accounts payable and other current
      liabilities                                 616,978          126,622
                                          ---------------  ---------------
    Net cash provided by operating
     activities                                 3,827,663        6,800,553
Investing Activities
  Acquisition of newspaper business            (1,232,509)               0
  Acquisition of television business                    0      (34,330,365)
  Purchases of property and equipment          (1,852,431)      (1,317,345)
  Deferred acquisition costs                   (2,033,892)      (1,797,772)
  Proceeds from asset sales                         2,742          113,297
  Other                                          (261,233)        (157,538)
                                          ---------------  ---------------
  Net cash used in investing activities        (5,377,323)     (37,489,723)
Financing Activities
  Dividends paid                                 (172,110)        (178,398)
  Class A common stock transactions                     0          402,749
  Proceeds from settlement of interest
   rate swap                                            0          215,000
  Proceeds from borrowings of long-term
   debt                                         2,200,000       36,725,000
  Payments on long-term debt                     (820,281)      (5,748,076)
                                          ---------------  ---------------
  Net cash provided by financing
   activities                                   1,207,609       31,416,275
                                          ---------------  ---------------
Increase (decrease) in cash and cash
 equivalents                                     (342,051)         727,105
Cash and cash equivalents at beginning
 of period                                        558,520          559,991
                                          ---------------  ---------------
Cash and cash equivalents at end of
 period                                          $216,469       $1,287,096
                                          ---------------  ---------------
                                          ---------------  ---------------



           See notes to condensed consolidated financial statements.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements of Gray Communications Systems, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1996, are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the consolidated financial statements and footnotes thereto included herein.


    Certain   amounts  in  the  accompanying  unaudited  consolidated  financial statements have been reclassified to conform to the 1996 format.

NOTE B -- EMPLOYMENT AGREEMENTS


    During the quarter ended March 31, 1995, the Company awarded 150,000 shares of its Class A Common Stock to its former president and chief executive officer under his employment agreement. Compensation expense of approximately $696,000 was recognized for these awards in the six months ended June 30, 1995.



    The Company has an employment agreement with its current President which provides for an award of 122,034 shares of Class A Common Stock if his employment with the Company continues until September 1999. Approximately $60,000 of expense was recognized in each quarter of 1995 and 1996 relating to this award and approximately $1.2 million of expense will be recognized over the five-year period ending in 1999.


NOTE C -- BUSINESS ACQUISITIONS


    The Company's acquisitions in 1995 and 1996 have been accounted for under the purchase method of accounting. Under the purchase method of accounting, the results of operations of the acquired businesses are included in the accompanying unaudited condensed consolidated financial statements as of their respective acquisition dates. The assets and liabilities of acquired businesses are included based on an allocation of the purchase price.


PENDING ACQUISITIONS


    In December 1995 and as amended in March 1996, the Company entered into an asset purchase agreement to acquire (the "Phipps Acquisition") two CBS-affiliated stations, WCTV-TV ("WCTV") serving Tallahassee, Florida/Thomasville, Georgia and WKXT-TV ("WKXT") in Knoxville, Tennessee, a satellite broadcasting business and a paging business (collectively, the "Phipps Business"). The purchase price is estimated at approximately $185.0 million. The Company's Board of Directors has agreed to pay Bull Run Corporation ("Bull Run"), a principal stockholder of the Company, a finder's fee equal to 1% of the proposed purchase price for services performed, of which $1.05 million is included in deferred acquisition costs and $950,000 is due and included in accounts payable at June 30, 1996.


    The consummation of the Phipps Acquisition, which is expected to occur by September 1996, is subject to approval by the appropriate regulatory agencies. In connection with the Phipps Acquisition, the Company is seeking approval from the Federal Communications Commission ("FCC") of the assignment of the television broadcast licenses for WCTV and WKXT. Current FCC regulations will require the Company to divest itself of WALB-TV ("WALB") in Albany, Georgia and WJHG-TV ("WJHG") in Panama City, Florida due to common ownership restrictions on stations with overlapping signals. In order to satisfy applicable FCC requirements, the Company, subject to FCC approval, intends to swap such assets for assets of one or more television stations of comparable value and with comparable broadcast cash flow in a

                       GRAY COMMUNICATIONS SYSTEMS, INC.
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

NOTE C -- BUSINESS ACQUISITIONS (CONTINUED)

transaction qualifying for deferred capital gains treatment under the "like-kind exchange" provision of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). If the Company is unable to effect such a swap on satisfactory terms within the time period granted by the FCC, the Company may transfer such assets to a trust with a view towards the trustee effecting a swap or sale of such assets. Any such trust arrangement would be subject to the approval of the FCC.


    Condensed balance sheets of WALB and WJHG are as follows (in thousands):


                                                    --------------------------------
                                                             JUNE 30, 1996
                                                    --------------------------------
                                                               WALB             WJHG
                                                    ---------------  ---------------
Current assets                                               $1,801             $913
Property and equipment                                        1,714            1,014
Other assets                                                     66                3
                                                    ---------------  ---------------
Total assets                                                 $3,581           $1,930
                                                    ---------------  ---------------
                                                    ---------------  ---------------
Current liabilities                                          $1,756             $474
Other liabilities                                               214                0
Stockholder's equity                                          1,611            1,456
                                                    ---------------  ---------------
Total liabilities and stockholder's equity                   $3,581           $1,930
                                                    ---------------  ---------------
                                                    ---------------  ---------------



    Condensed income statement data of WALB is as follows (in thousands):



                                                    --------------------------------
                                                               SIX MONTHS
                                                             ENDED JUNE 30,
                                                    --------------------------------
                                                               1995             1996
                                                    ---------------  ---------------
Broadcasting revenues                                        $4,715           $5,098
Expenses                                                      2,356            2,440
                                                    ---------------  ---------------
Operating income                                              2,359            2,658
Other income                                                      9                9
                                                    ---------------  ---------------
Income before income taxes                                    2,368            2,667
                                                    ---------------  ---------------
                                                    ---------------  ---------------
Net income                                                   $1,468           $1,654
                                                    ---------------  ---------------
                                                    ---------------  ---------------



    Condensed income statement data of WJHG is as follows (in thousands):



                                                    --------------------------------
                                                               SIX MONTHS
                                                             ENDED JUNE 30,
                                                    --------------------------------
                                                               1995             1996
                                                    ---------------  ---------------
Broadcasting revenues                                        $1,826           $2,408
Expenses                                                      1,690            1,933
                                                    ---------------  ---------------
Operating income                                                136              476
Other income                                                     31               16
                                                    ---------------  ---------------
Income before income taxes                                      167              492
                                                    ---------------  ---------------
                                                    ---------------  ---------------
Net income                                                     $103             $305
                                                    ---------------  ---------------
                                                    ---------------  ---------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

NOTE C -- BUSINESS ACQUISITIONS (CONTINUED)

    The Phipps Acquisition will be funded with a portion of the anticipated net proceeds of proposed public offerings by the Company of $150.0 million principal amount of the Company's senior subordinated notes and 3.5 million shares of the Company's Class B Common Stock, the sale of 1,000 shares of the Company's Series B Preferred Stock ($10.0 million) and warrants to Bull Run and the sale of KTVE Inc., the Company's broadcast station in Monroe, Louisiana/El Dorado, Arkansas. Additionally, the Company plans to retire its existing bank credit facility and other senior indebtedness (See Notes E and F) and enter into a new bank credit facility.


    In connection with the Phipps Acquisition, a bank has provided a $10.0 million stand-by letter of credit to the seller of the Phipps Business on behalf of the Company. The letter of credit will be payable under certain conditions if the Phipps Acquisition is not completed. In connection with the issuance of the letter of credit, a stockholder of the Company has executed a put agreement which the bank can exercise if the Company defaults on repayment of any amounts that might be paid in accordance with the terms of the letter of credit.

1996 ACQUISITIONS


    On January 4, 1996, the Company purchased substantially all of the assets of WRDW-TV, a CBS television affiliate serving the Augusta, Georgia television market (the "Augusta Acquisition"). The purchase price of approximately $35.9 million, excluding assumed liabilities of approximately $1.3 million, was financed primarily through long-term borrowings. The assets acquired consisted of office equipment and broadcasting operations located in North Augusta, South Carolina. Based on a preliminary allocation of the purchase price, the excess of the purchase price over the fair value of net tangible assets acquired was approximately $32.5 million. In connection with the Augusta Acquisition, the Company's Board of Directors approved the payment of a $360,000 finder's fee to Bull Run.



    Funds for the Augusta Acquisition were obtained from the modification of the Company's existing bank debt to a variable rate reducing revolving credit facility (the "Senior Credit Facility") and the sale to Bull Run of an 8% subordinated note due January 3, 2005 in the principal amount of $10.0 million (the "8% Note"). In connection with the sale of the 8% Note, the Company also issued warrants to Bull Run to purchase 487,500 shares of Class A Common Stock at $17.88 per share, 300,000 shares of which are currently vested, with the remainder vesting in five equal annual installments commencing in 1997 provided that the 8% Note is outstanding. The Senior Credit Facility provides for a credit line up to $54.2 million, of which $49.5 million was outstanding at June 30, 1996. This transaction also required a modification of the interest rate of the Company's $25.0 million senior secured note (the "Senior Note") with an institutional investor from 10.08% to 10.7%.


    As part of the financing arrangements for the Phipps Acquisition, the 8% Note will be retired and the Company will issue to Bull Run, in exchange for the 8% Note, 1,000 shares of Series A Preferred Stock. The warrants issued with the 8% Note will vest in accordance with the schedule described above provided the Series A Preferred Stock remains outstanding.


    An unaudited pro forma statement of income for the six months ended June 30, 1995, is presented below and assumes that the Augusta Acquisition occurred on January 1, 1995.



    This pro forma unaudited statement of income does not purport to represent the Company's actual results of operations had the Augusta Acquisition occurred on January 1, 1995, and should not serve as a forecast of the Company's operating results for any future periods. The pro forma adjustments are based solely upon certain assumptions that management believes are reasonable under the circumstances at this

                       GRAY COMMUNICATIONS SYSTEMS, INC.
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

NOTE C -- BUSINESS ACQUISITIONS (CONTINUED)

time. Subsequent adjustments are expected upon final determination of the allocation of the purchase price. An unaudited pro form statement of income for the six months ended June 30, 1995 is as follows (in thousands, except per share data):



                                                                                  SIX MONTHS
                                                                                  ENDED JUNE
                                                                                    30, 1995
                                                                                  ----------
Operating revenues                                                                   $32,666
Expenses                                                                              23,906
Depreciation and amortization                                                          2,396
Non-cash compensation paid in Class A Common Stock                                       816
                                                                                  ----------
                                                                                       5,548
Miscellaneous income, net                                                                 33
Interest expense                                                                       4,572
                                                                                  ----------
Pro forma income before income taxes                                                   1,009
Income tax expense                                                                       407
                                                                                  ----------
Pro forma net income                                                                    $602
                                                                                  ----------
                                                                                  ----------
Pro forma average shares outstanding                                                   4,436
                                                                                  ----------
                                                                                  ----------
Pro forma earnings per share                                                           $0.14
                                                                                  ----------
                                                                                  ----------


1995 ACQUISITION


    On January 6, 1995, the Company purchased substantially all of the assets of the GWINNET POST-TRIBUNE and assumed certain liabilities (the "Gwinnett Acquisition"). The assets consist of office equipment and publishing operations located in Lawrenceville, Georgia. The purchase price of $3.7 million, including assumed liabilities of approximately $370,000, was paid by approximately $1.2 million in cash (financed through long-term borrowings and cash from operations), the issuance of 44,117 shares of Class A Common Stock (having fair value of $500,000), and $1.5 million payable to the sellers pursuant to non-compete agreements. The excess of the purchase price over the fair value of net tangible assets acquired was approximately $3.4 million. In connection with the Gwinnett Acquisition the Company's Board of Directors approved the payment of a $75,000 finder's fee to Bull Run.



NOTE D -- STOCKHOLDERS' EQUITY



    A portion of the funds for the Augusta Acquisition were obtained from the 8% Note, which included the issuance of detachable warrants to Bull Run to purchase 487,500 shares of Class A Common Stock at $17.88 per share, 300,000 shares of which are currently vested, with the remainder vesting in five equal annual installments commencing in 1997 provided that the 8% Note is outstanding. Approximately $2.6 million of the $10.0 million of proceeds from the 8% Note was allocated to the warrants and increased Class A Common Stock. This allocation of the proceeds was based on an estimate of the relative fair values of the 8% Note and the warrants on the date of issuance. The Company is amortizing the original issue discount over the period of time that the 8% Note is to be outstanding. During the six months ended June 30, 1996, the Company recognized approximately $144,000 in amortization costs for the $2.6 million original issue discount.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)


NOTE E -- COMMITMENTS AND CONTINGENCIES



    The Company entered into an interest rate swap agreement (the "Interest Swap") on June 2, 1995, to effectively convert a portion of its floating rate debt to a fixed rate basis. The Interest Swap is effective for five years. Approximately $25.0 million of the Company's outstanding long-term debt was subject to this Interest Swap. Effective May 14, 1996, the Company received $215,000 as settlement of this Interest Swap, which will be reflected as a reduction of interest expense over the remaining term of the original Interest Swap.



    Upon termination of the Interest Swap, the Company entered into an interest rate cap agreement (the "Interest Cap") on May 16, 1996, which expires on September 6, 1996. Approximately $25.0 million of the Company's outstanding long-term debt is subject to this Interest Cap. This Interest Cap serves to cap the base rate of the Company's Senior Credit Facility at 7%. The base rate used to compare against the Interest Cap at June 30, 1996 was approximately 5.5%. Accordingly, the Interest Cap had no value at June 30, 1996. The effective rate of the Senior Credit Facility at June 30, 1996 was approximately 8.94%. Effective July 19, 1996, the Company's interest rates, based on a spread over LIBOR, were reduced 0.25% as the result of the attainment of certain debt provisions.



    The Company has entered into an agreement with GOCOM Television of Ouachita, L.P. to sell KTVE Inc., the Company's NBC-affiliated station serving Monroe,
Louisiana/El Dorado, Arkansas, for approximately $9.5 million in cash plus the amount of the accounts receivable on the date of closing (estimated to be approximately $750,000) to the extent collected by the buyer, to be paid to the Company 150 days following the date of closing. The sale agreement regarding KTVE includes a number of closing conditions, including final FCC approval, and there can be no assurance that such closing conditions can be satisfied or waived. The closing of the KTVE sale is expected to occur by September 1996 although there can be no assurance with respect thereto. The Company anticipates the gain, net of estimated income taxes, and the estimated income taxes on the KTVE Sale will be approximately $2.8 million and $2.8 million, respectively.


    A condensed balance sheet of KTVE is as follows (in thousands):


                                                                  ----------
                                                                    JUNE 30,
                                                                        1996
                                                                  ----------
Current assets                                                          $864
Property and equipment                                                 1,540
Other assets                                                             550
                                                                  ----------
Total assets                                                          $2,954
                                                                  ----------
                                                                  ----------
Current liabilities                                                     $333
Other liabilities                                                        476
Stockholders' equity                                                   2,145
                                                                  ----------
Total liabilities and stockholders' equity                            $2,954
                                                                  ----------
                                                                  ----------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)


NOTE E -- COMMITMENTS AND CONTINGENCIES (CONTINUED)

    Condensed statement of operations data of KTVE is as follows (in thousands):


                                                                      ----------------------
                                                                         SIX MONTHS ENDED
                                                                             JUNE 30,
                                                                      ----------------------
                                                                            1995        1996
                                                                      ----------  ----------

Broadcasting revenues                                                     $1,958      $2,303
Expenses                                                                   1,891       1,943
                                                                      ----------  ----------
Operating income                                                              67         360
Other income                                                                   9           1
                                                                      ----------  ----------
Income before income taxes                                                    76         361
                                                                      ----------  ----------
                                                                      ----------  ----------
Net income                                                                   $47        $224
                                                                      ----------  ----------
                                                                      ----------  ----------



NOTE F -- SUBSEQUENT EVENTS



    On May 2, 1996, the Company filed a Registration Statement with the Securities and Exchange Commission (the "SEC") on Form S-1 to register the sale of 4,025,000 shares of Class B Common Stock, including an over-allotment option granted by the Company to the underwriters of such offering, subject to shareholder approval. Also on May 2, 1996, the Company filed a Registration Statement with the SEC on Form S-1 to register the sale of $150,000,000 Senior Subordinated Notes due in 2006 (the "Notes"). On May 13, July 9, and August 9, 1996 the Company filed amendments to such Registration Statements.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Gray Communications Systems, Inc.

    We have audited the accompanying consolidated balance sheets of Gray Communications Systems, Inc. as of December 31, 1994 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gray Communications Systems, Inc. at December 31, 1994 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                             ERNST & YOUNG LLP

Columbus, Georgia
February 14, 1996, except for Note K, as to which the date is August 9, 1996

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
                                       ASSETS
Current assets (NOTE C):
  Cash and cash equivalents                                $558,520         $559,991
  Trade accounts receivable, less allowance for
   doubtful accounts of $694,000 and $450,000,
   respectively                                           8,448,366        9,560,274
  Recoverable income taxes                                      -0-        1,347,007
  Inventories                                               368,202          553,032
  Current portion of program broadcast rights             1,195,633        1,153,058
  Other current assets                                      247,687          263,600
                                                    ---------------  ---------------
      Total current assets                               10,818,408       13,436,962
Property and equipment (NOTES B AND C):
  Land                                                      646,562          758,944
  Buildings and improvements                              8,594,343        8,630,694
  Equipment                                              24,781,964       28,229,255
                                                    ---------------  ---------------
                                                         34,022,869       37,618,893
  Allowance for depreciation                            (17,999,752)     (20,601,819)
                                                    ---------------  ---------------
                                                         16,023,117       17,017,074
Other assets (NOTE C):
  Deferred acquisition costs (including $860,000
   to Bull Run Corporation) (NOTE B)                            -0-        3,330,481
  Deferred loan costs                                     1,381,908        1,232,261
  Goodwill and other intangibles (NOTE B)                38,538,413       42,004,050
  Other                                                   2,026,938        1,219,650
                                                    ---------------  ---------------
                                                         41,947,259       47,786,442
                                                    ---------------  ---------------
                                                        $68,788,784      $78,240,478
                                                    ---------------  ---------------
                                                    ---------------  ---------------

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable (including $670,000
   payable to Bull Run Corporation at December 31,
   1995)                                                 $2,114,008       $3,752,742
  Employee compensation and benefits                      3,150,154        4,213,639
  Accrued expenses                                          512,483          560,877
  Accrued interest                                          985,955        1,064,491
  Current portion of program broadcast obligations        1,687,481        1,205,784
  Current portion of long term debt                       1,293,481        2,861,672
                                                    ---------------  ---------------
      Total current liabilities                           9,743,562       13,659,205
Long-term debt (NOTE C)                                  51,646,265       51,462,645
Other long-term liabilities:
  Program broadcast obligations, less current
   portion                                                   54,489          109,971
  Supplemental employee benefits (NOTE D)                 2,343,379        2,212,685
  Deferred income taxes (NOTE F)                                -0-          201,348
  Other acquisition related liabilities (NOTES B
   AND C)                                                       -0-        1,609,026
                                                    ---------------  ---------------
                                                          2,397,868        4,133,030
Commitments and contingencies (NOTES B, C AND H)
Stockholders' equity (NOTES B, C AND E)
  Class A Common Stock, no par value; authorized
   10,000,000 shares; issued 4,841,785 and
   5,082,756 shares, respectively                         3,393,747        6,795,976
  Retained earnings                                       8,245,626        8,827,906
                                                    ---------------  ---------------
                                                         11,639,373       15,623,882
  Treasury Stock, 663,180 shares, at cost                (6,638,284)      (6,638,284)
                                                    ---------------  ---------------
                                                          5,001,089        8,985,598
                                                    ---------------  ---------------
                                                        $68,788,784      $78,240,478
                                                    ---------------  ---------------
                                                    ---------------  ---------------

                            See accompanying notes.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                       CONSOLIDATED STATEMENTS OF INCOME

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Operating revenues:
  Broadcasting (less agency commissions)                $15,003,752      $22,826,392      $36,750,035
  Publishing                                             10,109,368       13,692,073       21,866,220
                                                    ---------------  ---------------  ---------------
                                                         25,113,120       36,518,465       58,616,255
Expenses:
  Broadcasting                                           10,028,837       14,864,011       23,201,990
  Publishing                                              7,662,127       11,198,011       20,016,137
  Corporate and administrative                            2,326,691        1,958,449        2,258,261
  Depreciation                                            1,387,698        1,745,293        2,633,360
  Amortization of intangible assets                         177,063          396,342        1,325,526
  Non-cash compensation paid in common stock (NOTE
   D)                                                           -0-           80,000        2,321,250
                                                    ---------------  ---------------  ---------------
                                                         21,582,416       30,242,106       51,756,524
                                                    ---------------  ---------------  ---------------
                                                          3,530,704        6,276,359        6,859,731
Miscellaneous income, net                                   202,465          188,307          143,612
                                                    ---------------  ---------------  ---------------
                                                          3,733,169        6,464,666        7,003,343
Interest expense                                            984,706        1,922,965        5,438,374
                                                    ---------------  ---------------  ---------------
Income from continuing operations before income
 taxes                                                    2,748,463        4,541,701        1,564,969
Federal and state income taxes (NOTE F)                   1,068,000        1,776,000          634,000
                                                    ---------------  ---------------  ---------------
    INCOME FROM CONTINUING OPERATIONS                     1,680,463        2,765,701          930,969
Discontinued business (NOTE I):
 Income from operations of discontinued business,
 net of applicable income tax expense
  of $30,000                                                 48,174              -0-              -0-
Gain on disposal of discontinued business, net of
 applicable income tax expense of
  $501,000                                                  817,717              -0-              -0-
                                                    ---------------  ---------------  ---------------
    NET EARNINGS                                         $2,546,354       $2,765,701         $930,969
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------
Average outstanding common shares                         4,610,625        4,689,453        4,481,317
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------
Earnings per common share
  Continuing operations                                        $.36             $.59             $.21
  Discontinued operations                                       .01              -0-              -0-
  Gain on disposal of discontinued operations                   .18              -0-              -0-
                                                    ---------------  ---------------  ---------------
    NET EARNINGS
     PER COMMON SHARE                                          $.55             $.59             $.21
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                            See accompanying notes.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                ------------------------------------------------------------------------------------------------
                                   CLASS A COMMON STOCK       RESTRICTED        TREASURY STOCK
                                --------------------------         STOCK  --------------------------      RETAINED
                                      SHARES        AMOUNT     DEFERRALS        SHARES        AMOUNT      EARNINGS         TOTAL
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1992       4,610,625    $1,307,071          $-0-           -0-          $-0-    $3,542,901    $4,849,972
Net income                               -0-           -0-           -0-           -0-           -0-     2,546,354     2,546,354
Cash dividends ($.07 per
 share)                                  -0-           -0-           -0-           -0-           -0-      (307,376)     (307,376)
Issuance of Common Stock-
 Directors' Stock Plan (NOTE
 E)                                    3,000        29,000           -0-           -0-           -0-           -0-        29,000
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1993       4,613,625     1,336,071           -0-           -0-           -0-     5,781,879     7,117,950
Net income                               -0-           -0-           -0-           -0-           -0-     2,765,701     2,765,701
Cash dividends ($.07 share)              -0-           -0-           -0-           -0-           -0-      (301,954)     (301,954)
Purchase of Common Stock (NOTE
 E)                                      -0-           -0-           -0-      (663,180)   (6,638,284)          -0-    (6,638,284)
Issuance of Common Stock
 (NOTES B AND G):
  401(k) Plan                          3,160        32,676           -0-           -0-           -0-           -0-        32,676
  Rockdale Acquisition               225,000     2,025,000           -0-           -0-           -0-           -0-     2,025,000
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1994       4,841,785     3,393,747           -0-      (663,180)   (6,638,284)    8,245,626     5,001,089
Net income                               -0-           -0-           -0-           -0-           -0-       930,969       930,969
Cash dividends ($.08 share)              -0-           -0-           -0-           -0-           -0-      (348,689)     (348,689)
Issuance of Common Stock
 (NOTES B, D, E, AND G):
  401(k) Plan                         18,354       298,725           -0-           -0-           -0-           -0-       298,725
  Directors' Stock Plan               23,500       238,919           -0-           -0-           -0-           -0-       238,919
  Non-qualified Stock Plan             5,000        48,335           -0-           -0-           -0-           -0-        48,335
  Gwinnett Acquisition                44,117       500,000           -0-           -0-           -0-           -0-       500,000
  Restricted Stock Plan              150,000     2,081,250    (2,081,250)          -0-           -0-           -0-           -0-
Amortization of Restricted
 Stock Plan deferrals                    -0-           -0-     2,081,250           -0-           -0-           -0-     2,081,250
Income tax benefits relating
 to stock plans                          -0-       235,000           -0-           -0-           -0-           -0-       235,000
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
Balance at December 31, 1995       5,082,756    $6,795,976          $-0-      (663,180)  $(6,638,284)   $8,827,906    $8,985,598
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                ------------  ------------  ------------  ------------  ------------  ------------  ------------


                            See accompanying notes.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          -------------------------------------------------
                                                     1993             1994             1995
                                          ---------------  ---------------  ---------------
OPERATING ACTIVITIES
  Net income                                   $2,546,354       $2,765,701         $930,969
  Items which did not use (provide)
   cash:
    Depreciation                                1,612,040        1,745,293        2,633,360
    Amortization of intangible assets             177,063          396,342        1,325,526
    Amortization of program broadcast
     rights                                       924,878        1,217,976        1,647,035
    Payments for program broadcast
     rights                                      (976,150)      (1,181,598)      (1,776,796)
    Compensation paid in Common Stock                 -0-           80,000        2,321,250
    Supplemental employee benefits               (608,729)        (454,703)        (370,694)
    Common Stock contributed to 401(k)
     Plan                                             -0-           32,676          298,725
    Deferred income taxes                         196,000          523,000          863,000
    (Gain) loss on asset sales                    (52,819)         (21,419)           1,652
    Changes in operating assets and
     liabilities:
      Trade accounts receivable                  (116,526)      (1,444,159)        (852,965)
      Recoverable income taxes                 (1,066,422)         589,942       (1,347,007)
      Inventories                                 (92,526)        (179,930)        (181,034)
      Other current assets                       (352,174)         (24,361)         (11,208)
      Trade accounts payable                      701,556         (306,493)       1,441,745
      Employee compensation and benefits           10,755        1,246,726        1,011,667
      Accrued expenses                           (163,458)         (45,335)        (414,087)
      Accrued interest                            (97,419)         858,164           78,536
    Reduction in value of net assets of
     discontinued business                      1,135,394              -0-              -0-
    Gain on disposal of warehouse
     operations                                (2,454,111)             -0-              -0-
                                          ---------------  ---------------  ---------------
Net cash provided by operating
 activities                                     1,323,706        5,797,822        7,599,674

INVESTING ACTIVITIES
  Acquisitions of newspaper businesses                -0-       (3,442,836)      (2,084,621)
  Acquisition of television business           (1,505,655)     (37,492,643)             -0-
  Purchases of property and equipment          (2,582,225)      (1,767,800)      (3,279,721)
  Proceeds from asset sales                     3,076,764          103,434            2,475
  Deferred acquisition costs                          -0-              -0-       (3,330,481)
  Deferred loan costs                                 -0-       (1,251,287)             -0-
  Proceeds from disposals of operating
   units                                        2,922,893        1,222,697              -0-
  Other                                         1,150,104         (141,767)        (236,904)
                                          ---------------  ---------------  ---------------
Net cash provided by (used in) investing
 activities                                     3,061,881      (42,770,202)      (8,929,252)

FINANCING ACTIVITIES
  Proceeds from borrowings:
    Short-term debt                               650,000              -0-        1,200,000
    Long-term debt                                    -0-       55,826,260        2,950,000
  Repayments of borrowings:
    Short-term debt                              (170,000)        (480,000)      (1,200,000)
    Long-term debt                             (5,133,349)     (11,206,281)      (1,792,516)
    Dividends paid                               (307,376)        (301,954)        (348,689)
    Common Stock transactions                      29,000       (6,638,284)         522,254
                                          ---------------  ---------------  ---------------
  Net cash provided by (used in)
   financing activities                        (4,931,725)      37,199,741        1,331,049
                                          ---------------  ---------------  ---------------
  Increase (decrease) in cash and cash
   equivalents                                   (546,138)         227,361            1,471
  Cash and cash equivalents at beginning
   of year                                        877,297          331,159          558,520
                                          ---------------  ---------------  ---------------
  Cash and cash equivalents at end of
   year                                          $331,159         $558,520         $559,991
                                          ---------------  ---------------  ---------------
                                          ---------------  ---------------  ---------------

                            See accompanying notes.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    The Company's operations, which are located in six southeastern states, include six television stations, three daily newspapers, and six area weekly advertising only direct mail publications.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

REVENUE RECOGNITION

    The Company recognizes revenues as services are performed.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include cash on deposit with a bank. Deposits with the bank are generally insured in limited amounts.

INVENTORIES

    Inventories, principally newsprint and supplies, are stated at the lower of cost or market. The Company uses the last-in, first-out ("LIFO") method of determining costs for substantially all of its inventories. Current cost exceeded the LIFO value of inventories by approximately $36,000 and $170,000 at December 31, 1994 and 1995, respectively.

PROGRAM BROADCAST RIGHTS

    Rights to programs available for broadcast are initially recorded at the amounts of total license fees payable under the license agreements and are charged to operating expense on the basis of total programs available for use on the straight-line method. The portion of the unamortized balance expected to be charged to operating expense in the succeeding year is classified as a current asset, with the remainder classified as a non-current asset. The liability for program broadcast rights is classified as current or long-term, in accordance with the payment terms of the various licenses. The liability is not discounted for imputation of interest.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is computed principally by the straight-line method for financial reporting purposes and by accelerated methods for income tax purposes.

INTANGIBLE ASSETS

    Intangible assets are stated at cost, and with the exception of goodwill acquired prior to November 1, 1970 (approximately $2.47 million at December 31, 1994 and 1995), are amortized using the straight-line method. Goodwill is amortized over 40 years. Loan acquisition fees are amortized over the life of the applicable indebtedness. Non-compete agreements are amortized over the life of the specific agreement. Accumulated amortization of intangible assets resulting from business acquisitions was $0.4 million and $1.7 million as of December 31, 1994 and 1995, respectively.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    If facts and circumstances indicate that the goodwill may be impaired, an evaluation of continuing value would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with this asset would be compared to its carrying amount to determine if a write down to fair market value or discounted cash flow value is required.

INCOME TAXES

    Deferred income taxes are provided on the differences between the financial statement and income tax basis of assets and liabilities. The Company and its subsidiaries file a consolidated federal income tax return and separate state and local tax returns.

CAPITAL STOCK

    The Company has authorized 10 million shares of Class B Common Stock and 20 million shares of Preferred Stock, none of which have been issued at December 31, 1995. All references made to Common Stock in the December 31, 1995 Audited Consolidated Financial Statements of the Company and the Notes thereto refer to the Company's Class A Common Stock.

    On August 17, 1995, the Board of Directors declared a 50% stock dividend on the Company's Common Stock payable October 2, 1995 to stockholders of record on September 8, 1995 to effect a three for two stock split. All applicable share and per share data have been adjusted to give effect to the stock split.

EARNINGS PER COMMON SHARE

    Earnings per common share are based on the weighted average common and common equivalent shares outstanding during the period determined using the treasury stock method. Common equivalent shares are attributable to a Common Stock award to be paid in 1999 and outstanding stock options (SEE NOTES D AND
E).

STOCK OPTION PLAN

    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock options. Under APB 25, if the exercise price of the stock options granted by the Company equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

CONCENTRATION OF CREDIT RISK

    The Company provides advertising air time to national, regional and local advertisers within the geographic areas in which the Company operates. Credit is extended based on an evaluation of the customer's financial condition, and generally advance payment is not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

INTEREST SWAP

    The Company has entered into an interest rate swap agreement to modify the interest characteristics of a portion of its outstanding debt (see Note C). The agreement involves the exchange of amounts based on a fixed interest rate for amounts based on variable interest rates over the life of the agreement without an exchange of the notional amount upon which the payments are based. The differential to be paid or received as interest rates change is accrued and recognized as an adjustment of interest expense related to the debt (the accrual accounting method). The related amount payable to or receivable from counter-parties is included in other liabilities or assets. The fair value of the swap agreement is not recognized in the financial statements. In the event of the early extinguishment of a designated debt obligation, any realized or unrealized gain or loss from the swap would be recognized in income coincident with the extinguishment.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company has adopted FASB Statement No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, which requires disclosure of fair value, to the extent practical, of certain of the Company's financial instruments. The fair value amounts do not necessarily represent the amount that could be realized in a sale or settlement. The Company's financial instruments are comprised principally of an interest rate swap and long-term debt.

    The estimated fair value of long-term bank debt at December 31, 1995 approximated book value since, in management's opinion, such obligations are subject to fluctuating market rates of interest and can be settled at their face amounts. The fair value of the Senior Note at December 31, 1995 was estimated by management to be its carrying value at that date. The Company amended its Senior Note at January 4, 1996 and among other things, changed its effective interest rate. The Company does not anticipate settlement of long-term debt at other than book value.

    The fair value of other financial instruments classified as current assets or liabilities approximates their carrying values due to the short-term maturities of these instruments.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In March 1995, the FASB issued Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("Statement 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount. Statement 121 also addresses the accounting for long-lived assets which are expected to be disposed. The Company does not believe that the adoption of Statement 121 will have a material impact on the Company's financial position.

RECLASSIFICATIONS

    Certain amounts in the accompanying consolidated financial statements have been reclassified to conform to the 1995 format.

B.  BUSINESS ACQUISITIONS
    The Company's acquisitions have been accounted for under the purchase method of accounting. Under the purchase method of accounting, the results of operations of the acquired businesses are included in the accompanying consolidated financial statements as of their respective acquisition dates. The assets and liabilities of acquired businesses are included based on an allocation of the purchase price.

PENDING ACQUISITIONS

    In December 1995, the Company agreed to acquire certain assets owned by John
H. Phipps, Inc. ("Phipps"). The assets include WCTV-TV, the CBS network affiliate serving the Tallahassee, Florida and Thomasville, Georgia television market, WKXT-TV, the CBS network affiliate in Knoxville, Tennessee, and a communications and paging business located in three southeastern states. The purchase price is estimated at approximately $185.0 million. The transaction, which is expected to close in 1996, is subject to approval by the appropriate regulatory agencies. If approved, the Company will be required to divest of certain of its broadcasting operations due to a signal overlap with WCTV, unless the rules of the Federal Communications Commission are modified to permit common ownership of television stations with overlapping signals.

    The Company plans to fund the costs of this acquisition through the issuance of debt and equity securities. Additionally, the Company will amend or replace its existing bank credit facilities.

    In connection with this acquisition, a bank has provided a $10.0 million letter of credit to Phipps on behalf of the Company. The letter of credit will be payable under certain conditions if this acquisition is not

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B.  BUSINESS ACQUISITIONS (CONTINUED)
completed. In connection with the issuance of the letter of credit, a stockholder of the Company has executed a put agreement which the bank can exercise if the Company defaults on repayment of any amounts that might be paid in accordance with the terms of the letter of credit.

    In connection with the proposed acquisition of assets owned by Phipps, the Company's Board of Directors has agreed to pay Bull Run Corporation ("Bull Run"), a stockholder, a finder's fee equal to 1% of the proposed purchase price for services performed, of which $550,000 was due and included in accounts payable at December 31, 1995.


    On January 4, 1996, the Company purchased substantially all of the assets of WRDW-TV, a CBS television affiliate serving the Augusta, Georgia television market (the "Augusta Acquisition"). The purchase price of approximately $35.9 million, excluding assumed liabilities of approximately $4.0 million, was financed primarily through long-term borrowings. The assets acquired consisted of office equipment and broadcasting operations located in North Augusta, South Carolina. Based on a preliminary allocation of the purchase price, the excess of the purchase price over the fair value of net tangible assets acquired was approximately $32.4 million. In connection with the Augusta Acquisition, the Company's Board of Directors approved the payment of a $360,000 finders' fee to Bull Run.


    Funds for the Augusta Acquisition were obtained from the sale to Bull Run of an 8% subordinated note due January 3, 2005 in principal amount of $10.0 million (the "Subordinated Note"). In connection with the sale of the Subordinated Note, the Company also issued warrants to Bull Run to purchase 487,500 shares of Common Stock at $17.88 per share, 300,000 of which are currently vested, with the remaining warrants vesting in five equal installments commencing in 1997 provided that the Subordinated Note is outstanding. The warrants may not be exercised prior to January 3, 1998 and expire in January 2006. The Company modified its existing bank debt to a variable rate reducing revolving credit facility providing a credit line of $55.0 million (see Note C). The outstanding credit facility balance subsequent to the Augusta Acquisition was approximately $54.0 million; including $28.4 million, which was outstanding under the credit facility at December 31, 1995, $25.2 million used for the Augusta Acquisition, and $425,000 used for the Company's working capital. The transaction also required a modification of the interest rate of the Company's $25.0 million senior secured note with an institutional investor (the "Senior Note") from 10.08% to 10.7%.

    An unaudited pro forma balance sheet as of December 31, 1995 and income statements for the years ended December 31, 1994 and 1995 are presented below giving effect to the Augusta Acquisition as though it had occurred on January 1, 1994.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B.  BUSINESS ACQUISITIONS (CONTINUED)

    Pro forma December 31, 1995 balance sheet (in thousands):


                                                    ------------------------------------------------------------------
                                                                             AUGUSTA        PRO FORMA         ADJUSTED
                                                               GRAY      ACQUISITION      ADJUSTMENTS        PRO FORMA
                                                    ---------------  ---------------  ---------------  ---------------
                                                                                                (Unaudited)
Current assets                                              $13,437           $3,061            $(594)         $15,904
Property and equipment                                       17,017            1,778              402           19,197
Goodwill and other intangibles                               46,566            4,129           26,152           76,847
Other long-term assets                                        1,220            2,571           (2,518)           1,273
                                                    ---------------  ---------------  ---------------  ---------------
                                                            $78,240          $11,539          $23,442         $113,221
                                                    ---------------  ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------  ---------------
Current liabilities                                         $13,659           $1,131             $(41)         $14,749
Long-term debt                                               51,462              -0-           33,729           85,191
Other long-term liabilities                                   4,133            2,680           (2,518)           4,295
Stockholders' equity                                          8,986            7,728           (7,728)           8,986
                                                    ---------------  ---------------  ---------------  ---------------
                                                            $78,240          $11,539          $23,442         $113,221
                                                    ---------------  ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------  ---------------


    These pro forma unaudited results of operations do not purport to represent what the Company's actual results of operations would have been if the Augusta Acquisition had occurred on January 1, 1994, and should not serve as a forecast of the Company's operating results for any future periods. The pro forma adjustments are based solely upon certain assumptions that management believes are reasonable under the circumstances at this time. Subsequent adjustments are expected upon final determination of the allocation of the purchase price. Pro forma statement of operations for the year ended December 31, 1994 are as follows (in thousands, except per share data):


                                                    ------------------------------------------------------------------
                                                                             AUGUSTA        PRO FORMA         ADJUSTED
                                                               GRAY      ACQUISITION      ADJUSTMENTS        PRO FORMA
                                                    ---------------  ---------------  ---------------  ---------------
                                                                                                (Unaudited)
Revenues, net                                               $36,518           $8,046             $255          $44,819
Expenses                                                     30,242            5,854              935           37,031
                                                    ---------------  ---------------  ---------------  ---------------
                                                              6,276            2,192             (680)           7,788
Miscellaneous income (expense), net                             189              (55)              90              224
Interest expense                                              1,923              -0-            3,156            5,079
                                                    ---------------  ---------------  ---------------  ---------------
                                                              4,542            2,137           (3,746)           2,933
Income tax expense (benefit)                                  1,776              -0-             (603)           1,173
                                                    ---------------  ---------------  ---------------  ---------------
    NET EARNINGS                                             $2,766           $2,137          $(3,143)          $1,760
                                                    ---------------  ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------  ---------------
Average shares outstanding                                    4,689                                              4,689
                                                    ---------------                                    ---------------
                                                    ---------------                                    ---------------
Earnings per share                                             $.59                                               $.38
                                                    ---------------                                    ---------------
                                                    ---------------                                    ---------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B.  BUSINESS ACQUISITIONS (CONTINUED)

    Pro forma statement of operations for the year ended December 31, 1995 are as follows (in thousands, except per share data):


                                                    ------------------------------------------------------------------
                                                                             AUGUSTA        PRO FORMA         ADJUSTED
                                                               GRAY      ACQUISITION      ADJUSTMENTS        PRO FORMA
                                                    ---------------  ---------------  ---------------  ---------------
                                                                                                (Unaudited)
Revenues, net                                               $58,616           $8,660             $227          $67,503
Expenses                                                     51,756            6,198              944           58,898
                                                    ---------------  ---------------  ---------------  ---------------
                                                              6,860            2,462             (717)           8,605
Miscellaneous income (expense), net                             143             (220)             128               51
Interest expense                                              5,438              -0-            3,355            8,793
                                                    ---------------  ---------------  ---------------  ---------------
                                                              1,565            2,242           (3,944)            (137)
Income tax expense (benefit)                                    634              -0-             (675)             (41)
                                                    ---------------  ---------------  ---------------  ---------------
    NET EARNINGS (LOSS)                                        $931           $2,242          $(3,269)            $(96)
                                                    ---------------  ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------  ---------------
Average shares outstanding                                    4,481                                              4,354
                                                    ---------------                                    ---------------
                                                    ---------------                                    ---------------
Earnings (loss) per share                                      $.21                                              $(.02)
                                                    ---------------                                    ---------------
                                                    ---------------                                    ---------------

    The pro forma results presented above include adjustments to reflect (i) the reclassification of national representative commissions as an expense consistent with the presentation of the Company, (ii) the incurrence of interest expense to fund the Augusta Acquisition, (iii) depreciation and amortization of assets acquired, and (iv) the income tax effect of such pro forma adjustments and income taxes on the earnings of the Augusta Acquisition. With respect to the Augusta Acquisition, the pro forma adjustments are based upon a preliminary allocation of the purchase price.

1995 ACQUISITIONS


    On January 6, 1995, the Company purchased substantially all of the assets of The Gwinnett Post-Tribune and assumed certain liabilities (the "Gwinnett Acquisition"). The assets consisted of office equipment and publishing operations located in Lawrenceville, Georgia. The purchase price of approximately $3.7 million, including assumed liabilities of approximately $370,000, was paid by approximately $1.2 million in cash (financed through long-term borrowings and cash from operations), issuance of 44,117 shares of the Company's Common Stock (having fair value of $500,000), and $1.5 million payable to the sellers pursuant to non-compete agreements. The excess of the purchase price over the fair value of net tangible assets acquired was approximately $3.4 million. In connection with the Gwinnett Acquisition, the Company's Board of Directors approved the payment of a $75,000 finders' fee to Bull Run. Pro forma results of the Gwinnett Acquisition have not been presented as the effect on prior periods is not significant.


    On September 1, 1995, the Company purchased substantially all of the assets of three area weekly advertising only direct mail publications, and assumed certain liabilities (the "Tallahassee Acquisition"). The tangible assets acquired consist of land and office buildings, office equipment, mechanical equipment and automobiles used in operations located in southwest Georgia and north Florida. The purchase price of approximately $1.4 million consisted of $833,000 in cash and approximately $583,000 in assumed liabilities. The excess of the purchase price over the fair value of net tangible assets acquired was approximately $934,000. Pro forma results giving effect to the Tallahassee Acquisition have not been presented as the effect on prior periods is not significant.

1994 ACQUISITIONS

    On September 2, 1994, the Company purchased substantially all of the assets of Kentucky Central Television, Inc. ("Kentucky Central") and assumed certain of its liabilities (the "Kentucky Acquisition").

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B.  BUSINESS ACQUISITIONS (CONTINUED)
Kentucky Central operated two television stations, WKYT located in Lexington, Kentucky and WYMT located in Hazard, Kentucky, both of which are affiliates of the CBS television network. The purchase price of approximately $38.1 million, excluding acquisition costs of approximately $2.1 million and assumed liabilities of approximately $2.3 million, was financed primarily through long-term borrowings. The excess of the purchase price over the fair value of net tangible assets acquired was approximately $31.4 million.

    On May 31, 1994, the Company purchased substantially all of the assets of Citizens Publishing Company, Inc. and assumed certain of its liabilities (the "Rockdale Acquisition"). The acquired assets consist of land and an office building located in Conyers, Georgia, containing The Rockdale Citizen newspaper and other assets relating to the newspaper publishing business. The purchase price of approximately $4.8 million consisted of a $2.8 million cash payment financed through long-term bank borrowings, and 225,000 shares of the Company's Common Stock (with a fair value of $2.0 million at the closing date). The excess of the purchase price over the fair value of net tangible assets acquired was approximately $4.0 million.


    On October 18, 1994, the Company purchased substantially all of the assets of four area weekly advertising only direct mail publications and assumed certain of their liabilities. The assets consist of land and an office building, office equipment, automobiles, and publishing operations located in southwest Georgia. The purchase price of approximately $1.5 million consisted of a $545,000 cash payment and approximately $1.0 million financed by the sellers. The excess of the purchase price over the fair value of net tangible assets acquired was approximately $1.2 million. Pro forma results giving effect to this acquisition have not been presented as the effect on prior periods is not significant.


    Unaudited pro forma statements of income from continuing operations for the years ended December 31, 1993 and 1994, are presented below, giving effect to the Rockdale Acquisition and the Kentucky Acquisition (collectively the "1994 Acquisitions") as though they had occurred on January 1, 1993.

    These pro forma unaudited results of operations do not purport to represent what the Company's actual results of operations would have been if the 1994 Acquisitions had occurred on January 1, 1993, and should

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B.  BUSINESS ACQUISITIONS (CONTINUED)

not serve as a forecast of the Company's operating results for any future periods. The pro forma adjustments are based upon certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma results of continuing operations are as follows (in thousands, except per share data):


                                                    --------------------------------------------------------------------
                                                                        YEAR ENDED DECEMBER 31, 1993
                                                                      KENTUCKY      ROCKDALE     PRO FORMA      ADJUSTED
                                                            GRAY   ACQUISITION   ACQUISITION   ADJUSTMENTS     PRO FORMA
                                                    ------------  ------------  ------------  ------------  ------------
                                                                                (UNAUDITED)
Operating revenues                                       $25,113       $14,526        $2,660          $-0-       $42,299
Operating expenses                                        21,582        10,827         2,646           877        35,932
                                                    ------------  ------------  ------------  ------------  ------------
  Operating income                                         3,531         3,699            14          (877)        6,367
Miscellaneous income, net                                    202           219           -0-           -0-           421
                                                    ------------  ------------  ------------  ------------  ------------
                                                           3,733         3,918            14          (877)        6,788
Interest expense                                             985             4             9         3,187         4,185
                                                    ------------  ------------  ------------  ------------  ------------
  Income from continuing operations before income
   taxes                                                   2,748         3,914             5        (4,064)        2,603
Income tax expense (benefit)                               1,068         1,326           -0-        (1,405)          989
                                                    ------------  ------------  ------------  ------------  ------------
Income from continuing operations                         $1,680        $2,588            $5        $2,659        $1,614
                                                    ------------  ------------  ------------  ------------  ------------
                                                    ------------  ------------  ------------  ------------  ------------
Average shares outstanding                                 4,611                                                   4,836
                                                    ------------                                            ------------
                                                    ------------                                            ------------
Earnings per common share from continuing
 operations                                                 $.36                                                    $.33
                                                    ------------                                            ------------
                                                    ------------                                            ------------

                                                    --------------------------------------------------------------------
                                                                        YEAR ENDED DECEMBER 31, 1994
                                                                      KENTUCKY      ROCKDALE     PRO FORMA      ADJUSTED
                                                            GRAY   ACQUISITION   ACQUISITION   ADJUSTMENTS     PRO FORMA
                                                    ------------  ------------  ------------  ------------  ------------
                                                                                (UNAUDITED)
Operating revenues                                       $36,518       $10,237          $980          $-0-       $47,735
Operating expenses                                        30,242         7,382           930           559        39,113
                                                    ------------  ------------  ------------  ------------  ------------
  Operating income                                         6,276         2,855            50          (559)        8,622
Miscellaneous income, net                                    189            19           -0-           -0-           208
                                                    ------------  ------------  ------------  ------------  ------------
                                                           6,465         2,874            50          (559)        8,830
Interest expense                                           1,923           -0-             4         2,412         4,339
                                                    ------------  ------------  ------------  ------------  ------------
  Income from continuing operations before income
   taxes                                                   4,542         2,874            46        (2,971)        4,491
Income tax expense (benefit)                               1,776           237           -0-          (208)        1,805
                                                    ------------  ------------  ------------  ------------  ------------
  Net income from continuing operations                   $2,766        $2,637           $46       $(2,763)       $2,686
                                                    ------------  ------------  ------------  ------------  ------------
                                                    ------------  ------------  ------------  ------------  ------------
Average shares outstanding                                 4,689                                                   4,780
                                                    ------------                                            ------------
                                                    ------------                                            ------------
Earnings per common share from continuing
 operations                                                 $.59                                                    $.56
                                                    ------------                                            ------------
                                                    ------------                                            ------------

    The pro forma results presented above include adjustments to reflect (i) the incurrence of interest expense to fund the 1994 Acquisitions, (ii) depreciation and amortization of assets acquired, and (iii) the

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

B.  BUSINESS ACQUISITIONS (CONTINUED)
income tax effect of such pro forma adjustments. Average outstanding shares used to calculate earnings per share from continuing operations for 1994 and 1993 include the 225,000 shares issued in connection with the Rockdale Acquisition.

C.  LONG-TERM DEBT

    Long-term debt consists of the following (in thousands):


                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
Senior Note                                                 $25,000          $25,000
Bank Loan                                                    26,926           28,375
Other                                                         1,013              950
                                                    ---------------  ---------------
                                                             52,939           54,325
Less current portion                                         (1,293)          (2,862)
                                                    ---------------  ---------------
                                                            $51,646          $51,463
                                                    ---------------  ---------------
                                                    ---------------  ---------------

    On September 2, 1994, the Company issued through a private placement with an institutional investor, a $25.0 million 9.33% note (the "Senior Note"). The Senior Note provides for semi-annual principal payments of $2.5 million beginning March 1999. Interest is payable semi-annually in arrears and the Senior Note, as amended on January 4, 1996, bears interest at 10.7% (see Note
B). The agreement pursuant to which the Senior Note was issued contains certain restrictive provisions, which, among other things, limit capital expenditures and additional indebtedness, and require minimum levels of net worth and cash flows.

    On September 2, 1994, the Company entered into a bank term loan agreement (the "Bank Loan") which provided for borrowings of approximately $21.4 million. On November 30, 1994, the Bank Loan was amended to provide for additional borrowings of $6.7 million which were used to purchase 663,180 shares of the Company's Common Stock (SEE NOTE E). The Bank Loan, as amended on January 4, 1996, bears interest, at the Company's option, at a spread over LIBOR, or at a spread over the bank's prime rate (8.96% at January 4, 1996) (see Note B). The Bank Loan is due in varying, quarterly principal payments of $750,000 to $2.0 million through September 2002 with two quarterly installments of $7 million payable starting December 2002. The Bank Loan provides for an annual loan prepayment based on the Company's cash flow as defined by the Bank Loan. Additionally, the effective interest rate of the Bank Loan can be changed based upon the Company's maintenance of certain operating ratios as defined by the Bank Loan, not to exceed the bank's prime rate plus 1.25% or LIBOR plus 3.5%. The Bank Loan contains restrictive provisions similar to the provisions of the Senior Note.

    The Senior Note and the Bank Loan are secured by substantially all of the Company's existing and hereafter acquired assets.

    The Company entered into a five year interest rate swap agreement on June 2, 1995, to effectively convert a portion of its floating rate debt to a fixed rate basis. Approximately $25.0 million of the Company's outstanding debt under the Bank Loan was subject to this interest rate swap agreement at December 31, 1995. The effective rate of the Bank Loan and interest rate swap at December 31, 1995, was approximately 8.64% and 9.10%, respectively. The unrealized loss for the interest rate swap was approximately $565,000 at December 31, 1995, based upon comparison to treasury bond yields for bonds with similar maturity dates as the interest rate swap.

    At December 31, 1995, retained earnings of approximately $500,000 were available for dividends.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

C.  LONG-TERM DEBT (CONTINUED)

    Aggregate minimum principal maturities on long-term debt as of December 31, 1995, were as follows (in thousands):


1996                                                          $2,862
1997                                                           5,039
1998                                                           6,634
1999                                                          12,615
2000                                                          11,303
Thereafter                                                    15,872
                                                          ----------
                                                             $54,325
                                                          ----------
                                                          ----------


    The Company made interest payments of approximately $902,000, $1.2 million and $5.4 million during 1993, 1994 and 1995, respectively.


D.  SUPPLEMENTAL EMPLOYEE BENEFITS AND OTHER AGREEMENTS
    The Company has an employment agreement with its President which provides him 122,034 shares of the Company's Common Stock if his employment with the Company continues until September 1999. The Company will recognize approximately $1.2 million of compensation expense for this award over the five year period ending in 1999 ($80,000 and $240,000 of expense was recorded in 1994 and 1995, respectively).


    Pursuant to the terms of his employment agreement, Mr. Williams was awarded an aggregate of 150,000 shares of Class A Common Stock in three separate grants (the "Common Stock Award") based upon the Class A Common Stock attaining certain designated values. Upon Mr. Williams' resignation from the Company in December 1995, the Company entered into a separation agreement with him, which provided, among other things, for the payment of $596,000 over a two-year period ending November 1997 as consideration for consulting services, Mr. Williams' resignation and certain non-compete and confidentiality agreements. The Company has recorded approximately $596,000 of corporate and administrative expenses during the year ended December 31, 1995 in accordance with the terms of the separation agreement. In addition, the separation agreement provided for the removal of the restrictions on the Common Stock Award and such Common Stock Award became fully vested. Compensation expense of approximately $2.1 million (including $865,000 during the quarter ended December 31, 1995), was recognized in 1995 for the Common Stock Award.


    The Company has entered into supplemental retirement benefit agreements with certain key employees. These benefits are to be paid in equal monthly amounts over the employees' life for a period not to exceed 15 years after retirement. The Company charges against operations amounts sufficient to fund the present value of the estimated lifetime supplemental benefit over each employee's anticipated remaining period of employment. The Company maintains life insurance coverage on these individuals (with a cash surrender value of approximately $280,000 at December 31, 1995) in adequate amounts to fund the agreements.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

D.  SUPPLEMENTAL EMPLOYEE BENEFITS AND OTHER AGREEMENTS (CONTINUED)

    The following summarizes activity relative to certain officers' agreements and the supplemental employee benefits (in thousands):


                                                    -------------------------------------------------
                                                                      DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Beginning liability                                          $3,495           $2,960           $2,518
                                                    ---------------  ---------------  ---------------
  Provision                                                     166              184              976
  Forfeitures                                                  (399)            (266)            (169)
                                                    ---------------  ---------------  ---------------
  Net (income) expense                                         (233)             (82)             807
  Payments                                                     (302)            (360)            (387)
                                                    ---------------  ---------------  ---------------
    Net change                                                 (535)            (442)             420
                                                    ---------------  ---------------  ---------------
Ending liability                                              2,960            2,518            2,938
Less current portion                                           (162)            (175)            (725)
                                                    ---------------  ---------------  ---------------
                                                             $2,798           $2,343           $2,213
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

E.  STOCKHOLDERS' EQUITY
    The Company has a Stock Purchase Plan which allows outside directors to purchase up to 7,500 shares of the Company's Common Stock directly from the Company before the end of January following each calendar year. The purchase price per share approximates the market price of the Common Stock at the time of the grant. During 1993, 1994 and 1995, certain directors purchased an aggregate of 3,000, -0- and 23,500 shares of Common Stock, respectively, under this plan.

    The Company has a long-term incentive plan (the "Incentive Plan") under which 600,000 shares of the Company's Common Stock are reserved for grants to key personnel for (i) incentive stock options, (ii) non-qualified stock options,
(iii) stock appreciation rights, (iv) restricted stock and (v) performance awards, as defined by the Incentive Plan. Stock underlying outstanding options or performance awards are counted against the Incentive Plan's maximum shares while such options or awards are outstanding. Under the Incentive Plan, the options granted vest after a two year period and expire three years after full vesting. Options granted through December 31, 1995, have been granted at a price which approximates fair market value on the date of the grant.

                                                    --------------------------------
                                                        EXERCISE PRICE PER SHARE
                                                    --------------------------------
                                                              $9.67           $13.33
Stock options granted on November 18, 1993                   92,250              -0-
Forfeitures                                                  (3,000)             -0-
                                                    ---------------  ---------------
Stock options outstanding at
  December 31, 1993                                          89,250              -0-
  Options granted                                            73,559              -0-
  Forfeitures                                               (16,500)             -0-
                                                    ---------------  ---------------
Stock options outstanding at
  December 31, 1994                                         146,309              -0-
  Options granted                                               -0-           58,050
  Options exercised                                          (5,000)             -0-
  Forfeitures                                               (14,250)          (3,900)
                                                    ---------------  ---------------
Stock options outstanding at December 31, 1995              127,059           54,150
                                                    ---------------  ---------------
                                                    ---------------  ---------------

    At December 31, 1995, 56,500 of the $9.67 options issued in 1993 were exercisable.

    On December 1, 1994, the Company repurchased 663,180 shares of its Common Stock at a price of $10.00 per share for a total purchase price before expenses, of $6.63 million. The trading value of the Common Stock on the NASDAQ Small Cap Issues Market was $10.83 on December 1, 1994. The Common Stock was purchased from The Prudential Insurance Company of America and Sandler Associates (420,000 and 243,180 shares, respectively). The purchase was funded by a bank loan (SEE NOTE C).

F.  INCOME TAXES
    The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

F.  INCOME TAXES (CONTINUED)

    Federal and state income tax expense (benefit) included in the consolidated financial statements are summarized as follows (in thousands):


                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Current
  Federal                                                      $982           $1,093            $(253)
  State                                                         181              160               24
Deferred                                                        436              523              863
                                                    ---------------  ---------------  ---------------
                                                             $1,599           $1,776             $634
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

    The total provision for income taxes for 1993 included $531,000 for discontinued operations.


    The components of deferred income tax expense for federal and state and local income taxes resulted from the following (in thousands):


                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Accelerated depreciation for tax purposes                       $50              $19             $349
Accelerated amortization for tax purposes                       -0-              164              726
Employee benefits and other agreements                          181               96             (150)
Temporary difference related to loss on sales of
 assets                                                         174              248              -0-
Excess of book over tax deductions for lease                      7               91              -0-
Other                                                            24              (95)             (62)
                                                    ---------------  ---------------  ---------------
                                                               $436             $523             $863
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

F.  INCOME TAXES (CONTINUED)

    Significant components of the Company's deferred tax liabilities and assets are as follows (in thousands):


                                                    -------------------------------------------------
                                                                      DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Deferred tax liabilities:
  Net book value of property and equipment                     $704             $723           $1,069
  Goodwill                                                      -0-              164              890
  Other                                                         120              120              120
                                                    ---------------  ---------------  ---------------
    Total deferred tax liabilities                              824            1,007            2,079
Deferred tax assets:
  Liability under supplemental retirement plan                1,125            1,029            1,127
  Allowance for doubtful accounts                               168              335              195
  Difference in basis of assets held for sale                 1,189              941              941
  Other                                                         135              117              368
                                                    ---------------  ---------------  ---------------
    Total deferred tax assets                                 2,617            2,422            2,631
  Valuation allowance for deferred tax assets                  (753)            (753)            (753)
                                                    ---------------  ---------------  ---------------
    Net deferred tax assets                                   1,864            1,669            1,878
                                                    ---------------  ---------------  ---------------
  Deferred tax assets (liabilities)                          $1,040             $662            $(201)
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------


    A reconciliation of income tax expense at the statutory federal income tax rate and income taxes as reflected in the consolidated financial statements is as follows (in thousands):


                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Statutory rate applied to income                             $1,409           $1,544             $532
State and local taxes, net of federal tax benefits              164              195               91
Other items, net                                                 26               37               11
                                                    ---------------  ---------------  ---------------
                                                             $1,599           $1,776             $634
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

    The Company made income tax payments of approximately $2.1 million, $1.5 million and $742,000 during 1993, 1994 and 1995, respectively. At December 31, 1995, the Company had current recoverable income taxes of approximately $1.3 million.

G.  RETIREMENT PLANS

PENSION PLAN

    The Company has a retirement plan covering substantially all full-time employees. Retirement benefits are based on years of service and the employees' highest average compensation for five consecutive years during the last ten years of employment. The Company's funding policy is to contribute annually the minimum amounts deductible for federal income tax purposes.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

G.  RETIREMENT PLANS (CONTINUED)

    The net pension expense includes the following (in thousands):


                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Service costs-benefits earned during the year                  $224             $204             $221
Interest cost on projected benefit obligation                   374              359              384
Actual return on plan assets                                   (377)             (91)            (655)
Net amortization and deferral                                   (63)            (338)             187
                                                    ---------------  ---------------  ---------------
Net pension expense                                            $158             $134             $137
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------
Assumptions:
  Discount rate                                                8.0%             7.0%             8.0%
  Expected long-term rate of return on assets                  8.0%             7.0%             8.0%
  Estimated rate of increase in compensation
   levels                                                      6.0%             5.0%             6.0%


    The following summarizes the plan's funded status and related assumptions (in thousands):


                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
Actuarial present value of accumulated benefit
 obligation is as follows:
  Vested                                                     $4,452           $5,308
  Other                                                          66              135
                                                    ---------------  ---------------
                                                             $4,518           $5,443
                                                    ---------------  ---------------
                                                    ---------------  ---------------
Plan assets at fair value, primarily mutual funds
 and an unallocated insurance contract                       $5,307           $5,680
Projected benefit obligation                                 (5,015)          (5,904)
                                                    ---------------  ---------------
Plan assets in excess of (less than) projected
 benefit obligation                                             292             (224)
Unrecognized net (gain) loss                                   (135)             190
Unrecognized net asset                                         (409)            (355)
                                                    ---------------  ---------------
Pension liability included in consolidated balance
 sheet                                                        $(252)           $(389)
                                                    ---------------  ---------------
                                                    ---------------  ---------------
Assumptions:
  Discount rate                                                8.0%             7.0%
  Estimated rate of increase in compensation
   levels                                                      6.0%             5.0%

    Effective December 31, 1995, the Company changed certain assumptions utilized in the actuarially computed costs and liabilities. The effect of such changes was to increase the present value of the projected benefit obligations by approximately $613,000.

CAPITAL ACCUMULATION PLAN

    Effective October 1, 1994, the Company adopted the Gray Communications Systems, Inc. Capital Accumulation Plan (the "Capital Accumulation Plan") for the purpose of providing additional retirement benefits for substantially all employees. The Capital Accumulation Plan is intended to meet the requirements of section 401(k) of the Internal Revenue Code.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

G.  RETIREMENT PLANS (CONTINUED)
    Employee contributions to the Capital Accumulation Plan, not to exceed 6% of the employees' gross pay, are matched by Company contributions. The Company's percentage match is made by a contribution of the Company's Common Stock, in an amount declared by the Company's Board of Directors before the beginning of each plan year. The Company's percentage match was 50% for both the year ended December 31, 1995 and the three months ended December 31, 1994. The Company contributions vest, based upon each employee's number of years of service, over a period not to exceed five years. The Company has reserved 150,000 shares of its Common Stock for issuance under the Capital Accumulation Plan.

    Company matching contributions aggregating $32,676 and $298,725 were charged to expense for 1994 and 1995, respectively, for the issuance of 3,160 and 18,354 shares, respectively of the Company's Common Stock.

H. COMMITMENTS AND CONTINGENCIES
    The Company has various operating lease commitments for equipment, land and office space which expire through the year 2027. Future minimum payments under operating leases with initial or remaining non-cancelable lease terms in excess of one year are not material.

    The Company has entered into commitments for various television film exhibition rights for which the license periods have not yet commenced. Obligations under these commitments are payable in the following years:

1996                                                       $491,360
1997                                                      1,431,983
1998                                                      1,351,273
1999                                                      1,133,860
2000                                                        456,733
                                                    ---------------
                                                         $4,865,209
                                                    ---------------
                                                    ---------------

    The Company is subject to legal proceedings and claims which arise in the normal course of its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the Company's financial position.

I.  DISCONTINUED OPERATIONS
    On April 13, 1994, the Company completed the sale of the assets of Gray Air Service (an operation discontinued in 1993) for approximately $1.2 million, and used the proceeds to reduce the Company's outstanding debt. During the year ended December 31, 1993, the Company sold its investment in undeveloped farmland, another asset held for sale, for approximately $2.0 million.

    On March 31, 1993, the Company completed the sale of its warehouse operations to Gray Distribution Services, Inc., a Georgia corporation, owned by a former director and officer of the Company. The net sales price of approximately $2.9 million was paid in cash at the date of closing. The Company recognized a gain of approximately $1.5 million, net of income tax expense of approximately $932,000, relative to the disposal of the warehouse operations. A special independent committee of the Company's Board of Directors approved the terms and conditions of the sale.

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

I.  DISCONTINUED OPERATIONS (CONTINUED)

    The following summarizes information relative to the discontinued business segment for the year ended December 31, 1993 (in thousands):


Operating revenues                                           $1,695
                                                    ---------------
                                                    ---------------
Operating earnings                                             $100
                                                    ---------------
                                                    ---------------
Net earnings                                                    $48
                                                    ---------------
                                                    ---------------

J.  INFORMATION ON BUSINESS SEGMENTS

    The Company operates in two business segments: broadcasting and publishing. A transportation segment was discontinued in 1993 (see Note I). The broadcasting segment operates five television stations at December 31, 1995. The Publishing segment operates three daily newspapers in three different markets, and six area weekly advertising only direct mail publications in southwest Georgia and north Florida. The following tables present certain financial information concerning the Company's two operating segments and its discontinued segment (in thousands).


                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
OPERATING REVENUE
  Broadcasting                                              $15,004          $22,826          $36,750
  Publishing                                                 10,109           13,692           21,866
                                                    ---------------  ---------------  ---------------
                                                            $25,113          $36,518          $58,616
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------
OPERATING PROFIT (LOSS) FROM CONTINUING OPERATIONS
  Broadcasting                                               $2,491           $5,241           $7,822
  Publishing                                                  1,040            1,036             (962)
                                                    ---------------  ---------------  ---------------
Total operating profit from continuing operations             3,531            6,277            6,860
Miscellaneous income and expense, net                           202              188              144
Interest expense                                               (985)          (1,923)          (5,439)
                                                    ---------------  ---------------  ---------------
Income from continuing operations before income
 taxes                                                       $2,748           $4,542           $1,565
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

    Operating profit is total operating revenue less operating expenses, excluding miscellaneous income and expense (net) and interest. Corporate administrative expenses are allocated to operating profit based on net segment revenues.

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
DEPRECIATION AND AMORTIZATION EXPENSE
  Broadcasting                                                 $904           $1,326           $2,723
  Publishing                                                    438              690            1,190
                                                    ---------------  ---------------  ---------------
                                                              1,342            2,016            3,913
  Corporate                                                     223              126               46
                                                    ---------------  ---------------  ---------------
                                                              1,565            2,142            3,959
  Discontinued operations                                       224              -0-              -0-
                                                    ---------------  ---------------  ---------------
Total depreciation and amortization expense                  $1,789           $2,142           $3,959
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

J.  INFORMATION ON BUSINESS SEGMENTS (CONTINUED)

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
CAPITAL EXPENDITURES
  Broadcasting                                                 $787           $1,330           $2,285
  Publishing                                                    755              366              973
                                                    ---------------  ---------------  ---------------
                                                              1,542            1,696            3,258
  Corporate                                                     124               72               22
                                                    ---------------  ---------------  ---------------
                                                              1,666            1,768            3,280
  Discontinued operations                                       916              -0-              -0-
                                                    ---------------  ---------------  ---------------
Total capital expenditures                                   $2,582           $1,768           $3,280
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                                                    -------------------------------------------------
                                                                      DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
IDENTIFIABLE ASSETS
  Broadcasting                                               $9,984          $53,173          $54,022
  Publishing                                                  4,753           11,878           18,170
                                                    ---------------  ---------------  ---------------
                                                             14,737           65,051           72,192
  Corporate                                                   5,699            3,738            6,048
                                                    ---------------  ---------------  ---------------
                                                             20,436           68,789           78,240
  Discontinued operations                                       936              -0-              -0-
                                                    ---------------  ---------------  ---------------
Total identifiable assets                                   $21,372          $68,789          $78,240
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------


K. SUBSEQUENT EVENTS


    On May 2, 1996, the Company filed a Registration Statement with the Securities and Exchange Commission (the "SEC") on Form S-1 to register the sale of 4,025,000 shares of Class B Common Stock, including an over-allotment option granted by the Company to the underwriters of such offering. Also on May 2, 1996, the Company filed a Registration Statement with the SEC on Form S-1 to register the sale of $150,000,000 Senior Subordinated Notes due in 2006 (the "Notes"). On May 13, July 9, and August 9, 1996 the Company filed amendments to such Registration Statements. The Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's subsidiaries (the "Subsidiary Guarantors"). The obligations of the Subsidiary Guarantors under the Subsidiary Guarantees will be subordinated, to the same extent as the obligations of the Company in respect of the Notes, to the prior payment in full of all existing and future senior debt of the Subsidiary Guarantors (which will include any guarantee issued by such Subsidiary Guarantors of any senior debt).



    The Company is a holding company with no material independent asset or operations, other than its investment in its subsidiaries. The Subsidiary Guarantors are, directly or indirectly, wholly-owned subsidiaries of the Company and the Subsidiary Guarantees will be full, unconditional and joint and several. All of the current and future direct and indirect subsidiaries of the Company will be guarantors of the Notes. Accordingly, separate financial statements of each of the Subsidiary Guarantors are not presented because management has determined that they are not material to investors.

                         REPORT OF INDEPENDENT AUDITORS

Partners of Television Station Partners, L.P.

    We have audited the accompanying balance sheet of WRDW-TV, an operating station of Television Station Partners, L.P., as of December 31, 1995, and the related statements of income, partnership's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WRDW-TV at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with the generally accepted accounting principles.

                                          ERNST & YOUNG LLP
Atlanta, Georgia
January 26, 1996

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                                 BALANCE SHEETS
                               DECEMBER 31, 1995

ASSETS

Current assets:
  Cash                                                                                                   $333,658
  Accounts receivable, net of allowance for doubtful accounts of approximately $117,380                 1,748,208
  Television film exhibition rights                                                                       924,107
  Prepaid and other current assets                                                                         55,342
                                                                                                     ------------
      Total current assets                                                                              3,061,315
Property, buildings and equipment-net (NOTE 3):                                                         1,778,429
Television film exhibition rights                                                                       2,570,850
Intangible assets-net                                                                                   4,128,730
                                                                                                     ------------
      Total                                                                                           $11,539,324
                                                                                                     ------------
                                                                                                     ------------

LIABILITIES AND PARTNERSHIP'S EQUITY

Current liabilities:
  Accounts payable and accrued expenses (NOTE 4)                                                         $233,197
  Obligations for television film exhibition rights                                                       898,251
                                                                                                     ------------
      Total current liabilities                                                                         1,131,448
Obligations for television film exhibition rights                                                       2,680,267
Commitments and contingencies (NOTE 5)
Partnership's equity (NOTES 1 AND 7)                                                                    7,727,609
                                                                                                     ------------
      Total                                                                                           $11,539,324
                                                                                                     ------------
                                                                                                     ------------

SEE ACCOMPANYING NOTES.

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                              STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995

REVENUES:
  Broadcasting revenues                                                                               $10,059,555
  Less:
    Advertising agency commissions                                                                      1,171,595
    National sales representative commissions                                                             227,368
                                                                                                     ------------
  Total advertising agency and national sales representative commissions                                1,398,963
                                                                                                     ------------
Net operating revenues                                                                                  8,660,592
                                                                                                     ------------
OPERATING EXPENSES:
  Operating, technical and programming costs                                                            3,142,280
  Selling, general and administrative                                                                   2,631,952
  Depreciation                                                                                            272,298
  Amortization of intangible assets                                                                       151,620
                                                                                                     ------------
Total operating expenses                                                                                6,198,150
                                                                                                     ------------

INCOME BEFORE OTHER EXPENSES                                                                            2,462,442
Other-expenses, net                                                                                       220,211
                                                                                                     ------------
Net income                                                                                             $2,242,231
                                                                                                     ------------
                                                                                                     ------------

SEE ACCOMPANYING NOTES.

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                       STATEMENT OF PARTNERSHIP'S EQUITY
                          YEAR ENDED DECEMBER 31, 1995

Balance at December 31, 1994                                                                           $7,410,422
  Net income                                                                                            2,242,231
  Distribution to Television Station Partners, L.P.                                                    (1,925,044)
                                                                                                     ------------
Balance at December 31, 1995                                                                           $7,727,609
                                                                                                     ------------
                                                                                                     ------------

SEE ACCOMPANYING NOTES.

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1995

CASH FLOW FROM OPERATING ACTIVITIES
Net income                                                                                             $2,242,231
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                                       1,359,415
    Provision for bad debt (recoveries)                                                                   (14,000)
    Net trade barter revenue                                                                              (59,356)
    Gain on sale of property and equipment                                                                (12,868)
    Changes in operating assets and liabilities:
    Accounts receivable                                                                                   (60,155)
    Prepaid and other assets                                                                              102,937
    Accounts payable and accrued expenses                                                                (359,296)
    Payments of obligations for television film exhibition rights                                      (1,017,754)
    Other                                                                                                 274,956
                                                                                                     ------------
Net cash provided by operating activities                                                               2,456,110

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment                                                               12,868
Capital expenditures                                                                                     (121,987)
                                                                                                     ------------
Net cash used in investing activities                                                                    (109,119)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash transferred to Partnership                                                                        (2,200,000)
                                                                                                     ------------
Net cash used in financing activities                                                                  (2,200,000)

NET INCREASE IN CASH                                                                                      146,991
CASH AT BEGINNING OF YEAR                                                                                 186,667
                                                                                                     ------------
CASH AT END OF YEAR                                                                                      $333,658
                                                                                                     ------------
                                                                                                     ------------

SUPPLEMENTAL DISCLOSURE OF NONCASH OPERATING, INVESTING AND FINANCIAL ACTIVITIES
  Television film exhibition obligations were incurred when the Station entered into contracts for
   film exhibition rights totaling:                                                                      $387,450
                                                                                                     ------------
                                                                                                     ------------
  Property and equipment was acquired in exchange for advertising time totaling:                          $59,356
                                                                                                     ------------
                                                                                                     ------------

SEE ACCOMPANYING NOTES.

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  STATION ORGANIZATION AND BASIS OF PRESENTATION
    WRDW-TV (the "Station") is a commercial television station located in North Augusta, South Carolina. The Station was owned and operated by Television Station Partners, L.P. (the "Partnership") from July 7, 1989 to January 4, 1996-See Note 8. The Partnership is a Delaware limited partnership which was organized on May 24, 1989 for the sole purpose of acquiring, owning, operating and, at such time as GP Station Partners (the "general partner" of the Partnership) determines is appropriate, reselling or otherwise disposing of its television stations.

    The Station was acquired by the Partnership on July 7, 1989 pursuant to an Exchange Agreement dated May 24, 1989 between the Partnership and Television Station Partners, a New York partnership ("TSP"). The Exchange Agreement provided for the transfer to the partnership of all of TSP's assets in exchange for all of the units of partnership interest in the Partnership, followed by the liquidation and distribution of those units to the partners of TSP. For tax and accounting purposes, the Partnership has been treated as a continuation of TSP. The Station had been operated by TSP since March 23, 1983.

    The financial statements of the Station are prepared on the accrual basis of
accounting,  and  include  only  those  assets,  liabilities,  and  results   of
operations that relate to the business of the Station.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

TELEVISION FILM EXHIBITION RIGHTS

    Television film exhibition rights are recorded at the amount of the license fees payable when purchased and amortized using the straight-line method based on the license period or usage, whichever yields the greater accumulated amortization. Television film exhibition rights are classified based upon the portion of the unamortized balance expected to be broadcast within the current year.

PROPERTY, BUILDINGS AND EQUIPMENT

    Property, buildings and equipment is stated at cost less accumulated depreciation. Depreciation is provided principally by the straight-line method over the estimated useful lives of the assets. Any gains or losses realized on disposition are reflected in operations. Maintenance and repairs, as well as minor renewals and betterments, are charged to operating expenses directly as incurred.

INTANGIBLE ASSETS

    Intangible assets are comprised principally of Federal Communications Commission licenses and network affiliation agreements and are amortized on the straight-line basis, primarily over 40 years. Intangible assets are periodically evaluated for impairments using a measurement of fair value, calculated at the current market multiple times operating income. If this review indicates that the intangible assets will not be recoverable, the Company's carrying value of the intangible assets would be reduced to its estimated fair value.

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
TRADE/BARTER TRANSACTIONS

    Trade/barter transactions involve the exchange of advertising time for products and/or services and are recorded based on the fair market value of the products and/or services received. Revenue is recorded when advertising schedules air, and expense is recognized when products and/or services are used.

INCOME TAXES

    No income tax provision has been included in the financial statements since income or loss of the Station is required to be reported by the partners of the Partnership on their respective income tax returns.

3.  PROPERTY, BUILDINGS, AND EQUIPMENT
    The major classes of property, buildings and equipment at December 31, 1995 are as follows:

Land                                                                $190,000
Buildings and tower                                                2,062,613
Automobiles                                                          136,245
Furniture and fixtures                                             5,999,846
Machinery and equipment                                            1,769,175
                                                                  ----------
                                                                  10,157,879
Less accumulated depreciation                                      8,379,450
                                                                  ----------
                                                                  $1,778,429
                                                                  ----------
                                                                  ----------

4.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES
    Accounts payable and accrued expenses at December 31, 1995 consist of the following:

Accounts payable                                                     $10,275
Accrued state taxes                                                    9,096
Accrued payroll, commissions, and bonuses                            152,201
Other accrued expenses                                                61,625
                                                                  ----------
                                                                    $233,197
                                                                  ----------
                                                                  ----------

                                    WRDW-TV
                             (THE AUGUSTA BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

5.  COMMITMENTS AND CONTINGENCIES

FILM EXHIBITION RIGHTS

    The obligations for television film exhibition rights are payable in the following years:

YEAR ENDING DECEMBER 31                                               AMOUNT
- ----------------------------------------------------------------  ----------
  1996                                                              $898,251
  1997                                                               875,838
  1998                                                               838,254
  1999                                                               672,724
  2000                                                               293,451
                                                                  ----------
                                                                  $3,578,518
                                                                  ----------
                                                                  ----------

LITIGATION

    The Station is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial statements of the Station.

DEBT

    The Partnership had indebtedness outstanding under an Amended and Restated Credit Agreement (the "Agreement"). The Agreement is secured by a first lien on substantially all the assets of the Partnership. The Agreement required the Partnership to enter into one or more binding sales contracts for the assets of each station, satisfactory to the Banks, on or before June 30, 1995. During the latter part of 1994, the Partnership contracted the services of Media Venture Partners for the purpose of marketing the stations. On January 4, 1996, the Partnership sold the assets of the Station. (Note 8).

6.  TRANSACTIONS WITH RELATED PARTIES
    The Partnership pays various operating and non-operation expenses on behalf of the Station. These expenses have been allocated for the year ended December 31, 1995. The Station is allocated a portion of management fees and expenses in the amount of approximately $90,000 to RP Television for financial support services such as accounting. Additionally, the Station transfers excess cash to the Partnership's headquarters. Excess cash transferred was $2,200,000 for the year ended December 31, 1995. This money is primarily used for principal and interest payments on the Partnership's debt obligations.

7.  PENSION PLAN
    Effective January 1, 1993, the defined contribution pension plan was converted to a 401(k) salaried deferral plan, covering substantially all employees, with a Partnership profit sharing contribution of 3 1/2 percent of the participants' salary per annum. Annual contributions aggregating approximately $53,803 were made to the Plan during 1995.

8.  SUBSEQUENT EVENT
    On January 4, 1996, the Partnership sold the assets of WRDW-TV to Gray Communication Systems, Inc., for approximately $34 million plus an amount equal to the excess of the current assets over the current liabilities assumed by the buyer, as defined in the Asset Purchase Agreement.

INDEPENDENT AUDITORS' REPORT

To the Partners' of
 Television Station Partners, L.P.:

    We have audited the accompanying balance sheets of WRDW-TV (an operating station of Television Station Partners, L.P.), (the "Station") as of December 31, 1994 and the related statements of income, partnership's equity, and cash flows for the years ended December 31, 1993 and 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Station as of December 31, 1994, and the results of their operations and their cash flows for the years ended December 31, 1993 and 1994 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
New York, New York
May 12, 1995

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
BALANCE SHEET
DECEMBER 31, 1994

                                                                                                         1994
                                                                                                     ------------

ASSETS
CURRENT ASSETS:

  Cash                                                                                                   $186,667
  Accounts receivable, net of allowance for doubtful accounts of approximately $131,000                 1,674,053
  Television film exhibition rights                                                                       874,495
  Prepaid and other current assets                                                                        158,279
                                                                                                     ------------
      Total current assets                                                                              2,893,494
PROPERTY, BUILDINGS AND EQUIPMENT-Net (NOTE 3):                                                         1,869,384
TELEVISION FILM EXHIBITION RIGHTS                                                                       3,168,509
INTANGIBLE ASSETS-Net                                                                                   4,280,350
                                                                                                     ------------
      TOTAL                                                                                           $12,211,737
                                                                                                     ------------
                                                                                                     ------------

LIABILITIES AND PARTNERSHIP'S EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses (NOTE 4)                                                         $592,493
  Obligations for television film exhibition rights (NOTE 5)                                              908,652
                                                                                                     ------------
      Total current liabilities                                                                         1,501,145
OBLIGATIONS FOR TELEVISION FILM EXHIBITION RIGHTS (NOTE 5)                                              3,300,170
COMMITMENTS AND CONTINGENCIES (NOTE 6)
PARTNERSHIP'S EQUITY (NOTES 1 AND 8)                                                                    7,410,422
                                                                                                     ------------
      Total                                                                                           $12,211,737
                                                                                                     ------------
                                                                                                     ------------

SEE NOTES TO FINANCIAL STATEMENTS.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1993 AND 1994

                                                                                          1993          1994
                                                                                      ------------  ------------
REVENUES:
  Broadcasting revenues                                                                 $7,933,825    $9,460,307
  Less:
    Advertising agency commissions                                                         943,174     1,158,952
    National sales representative commissions                                              194,516       255,379
                                                                                      ------------  ------------
      Total advertising agency and national sales representative commissions             1,137,690     1,414,331
                                                                                      ------------  ------------
      Net operating revenues                                                             6,796,135     8,045,976
                                                                                      ------------  ------------

OPERATING EXPENSES:
  Operating, technical and programming costs                                             2,555,795     2,958,364
  Selling, general and administrative                                                    2,126,770     2,434,477
  Depreciation                                                                             290,730       309,949
  Amortization of intangible assets                                                        151,620       151,620
                                                                                      ------------  ------------
      Total operating expenses                                                           5,124,915     5,854,410
                                                                                      ------------  ------------
INCOME BEFORE OTHER EXPENSES                                                             1,671,220     2,191,566
Other-expenses, net                                                                         77,408        54,570
                                                                                      ------------  ------------
NET INCOME                                                                              $1,593,812    $2,136,996
                                                                                      ------------  ------------
                                                                                      ------------  ------------

SEE NOTES TO FINANCIAL STATEMENTS.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
STATEMENTS OF PARTNERSHIP'S EQUITY
YEARS ENDED DECEMBER 31, 1993 AND 1994

                                                     PARTNERSHIP'S
                                                        EQUITY
                                                    ---------------
BALANCE, JANUARY 1, 1993                                 $7,829,582
  Net income                                              1,593,812
  Transfer to Television Station Partners, L.P.          (1,909,588)
                                                    ---------------
BALANCE, DECEMBER 31, 1993                                7,513,806
  Net income                                              2,136,996
  Transfer to Television Station Partners, L.P.          (2,240,380)
                                                    ---------------
BALANCE, DECEMBER 31, 1994                               $7,410,422
                                                    ---------------
                                                    ---------------

SEE NOTES TO FINANCIAL STATEMENTS.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1993 AND 1994

                                                                                          1993          1994
                                                                                      ------------  ------------
CASH FLOW FROM OPERATING ACTIVITIES
  Net income                                                                            $1,593,812    $2,136,996
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                        1,355,485     1,345,658
    Provision for bad debt                                                                  24,800        62,000
    Net trade barter revenue                                                               (15,850)      (30,105)
    Gain on sale of property and equipment                                                  (1,137)         (400)
    Changes in operating assets and liabilities:
      Accounts receivable                                                                 (413,414)     (173,216)
      Prepaid and other assets                                                             (51,535)      (34,480)
      Accounts payable and accrued expenses                                                155,264         2,443
      Payments of obligations for television film exhibition rights                     (2,645,344)   (3,048,878)
                                                                                      ------------  ------------
      Net cash provided by operating activities                                              2,081       260,018
                                                                                      ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment                                               9,470           400
  Capital expenditures                                                                    (230,718)     (176,374)
                                                                                      ------------  ------------
      Net cash used in investing activities                                               (221,248)     (175,974)
                                                                                      ------------  ------------
NET INCREASE (DECREASE) IN CASH                                                           (219,167)       84,044

CASH, BEGINNING OF YEAR                                                                    321,790       102,623
                                                                                      ------------  ------------

CASH, END OF YEAR                                                                         $102,623      $186,667
                                                                                      ------------  ------------
                                                                                      ------------  ------------

SUPPLEMENTAL INFORMATION:
  Cash transferred to Television Station Partners, L.P.                                 $2,075,000    $2,417,500
                                                                                      ------------  ------------
                                                                                      ------------  ------------
SUPPLEMENTAL DISCLOSURE OF NONCASH OPERATING, INVESTING AND FINANCIAL ACTIVITIES:
  Television film exhibition obligations of $1,969,210 and 3,112,615 in 1993 and
   1994, respectively, were incurred when the Station entered into contracts for film exhibition rights.
  Property and equipment totaling $15,850 and $30,105 was acquired in 1993 and 1994, respectively, in exchange for advertising time.

SEE NOTES TO FINANCIAL STATEMENTS.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993 AND 1994

1.  STATION ORGANIZATION AND BASIS OF PRESENTATION

    WRDW-TV (the "Station") is a commercial television station located in North Augusta, South Carolina. The Station is owned and operated by Television Station Partners, L.P. (the "Partnership") since July 7, 1989, as one of four commercial television stations owned by the Partnership. The Partnership is a Delaware limited partnership which was organized on May 24, 1989 for the sole purpose of acquiring, owning, operating and, at such time as GP Station Partners (the "general partner" of the Partnership) determines is appropriate, reselling or otherwise disposing of its television stations.

    The Station was acquired by the Partnership on July 7, 1989 pursuant to an Exchange Agreement dated May 24, 1989 between the Partnership and Television Station Partners, a New York partnership ("TSP"). The Exchange Agreement provided for the transfer to the partnership of all of TSP's assets in exchange for all of the units of partnership interest in the Partnership, followed by the liquidation and distribution of those units to the partners of TSP. For tax and accounting purposes, the Partnership has been treated as a continuation of TSP. The Station has been operated by TSP since March 23, 1983.

    The financial statements of the Station are prepared on the accrual basis of accounting, and include only those assets, liabilities, and results of operations that relate to the business of the Station.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    TELEVISION FILM EXHIBITION RIGHTS -- Television film exhibition rights relating to films which are currently available for telecasting are recorded at the gross cost method when purchased and amortized using the straight-line method over the greater of the license period or usage. Television film exhibition rights are classified based upon the portion of the unamortized balance expected to be broadcast within the current year.

    PROPERTY, BUILDINGS AND EQUIPMENT -- Property, buildings and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally by the straight-line method over the estimated useful lives of the assets. Any gains or losses realized on disposition are reflected in operations. Maintenance and repairs, as well as minor renewals and betterments, are charged to operating expenses directly as incurred.

    INTANGIBLE ASSETS -- Intangible assets are comprised principally of Federal Communications Commission licenses and network affiliation agreements and are amortized on the straight-line basis, primarily over 40 years.
    Intangible assets are periodically evaluated for impairments using a measurement of fair value, calculated at the current market multiple times operating income. The current market value multiple used at December 31, 1994 was 8.5 times.

    TRADE/BARTER TRANSACTIONS -- Trade/barter transactions involve the exchange of advertising time for products and/or services and are recorded based on the fair market value of the products and/or services received. Revenue is recorded when advertising schedules air, and expense is recognized when products and/or services are used.

    INCOME TAXES -- No income tax provision has been included in the financial statements since income or loss of the Station is required to be reported by the partners of the Partnership on their respective income tax returns.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1993 AND 1994

3.  PROPERTY, BUILDINGS AND EQUIPMENT
    The major classes of property, buildings and equipment are as follows:

                                                                                         DECEMBER 31,
                                                                                             1994
                                                                                        ---------------
Land                                                                                           $190,000
Buildings and Tower                                                                           2,043,123
Automobiles                                                                                     153,378
Furniture and fixtures                                                                        5,994,475
Machinery and equipment                                                                       1,637,285
                                                                                        ---------------
                                                                                             10,018,261
Less accumulated depreciation                                                                 8,148,877
                                                                                        ---------------
                                                                                             $1,869,384
                                                                                        ---------------
                                                                                        ---------------

4.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES
    Accounts payable and accrued expenses consist of the following:

                                                                                         DECEMBER 31,
                                                                                             1994
                                                                                        ---------------
Accounts payable                                                                                $99,042
Accrued state taxes                                                                              25,126
Accrued payroll, commissions, and bonuses                                                       133,473
Other accrued expenses                                                                          334,852
                                                                                        ---------------
                                                                                               $592,493
                                                                                        ---------------
                                                                                        ---------------

5.  OBLIGATIONS FOR TELEVISION FILM EXHIBITION RIGHTS
    Obligation for television film exhibition rights at December 31, 1994 are as follows:

YEAR ENDING DECEMBER 31                                                                       AMOUNT
- -----------------------------------------------------------------------------------------  ------------
1995                                                                                           $908,652
1996                                                                                            907,886
1997                                                                                            822,655
1998                                                                                            736,849
1999                                                                                            539,332
Thereafter                                                                                      293,448
                                                                                           ------------
                                                                                              4,208,822
Current portion                                                                                 908,652
                                                                                           ------------
Long-term obligations                                                                        $3,300,170
                                                                                           ------------
                                                                                           ------------

6.  COMMITMENTS AND CONTINGENCIES

    LITIGATION -- In March 1990, a suit was commenced in the Superior Court of California, County of Alameda, against the Partnership, GP Station Partners, and certain individuals, in connection with the July 1989 transaction in which the assets of TSP were transferred to the Partnership and the Partnership distributed to the partners a major portion of the proceeds of a $72 million borrowing. The plaintiffs in the suit sought rescission of the asset transfer, the return by the

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1993 AND 1994

6. COMMITMENTS AND CONTINGENCIES (CONTINUED) general partner of all cash distributions made from the $72 million borrowing, damages and other relief. The suit was subsequently dismissed on the grounds that the California courts were an inconvenient forum.

    On April 8, 1992, the plaintiffs in the California suit and another plaintiff commenced an action in the United States District Court for the Southern District of New York against GP Station Partners and each of its general partners. The action, which the plaintiffs purported to bring individually and as representatives of the limited partners, sought damages and other relief. The Partnership Agreement contains exculpation and indemnification provisions relating to claims against GP Station Partners and its affiliates. In November 1992 the action was settled and discontinued following the court's denial of the plaintiff's motion for class certification. The settlement agreement provided for an exchange of general releases and for payment to the original plaintiffs of an amount equal to their share of the July 1989 distribution to partners (which the original Television Station Partners had been escrowing pending the outcome of the litigation), plus accrued interest, and those plaintiffs also agreed to waive all rights to any further distribution and to relinquish their interest in the Partnership without further consideration. No amount will be payable to the other plaintiff in the action. The agreement also provides for payment of $75,000 to the plaintiffs' counsel as partial reimbursement of legal fees and expenses incurred in prosecuting the action. As part of the settlement, the limited partners' original investment of $203,000, plus interest of approximately $63,000 was paid. As a result of the litigation, the Partnership incurred legal fees of approximately $579,000.

    The Station is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial statements of the Station.

    DEBT -- At December 31, 1994 the Partnership had $71,900,000 of principal indebtedness outstanding under an Amended and Restated Credit Agreement (the "Agreement"). The Agreement is secured by a first lien on substantially all the assets of the Partnership. The Agreement requires the Partnership to enter into one or more binding sales contracts for the assets of each station, satisfactory to the Banks, on or before June 30, 1995. During the latter part of 1994, the Partnership contracted the services of Media
    Venture Partners for the purpose of marketing the stations. In February 1995, the Partnership signed letters of intent for the sale of the assets of each station. (Note 9)

7.  TRANSACTIONS WITH RELATED PARTIES

    The Partnership pays various operating and non-operating expenses on behalf of the Station. These expenses totaled approximately $165,000 and $177,000 for the years ended December 31, 1993 and 1994, respectively. Additionally, the Station transfers excess cash to the Partnership's headquarters. Excess cash transferred was $1,909,588 and $2,240,380 for the years ended December 31, 1993 and 1994, respectively. This money is primarily used for principal and interest payments on the Partnership's debt obligations.

WRDW-TV
(AN OPERATING STATION OF TELEVISION STATION PARTNERS, L.P.)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1993 AND 1994

8.  PENSION PLAN
    Effective January 1, 1993, the defined contribution pension plan was converted to a 401(k) salaried deferral plan with a Partnership profit sharing contribution of 3 1/2 percent of the participants' salary per annum. Annual contributions aggregating approximately $40,585 and $57,314 were made to the Plan during 1993 and 1994, respectively.

9.  SUBSEQUENT EVENT
    On February 10, 1995, the Partnership signed a letter of intent for the sale of the assets of WRDW-TV for approximately $34 million, plus an amount equal to the excess of the current assets over the current liabilities assumed by the buyer, as defined in the Asset Purchase Agreement, if applicable, to be paid in cash at the closing of the sale.

                       BROADCASTING AND PAGING OPERATIONS
                                       OF
                              JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                      CONDENSED BALANCE SHEETS (UNAUDITED)


                                                    --------------------------------
                                                       DECEMBER 31,
                                                               1995    JUNE 30, 1996
                                                    ---------------  ---------------
                                       ASSETS
Current assets:
  Cash and cash equivalents                                $620,015         $662,576
  Accounts receivable, less allowance for doubtful
   accounts of $49,000 and $53,500, respectively          5,152,778        5,188,446
  Program broadcast rights, current portion                 919,281          924,281
  Other current assets                                      347,785          337,452
                                                    ---------------  ---------------
                                                          7,039,859        7,112,755
Property and equipment, net                              10,492,583        9,985,084
Goodwill and other intangibles                            9,454,775        9,096,855
Program broadcast rights, less current portion              575,111          111,230
                                                    ---------------  ---------------
                                                         10,029,886        9,208,085
                                                    ---------------  ---------------
                                                        $27,562,328      $26,305,924
                                                    ---------------  ---------------
                                                    ---------------  ---------------

                           LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Accounts payable and accrued expenses                    $365,468         $308,308
  Program broadcast obligations, current portion            921,579          458,353
  Deferred paging service income                            833,264          975,000
  Current portion of long-term debt                       1,389,931        1,473,681
  Other current liabilities                                 907,345          995,901
                                                    ---------------  ---------------
                                                          4,417,587        4,211,243
Long-term debt                                            3,419,918        2,560,175
Program broadcast obligations, less current
 portion                                                    345,140          213,906
Minority interest                                           585,768          654,918
Commitments and contingencies
Owner's equity                                           18,793,915       18,665,682
                                                    ---------------  ---------------
                                                        $27,562,328      $26,305,924
                                                    ---------------  ---------------
                                                    ---------------  ---------------


           See accompanying notes to condensed financial statements.

                       BROADCASTING AND PAGING OPERATIONS
                                       OF
                              JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   CONDENSED STATEMENTS OF INCOME (UNAUDITED)


                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                               1995             1996
                                                    ---------------  ---------------
  Revenues:
    Broadcast revenues, net                              $9,977,857      $10,444,960
    Paging operations                                     2,422,911        2,743,524
    Production and other revenues                           796,437          900,731
                                                    ---------------  ---------------
                                                         13,197,205       14,089,215
                                                    ---------------  ---------------
  Expenses:
    Operating, technical and programming                  2,641,775        2,805,292
    Selling, general and administrative                   3,636,715        4,035,891
    Amortization of program broadcast rights                422,408          463,890
    Depreciation and amortization                         1,435,474        1,530,027
    Pension credit (NOTE 2)                                (224,500)        (113,000)
    Management fees                                       1,538,720          734,502
                                                    ---------------  ---------------
                                                          9,450,592        9,456,602
                                                    ---------------  ---------------
                                                          3,746,613        4,632,613
  Interest                                                  222,592          158,491
  Other expense, net                                          4,862            4,744
                                                    ---------------  ---------------
  Income before minority interests                        3,519,159        4,469,378
  Minority interests                                       (256,219)        (296,387)
                                                    ---------------  ---------------
  Net income                                             $3,262,940       $4,172,991
                                                    ---------------  ---------------
                                                    ---------------  ---------------
  Supplemental pro-forma net income
    Net income, as above                                 $3,262,940       $4,172,991
    Pro-forma provision for income tax expense           (1,239,900)      (1,585,700)
                                                    ---------------  ---------------
  Pro-forma net income                                   $2,023,040       $2,587,291
                                                    ---------------  ---------------
                                                    ---------------  ---------------


           See accompanying notes to condensed financial statements.

                       BROADCASTING AND PAGING OPERATIONS
                                       OF
                              JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                               1995             1996
                                                    ---------------  ---------------
OPERATING ACTIVITIES:
Net income                                               $3,262,940       $4,172,991
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                           1,435,474        1,530,027
  Gain (loss) on disposition of fixed assets                 44,011          179,264
  Amortization of program broadcast rights                  422,408          463,890
  Payments of program broadcast rights obligations         (464,553)        (591,960)
  Minority interests                                        256,219          296,387
Changes in operating assets and liabilities:
  Accounts receivable                                      (437,692)         (35,668)
  Other current assets                                     (283,242)           2,833
  Accounts payable and accrued expenses                    (183,408)         (57,160)
  Other current liabilities                                 (43,074)          88,556
  Deferred paging income                                    127,078          141,736
                                                    ---------------  ---------------
Net cash provided by operating activities                 4,136,161        6,190,896
Investing activities:
  Purchases of property and equipment                    (1,901,966)      (1,647,485)
  Proceeds from disposition of property and
   equipment                                                530,938          807,978
  Purchase of minority interest                          (1,780,794)              --
                                                    ---------------  ---------------
  Net cash used in investing activities                  (3,151,822)        (839,507)
Financing activities:
  Indebtedness:
    Borrowings                                            1,671,015          386,152
    Repayments                                           (2,538,371)      (1,162,145)
  Distributions to minority interests                      (186,384)        (342,130)
  Other                                                      (1,235)          (4,375)
  Payments to J.H. Phipps, Inc., net                        137,992       (4,186,330)
                                                    ---------------  ---------------
Net cash used in financing activities                      (916,983)      (5,308,828)
                                                    ---------------  ---------------
Increase (decrease) in cash and cash equivalents             67,356           42,561
  Cash and cash equivalents at beginning of period           95,210          620,015
                                                    ---------------  ---------------
  Cash and cash equivalents at end of period               $162,566         $662,576
                                                    ---------------  ---------------
                                                    ---------------  ---------------


           See accompanying notes to condensed financial statements.

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
              NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements of the Broadcasting and Paging Operations of John H. Phipps, Inc. (the "Phipps Business") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1996, are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the annual financial statements and footnotes thereto of the Phipps Business included herein.


NOTE 2 -- EMPLOYEE BENEFIT PLANS

    Management of J.H. Phipps, Inc. has elected to terminate the defined benefit pension plan effective March 31, 1996 subject to obtaining approval from the appropriate regulatory agencies.

NOTE 3 -- SALE OF PHIPPS BUSINESS

    Pursuant to an agreement dated December 15, 1995 as amended March 15, 1996, Gray Communications Systems, Inc. ("Gray") agreed to purchase substantially all of the assets and assume certain liabilities and commitments of certain operations owned by J.H. Phipps, Inc. ("Phipps"). The operations include (i) two CBS affiliates-a VHF television station (WCTV-TV located in Tallahassee, Florida), and 74.5% interest in a UHF television station (WKXT-TV located in Knoxville, Tennessee), (the "Broadcast Operations"); and (ii) a portable communications and paging service business (the "Paging Operations"), with operations in three southeastern states (collectively referred to as the "Broadcasting and Paging Operations"). The purchase is subject to regulatory approval.


    At June 30, 1996, a Phipps subsidiary held the 74.5% interest in the partnership that owns WKXT-TV (the "Knoxville Partnership"). The Knoxville Partnership's remaining 25.5% interest is owned by four limited partners and their ownership is shown as "minority interests" in the accompanying financial statements. Gray, in separate agreements, has also agreed to purchase the limited partners' interests.


    Phipps also owns and operates other businesses which are not being purchased by Gray. The condensed financial statements are intended to present the Broadcasting and Paging Operations which are to be acquired by Gray pursuant to the letter of intent described above and do not include the other operations of Phipps.

    The condensed financial statements are derived from the historical books and records of Phipps and do not give effect to any purchase accounting adjustments which Gray may record as a result of its acquisition. Certain current liabilities and long-term debt on the accompanying balance sheets will not be assumed by Gray. Such liabilities will be retained by Phipps or retired at the closing date of the acquisition by Gray.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
John H. Phipps, Inc.

    We have audited the accompanying balance sheets of the Broadcasting and Paging Operations of John H. Phipps, Inc. (see Note 1) as of December 31, 1994 and 1995 and the related statements of operations and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the management of John H. Phipps, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Broadcasting and Paging Operations of John H. Phipps, Inc. at December 31, 1994 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Atlanta,Georgia
February 19, 1996

                       BROADCASTING AND PAGING OPERATIONS
                                       OF
                              JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                                 BALANCE SHEETS

                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
                                       ASSETS
Current assets:
  Cash and cash equivalents                                 $95,210         $620,015
  Accounts receivable, less allowance of $49,000
   for each year                                          4,474,754        5,152,778
  Program broadcast rights, current portion                 521,921          919,281
  Other current assets                                      329,343          347,785
                                                    ---------------  ---------------
      Total current assets                                5,421,228        7,039,859
Program broadcast rights, excluding current
 portion                                                    579,561          575,111
Property and equipment, net (NOTE 3)                     10,720,196       10,492,583
Goodwill and other intangibles (NOTE 3)                   8,576,721        9,454,775
                                                    ---------------  ---------------
      Total assets                                      $25,297,706      $27,562,328
                                                    ---------------  ---------------
                                                    ---------------  ---------------

                           LIABILITIES AND OWNER'S EQUITY

Current liabilities:
  Accounts payable and accrued expenses                    $467,300         $365,468
  Program broadcast obligations, current portion            722,676          921,579
  Deferred paging service income                            579,109          833,264
  Current portion of long-term debt (NOTE 4)              1,206,483        1,389,931
  Other current liabilities                               1,025,042          907,345
                                                    ---------------  ---------------
    Total current liabilities                             4,000,610        4,417,587
Long-term debt, less current portion (NOTE 4)             4,858,433        3,419,918
Program broadcast obligations, less current
 portion                                                    245,421          345,140
Commitment and contingencies (NOTES 9 AND 10)
Minority interests                                          728,293          585,768
Owner's equity                                           15,464,949       18,793,915
                                                    ---------------  ---------------
      Total liabilities and owner's equity              $25,297,706      $27,562,328
                                                    ---------------  ---------------
                                                    ---------------  ---------------

                            See accompanying notes.

                       BROADCASTING AND PAGING OPERATIONS
                                       OF
                              JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                              STATEMENTS OF INCOME

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
  Revenues:
    Broadcast revenues, net (NOTE 3)                    $17,963,667      $20,209,523      $20,768,121
    Paging operations                                     3,787,946        4,276,640        4,897,522
    Production and other revenues                         1,496,417        1,314,779        1,655,940
                                                    ---------------  ---------------  ---------------
                                                         23,248,030       25,800,942       27,321,583
                                                    ---------------  ---------------  ---------------
  Expenses:
    Operating, technical and programming                  5,221,729        5,306,801        5,449,435
    Selling, general and administrative                   6,919,769        7,056,510        7,693,715
    Amortization of program broadcast rights              1,552,438        1,021,395          844,815
    Depreciation and amortization                         2,835,966        2,672,209        3,120,442
    Pension credit (NOTE 5)                                (431,000)        (409,000)        (449,000)
    Management fees (NOTE 7)                              2,462,195        2,485,423        3,280,354
                                                    ---------------  ---------------  ---------------
                                                         18,561,097       18,133,338       19,939,761
                                                    ---------------  ---------------  ---------------
                                                          4,686,933        7,667,604        7,381,822
  Interest                                                  631,333          479,852          498,714
  Other (income) expense, net                               (15,765)        (666,657)         (12,526)
                                                    ---------------  ---------------  ---------------
  Income before minority interests                        4,071,365        7,854,409        6,895,634
  Minority interests                                       (140,586)        (635,302)        (547,045)
                                                    ---------------  ---------------  ---------------
  Net income                                             $3,930,779       $7,219,107       $6,348,589
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------
  Supplemental unaudited pro-forma information
   (NOTE 6):
    Net income, as above                                 $3,930,779       $7,219,107       $6,348,589
    Pro-forma provision for income tax expense           (1,500,300)      (2,743,300)      (2,412,500)
                                                    ---------------  ---------------  ---------------
  Pro-forma net income                                   $2,430,479       $4,475,807       $3,936,089
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                            See accompanying notes.

                       BROADCASTING AND PAGING OPERATIONS
                                       OF
                              JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                            STATEMENTS OF CASH FLOWS

                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
OPERATING ACTIVITIES:
Net income                                               $3,930,779       $7,219,107       $6,348,589
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                           2,835,966        2,672,209        3,120,442
  Gain on disposition of fixed assets                       (13,408)        (665,047)          (9,023)
  Amortization of program broadcast rights                1,552,438        1,021,395          844,815
  Payments of program broadcast rights obligations       (1,072,008)        (863,344)        (931,004)
  Minority interests                                        140,586          635,302          547,045
Changes in operating assets and liabilities:
  Accounts receivable                                        40,092         (396,373)        (678,024)
  Other current assets                                      (12,091)         (90,846)         (18,442)
  Accounts payable and accrued expenses                    (292,863)        (206,137)        (101,832)
  Other current liabilities                                 219,336          277,681         (117,697)
  Deferred paging income                                     68,136          204,356          254,155
                                                    ---------------  ---------------  ---------------
  Net cash provided by operating activities               7,396,963        9,808,303        9,259,024
                                                    ---------------  ---------------  ---------------
INVESTING ACTIVITIES:
  Purchases of minority interests                               -0-         (818,000)      (1,780,794)
  Purchases of property and equipment                    (3,537,592)      (3,353,068)      (3,187,596)
  Proceeds from disposition of property and
   equipment                                                584,187        1,665,504        1,140,520
                                                    ---------------  ---------------  ---------------
  Net cash used in investing activities                  (2,953,405)      (2,505,564)      (3,827,870)
                                                    ---------------  ---------------  ---------------
FINANCING ACTIVITIES:
Indebtedness:
  Borrowings                                              6,266,780        5,761,977        3,422,586
  Repayments                                             (7,421,873)      (6,239,305)      (4,677,653)
  Distributions to minority interests                      (495,150)        (539,596)        (505,532)
  Other                                                     134,536         (156,475)        (126,128)
  Payments to J.H. Phipps, Inc., net                     (2,901,945)      (6,060,036)      (3,019,622)
                                                    ---------------  ---------------  ---------------
  Net cash used in financing activities                  (4,417,652)      (7,233,435)      (4,906,349)
                                                    ---------------  ---------------  ---------------
  Increase in cash and cash equivalents                      25,906           69,304          524,805
  Cash and cash equivalents at beginning of year                -0-           25,906           95,210
                                                    ---------------  ---------------  ---------------
  Cash and cash equivalents at end of year                  $25,906          $95,210         $620,015
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

                            See accompanying notes.

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1.  BASIS OF PRESENTATION
    Pursuant to a letter of intent dated December 15, 1995, Gray Communications Systems, Inc. ("Gray") agreed to purchase substantially all of the assets and assume certain liabilities and commitments of certain operations owned by J.H. Phipps, Inc. ("Phipps"). The operations include (i) two CBS affiliates-a VHF television station (WCTV-TV located in Tallahassee, Florida), and 74.5% interest in a VHF television station (WKXT-TV located in Knoxville, Tennessee), (the "Broadcast Operations"); and (ii) a portable communications and paging service business (the "Paging Operations"), with operations in three southeastern states (collectively referred to as the "Broadcasting and Paging Operations"). The purchase is subject to regulatory approval.

    At December 31, 1995, a Phipps subsidiary held the 74.5% interest in the partnership that owns WKXT-TV (the "Knoxville Partnership"). The Knoxville Partnership's remaining 25.5% interest is owned by four limited partners and their ownership is shown as "minority interests" in the accompanying financial statements. Gray, in separate agreements, has also agreed to purchase the limited partners' interests. Phipps' ownership of the Knoxville Partnership has increased, from 65.8% during 1993 to the 74.5% ownership interest at December 31, 1995, through purchases of certain minority interests for approximately $818,000 in 1994 and approximately $1.78 million in 1995. Goodwill recorded related to these acquisitions of minority interests was approximately $200,000 and $1.78 million in 1994 and 1995, respectively.

    Phipps also owns and operates other businesses which are not being purchased by Gray. The accompanying financial statements are intended to present the Broadcasting and Paging Operations which are to be acquired by Gray pursuant to the letter of intent described above and do not include the other operations of Phipps.

    The accompanying financial statements are derived from the historical books and records of Phipps and do not give effect to any purchase accounting adjustments which Gray may record as a result of its acquisition. Certain current liabilities and long-term debt on the accompanying balance sheets will not be assumed by Gray. Such liabilities will be retained by Phipps or retired at the closing date of the acquisition by Gray.

2.  ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Broadcasting revenues are recognized as the related advertising broadcast services are rendered. Agency commissions are deducted from gross revenue, reflecting the net amount due for broadcast services. Revenues from paging and communications services are recognized over the applicable service period. Revenues from mobile broadcasting contracts are recognized as services are provided.

CONCENTRATION OF CREDIT RISK

    The Broadcast Operations provide advertising air time to national, regional and local advertisers within the geographic areas in which the Broadcast Operations operate. Credit is extended based on an evaluation of the customer's financial condition, and generally advance payment is not required. The Paging Operations provide services to individuals and corporate customers in three southeastern

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  ACCOUNTING POLICIES (CONTINUED)
states. Such services are generally billed in advance. Credit losses for the Broadcasting and Paging Operations are provided for in the financial statements and consistently have been within management's expectations.

BARTER ARRANGEMENTS

    The Broadcasting and Paging Operations, in the ordinary course of business, provide services and advertising air time to certain customers in exchange for products or services. In addition, the Broadcasting Operations provide air time to certain program syndicators in exchange for program licenses or reductions in program license fees. Barter transactions are recorded on the basis of the estimated fair market value of the products or services received. Revenue is recognized as the related advertising is broadcast and expenses are recognized when the merchandise or services are received or utilized.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include cash on deposit with banks. Deposits with banks are generally insured in limited amounts. All liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents.

PROGRAM BROADCAST RIGHTS

    Rights to programs available for broadcast are initially recorded at the amounts of total license fees payable under the license agreements and are charged to operating expense on the basis of total programs available for use on the straight-line method. The portion of the unamortized balance expected to be charged to operating expense in the succeeding year is classified as a current asset, with the remainder classified as a noncurrent asset. The liability for program broadcast rights is classified as current or long-term, in accordance with the payment terms of the various licenses. The liability is not discounted for imputation of interest.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful life of the assets for financial reporting purposes and by accelerated methods for income tax purposes.

INTANGIBLE ASSETS

    Intangible   assets  are  stated  at  cost   and  are  amortized  using  the
straight-line method. Goodwill is amortized over 15 to 40 years. Intangible assets other than goodwill, which include broadcasting licenses, network affiliation agreements, and other intangibles carried at an allocated cost based on appraisals are amortized over 15 years. Loan acquisition fees are amortized over the life of the specific agreement.

    In the event that facts and circumstances indicate that the goodwill or other intangibles may be impaired, an evaluation of continuing value would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with this asset would be compared to its carrying amount to determine if a write down to fair market value or discounted cash flow value is required.

INTEREST SWAP

    The Knoxville Partnership had an interest rate swap agreement to modify the interest characteristics of a portion of its outstanding debt (see Note 4. INDEBTEDNESS). The agreement, which expired during 1995, involved the exchange of amounts based on a fixed interest rate for amounts based on variable interest rates over the life of the agreement without an exchange of the notional amount upon

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  ACCOUNTING POLICIES (CONTINUED)
which the payments are based. The differential to be paid or received as interest rates changed was accrued and recognized as an adjustment of interest expense related to the debt (the accrual accounting method). Interest expense (income) adjustments resulting from the interest rate swap were $44,385 in 1993, $(986) in 1994 and $(2,805) in 1995.

STOCK BASED COMPENSATION

    Phipps accounted for its stock Appreciation Rights Plan (see Note 7. PHIPPS' CORPORATE ALLOCATIONS) in accordance with APB Opinion No 25, Accounting for Stock Issued to Employees and related interpretations.

INCOME TAXES

    Phipps and its subsidiaries file a consolidated federal income tax return and separate state tax returns. The operating results of the Knoxville Partnership are included in the income tax returns of Phipps based on their percentage ownership. All states where the Broadcast and Paging Operations are located have taxes based on income. Income tax expense for the Broadcasting and Paging Operations are not presented in the accompanying financial statements as such amounts are computed and paid by Phipps. Pro-forma federal and state income taxes for the Broadcast and Paging Operations are calculated on a pro-forma, separate return basis (see Note 6. PRO-FORMA INCOME TAXES).

FAIR VALUES OF FINANCIAL INSTRUMENTS

    Phipps has adopted FASB Statement No. 107, "Disclosure about Fair Value of Financial Instruments", which requires disclosure of fair value, to the extent practical, of certain of Phipps' financial instruments. The fair value amounts do not necessarily represent the amount that could be realized in a sale or settlement. Phipps' financial instruments are comprised principally of an interest rate swap and long-term debt.

    The estimated fair value of long-term bank debt at December 31, 1995 approximates book value since, in management's opinion, such obligations are subject to fluctuating market rates of interest and can be settled at their face amounts. The Company does not anticipate settlement of long-term debt at other than book value and currently intends to hold such financial instruments through maturity.

    The  fair value of other financial  instruments classified as current assets
or  liabilities  approximate  their  carrying  values  due  to  the   short-term
maturities of these instruments.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In March 1995, the FASB issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("Statement 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairments are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Phipps does not believe that the adoption of Statement 121 will have a material impact on Phipps' financial position.

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.  SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION

    Major classifications of property and equipment and their estimated useful lives are summarized as follows (in thousands):


                                                    -------------------------------------------------
                                                          ESTIMATED
                                                       USEFUL LIVES            DECEMBER 31,
CLASSIFICATION                                              (YEARS)             1994             1995
- --------------------------------------------------  ---------------  ---------------  ---------------
Land                                                                            $593             $593
Buildings and improvements                                       40            2,630            3,104
Broadcasting equipment and furniture                           5-20           15,440           14,567
Communications and paging equipment                             5-7            4,561            4,739
                                                                     ---------------  ---------------
                                                                              23,224           23,003
Less accumulated depreciation                                                (12,504)         (12,510)
                                                                     ---------------  ---------------
                                                                             $10,720          $10,493
                                                                     ---------------  ---------------
                                                                     ---------------  ---------------


    The composition of intangible assets was as follows (in thousands):


                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
Goodwill                                                     $3,050           $4,663
Broadcast licenses and network affiliation
 agreements                                                   6,162            6,162
Other                                                           812              812
Accumulated amortization                                     (1,447)          (2,182)
                                                    ---------------  ---------------
                                                             $8,577           $9,455
                                                    ---------------  ---------------
                                                    ---------------  ---------------


    The composition of other current liabilities is as follows (in thousands):


                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
Customer deposits                                               $63              $85
Accrued bonuses                                                 163              265
Other compensation related accruals                             404              439
Other                                                           395              118
                                                    ---------------  ---------------
                                                             $1,025             $907
                                                    ---------------  ---------------
                                                    ---------------  ---------------


    The Broadcast Operations' revenues are presented net of agency commissions as follows (in thousands):


                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Broadcast revenues, gross                                   $20,523          $23,131          $23,767
Agency commissions                                           (2,559)          (2,921)          (2,999)
                                                    ---------------  ---------------  ---------------
Broadcast revenues, net                                     $17,964          $20,210          $20,768
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.  SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION (CONTINUED)

    Components of "Other (income) expense, net" are as follows (in thousands):


                                                    -------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31,
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Interest income                                                 $(2)             $(2)             $(4)
Gain on sale of assets                                          (14)            (665)              (9)
                                                    ---------------  ---------------  ---------------
                                                               $(16)           $(667)            $(13)
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

4.  INDEBTEDNESS

    A summary of indebtedness is as follows (in thousands):


                                                    --------------------------------
                                                              DECEMBER 31,
                                                               1994             1995
                                                    ---------------  ---------------
Bank Credit Agreement:
  Revolving credit loan                                        $302             $498
  Term loan                                                   4,500            3,202
Partnership Note Payable                                        744              725
PortaPhone Acquisition Debt                                     518              385
                                                    ---------------  ---------------
                                                              6,064            4,810
Less current portion                                         (1,206)          (1,390)
                                                    ---------------  ---------------
                                                             $4,858           $3,420
                                                    ---------------  ---------------
                                                    ---------------  ---------------

BANK CREDIT AGREEMENT

    The Knoxville Partnership has a bank credit agreement (the "Bank Credit Agreement") which provides a term loan and a revolving credit facility. The loan has provisions which, among other things, requires that the loan be redeemed in the event of a change in control.

    Under the terms of the Bank Credit Agreement, the Knoxville Partnership may, at its option, have a Base Rate Advance or LIBOR (London Interbank Official
Rate) Advance, as specified by the bank in the notice of borrowing. Base Rate Advances and LIBOR Advances may be outstanding at the same time with Base Rate Advances bearing interest at the bank's index rate (8.5% at December 31, 1995), plus .25% or .50% as applicable based on the Partnership's leverage ratio. LIBOR Advances bear interest at the LIBOR (5.88% at December 31, 1995), plus 1.25% or 1.5% as applicable based on the Knoxville Partnership's leverage ratio. Base Rate Advances and LIBOR Advances totaled $0 and $3.7 million, respectively, at December 31, 1995.

    The Bank Credit Agreement contains numerous financial covenants and other affirmative covenants with regard to payment of distributions to partners, operating and capitalized leases, and acquisition of property. The advances are guaranteed by Phipps and collateralized by substantially all the Knoxville Partnership's assets. In connection with the Phipps guarantee, Phipps charged the Knoxville Partnership guaranty fees, classified as interest expense in the accompanying financial statements, of approximately $55,000 in 1993, $54,000 in 1994 and $42,000 in 1995.

PARTNERSHIP NOTE PAYABLE

    On  September  30,  1994,  Phipps  acquired  approximately  4.2%  additional ownership interest in the Knoxville Partnership from a limited partner. The total amount to be paid to the former limited partner by the remaining partners is $2 million and is payable over 20 years at $100,000 a year. The

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.  INDEBTEDNESS (CONTINUED)
payment of this amount is guaranteed by the Knoxville Partnership. The first payment of $100,000 was made at the time the assignment was executed. Subsequent payments are due annually at September 30. The present value of the total purchase price at September 30, 1994 was $1,098,841 based on an interest factor of 7.46% compounded annually. Phipps Tennessee has recorded a liability of approximately $725,000 at December 31, 1995 for its portion of the outstanding balance.

PORTAPHONE ACQUISITION DEBT


    In connection with a 1988 asset acquisition, PortaPhone is required to pay the seller a consulting fee of $15,000 monthly for ten years. The liability for the monthly payments required under the agreement is recorded at a discounted present value in the accompanying financial statements.



    Future scheduled reductions of principal for indebtedness are as follows (in thousands):


Year Ended December 31
  1996                                              $         1,390
  1997                                                        1,155
  1998                                                        1,557
  1999                                                           81
  2000 and thereafter                                           627
                                                            -------
                                                    $         4,810
                                                            -------
                                                            -------

    Cash payments of net interest expense were approximately $339,000 in 1993, $449,000 in 1994 and $564,000 in 1995.

5.  EMPLOYEE BENEFIT PLANS

DEFINED BENEFIT PENSION PLAN

    Phipps has a defined benefit pension plan that covers substantially all its full-time employees. Benefits are based on years of service and each employee's compensation during the last ten years of employment (average final pay) up to a maximum of 50% of average final pay.

    Benefits become vested upon completion of five years of service. No vesting occurs until the employee has completed five years of service. Phipps' funding policy is to make the maximum contribution allowable by applicable regulations.

    Total pension credit for the Broadcasting and Paging Operations was ($431,000), ($409,000) and ($449,000) for 1993, 1994 and 1995, respectively.

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  EMPLOYEE BENEFIT PLANS (CONTINUED)

    The following summarizes information for all Phipps operations including the plan's funded status as of the plan's September 30 year end and assumptions used to develop the net periodic pension expense credit (in thousands).


                                                    -------------------------------
                                                             DECEMBER 31,
                                                         1993       1994       1995
                                                    ---------  ---------  ---------
Actuarial present value of accumulated benefit
 obligation is as follows:
  Vested                                               $3,691     $3,451     $4,348
  Other                                                   382        284        358
                                                    ---------  ---------  ---------
                                                       $4,073     $3,735     $4,706
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------
Plan assets at fair value, primarily common stocks
 and bonds                                             $9,582     $9,367    $10,206
Projected benefit obligation                           (4,993)    (4,419)    (5,568)
                                                    ---------  ---------  ---------
Plan assets in excess of projected benefit
 obligation                                             4,589      4,948      4,638
Unrecognized net loss                                     804        688      1,288
Unrecognized net asset                                 (3,394)    (3,149)    (2,904)
                                                    ---------  ---------  ---------
Pension asset                                          $1,999     $2,487     $3,022
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------


    The net pension credit included in the accompanying financial statements is calculated as follows (in thousands):


                                                    -------------------------------
                                                        YEAR ENDED DECEMBER 31,
                                                         1993       1994       1995
                                                    ---------  ---------  ---------
Service costs-benefits earned during the year            $168       $207       $144
Interest cost on projected benefit obligation             280        306        303
Actual return on plan assets                             (670)      (713)      (687)
Net amortization and deferral                            (209)      (209)      (209)
                                                    ---------  ---------  ---------
Net pension credit                                      $(431)     $(409)     $(449)
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------

    The assumptions used to develop the plan's funded status and expenses were as follows:

Assumptions:
  Discount rate                                        7.5%       8.5%       7.5%
  Expected long-term rate of return on assets          9.0%       9.0%       9.0%
  Estimated rate of increase in compensation
   levels                                              4.5%       4.5%       4.5%

401(K) PLAN

    The Company also sponsors two  401(k) plans which provide for  discretionary
employer   contributions  equal  to  25%  of  the  first  4%  of  an  employee's contribution. Contributions by Phipps to the plans are not material.

MANAGEMENT INCENTIVE BONUS PLAN

    Phipps maintains an incentive bonus plan in which managers participate in the performance of the division of Phipps which they manage. Eligible employees are selected by the Board of Directors,

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  EMPLOYEE BENEFIT PLANS (CONTINUED)
and the bonus formula is established and reviewed annually by the Board of Directors and key members of management. Bonuses are calculated in the year following the year earned, at which time one-half of the calculated bonus is paid as compensation. The remaining portion is deferred and earned by the employee over five years based on a vesting schedule adopted by the Board. Employees become eligible to receive payment of deferred amounts upon full vesting. Deferred amounts are recognized as an expense in the year earned. Expenses under this plan were approximately $128,000 in 1993, $170,000 in 1994 and $233,000 in 1995.

    Cumulative amounts vested for the Broadcasting and Paging Operations since the inception of the plan in 1990, total approximately $303,000 at December 31, 1995 and are included as a current liability in the accompanying financial statements.

6.  PRO-FORMA INCOME TAXES

    Pro-forma income tax expense differed from the amounts computed by applying the statutory federal income tax rate of 34% as a result of the following (in thousands):


                                                    -------------------------------
                                                        YEAR ENDED DECEMBER 31,
                                                         1993       1994       1995
                                                    ---------  ---------  ---------
Computed "expected" tax rate                        $   1,342  $   2,454  $   2,159
Increase resulting from:
  State income taxes                                      158        289        253
                                                    ---------  ---------  ---------
                                                    $   1,500  $   2,743  $   2,412
                                                    ---------  ---------  ---------
                                                    ---------  ---------  ---------

7.  PHIPPS' CORPORATE ALLOCATIONS
    Interest expense incurred by Phipps is allocated to the Broadcasting and Paging Operations based on specific borrowings. Such allocated interest expense totaled approximately $134,700 in 1993, $44,000 in 1994 and $64,500 in 1995.
Pension expense (credit)  is allocated  based on an  actuarial calculation  (see
Note 5. EMPLOYEE BENEFITS PLANS)

    The corporate operations and employees of Phipps provide certain services to the Broadcasting and Paging Operations including executive management, cash management, accounting, tax and other corporate services which are allocated to the operating units of Phipps. Corporate expenses of Phipps, including corporate officers salaries and related employee benefits (see Stock Appreciation Rights and Performance Incentive Agreement below), travel costs, and related support staff and operations, are allocated to the operating units of Phipps. The Broadcasting and Paging Operations were charged $2,462,195, $2,485,423, and $3,280,354 for these services during 1993, 1994 and 1995, respectively. In the opinion of Phipps management, these charges have been made on a basis which is reasonable, however, they are not necessarily indicative of the level of expenses which might have been incurred by the Broadcasting and Paging Operations on a stand-alone basis.

    Phipps maintains a Stock Appreciation Rights Plan and Performance Incentive Agreement for certain key corporate officers identified by the Board of
Directors. The expenses incurred for these plans are allocated to the Broadcasting and Paging Operations as part of the management fee allocation for Phipps' corporate expenses as discussed above. All amounts due under these plans were paid in December 1995. Compensation expense recorded for these plans in 1993, 1994 and 1995 was approximately $2,828,000, $2,458,000 and $2,861,000, respectively.

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

8.  SUMMARY ACTIVITY IN OWNER'S EQUITY
    Phipps provides centralized cash management for the Broadcasting and Paging Operations. Substantially all cash receipts are remitted to Phipps and substantially all disbursements are made by Phipps. There are no terms of settlement for interest charges on these intercompany accounts. The amounts due to/from Phipps are included as a part of owner's equity as the Broadcasting and Paging operations are not required to settle these amounts on a current basis.


    An analysis of the net transactions in the owner's equity accounts for each of the three years in the period ended December 31 is as follows (in thousands):


                                                    -------------------------------------------------
                                                               1993             1994             1995
                                                    ---------------  ---------------  ---------------
Balance of the beginning of year                            $13,276          $14,306          $15,465
  Payments to Phipps                                         (5,067)          (8,181)          (7,696)
  Phipps' purchase of minority interests                        -0-              -0-            1,781
  Phipps allocations                                          2,166            2,121            2,895
  Net earnings                                                3,931            7,219            6,349
                                                    ---------------  ---------------  ---------------
Balance at the end of year                                  $14,306          $15,465          $18,794
                                                    ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------

9.  LITIGATION
    At December 31, 1995, the Broadcast and Paging Operations are involved in various lawsuits arising in the normal course of their business. However, management believes that any potential losses that may occur from such lawsuits would be covered by insurance and the final outcome of these lawsuits will not have a material effect to the accompanying combined financial statements.

10. COMMITMENTS AND CONTINGENCIES

    Program   rights  payable  for  films   and  syndicated  series,  which  are
noninterest bearing, are due as follows at December 31, 1995 (in thousands):


1996                                                     $922
1997                                                      171
1998 and later                                            174
                                                    ---------
                                                       $1,267
                                                    ---------
                                                    ---------


    Payments related to commitments for films and syndicated series, rights which are not yet available for broadcast at December 31, 1995 are due as follows (in thousands):


1996                                                    $106
1997                                                     631
1998                                                     515
1999                                                     440
2000                                                     283
                                                  ----------
                                                      $1,975
                                                  ----------
                                                  ----------

    The Paging Operations lease office space, office equipment and paging network towers. The Broadcasting Operations lease land and broadcast towers. The operating leases with unaffiliated entities have various renewal options. Certain of the towers used in the Paging Operations are leased

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)

from Phipps. Written contracts do not exist for such leases but management has established that the leases are for five years and are renewable at the end of five years. Rental expense for operating leases was as follows (in thousands):


                                          ----------------------------------
                                                           OTHER
                                              PHIPPS     LESSORS       TOTAL
                                          ----------  ----------  ----------
Year Ended December 31
  1993                                           $58        $384        $442
  1994                                            64         316         380
  1995                                            83         385         468


    The minimum aggregate rentals under noncancelable operating leases are payable the lessors as follows (in thousands):


                                          ----------------------------------
                                                           OTHER
                                              PHIPPS     LESSORS       TOTAL
                                          ----------  ----------  ----------
Year Ended December 31
  1996                                          $118        $329        $447
  1997                                           122         240         362
  1998                                           125         190         315
  1999                                           129          61         190
  2000 and thereafter                            133          59         192
                                          ----------  ----------  ----------
                                                $627        $879      $1,506
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------

           BROADCASTING AND PAGING OPERATIONS OF JOHN H. PHIPPS, INC.
                             (THE PHIPPS BUSINESS)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


11. INFORMATION ON BUSINESS SEGMENTS (IN THOUSANDS):


                                          ----------------------------------
                                               YEAR ENDED DECEMBER 31,
                                                1993        1994        1995
                                          ----------  ----------  ----------
REVENUES
  Broadcasting Operations                    $19,460     $21,524     $22,424
  Paging Operations                            3,788       4,277       4,898
                                          ----------  ----------  ----------
Total revenues                               $23,248     $25,801     $27,322
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------
OPERATING PROFIT:
  Broadcasting Operations                     $4,631      $7,287      $7,040
  Paging Operations                               56         381         342
                                          ----------  ----------  ----------
Total operating profit                        $4,687      $7,668      $7,382
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------
DEPRECIATION AND AMORTIZATION EXPENSE:
  Broadcasting Operations                     $2,089      $2,015      $2,302
  Paging Operations                              747         657         818
                                          ----------  ----------  ----------
Total depreciation and amortization
 expense                                      $2,836      $2,672      $3,120
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------
CAPITAL EXPENDITURES:
  Broadcasting Operations                     $2,429      $1,515      $1,216
  Paging Operations                            1,109       1,838       1,972
                                          ----------  ----------  ----------
Total capital expenditures                    $3,538      $3,353      $3,188
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------
IDENTIFIABLE ASSETS (AT END OF YEAR):
  Broadcasting Operations                    $21,003     $21,059     $23,036
  Paging Operations                            3,816       4,239       4,526
                                          ----------  ----------  ----------
Total identifiable assets                    $24,819     $25,298     $27,562
                                          ----------  ----------  ----------
                                          ----------  ----------  ----------

    Operating profit is total operating revenue less expenses and before miscellaneous income and expense (net), interest expense and minority interests.

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY OF THE UNDERWRITERS OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES OF CLASS B COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SHARES OF CLASS B COMMON STOCK OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS


                                            Page
                                            -----
Prospectus Summary.....................           3
Risk Factors...........................          14
The Phipps Acquisition, the KTVE Sale
 and the Financing.....................          21
Price Range of Class A Common Stock and
 Dividend Policy.......................          24
Capitalization.........................          25
Pro Forma Financial Data...............          26
Selected Historical Financial Data.....          38
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations............................          42
Business...............................          56
Management.............................          85
Security Ownership of Certain
 Beneficial Owners and Management......          92
Certain Relationships and Related
 Transactions..........................          93
Description of Certain Indebtedness....          95
Description of the Notes...............          96
Description of Capital Stock...........          97
Shares Eligible for Future Sale........          99
Underwriting...........................         100
Legal Matters..........................         101
Experts................................         101
Available Information..................         101
Index to Financial Statements..........         F-1


                                3,500,000 Shares

                                      GRAY
                          COMMUNICATIONS SYSTEMS, INC.

                              CLASS B COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                ALLEN & COMPANY
                                  INCORPORATED

                              J.C. BRADFORD & CO.

                               J.P. MORGAN & CO.

                                          , 1996

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated expenses and costs (other than underwriting discounts and commissions) expected to be incurred by the Company in connection with the issuance and distribution of the Class B Common Stock. Except for the SEC and NASD filing fees, all expenses have been estimated and are subject to future contingencies.


SEC registration fee                                                 $26,371
NASD fee                                                               8,148
NYSE listing fee                                                      44,388
Legal fees and expenses                                              265,000
Printing and engraving expenses                                      261,000
Accounting fees and expenses                                         125,000
Blue sky fees and expenses                                            15,000
Transfer agent and registrar fees and expenses                         2,000
Miscellaneous                                                          3,093
                                                                  ----------
    Total                                                           $750,000
                                                                  ----------
                                                                  ----------


- ------------------------


ITEM 14  INDEMNIFICATION OF DIRECTORS AND OFFICERS


    The Business Corporation Code of the State of Georgia grants corporations incorporated thereunder (such as the Company) the power to indemnify its officers and directors against liability for certain of their acts.

    The Company's Articles of Incorporation eliminate the liability of directors to stockholders or the Company for monetary damages arising out of the directors' breach of their fiduciary duty of care. The By-laws of the Company authorize indemnification of its directors, officers, incorporators, employees and agents with respect to certain costs, expenses and amounts incurred in connection with an action, suit or proceeding by reason of the fact that such person was serving as a director, officer, incorporator, employee or agent of the Company.

    The Underwriting Agreement provides for reciprocal indemnification between the Company and its controlling persons, on the one hand, and the Underwriters and their controlling persons, on the other hand, against certain liabilities in connection with this offering, including liabilities under the Securities Act.

ITEM 15  RECENT SALES OF UNREGISTERED SECURITIES


    On January 3, 1996, Bull Run purchased for $10 million from the Company (i) an 8% subordinated note in the principal amount of $10 million due in January 2005 and (ii) warrants to purchase 487,500 shares of Class A Common Stock at $17.88 per share. On September 2, 1994, the Company sold to one institutional investor for $25 million its note in the principal amount of $25 million due 2003. The Company believes that the foregoing transactions were exempt from the registration provisions of the Securities Act of 1933 pursuant to Section 4(2) of such Act.

ITEM 16  EXHIBITS


1***       Form of Underwriting Agreement.
3.1        Articles of Incorporation of Gray Communications Systems, Inc., as amended
            (incorporated by reference to Exhibit 3 to the Company's Form 10 dated October 7,
            1991, as amended on January 29, 1992 and March 2, 1992, and Exhibit 3(i) to the
            Company's Form 10-K for the fiscal year ended June 30, 1993).
3.2**      Form of Amendment to Articles of Incorporation of Gray Communications Systems,
            Inc. relating to the Class A Common Stock and the Class B Common Stock.
3.3*       Form of Amendment to Articles of Incorporation of Gray Communications Systems,
            Inc. relating to Series A Preferred Stock and Series B Preferred Stock.
3.4        By-Laws of Gray Communications Systems, Inc., as amended (incorporated by reference to Exhibit 3(i) to the Company's Form 10 dated October 7, 1991, as amended on January 29, 1992 and March 2, 1992, Exhibit 3(i) to the Company's 10-K
            for the period ended June 30, 1993 and Exhibit 3(d) of the Company's 10-K for the
            transition period from July 1, 1993 to December 31, 1993).
5*         Opinion of Heyman & Sizemore re: validity of securities
10.1       Supplemental pension plan (incorporated by reference to Exhibit 10(a) to the
            Company's Form 10 filed October 7, 1991, as amended January 29, 1992 and March 2,
            1992).
10.2       Employment Agreement, between the Company and John T. Williams (incorporated by reference to Exhibit 19 to the Company's Form 10-Q for the quarter ended March
            31, 1992).
10.3       Amendment to employment agreement, between the Company and John T. Williams
            (incorporated by reference to Exhibit 19(b) to the Company's Form 10-Q for the
            quarter ended March 31, 1992).
10.4       Restricted stock agreement between the Company and John T. Williams (incorporated by reference to Exhibit 19(c) to the Company's Form 10-Q for the quarter ended
            March 31, 1992).
10.5       Long Term Incentive Plan (incorporated by reference to Exhibit 10(e) to the
            Company's Form 10-K for the fiscal year ended June 30, 1993).
10.6       Asset Purchase Agreement between the Company and The Citizen Publishing Company,
            Inc. (incorporated by reference to Exhibit 10 to the Company's Form 8-K, dated
            May 31, 1994).
10.7       Asset Purchase Agreement between the Company and Kentucky Central Television, Inc.
            (incorporated by reference to Exhibit 10 to the Company's Form 8-K, dated
            September 2, 1994).
10.8       Asset Purchase Agreement, dated January 6, 1995, between the Company and Still
            Publishing, Inc. (incorporated by reference to Exhibit 10(h) to the Company's
            Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K")).
10.9       Asset Purchase Agreement, dated March 23, 1995, between the Company, Television
            Station Partners, L.P. and WRDW Associates (incorporated by reference to Exhibit
            10(i) to the 1994 Form 10-K).
10.10      Capital Accumulation Plan, effective October 1, 1994 (incorporated by reference to
            Exhibit 10(i) to the 1994 Form 10-K).
10.11      Employment Agreement, dated September 3, 1994, between the Company and Ralph W.
            Gabbard (incorporated by reference to Exhibit 10(j) to the 1994 Form 10-K).
10.12      Asset Purchase Agreement, dated March 15, 1996, by and between the Company and
            Media Acquisition Partners, L.P. (incorporated by reference to Exhibit 10(l) to the 1995 Form 10-K).
10.13***   Warrant, dated January 4, 1996, to purchase 487,500 shares of Class A Common
            Stock.

10.14      Form of amendment to employment agreement between the Company and Ralph W.
            Gabbard, dated January 1, 1996 (incorporated by reference to the Exhibit 10(m)
            1995 Form 10-K).
10.15      Indenture for the Notes (incorporated by reference to Exhibit 4.1 to the Company's
            Registration Statement on Form S-1 (Registration No. 333-4338)).
10.16      Credit Agreement and first modification of Credit Agreement, dated as of April 22,
            1994, between the Company and Bank South, N.A., and Deposit Guaranty National
            Bank (incorporated by reference to Exhibit 4(i) to the Company's Form 8-K, dated
            September 2, 1994).
10.17      Note Purchase Agreement and first modification of Note Purchase Agreement between the Company and Teachers Insurance and Annuity Association of America
            (incorporated by reference to Exhibit 4(ii) to the Company's Form 8-K, dated
            September 2, 1994).
10.18      Second modification of Credit Agreement, dated November 30, 1994, between the
            Company and Bank South, N.A. and Deposit Guaranty National Bank (incorporated by reference to Exhibit 4(c) to the 1994 Form 10-K).
10.19      Second modification of Note Purchase Agreement, dated November 30, 1994, between the Company and Teachers Insurance and Annuity Association (incorporated by reference to Exhibit 4(d) to the 1994 Form 10-K).
10.20      Third modification of Credit Agreement, dated January 6, 1995, between the Company and Bank South, N.A. and Deposit Guaranty National Bank (incorporated by reference to Exhibit 4(e) to the 1994 Form 10-K).
10.21      Fourth modification of Credit Agreement, dated January 27, 1995, between the
            Company and Bank South, N.A. and Deposit Guaranty National Bank (incorporated by reference to Exhibit 4(f) to the 1994 Form 10-K).
10.22      Third Modification of Note Purchase Agreement, dated June 15, 1995, between the
            Company and Teachers Insurance and Annuity Association (incorporated by reference to Exhibit 4(a) to the Company's Form 10-Q for the quarter ended June 30, 1995).
10.23      Form of Master Agreement, dated as of June 13, 1995, between the Company and
            Society National Bank.
10.24      Amendment to Intercreditor Agreement, dated June 15, 1995, by and among the
            Company, Bank South, N.A., Deposit Guaranty National Bank and Teachers Insurance
            and Annuity Association (incorporated by reference to Exhibit 4(b) to the
            Company's Form 10-Q for the quarter ended June 30, 1995).
10.25      Fourth Modification of Note Purchase Agreement, dated as of January 3, 1996, between the Company and Teachers Insurance Annuity Association (incorporated by reference to Exhibit 4(h) to the Company's Form 10-K for the year ended December
            31, 1995 (the "1995 10-K")).
10.26      First Consolidated Modification of Credit Agreement, dated as of January 3, 1996, among the Company, Bank South, Deposit Guaranty National Bank and Society
            National Bank (incorporated by reference to Exhibit 4(i) to the Company's Form
            8-K, dated January 18, 1996).
10.27      Note Purchase between the Company and Bull Run, dated as of January 3, 1996
            (incorporated by reference to Exhibit 4(ii) to the Company's Form 8-K, dated
            January 18, 1996).
10.28***   Employment Agreement, Dated February 12, 1996 between the Company and Robert A.
            Beizer
10.29***   Separation Agreement between the Company and John T. Williams (incorporated by reference to Exhibit 10.16 to the Company's Registration Statement on Form S-1
            (Registration No. 333-4338)).
10.30*     Form of Preferred Stock Exchange and Purchase Agreement.
10.31*     Form of Warrant to purchase 500,000 shares of Class A Common Stock.
12**       Statement re computation of ratios

21**       List of Subsidiaries
23.1**     Consent of Ernst & Young LLP for the financial statements for Gray Communications
            Systems, Inc.
23.2**     Consent of Heyman & Sizemore (contained in opinion filed as Exhibit 5)
23.3**     Consent of Ernst & Young LLP for certain financial statements of WRDW-TV.
23.4**     Consent of Ernst & Young LLP for the financial statements of the Broadcasting and
            Paging Operations of John H. Phipps, Inc.
23.5**     Consent of Deloitte & Touche LLP for certain financial statements of WRDW-TV.
24.1***    Power of Attorney


- ------------------------
  * To be filed by amendment
 ** Filed herewith
*** Previously filed

(b) The financial statement schedules filed as a part of this Registration Statement are as follows:

        Gray Communications Systems, Inc.:

             Report of Independent Auditors
             Schedule II - Valuation and Qualifying Accounts

             All other schedules are omitted as the required information is inapplicable or is presented in the financial statements or related notes.

        Broadcasting and Paging Operations of John H. Phipps, Inc.:

             Report of Independent Auditors
             Schedule II - Valuation and Qualifying Accounts

             All other schedules are omitted as the required information is inapplicable or its presented in the financial statements or related notes.

ITEM 17  UNDERTAKINGS


    The undersigned registrant hereby undertakes that:


    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of August, 1996.


                                          GRAY COMMUNICATIONS SYSTEMS, INC.

                                          By:        /s/ RALPH W. GABBARD

                                             -----------------------------------
                                                      Ralph W. Gabbard
                                                          PRESIDENT

                                   SIGNATURES

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                       TITLE                         DATE
- ------------------------------------------------------  ---------------------------------  ----------------------

                      /s/ RALPH W. GABBARD
     -------------------------------------------        President and Director (principal      August 8, 1996
                   Ralph W. Gabbard                      executive officer)

                  /s/ WILLIAM A. FIELDER III            Vice President and Chief
     -------------------------------------------         Financial Officer (principal          August 8, 1996
                William A. Fielder III                   financial officer)

                        /s/ Sabra H. Cowart             Controller and Chief Accounting
     -------------------------------------------         Officer (principal accounting         August 8, 1996
                   Sabra H. Cowart                       officer)

                                     *
     -------------------------------------------        Director                               August 8, 1996
                   Richard L. Boger

                                     *
     -------------------------------------------        Director                               August 8, 1996
                Hilton H. Howell, Jr.

                                     *
     -------------------------------------------        Director                               August 8, 1996
                William E. Mayher III

                      SIGNATURE                                       TITLE                         DATE
- ------------------------------------------------------  ---------------------------------  ----------------------

                                     *
     -------------------------------------------        Director                               August 8, 1996
                   Howell W. Newton

                                     *
     -------------------------------------------        Director                               August 8, 1996
                Robert S. Prather, Jr.

                                     *
     -------------------------------------------        Director                               August 8, 1996
                   J. Mack Robinson

                     /s/ WILLIAM A. FIELDER
     -------------------------------------------
                  William A. Fielder
             *Attorney-in-fact                                                                 August 8, 1996

                                 EXHIBIT INDEX


 EXHIBIT NO.                                             DESCRIPTION                                               PAGE
- --------------  ----------------------------------------------------------------------------------------------     -----

         1***   Form of Underwriting Agreement. ..............................................................
       3.1      Articles of Incorporation of Gray Communications Systems, Inc., as amended (incorporated by reference to Exhibit 3 to the Company's Form 10 dated October 7, 1991, as amended on January
                 29, 1992 and March 2, 1992, and Exhibit 3(i) to the Company's Form 10-K for the fiscal year ended June 30, 1993). .......................................................................
       3.2**    Form of Amendment to Articles of Incorporation of Gray Communications Systems, Inc. relating to the Class A Common Stock and the Class B Common Stock. ...................................
       3.3*     Form of Amendment to Articles of Incorporation of Gray Communications Systems, Inc. relating to Series A Preferred Stock and Series B Preferred Stock. ...................................
       3.4      By-Laws of Gray Communications Systems, Inc., as amended (incorporated by reference to Exhibit
                 3(i) to the Company's Form 10 dated October 7, 1991, as amended on January 29, 1992 and March
                 2, 1992, Exhibit 3(i) to the Company's 10-K for the period ended June 30, 1993 and Exhibit
                 3(d) of the Company's 10-K for the transition period from July 1, 1993 to December 31, 1993).
                 .............................................................................................
         5*     Opinion of Heyman & Sizemore re: validity of securities. .....................................
      10.1      Supplemental pension plan (incorporated by reference to Exhibit 10(a) to the Company's Form 10 filed October 7, 1991, as amended January 29, 1992 and March 2, 1992). ......................
      10.2      Employment Agreement, between the Company and John T. Williams (incorporated by reference to
                 Exhibit 19 to the Company's Form 10-Q for the quarter ended March 31, 1992). ................
      10.3      Amendment to employment agreement, between the Company and John T. Williams (incorporated by reference to Exhibit 19(b) to the Company's Form 10-Q for the quarter ended March 31, 1992).
                 .............................................................................................
      10.4      Restricted stock agreement between the Company and John T. Williams (incorporated by reference to Exhibit 19(c) to the Company's Form 10-Q for the quarter ended March 31, 1992). ..........
      10.5      Long Term Incentive Plan (incorporated by reference to Exhibit 10(e) to the Company's Form
                 10-K for the fiscal year ended June 30, 1993). ..............................................
      10.6      Asset Purchase Agreement between the Company and The Citizen Publishing Company, Inc.
                 (incorporated by reference to Exhibit 10 to the Company's Form 8-K, dated May 31, 1994). ....
      10.7      Asset Purchase Agreement between the Company and Kentucky Central Television, Inc.
                 (incorporated by reference to Exhibit 10 to the Company's Form 8-K, dated September 2, 1994).
                 .............................................................................................
      10.8      Asset Purchase Agreement, dated January 6, 1995, between the Company and Still Publishing,
                 Inc. (incorporated by reference to Exhibit 10(h) to the Company's Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K")). ............................................
      10.9      Asset Purchase Agreement, dated March 23, 1995, between the Company, Television Station
                 Partners, L.P. and WRDW Associates (incorporated by reference to Exhibit 10(i) to the 1994
                 Form 10-K). .................................................................................
     10.10      Capital Accumulation Plan, effective October 1, 1994 (incorporated by reference to Exhibit
                 10(i) to the 1994 Form 10-K). ...............................................................
     10.11      Employment Agreement, dated September 3, 1994, between the Company and Ralph W. Gabbard
                 (incorporated by reference to Exhibit 10(j) to the 1994 Form 10-K). .........................
     10.12      Asset Purchase Agreement, dated March 15, 1996, by and between the Company and Media
                 Acquisition Partners, L.P. (incorporated by reference to Exhibit 10(l) to the 1995 Form
                 10-K). ......................................................................................
     10.13***   Warrant, dated January 4, 1996, to purchase 487,500 shares of Class A Common Stock. ..........

 EXHIBIT NO.                                             DESCRIPTION                                               PAGE
- --------------  ----------------------------------------------------------------------------------------------     -----
     10.14      Form of amendment to employment agreement between the Company and Ralph W. Gabbard, dated
                 January 1, 1996 (incorporated by reference to the Exhibit 10(m) 1995 Form 10-K). ............
     10.15      Form of Indenture for the Notes (incorporated by reference to Exhibit 4.1 to the Company's
                 Registration Statement on Form S-1 (Registration No. 333-4338)). ............................
     10.16      Credit Agreement and first modification of Credit Agreement, dated as of April 22, 1994, between the Company and Bank South, N.A., and Deposit Guaranty National Bank (incorporated by reference to Exhibit 4(i) to the Company's Form 8-K, dated September 2, 1994). ..............
     10.17      Note Purchase Agreement and first modification of Note Purchase Agreement between the Company and Teachers Insurance and Annuity Association of America (incorporated by reference to
                 Exhibit 4(ii) to the Company's Form 8-K, dated September 2, 1994). ..........................
     10.18      Second modification of Credit Agreement, dated November 30, 1994, between the Company and Bank
                 South, N.A. and Deposit Guaranty National Bank (incorporated by reference to Exhibit 4(c) to the 1994 Form 10-K). ........................................................................
     10.19      Second modification of Note Purchase Agreement, dated November 30, 1994, between the Company and Teachers Insurance and Annuity Association (incorporated by reference to Exhibit 4(d) to the 1994 Form 10-K). ........................................................................
     10.20      Third modification of Credit Agreement, dated January 6, 1995, between the Company and Bank
                 South, N.A. and Deposit Guaranty National Bank (incorporated by reference to Exhibit 4(e) to the 1994 Form 10-K). ........................................................................
     10.21      Fourth modification of Credit Agreement, dated January 27, 1995, between the Company and Bank
                 South, N.A. and Deposit Guaranty National Bank (incorporated by reference to Exhibit 4(f) to the 1994 Form 10-K). ........................................................................
     10.22      Third Modification of Note Purchase Agreement, dated June 15, 1995, between the Company and
                 Teachers Insurance and Annuity Association (incorporated by reference to Exhibit 4(a) to the
                 Company's Form 10-Q for the quarter ended June 30, 1995). ...................................
     10.23      Form of Master Agreement, dated as of June 13, 1995, between the Company and Society National
                 Bank. .......................................................................................
     10.24      Amendment to Intercreditor Agreement, dated June 15, 1995, by and among the Company, Bank
                 South, N.A., Deposit Guaranty National Bank and Teachers Insurance and Annuity Association
                 (incorporated by reference to Exhibit 4(b) to the Company's Form 10-Q for the quarter ended
                 June 30, 1995). .............................................................................
     10.25      Fourth Modification of Note Purchase Agreement, dated as of January 3, 1996, between the
                 Company and Teachers Insurance Annuity Association (incorporated by reference to Exhibit 4(h)
                 to the Company's Form 10-K for the year ended December 31, 1995 (the "1995 10-K")). .........
     10.26      First Consolidated Modification of Credit Agreement, dated as of January 3, 1996, among the
                 Company, Bank South, Deposit Guaranty National Bank and Society National Bank (incorporated by reference to Exhibit 4(i) to the Company's Form 8-K, dated January 18, 1996). ............
     10.27      Note Purchase between the Company and Bull Run, dated as of January 3, 1996 (incorporated by reference to Exhibit 4(ii) to the Company's Form 8-K, dated January 18, 1996). ..............
     10.28***   Employment Agreement, Dated February 12, 1996 between the Company and Robert A. Beizer. ......
     10.29***   Separation Agreement between the Company and John T. Williams (incorporated by reference to
                 Exhibit 10.16 to the Company's Registration Statement on Form S-1 (Registration No.
                 333-4338)). .................................................................................
     10.30*     Form of Preferred Stock Exchange and Purchase Agreement. .....................................
     10.31*     Form of Warrant to purchase 500,000 shares of Class A Common Stock. ..........................
        12**    Statement re computation of ratios. ..........................................................

 EXHIBIT NO.                                             DESCRIPTION                                               PAGE
- --------------  ----------------------------------------------------------------------------------------------     -----
        21**    List of Subsidiaries. ........................................................................
      23.1**    Consent of Ernst & Young LLP for the financial statements for Gray Communications Systems,
                 Inc. ........................................................................................
      23.2**    Consent of Heyman & Sizemore (contained in opinion filed as Exhibit 5). ......................
      23.3**    Consent of Ernst & Young LLP for certain financial statements of WRDW-TV. ....................
      23.4**    Consent of Ernst & Young LLP for the financial statements of the Broadcasting and Paging
                 Operations of John H. Phipps, Inc. ..........................................................
      23.5**    Consent of Deloitte & Touche LLP for certain financial statements of WRDW-TV. ................
      24.1***   Power of Attorney ............................................................................


- ------------------------

  * To be filed by amendment


 ** Filed herewith


*** Previously filed